As filed with the Securities and Exchange Commission on July 31, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ecopetrol S.A.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Colombia	1311	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ecopetrol S.A.
Carrera 7 No. 37 – 69
Bogota, Republic of Colombia
(571) 234-4254

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of the Registrant’s Principal Executive Offices)

Corporation Service Company (CSC)
1133 Avenue of the Americas, Suite 3100
New York, New York 10036
(800) 927-9801

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Antonia E. Stolper, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 848-5009
Facsimile: (646) 848-5009

Approximate date of commencement of proposed offer to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
7.625% Notes due 2019	US$1,500,000,000	100%	US$1,500,000,000	US$83,700

(1)	The notes being registered are offered (i) in exchange for 7.625% Notes due 2019 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) upon certain resales of the notes by broker-dealers. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

Ecopetrol S.A.

Exchange Offer For

7.625% Notes due 2019

Terms of the Exchange Offer

We are offering to exchange the notes that we sold in a private offering (the “old notes”) for an equal principal amount of new registered notes (the “new notes,” and together with the old notes, the “notes”). The exchange offer commences on         , 2009 and expires at midnight, New York City time, on         , 2009, unless we extend it. You may withdraw a tender of old notes at any time prior to the expiration of the exchange offer. All old notes that are validly tendered and not validly withdrawn will be exchanged for new notes. We believe that the exchange offer will not be a taxable exchange for either U.S. or Colombian federal income tax purposes. We will not receive any proceeds from the exchange offer. The terms of the new notes to be issued are identical to the old notes, except for the transfer restrictions and registration rights relating to the old notes.

We have made an application to list the new notes on the New York Stock Exchange.

We are not making an offer to exchange new notes in any jurisdiction where the offer is not permitted.

Investing in the new notes issued in the exchange offer involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the new notes, nor have they determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2009

Ecopetrol S.A.

i

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

We have filed a registration statement with the SEC on Form F-4 covering the new notes. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 7 No. 37 – 69, Bogota, Republic of Colombia, telephone (571) 234-4254, Attention: Alejandro Giraldo, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, and “achieve”, among other similar expressions, are understood as forward-looking statements. These factors may include the following:

•	Drilling and exploration activities
•	Future production rates
•	Import and export activities
•	Liquidity, cash flow and uses of cash flow
•	Projected capital expenditures
•	Dates by which certain areas will be developed or will come on-stream
•	Allocation of capital expenditures to exploration and production activities

Actual results are subject to certain factors out of the control of the Company and may differ materially from the anticipated results. These factors may include the following:

•	Changes in international crude oil and natural gas prices
•	Competition
•	Limitations on our access to sources of financing
•	Significant political, economic and social developments in Colombia
•	Military operations, terrorist acts, wars or embargoes
•	Regulatory developments

•	Technical difficulties
•	Other factors discussed in this prospectus as “Risk Factors”

Most of these statements are subject to risks and uncertainties that are difficult to predict. Therefore, our actual results could differ materially from projected results. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, references to “US$” or “U.S. dollars” are to United States Dollars and references to “$”, “Ps$”, “Peso” or “Pesos” are to Colombian Pesos, the functional currency under which we prepare our financial statements. Certain figures shown in this prospectus have been subject to rounding adjustments and, accordingly, certain totals or tables may not be an exact calculation of the preceding figures. In this prospectus, a billion is equal to one with nine zeros.

The audited consolidated financial statements of Ecopetrol and our consolidated subsidiaries at and for the years ended December 31, 2008, 2007 and 2006 are included in this prospectus. The unaudited unconsolidated financial statements at March 31, 2009 and December 31, 2008 and for the three-month periods ended March 31, 2009 and 2008 are included in this prospectus. This financial information has been derived from accounting records, which are maintained under the historical cost convention as modified in 1992, to comply with the legal provisions of the Colombian Contaduría General de la Nación or National Accounting Office or CGN, to recognize the effect of inflation on non-monetary balance sheet accounts until December 31, 2001, including shareholders’ equity. The CGN authorized us to discontinue adjusting for inflation starting on January 1, 2002.

Our consolidated and unconsolidated financial statements are prepared in accordance with accounting principles for Colombian state-owned entities issued by the CGN and other applicable legal provisions. The CGN adopted new accounting principles for Colombian state-owned entities in September 2007. These accounting principles are known as the Régimen de Contabilidad Pública (Regime of Public Accounting or RCP). Pursuant to CGN Communication No. 0079-101345 of September 28, 2007, RCP became effective for Ecopetrol beginning with fiscal year ended December 31, 2008. Our consolidated financial statements at and for the year ended December 31, 2008 and the unaudited unconsolidated financial statements at and for the three-month periods ended March 31, 2009 and 2008 have been prepared under RCP. Our consolidated financial statements for all prior years were prepared under the Plan General de Contabilidad Pública (General Governmental Accounting Plan or PGCP), the former accounting principles issued by the CGN for Colombian state-owned entities which differ in certain respects from RCP. We refer to both RCP and PGCP as Colombian Government Entity GAAP. Colombian Government Entity GAAP differs in certain significant respects from generally accepted accounting principles in the United States or U.S. GAAP. Note 33 to our audited consolidated financial statements included in this prospectus provides a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as they relate to our audited consolidated financial statements and provides a reconciliation of net income and shareholders’ equity for the years and dates indicated therein. As a state owned company, our consolidated financial statements are periodically reviewed by the CGN. However, the review of our accounts by the CGN does not constitute an audit.

Our consolidated financial statements included in this prospectus include the financial results for Black Gold Re Ltd., Oleo é Gas Do Brasil Ltda., Ecopetrol Peru S.A., Ecopetrol America Inc., Andean Chemicals Ltd. and Propilco S.A., which are wholly owed by us. Our consolidated financial statements also include the financial results of Bioenergy S.A. and ODL Finance, of which at December 31, 2008 we had a 79.14% and 65% direct interest, respectively. Black Gold Re Ltd., Oleo é Gas Do Brasil Ltda., Ecopetrol Peru S.A. and Ecopetrol America Inc. are included in our consolidated financial statements at and for the years ended December 31, 2007 and 2008. Andean Chemicals Ltd., Propilco S.A., Bioenergy S.A. and ODL Finance are included in our consolidated financial statements at and for the year ended December 31, 2008. These financial statements were consolidated line by line and all transactions and significant balances between affiliates have been eliminated. As a result, our consolidated financial statements included in this prospectus and our unconsolidated financial statements included in this prospectus are not fully comparable.

This prospectus translates certain Peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. Unless otherwise indicated, such Peso amounts have been translated at the rate of Ps$2,561.21 per US$1.00, which corresponds to the Tasa Representativa del Mercado or Representative Market Rate for March 31, 2009, the last business day of the first quarter. The Representative Market Rate is computed and certified by the Superintendencia Financiera, or Superintendency of Finance, the Colombian banking and securities regulator, on a daily basis and represents the weighted average of the buy and sell foreign exchange rates negotiated on the previous day by certain financial institutions authorized to engage in foreign exchange transactions. The Superintendency of Finance also calculates the Representative Market Rate for each month for purposes of preparing financial statements and converting amounts in foreign currency to Pesos. Such conversion should not be construed as a representation that the Peso amounts correspond to, or have been or could be converted into, U.S. dollars at that rate or any other rate. On July 30, 2009, the Representative Market Rate was Ps$2,073.92 per US$1.00.

PRESENTATION OF ABBREVIATIONS

The following is a list of crude oil and natural gas measurement abbreviations commonly used throughout this prospectus.

bpd	Barrels per day
boe	Barrels of oil equivalent
cf	Cubic feet
cfpd	Cubic feet per day
mcf	Million cubic feet
mcfpd	Million cubic feet per day
btu	Million British thermal units
gbtu	Giga British thermal units
gbtud	Giga British thermal units per day
gcf	Giga Cubic feet

PRESENTATION OF THE NATION AND GOVERNMENT OF COLOMBIA

References to the Nation in this prospectus relate to the Republic of Colombia, our controlling shareholder. References made to the Government of Colombia or the Government correspond to the executive branch including the President of Colombia, the ministries and other governmental agencies responsible for regulating our business.

PRESENTATION OF INFORMATION CONCERNING RESERVES

Information concerning the technical definitions used for the estimated proved reserves is included in this prospectus. The information provided in this prospectus about our 2008 net proved reserves is based on the 2008 audited reserve reports for 89% of our total reserves prepared by experts under SEC definitions and rules. The remaining 11% corresponds to calculations made by us internally using SEC definitions and rules. The information regarding our proved reserves for 2007 and 2006 is based on the 2006 reserves reports prepared by experts under SEC definitions and rules at December 31, 2006 and updated by us to December 31, 2007 by applying the same rules. See “Business — Business Overview — Reserves” for additional information on our reserves estimates.

PROSPECTUS SUMMARY

This section summarizes key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. You should carefully review the entire prospectus, including the risk factors, the financial statements and the notes related thereto and the other documents to which this prospectus refers, before making an investment decision. Summaries in this prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus is a part are qualified in their entirety by reference to such documents.

Overview

We are the only vertically-integrated crude oil and natural gas company and the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. For the three months ended March 31, 2009 and the years ended December 31, 2008, 2007 and 2006, we had unconsolidated sales of products and services of Ps$5,113 billion, Ps$32,749 billion, Ps$22,319 billion and Ps$18,390 billion, net operating revenues of Ps$1,021 billion, Ps$12,644 billion, Ps$8,780 billion and Ps$4,756 billion, and net income of Ps$1,609 billion, Ps$11,631 billion, Ps$5,176 billion and Ps$3,391 billion, respectively. We are engaged in a broad range of oil and gas related activities, which cover the following segments of our operations:

•	Exploration and Production — This segment encompasses oil and natural gas exploration, development and production activities in Colombia and abroad. At December 31, 2008, we were the largest participant in the Colombian hydrocarbons industry with approximately 66% of crude oil production and approximately 56% of natural gas production. Our exports of crude oil and refined-products in 2008 accounted for 48% of Colombia’s total exports of such products, which, in turn, accounted for approximately 33% of Colombia’s total exports.
•	Refining and Petrochemicals — This segment encompasses oil refining and producing a full range of refined products including gasoline, diesel, liquefied petroleum gas and heavy fuel oils. Additionally, this segment includes investments in four domestic petrochemical companies that produce aromatics, cyclohexane, paraffin waxes, lube base oils, solvents and other petrochemical products. We are also in the process of building a refinery to process palm oil for biofuels.
•	Transportation — This segment encompasses the transportation of crude oil, motors fuels, fuel oil and other refined products, excluding natural gas, and a mixture of diesel and palm oil. We own outright 32.9% of the total crude oil pipeline shipping capacity and 99% of the total product pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which we own a minority interest, we have access to 68.5% of the oil pipeline shipping capacity in Colombia.
•	Distribution and Marketing — This segment encompasses the marketing and distribution of a full range of refined and feed stock products including domestic sales of regular and high octane gasoline, diesel fuel, jet fuel, natural gas and petrochemical products, and exports of oil LPG, butane, high and low octane gasoline, naphtha, jet fuel, natural gas and fuel oil.
•	Natural Gas — This segment encompasses the development, marketing and sale of natural gas to local distribution companies, power generators and large industrial customers and exports of natural gas.

History

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws which transformed us into a governmental agency, responsible for the production and administration of Colombia’s hydrocarbon resources.

In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the BVC, raising approximately Ps$5,723 billion and resulting in 483,941 new shareholders comprising 10.1% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange.

We are majority owned by the Republic of Colombia and our shares trade on the BVC under the symbol ECOPETROL and in the New York Stock Exchange under the symbol “EC”.

Strategy

Our long-term strategy is to become a leading global vertically-integrated energy company. We intend to achieve this strategy in a socially responsible and environmentally sustainable manner. We have a strong commitment for the protection of the human rights in the areas where we operate and have developed a set of security and human rights principles that we use as a basis for the risk analysis of our company and the communities where we operate.

To achieve our strategy, we have developed a 2008-2015 Strategic Plan which contemplates the following key initiatives for each of our business segments:

•	Exploration and Production — We intend to continue the expansion of our exploration and production activities and enter into new joint ventures to further develop our business. We intend to become one of Latin America’s leading crude oil and natural gas companies. In line with our development strategy, we intend to increase our average daily production of hydrocarbons to one million boe per day by the year 2015.
•	Refining and Petrochemicals — We intend to expand and modernize our refining capacity in the Cartagena and Barrancabermeja refineries in order to reach a 95% conversion rate. Our goal is to process approximately 650 thousand bpd by 2015. The implementation of this initiative will allow us to increase production of refined products and improve the efficiency of and upgrade existing facilities in order to reach higher margins in our refining segment. We intend to participate in the renewable energy market in Colombia with local investors with whom we have undertaken the development of a refinery to process palm oil for bio-fuels.
•	Transportation — We plan to implement a transportation infrastructure program focused on the construction of crude oil pipelines and multipurpose transportation systems to assure our transportation capacity. We intend to upgrade our transportation infrastructure to meet our future requirements and in the conversion of existing crude oil pipelines for the transportation of heavy crude oil.
•	Distribution and Marketing — We intend to continue supplying the local market and exporting crude oil, refined products and natural gas to end-users, including refineries and wholesalers in order to improve our margins. We are also intend to increase our market share in crude oil and refined products in the Far East and are currently opening new markets, such as China and India, for our products. We will continue to selectively evaluate entering retail markets in Colombia.

The Exchange Offer

On July 23, 2009, we issued US$1,500,000,000 principal amount of our 7.625% old notes due 2019.

We are offering new, registered securities in exchange for the old notes, which were unregistered securities and which we issued and sold to certain initial purchasers. These initial purchasers sold the old notes in offshore transactions and to qualified institutional buyers in transactions that were exempt from the registration requirements of the Securities Act. In this prospectus, we refer to the unregistered securities that we have already issued as the old notes, and the securities that we are now offering as the new notes.

Under the terms of the exchange offer, holders of old notes are entitled to exchange old notes for an equal principal amount of new notes with substantially identical terms, except as described herein.

You should read the discussion under the heading “Description of the New Securities” for further information about the new notes and the discussion under the heading “The Exchange Offer” for more information about the exchange process.

Registration Rights Agreement

At the time we issued the old notes we entered into a registration rights agreement with the initial purchasers of such old notes in which we agreed to do our best to complete exchenge offer of the old notes on or prior to a particular date.

Resale of New Notes

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new notes issued in the exchenge offer for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new notes in the ordinary course of your business;
•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes; and
•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new notes for your own account in exchange for old notes that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. We will make this prospectus available to broker-dealers for use in resales for 90 days after the expiration date of this exchenge offer.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old notes for new notes, you will continue to hold your old notes. You will no longer be able to require that we register the old notes under the Securities Act. In addition, you will not be able to offer or sell the old notes unless:

•	they are registered under the Securities Act, or
•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchenge offer will expire at 5:00 p.m., New York City time, on       , 2009.

Principal Executive Offices

Our headquarters are located at:

Ecopetrol S.A.
Carrera 7 No. 37 – 69
Bogota, Republic of Colombia
Telephone: (571) 234-4254

Risk Factors

Investing in the new notes issued in the exchange offer involves risks. See “Risk Factors” beginning on page 4.

RISK FACTORS

Below is a description of the risk factors that we face which may affect our future results and the overall performance of the Colombian oil industry. Prospective participants in the exchange offer should carefully consider the risks described below, as well as other information contained in this prospectus, before deciding to exchange their old notes for new notes. The risk factors described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risks Related to Colombia’s Political and Regional Environment

Colombia has experienced internal security issues that have had or could have in the future a negative effect on the Colombian economy and on us.

Colombia has experienced internal security issues, primarily due to the activities of guerrillas, paramilitary groups and drug cartels. In the past, guerrillas have targeted the crude oil pipelines, including the Caño Limón-Coveñas and Ocensa pipelines, and other related infrastructure disrupting our activities and those of our business partners. On several occasions guerilla attacks have resulted in unscheduled shut-downs of the transportation systems in order to repair damaged sections and undertake clean-up activities. These activities, their possible escalation and the effects associated with them have had and may have in the future a negative impact on the Colombian economy or on us, which may affect our customers, employees or assets. In the context of the political instability, allegations have been made against members of the Congress of Colombia and on Government officials for possible ties with illegal groups. This situation may have a negative impact on the credibility of the Colombian Government which could in turn have a negative impact on the Colombian economy or on us in the future.

Attacks or alleged attacks by the Colombian army of guerrilla positions in neighboring countries have resulted in political tension with neighboring countries.

A year after the Government launched attacks on a FARC camp in Ecuador, that resulted in the death of one of the members of FARC’s secretariat, the diplomatic relationships between Colombia and Ecuador are still very tense. This political tension is heightened by the Colombian Government’s allegations that neighboring countries are supporting the guerilla groups. On other occasions allegations have been made by Venezuela that the Colombian army has entered foreign soil while in pursuit of FARC members. The Colombian army and air force continue to combat FARC members throughout Colombia including Colombia’s borders. New attacks by Colombia’s armed forces on FARC positions near Colombia’s borders could result in new and heightened tensions with its neighbors, which could have a negative impact on Colombia’s economy and general security situation.

Companies operating in Colombia, including us, are subject to prevailing economic conditions and investment climate in Colombia, which may be less stable than prevailing economic conditions in developed countries.

The market price of securities issued by Colombian companies, including us are subject to the prevailing economic conditions in Colombia. Substantially all of our assets and operations are located in Colombia, and all of our sales are currently derived from our crude oil and natural gas production and production of our refineries located in Colombia. In the past, economic growth in Colombia has been negatively affected by lower foreign direct investment and high inflation rates and the perception of political instability.

The Colombian government has changed monetary, fiscal, taxation, labor and other policies over time and has thus influenced the performance of the Colombian economy. We have no control over the extent and timing of government intervention and policies.

If the perception of improved overall security in Colombia changes or if foreign direct investment declines, the Colombian economy may face a downturn which could negatively affect our financial condition and results of operation.

Developments and the perception of risk in other countries, especially emerging market countries, may adversely affect the market price of Colombian securities, including the notes.

Securities issued by Colombian companies may be affected by economic and market conditions in other countries, including other Latin American and emerging market countries. Securities issued by Colombian issuers are also likely to be affected by economic and political conditions in Colombia’s neighbors: Venezuela, Ecuador, Peru, Brazil and Panama. Although economic conditions in such Latin American and other emerging market countries may differ significantly from economic conditions in Colombia, investors’ reactions to developments in these other countries may have an adverse effect on the market value of securities of Colombian issuers.

Due to crises in several emerging market countries (such as the Asian financial crisis of 1997, the Russian financial crisis of 1998 and the Argentine financial crisis of 2001), and the recent world financial crisis, investors may view investments in emerging markets with heightened caution. As a result of the crisis in other countries, flows of investments into Colombia were reduced. Crises in other emerging market countries may hamper investor enthusiasm for securities of Colombian issuers. If Latin America experiences a new slow-down or if the price for securities of Latin American issuers falls, the price for the notes could follow this trend and could be adversely affected. A new financial crisis or an expansion of the current crisis could also make it more difficult for us and our subsidiaries to access the international capital markets and finance our operations and capital expenditures in the future on acceptable terms.

Our controlling shareholder’s interests may be different from yours.

The Republic of Colombia, or the Nation, is our largest shareholder controlling 89.9% of our outstanding capital stock. Colombian law requires the Nation to maintain the majority of our outstanding capital stock, thus holding the right to elect the majority of the members of our Board of Directors. In the future the Nation as our controlling shareholder may undertake projects which may not be in our best interest or in the best interest of our minority shareholders or holders of the notes.

Before we can issue any debt in the international and local capital markets, the Government, through the Ministry of Finance and Public Credit, must authorize the issuance of such debt and we must register external debt with the Colombian Central Bank. We cannot assure you that if we were to seek such an authorization, that the Nation would issue it in a timely fashion or at all.

Additionally our controlling shareholder may require our Board of Directors to declare dividends in an amount that result in us having to reduce our capital expenditures thereby negatively affecting our prospects, results of operations and financial condition, and our ability to make payments under the notes.

Our operations are subject to extensive regulation.

The Colombian hydrocarbons industry is subject to extensive regulation and supervision by the Government in matters including the award of exploration and production blocks by the National Hydrocarbon Agency, or Agencia Nacional de Hidrocarburos or ANH, the imposition of specific drilling and exploration obligations, restrictions on production, price controls, capital expenditures and required divestments. Existing regulation applies to virtually all aspects of our operations in Colombia and abroad. See “Business —  Regulation”.

The terms and conditions of the agreements with the ANH under which we explore and produce crude oil and natural gas generally reflect negotiations with the ANH and other governmental authorities and may vary by fields, basins and hydrocarbons discovered.

We are required, as are all oil companies undertaking exploratory and production activities in Colombia, to pay a percentage of our production to the Government as royalties. The Government has modified the royalty program for crude oil and natural gas production several times in the last 20 years, as it has modified the regime regulating new contracts entered into with the Government. The royalty regime for contracts being entered into today for crude oil is tied to a scale starting at 8% for production of up to 5,000 barrels per day or bpd and increases up to 25% for production above 600,000 bpd. Royalties for natural gas production are also subject to a sliding scale depending on whether the field is on- or off-shore and range between 8% and 25%.

In the future, the Government may once again amend royalty payment levels for new contracts and such changes could have a material adverse effect on our financial condition or results of operation.

The Government may delay the reimbursement of the gasoline and diesel fuel subsidies.

The Government regulates domestic prices of liquid fuels according to international market conditions in order to align domestic prices with trends in international prices, with a one month lag. When domestic prices of liquid fuels are lower than international parity prices, the Government is responsible for reimbursing refiners for the difference, which difference is called the fuel subsidy pursuant to Law 1151 of 2007. In 2008, following international trends, domestic prices reached historical highs. By the end of 2008, international prices had decreased but the Government decided not to lower domestic prices. Instead, the Government kept domestic prices high and allocated the excess amount (paid in the domestic market with respect to international parity prices) to a Fuels Stabilization Fund (Fondo de Estabilización de Precios de los Combustibles). Similar to the approach followed by other countries, this Fund is funded with these excess payments when international prices are low and depleted when international prices are high in order to mitigate domestic price volatility.

However, the calculation and payment by the Government of the 2008 price difference (fuel subsidy) was significantly delayed.

Pursuant to Resolution 181496 of 2008, the Ministry of Mines and Energy allows refiners in Colombia to subordinate receipt of their fuel subsidy to the fuel subsidy of other refiners. Pursuant to this resolution, we, as well as Refinería de Cartagena S.A., entered into an agreement by which we agreed to subordinate our fuel subsidy payments corresponding to 2008 and 2009. As a result of this agreement, we will receive our 2008 and 2009 fuel subsidy payments in 2009 and 2010, respectively.

We are unable to determine when we will fully collect the total amount of these fuel subsidies or any additional subsidies that become due in the future. Any material delay in payment of these subsidies by the Government or a significant amendment to Law 1151 imposing on us additional responsibilities with respect to the subsidies could have a negative impact on our financial condition and results of operations.

Risks Related to Our Business

Our business depends substantially on international prices for crude oil and refined products, and prices for these products are volatile. A sharp decrease in such prices could materially and adversely affect our business prospects and results of operations.

Crude oil prices have traditionally fluctuated as a result of a variety of factors including, among others, the following:

•	Changes in international prices of natural gas and refined products;
•	Long-term changes in the demand for crude oil, natural gas and refined products;
•	Regulatory changes;
•	Inventory levels;
•	Increase in the cost of capital;
•	Adverse economic conditions;
•	Development of new technologies;
•	Economic and political events, especially in the Middle East and elsewhere with high levels of crude oil production;
•	The willingness and ability of the Organization of the Petroleum Exporting Countries or OPEC and its members to set production levels and prices;
•	Local and global demand and supply;
•	Development of alternative fuels;

•	Weather conditions; and
•	Terrorism and global conflict.

As of December 2008, nearly 97% of our revenues came from sales of crude oil, natural gas and refined products. Most prices for products developed and sold by us are quoted in U.S. dollars and fluctuations in the U.S. dollar/Peso exchange rate have a direct effect on our Peso-denominated financial statements.

A significant and sustained decrease in crude oil prices could have a negative impact on our results of operations and financial condition. In addition, a reduction of international crude oil prices could result in a delay in our capital expenditure plan, in particular delaying exploration and development activities, thereby delaying the incorporation of reserves.

We are exposed to the credit risks of our customers and any material nonpayment or nonperformance by our key customers could adversely affect our cash flow and results of operations.

Some of our customers may experience financial problems that could have a significant negative effect on their creditworthiness. Severe financial problems encountered by our customers could limit our ability to collect amounts owed to us, or to enforce the performance of obligations owed to us under contractual arrangements. In addition, many of our customers finance their activities through their cash flows from operations, the incurrence of debt or the issuance of equity. Recently, there has been a significant decline in the availability of credit in the credit markets. Consequently, the market capitalization of many of our customers has declined substantially.

The combination of declining cash flows as a result of declines in commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction of our customers’ liquidity and limit their ability to make payments or perform on their obligations to us. In addition, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Financial problems experienced by our customers could result in the impairment of our assets, a decrease in our operating cash flows and may also reduce or curtail our customers’ future use of our products and services, which may have a material adverse effect on our revenues.

Achieving our long-term growth prospects depends on our ability to execute our strategic plan, in particular discovering additional reserves and successfully developing them, and failure to do so could prevent us from achieving our long-term goals.

The ability to achieve our long-term growth objectives depends on discovering or acquiring new reserves as well as successfully developing them. Our exploration activities expose us to the inherent risks of drilling, including the risk that we will not discover commercially productive crude oil or natural gas reserves. The costs associated with drilling wells are often uncertain, and numerous factors beyond our control may cause drilling operations to be curtailed, delayed or cancelled.

If we are unable to conduct successful exploration and development of our exploration activities, or if we do not acquire properties having proved reserves, our level of proved reserves will decline. Failure to secure additional reserves may impede us from achieving our growth targets, production targets and may have a negative effect on our results of operations and financial condition.

In association with our business partners we have undertaken deep water drilling (between 300 and 1,500 meters depth) in two blocks in the Gulf Coast and are planning to undertake deep water drilling in nine blocks in Colombia and six blocks in Brazil. Currently, we are acting as operators in three exploration blocks in Colombia. Deep water drilling entails new and heightened risks as reserves are located at greater distances underneath the seabed and seismic information for these deposits is more expensive to produce. Our lack of expertise in deep water drilling and the heightened risks and costs associated with this type of drilling may have a negative effect on our results of operations and financial condition.

Our crude oil and natural gas reserve estimates involve some degree of uncertainty and may prove to be incorrect over time, which could adversely affect our ability to generate revenue.

Historical reserves correspond to quantities estimated by us in accordance with international standards issued by the Society of Petroleum Engineers, World Petroleum Congresses and the SEC. Estimates are based on geological, topographic and engineering facts. Actual reserves and production may vary materially from estimates shown in this prospectus, which could affect our results of operation.

Our drilling activities are capital intensive and may not be productive.

Drilling for crude oil and natural gas involves numerous risks, including the risk that we will not encounter commercially productive crude oil or natural gas reservoirs. The costs of drilling, completing and operating wells are high or uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	Unexpected drilling conditions;
•	Pressure or irregularities in formations;
•	Security problems;
•	Equipment failures or accidents;
•	Fires, explosions, blow-outs and surface cratering;
•	Title problems;
•	Other adverse weather conditions; and
•	Shortages or delays in the availability or in the delivery of equipment.

Certain of our future drilling activities may not be successful and, if unsuccessful, this failure could reduce the ratio at which we replace our reserves, which could have an adverse effect on our results of operations and financial condition. While all drilling, whether developmental or exploratory, involves risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. Because of the percentage of our capital budget devoted to higher-risk exploratory projects, it is likely that we may in the future experience significant exploration and dry hole expenses.

Increased competition from foreign crude oil companies may have a negative impact on our ability to gain access to additional crude oil and natural gas reserves in Colombia.

The ANH is the governmental entity responsible for promoting oil and gas investments in Colombia, establishing terms of reference for exploration rounds and assigning exploration blocks to oil and gas companies. Prior to the enactment of Decree Law 1760 of 2003, we had an automatic right to explore any territory in Colombia and to enter into joint venture agreements with foreign and local oil companies. Under current regulations, we are entitled to bid for any exploration blocks offered for exploration by the ANH and we compete under the same conditions as other domestic and foreign oil and gas companies, that is, we receive no special treatment. We may also request the ANH to assign us exploration blocks which have not been previously reserved by that Agency. Our ability to obtain access to potential production fields also depends on our ability to evaluate and select potential hydrocarbon-producing fields and to adequately bid for these exploration fields.

Our strategies include international expansion where we may face competition from local market players and international oil companies that have experience exploring in other countries.

If we are unable to adequately compete with foreign and local oil companies, or if we cannot enter into joint ventures with market players with properties where we could potentially find additional reserves, we may be conducting exploration activities in less attractive blocks. If we fail to maintain our current market position in Colombia, our results of operations and financial conditions may be adversely affected.

We may be subject to substantial risks relating to our development of exploration activities outside Colombia.

We began exploration activities outside Colombia in 2006 through our Brazilian subsidiary, Oleo é Gas Do Brazil Ltda. Our foreign subsidiaries have subsequently entered into a number of joint venture exploration agreements with regional and international oil companies to explore blocks in Peru, Brazil and the U.S. Gulf of Mexico. The results of operations and financial condition of our subsidiaries in these countries may be adversely affected by fluctuations in their local economies, political instability and government actions.

We have limited experience exploring outside Colombia, where we are the incumbent operator. We may face new and unexpected risks involving environmental requirements that exceed those currently faced by us. We may also experience the imposition of restrictions on hydrocarbon exploration and export, or increases in export tax or income tax rates for crude oil and natural gas. We may be exposed to legal disputes related to our operating or exploration activities such as the one we currently face in Brazil where the awarding of an exploration block is under dispute.

If one or more of these risks described above were to materialize, we may not achieve the strategic objectives in our international operations, which may negatively affect our results of operations and financial condition.

We may incur losses and spend time and money defending pending lawsuits and arbitrations.

We are currently a party to several legal proceedings relating to civil, administrative, environmental, and labor claims filed against us. We are also subject to labor-related lawsuits filed by current and former employees in connection with pension plans and retirement benefits affecting the plaintiffs. These claims involve substantial sums of money as well as other remedies. See Notes 18 and 30 to our consolidated financial statements and Note 28 to our unconsolidated financial statements.

Our most relevant legal proceeding was brought by an association of former employees known by the acronym Foncoeco. The former employees brought an action against us in connection with a company profit-sharing plan offered in 1962 that expired in 1975. The plaintiffs claim that our Board of Directors had set aside a specific amount under the profit sharing plan, which was not entirely distributed to employees eligible under the plan. The court of first instance ruled in our favor and rejected the plaintiffs’ arguments. The plaintiffs appealed the ruling to the Tribunal Superior de Bogota or Bogota Higher Tribunal, which ordered us to present a rendición de cuentas (an accounting action) to the first instance judge based on the amounts allocated by our Board of Directors. Pursuant to our accounting and based on the expert testimony of a witness presented by the plaintiffs who included amounts never allocated by our Board of Directors to the profit sharing plan, the first instance judge ordered us to pay Ps$541,833 million, or approximately US$260 million. We have appealed the decision by the first instance judge to the Bogota Higher Tribunal. Additionally, we have initiated a separate Recurso de Revisión (review proceeding) of the Tribunal’s ruling before the Colombian Supreme Court. If we are not successful in our appeal, we may be obliged to pay the total amount of the ruling, which could have a negative impact on our results of operations. At March 31, 2009 we had recorded a provision of Ps$140,583 million related to this claim.

Our operations may not be able to keep pace with the increasing demand for natural gas.

The demand for natural gas in Colombia has grown significantly in recent years. As a result of this growth, demand for natural gas could exceed production capacity, resulting in possible supply shortages. When production shortages occur we are required to compensate industrial clients with whom we have supply contracts by paying penalties and other compensatory expenses detailed in the supply contracts.

Internal demand for natural gas has experienced strong growth during the last decade as a result of national campaigns for cleaner energy and cheaper tariffs for retail customers. We may not be able to keep up with local demand and industrial commitments if demand outpaces the rate of new developments and discoveries.

We have long-term contracts to supply power utilities and other large customers. In 2007, we entered into an agreement with Petróleos de Venezuela, S.A. or PDVSA to supply natural gas to Venezuela until 2012, when it is expected that Venezuela will supply us with natural gas. It is uncertain whether Venezuela will be able to begin supplying us with natural gas by 2012.

If we are unable to discover new natural gas reserves or if we cannot extract existing reserves to meet our commitments and contracts and support local demand, we may be required to compensate our long-term contract customers for our failure to supply natural gas, which may have a negative effect on our financial condition and results of operation.

We are not permitted by law to own more than 25% of a natural gas transportation company or sell transportation capacity pipelines which may not allow us to transport new natural gas reserves to distribution points and to our customers.

We discovered natural gas reserves in the Cusiana and Cupiagua fields for which limited transportation capacity currently exists. New natural gas transportation infrastructure may not be available to transport natural gas from new or existing fields to consumption areas. Furthermore, we are prohibited by law from holding more than 25% of the equity of any natural gas transportation company or from selling transportation capacity to third parties and we cannot determine whether the necessary transportation capacity will be built by third parties to transport natural gas. We may be required to enter into agreements with natural gas transportation companies in terms that are not favorable to us.

We currently have long-term supply contracts with gas-fired power plants that require us to deliver natural gas in Barrancabermeja and not at La Guajira fields. Our ability to deliver the natural gas to these clients at the delivery point is limited by the Ballena-Barranca pipeline transportation capacity. If we are unable to acquire the necessary transportation, we may be unable to meet our obligation with power generators, which could result in us having to pay fines.

If we are unable to transport natural gas discoveries to our customers or to regions where natural gas is needed, we may not be able to develop these reserves, which would not allow us to recover the capital expenditures invested to make new natural gas discoveries.

Results could be affected by conflicts with the labor unions.

In the past, we have been affected by strikes and work stoppages promoted by our labor unions. These strikes have been both politically and contract-related, especially during collective bargaining negotiations. In the event relations with our labor unions deteriorate, which could result in industry-general strikes, work stoppages or even sabotages, our results of operations and financial condition could be negatively affected.

Our collective bargaining agreement entered into with Unión Sindical Obrera de la Industria del Petróleo — USO, Asociación de Directivos Profesionales, Técnicos y Trabajadores de las Empresas de la Rama de Actividad Económica del Recurso Natural del Petróleo y sus Derivados de Colombia — ADECO, Sindicato Nacional de Trabajadores de Empresas Operadoras, Contratistas, Subcontratistas de Servicios y Actividades de la Industria del Petróleo y Similares — SINDISPETROL, three of our most significant industry labor unions, expired on June 8, 2009 but will remain in force until a new agreement is reached. Consensual negotiations on a new collective bargaining agreement began on July 14, 2009 and we expect that they will extend until August 2009. If an agreement has not been reached by August 2009, the parties must submit themselves to arbitration in order to reach a solution. However, failure or delays in reaching a new collective bargaining agreement through consensual negotiations could result in labor unrest, including a strike or work stoppages. We have developed a contingency plan which should enable us to maintain our current levels of production during any related strike or work stoppage. However, we cannot assure you that such labor unrest will not negatively affect our results of operations and financial condition.

We may experience difficulties in recruiting and retaining key personnel.

Compensation for oil engineers and other experienced industry personnel has risen in recent years making it harder for oil companies with smaller budgets to recruit and retain top talent. Larger oil companies in need of qualified personnel have begun to recruit in non-traditional markets, including Colombia. Since the enactment of Decree Law 1760 of 2003, pursuant to which private oil companies signed exploration and production agreements directly with the ANH and not with us, Colombia has become a more attractive market for regional and international oil companies. New participants and other industry players have started searching for qualified personnel in Colombia by offering them more attractive compensation schemes, including our current employees.

We may need to spend additional resources in identifying and continuing to recruit highly qualified personnel. If we are unable to recruit the necessary personnel or if we cannot retain existing personnel, we may not be able to operate adequately or meet our growth plans which could adversely affect our results of operations.

Interruption of activities caused by external factors.

We are exposed to several risks that may partially interrupt our activities. These risks include, among others, fire disasters, explosions, malfunction of pipelines and emission of toxic substances. As a result of the occurrence of any of the above, operational activities could be significantly affected or paralyzed. These risks could result in property damage, loss of revenue, cost of human lives, pollution and harm to the environment, among others. If any of these occur, we may be exposed to economic sanctions, fines or penalties.

We conduct exploration and production activities in areas classified as indigenous reserves and afrocolombian lands.

We carry out and plan to carry out exploration and production activities in areas classified by the Government as indigenous reserves (resguardos) and afrocolombian lands (territorios colectivos). We may not begin to explore for or produce hydrocarbons in these regions until we reach an agreement with the indigenous or afrocolombian communities living on these lands. Generally these consultations last between four and six months, but may be significantly delayed if we cannot reach an agreement. For example, we conduct operations in areas of the Northeastern region which are inhabited by the U’wa community. Commencement of operations on two blocks in this region have been delayed for 16 years and seven years, respectively and as of December 2008 we have not received approval to undertake activities in these two blocks by the indigenous authorities. Similarly, some of our exploration operations in the Southern region have been delayed for over a year as a result of the presence of the Kofan community who oppose our presence and activities in the reservation. If our activities endanger the conservation and preservation of these cultural minorities or their identities or beliefs, we may not be able to explore regions with good prospects. We may face similar risks in other jurisdictions where we have initiated exploration activities which could have a negative effect on our operations.

Currency fluctuations and an appreciation of the Peso against the U.S. dollar could have a material adverse effect on our financial condition and results of operations because approximately 36% of our revenues are in U.S. dollars or are referenced to U.S. dollars.

Approximately 36% of our sales are denominated in U.S. dollars and are made in the international markets. The impact of fluctuations in exchange rates, especially the Peso/U.S. dollar rate on our operations has been and may continue to be material. In addition, a substantial share of our liquid assets are held in U.S. dollars or indexed to foreign currencies and have lost value as the Peso has appreciated against these currencies. We usually do not use forwards, swaps or futures contracts to mitigate the impact of currency fluctuations as Colombian regulations do not make it attractive for us to implement a hedging strategy.

The Peso appreciated 11.9% and 5.4% on average against the U.S. dollar in 2007 and 2008, respectively. This has had a material adverse effect on our results of operations. When the Peso appreciates against the U.S. dollar, our revenues from exports, when translated into Pesos, decrease. However, imported goods and oil services denominated in U.S. dollars become cheaper for us.

The Peso depreciated 1.6% against the U.S. dollar in 2006. When the Peso depreciates against the U.S. dollar, our revenues from exports, when translated into Pesos, increase.

Our ability to access the credit and capital markets on favorable terms to obtain funding for our capital projects may be limited due to the deterioration of these markets.

We expect to make significant expenditures for the construction of additional crude oil and natural gas transportation infrastructure over the next two years. Our ability to fund these expenditures is dependent on our ability to access the capital necessary to finance the construction of these facilities. Domestic and global financial markets and economic conditions have been, and continue to be, weak and volatile and have contributed significantly to a substantial deterioration in the credit and capital markets. These conditions, along with significant write-offs in the financial services sector and the re-pricing of credit risk have made, and likely will continue to make, it difficult to obtain funding for our capital needs on similar terms to our recent capital-raising transactions. As a result, we may be forced to revise the timing and scope of these projects as necessary to adapt to existing markets and economic conditions.

We may be exposed to increases in interest rates, thereby increasing our financial costs.

As a result of our initial public offering, we became a Sociedad de Economía Mixta or mixed economy company and can now incur debt locally and in the international capital markets and can be affected by changes in prevailing interest rates. If market interest rates increase, our financing expenses may increase, which could have an adverse effect on our results of operations and financial condition.

The cost of raising funds in debt and equity capital markets has increased while the availability of funds from those markets has diminished. The cost of obtaining funds from the credit markets has increased as many lenders have increased interest rates, enacted tighter lending standards and reduced, and in some cases ceased to provide, funding to borrowers. Due to the recent downturn in the financial markets, including the issues surrounding the solvency of many financial institutions and the recent failure, mergers and announced mergers of several financial institutions, our ability to obtain capital from credit facilities may be impaired.

We are subject to extensive environmental regulations in Colombia and in the other countries in which we operate.

Our operations are subject to extensive national, state and local environmental regulations in Colombia. Environmental rules and regulations are applicable to our exploration, transportation, refining and production activities. These regulations establish, among others, quality standards for hydrocarbon products, air emissions, water discharges and waste disposal, environmental standards for abandoned crude oil wells, remedies for soil, water pollution and the general storage, handling, transportation and treatment of hydrocarbons in Colombia. Since the creation of the Ministry of the Environment in 1993 and the enactment of more rigorous laws, environmental regulations have substantially impacted our operations and business results. Currently, all exploratory project drilling in areas that do not yet have a license must have an environmental impact assessment and must receive an environmental license from the local authorities. The Ministry of the Environment routinely inspects our crude oil fields, refineries and other production sites and may decide to open investigations which may result in fines, restrictions on operations or other sanctions in connection with our non-compliance with environmental laws.

We are also subject to regional environmental regulations issued by the corporaciones autonomas regionales or regional environmental authorities, which oversee compliance with each region’s environmental laws and regulations by oil and gas companies. If we fail to comply with any of these national or regional environmental regulations we could be subject to administrative and criminal penalties, including warnings, fines and closure orders of our facilities. See “Business — Environmental Matters”.

Environmental compliance has become more stringent in Colombia in recent years and as a result we have allocated a greater percentage of our expenditures for compliance with these laws and regulations. If environmental laws continue to impose additional costs and expenses on us, we may need to reduce our investments on strategic projects in order to allocate funds to environmental compliance. These additional costs may have a negative impact on the profitability of the projects we intend to undertake or may make them economically unattractive, in turn having a negative impact on our results of operations and financial condition.

We are subject to foreign environmental regulations for the exploratory activities conducted by us outside Colombia. Failure to comply with foreign environmental regulations may result in investigations by foreign regulators, which could lead to fines, warnings or temporary suspensions of our operations, which could have a negative impact on our financial condition and results of operations.

Our activities face operational risks that may affect the health and safety of our workforce.

Some of our operations are developed in remote and dangerous locations which involve health and safety risks that could affect our workforce. Under Colombian law and industrial safety regulations we are required to have health and safety practices that minimize risks and healthy issues faced by our workforce. Failure to comply with health and safety regulations may derive investigations by health officials which could result in lawsuits or fines.

We may be obliged to incur additional costs and expenses to allocate funds to industrial safety and health compliance. These additional costs may have a negative impact on the profitability of the projects we may decide to undertake.

In addition, we may be subject to foreign health and safety regulations for our exploratory activities conducted outside Colombia. Foreign health and safety regulations may be more severe than those established under Colombian law and, therefore, we may be required to make additional investments to comply with those regulations.

If we do not successfully integrate Propilco and the operations of any of our recent acquisitions, we may not achieve the expected benefits from such operations.

We acquired a controlling voting interest in Polipropileno del Caribe S.A. (Propilco) on April 7, 2008. Although we will continue to operate Propilco as a separate business unit, obtaining the expected benefits of the acquisition will depend, in part, on our ability to manage disparate operations and to integrate distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance earnings from our other operations if we do not successfully integrate Propilco or any of our recent acquisitions into our Company. Our failure to successfully manage this or any of the other acquisitions mentioned in Note 32 to our consolidated financial statements included in this prospectus could adversely affect our financial condition and results of operations.

Our strategic plan contemplates the expansion of operations outside of Colombia where we will be subject to risks associated with investments in new countries.

As part of our strategic plan, we have begun to operate through business partners, subsidiaries or affiliates outside of Colombia. As of the date hereof, we have investments and subsidiaries incorporated in Peru, Brazil and the United States, and we are analyzing investments in other countries. In connection with making investments, we are and will be subject to risks relating to unstable economic and political conditions, governmental economic actions, such as exchange or price controls or limits on the activities to be performed by us, increases in tax rates, contractual changes, and social and environmental challenges. In addition, we have recently acquired a company in Peru and we have faced reputational risks arising from prior ownership of such company. These factors, among others that our international activities may encounter, could adversely affect our results of operations in those countries and decrease the value of our investments.

Risks Related to Non-Participation in the Exchange Offer

If holders of old notes do not participate in the exchange offer, the old notes will continue to be subject to transfer restrictions

Holders of old notes that are not registered under the Securities Act who do not exchange these unregistered old notes for new notes will continue to be subject to the restrictions on transfer that are listed on the legends of those old notes. These restrictions will make these old notes less liquid. To the extent that old notes are tendered and accepted in the exchenge offer, the trading market, if any, for the old notes would be reduced.

Risks Related to the New Notes

The market for the new notes or the old notes may not be liquid, and market conditions could affect the price at which the new notes or the old notes trade

We intend to apply to have the new notes listed on the New York Stock Exchange. We cannot promise that a market for either the new notes or the old notes will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new notes or the old notes. This could cause the new notes or the old notes to trade at prices that may be lower than their principal amount or their initial offering price.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes under the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange an equal principal amount of old notes, which will be cancelled. Accordingly, the exchange offer will not result in any increase in our indebtedness. The net proceeds we received from issuing the old notes were and are being used for general corporate purposes, including working capital and capital expenditures.

EXCHANGE RATES AND CONTROLS

Exchange Rates

On July 30, 2009, the Representative Market Rate was Ps$2,073.92 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The Superintendency of Finance calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last five years and for the last six months.

	Exchange Rates
	High	Low	Average	Period-End
Year ended December 31,
2004	2,778.92	2,316.12	2,626.22	2,389.75
2005	2,397.25	2,272.95	2,320.77	2,284.22
2006	2,634.06	2,225.44	2,357.98	2,238.79
2007	2,261.22	1,877.88	2,078.35	2,014.76
2008	2,392.28	1,652.41	1,966.26	2,243.59
January 2009	2,386.58	2,197.72	2,252.98	2,386.58
February 2009	2,596.37	2,420.26	2,513.74	2,555.89
March 2009	2,590.97	2,335.29	2,477.21	2,561.21
April 2009	2,544.24	2,283.20	2,379.36	2,289.73
May 2009	2,288.64	2,190.45	2,229.95	2,190.45
June 2009	2,188.50	2,014.91	2,090.04	2,158.67

Source:	Superintendency of Finance for historical data. Banco de la República or the Colombian Central Bank (www.banrep.gov.co) and internal calculation for averages.

Exchange Controls

Colombia has not had exchange controls since 1991. However, the Government has periodically imposed capital controls, including most recently deposit requirements for borrowers in foreign currency. As of the date of this prospectus, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Ecopetrol’s ratio of earnings to fixed charges is calculated as follows:

Earnings are adjusted by our income or loss from equity investees, by dividends of unconsolidated subsidiaries and by our fixed charges:

+	Income before income tax and minority interest
-	Income from equity investees
+	Loss from equity investees
-	Dividends of unconsolidated subsidiaries
+	Fixed Charges

Fixed Charges comprise our interest expenses and an estimate of our interest resulting from our rental expense:

+	Interest expenses
+	Estimate of interest within rental expense

We calculate this ratio under Colombian Government Entity GAAP. See Note 33 to our consolidated financial statements included in this prospectus for a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited consolidated financial statements.

We are not legally required in Colombia to provide consolidated financial statements during interim periods. As such, the financial data included below does not consolidate the assets, liabilities and result of operations of the subsidiaries in which we own more than 50% or over which we have control. Investments in majority owned and controlled subsidiaries are not consolidated but accounted for under the equity method during interim periods. Note 4 of our unaudited unconsolidated interim financial statements contains condensed financial information of our subsidiaries.

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for the periods ended December 31, 2008, 2007, 2006, 2005 and 2004 in accordance with Colombian Government Entity GAAP.

	Year ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges
Colombian Government Entity GAAP	343.17	300.28	190.53	164.34	99.84

Source:	Ecopetrol’s financial statements.

The following table sets forth Ecopetrol’s unconsolidated ratio of earnings for the three-month periods ended March 31, 2009 and 2008, in accordance with Colombian Government Entity GAAP.

	Three-month period ended March 31,
	2009	2008
Ratio of earnings to fixed charges
Colombian Government Entity GAAP	167.79	729.59

Source:	Ecopetrol’s financial statements.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2009 as adjusted to give effect to the issuance of the old notes and certain events subsequent to March 31, 2009 as described below on our unaudited unconsolidated interim financial statements as of March 31, 2009.

This table should be read in conjunction with the unconsolidated interim financial statements included elsewhere in this prospectus and “Recent Developments”.

	As of March 31, 2009 (unaudited) (as adjusted)
	(in thousands of US dollars)*	(in millions of Pesos)**
Cash and cash equivalents(1)	US$3,334,415	Ps$6,585,636
Total current liabilities – financial obligations(2)	10,799	21,328
Long-term liabilities – financial obligations(3)
Syndicated loan facility(4)	893,496	1,764,700
Notes issued hereby	1,500,000	2,962,575
Total long-term liabilities – financial obligations	2,393,496	4,727,275
Equity	14,041,053	27,731,782
Total capitalization(5)	US$16,445,348	Ps$32,480,385

*	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$1,975.05 to US$1.00, which is the Representative Market Rate at July 23, 2009, as reported and certified by the Superintendency of Finance.
**	Amounts relating to the net proceeds included in cash and cash equivalents and the aggregate principal amount of notes issued hereby have been translated into Pesos at the rate of Ps$1,975.05 to US$1.00, which is the Representative Market Rate at July 23, 2009, as reported and certified by the Superintendency of Finance.
(1)	Changes in cash and cash equivalents from actual to adjusted figures reflect (i) the dividend payment of Ps$74.80 per share made in April 2009, (ii) the net proceeds from the syndicated loan facility mentioned below, and (iii) the net proceeds of the offering of the notes issued hereby. See “Recent Developments — Liquidity and Capital Resources — Use of Funds — Dividends”.
(2)	Mainly reflects an estimated interest accrual under our syndicated loan facility mentioned below.
(3)	Does not include (i) a Ps$520 billion (approximately US$200 million) loan facility that Oleoducto de los Llanos Orientales (ODL), our indirect Panamanian subsidiary, through its Colombian branch office, Oleoducto de los Llanos Orientales Sucursal Colombia, entered into with Banco de Bogota S.A., Banco de Occidente S.A., Banco Popular S.A. and Banco AV Villas S.A., which together comprise the Grupo Aval, in March 2009 (see “Recent Developments — Liquidity and Capital Resources — Liquidity”), or (ii) Ps$170 billion (approximately US$86 million) indebtedness of certain subsidiaries.
(4)	Reflects a Ps$2.2 trillion (approximately US$1 billion) syndicated loan facility that we entered into with a syndicate of local banks in May 2009, under which we have drawn down Ps$1.76 trillion (approximately US$0.89 billion). See “Recent Developments — Liquidity and Capital Resources — Liquidity”.
(5)	Includes total current liabilities — financial obligations plus total long-term liabilities — financial obligations and equity.

SUMMARY UNCONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary unconsolidated historical financial data, which have been derived from our interim unaudited unconsolidated financial statements, presented in Pesos. The information included below and elsewhere in this prospectus is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited unconsolidated financial statements at March 31, 2009 and December 2008 and for the three-month periods ended March 31, 2009 and 2008 and accompanying Notes included in this prospectus. See also “Recent Developments” in this prospectus. Our unconsolidated financial statements are prepared in accordance with Colombian Entity GAAP. U.S. GAAP does not allow for the presentation of unconsolidated financial statements.

Colombian Government Entity GAAP differs in certain significant respects to U.S. GAAP. For differences in net income and shareholders’ equity regarding consolidated financial statements, see Note 33 to our consolidated financial statements included in this prospectus for a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited consolidated financial statements.

We are not legally required in Colombia to provide consolidated financial statements during interim periods. As such, the financial data included below does not consolidate the assets, liabilities and result of operations of the subsidiaries in which we own more than 50% or over which we have control. Investments in majority owned and controlled subsidiaries are not consolidated but accounted for under the equity method during interim periods. Note 4 of our unaudited unconsolidated interim financial statements contains condensed financial information of our subsidiaries.

	BALANCE SHEET (unconsolidated, unaudited)
	For the three-month period ended March 31,		For the year ended December 31, 2008
	2009(1)	2009
	(US$ in thousands except for common share and dividends per share amounts)		(Pesos in millions except for common share and dividends per share amounts)
Assets
Current assets
Cash and cash equivalents	1,915,188	4,905,199	1,870,246
Investments	1,583,985	4,056,917	3,749,919
Accounts and notes receivable	2,273,916	5,823,977	5,443,419
Inventories, net	520,238	1,332,440	1,483,988
Advances and deposits	927,434	2,375,352	2,029,922
Pension plan assets	—	—	80,263
Prepaid expenses	1,228	3,145	9,746
Total current assets	7,221,989	18,497,030	14,667,503
Long-term assets
Investments	3,827,856	9,803,942	11,300,362
Accounts and notes receivable	79,951	204,772	193,135
Advances and deposits	84,605	216,691	214,527
Property, plant and equipment, net	3,203,870	8,205,783	7,202,263
Natural and environmental resources, net	2,697,348	6,908,475	6,831,465
Deferred charges	611,917	1,567,249	1,582,868
Other assets	1,074,810	2,752,815	980,785
Revaluations	2,028,371	5,195,083	5,179,961
Long-term assets	13,608,728	34,854,810	33,485,366
Total assets	20,830,717	53,351,840	48,152,869
Liabilities and Shareholders’ equity
Current liabilities
Accounts payable and related parties	5,063,855	12,969,595	1,787,526
Taxes payable	1,672,435	4,283,456	3,880,367
Labor and pension plan obligations	39,503	101,175	128,039
Estimated liabilities and provisions	258,382	661,771	668,795
Total current liabilities	7,034,174	18,015,997	6,464,727
Long-term liabilities
Labor and pension plan liabilities	877,569	2,247,638	2,164,787
Estimated liabilities and provisions	1,106,071	2,832,880	2,503,508
Other long-term liabilities	985,293	2,523,543	2,399,091
Total long-term liabilities	2,968,933	7,604,061	7,067,386
Total liabilities	10,003,107	25,620,058	13,532,113
Shareholders’ equity	10,827,610	27,731,782	34,620,756
Total liabilities and shareholders’ equity	20,830,717	53,351,840	48,152,869

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$2,561.21 to US$1.00, which is the Representative Market Rate at March 31, 2009, the last business day of the three-month period ended March 31, 2009, as reported and certified by the Superintendency of Finance.

	INCOME STATEMENT (unconsolidated, unaudited)
	For the three-month period ended March 31,
	2009(1)	2009	2008
	(US$ in thousands except for common share and dividends per Share Amounts)	(Pesos in millions except for common share and dividends per share amounts)
Revenue
Local sales	1,323,473	3,389,692	4,761,185
Foreign sales	672,753	1,723,061	2,461,249
Total revenue	1,996,226	5,112,753	7,222,434
Cost of sales	1,435,326	3,676,171	3,143,383
Gross income	560,900	1,436,582	4,079,051
Operating expenses
Administration	36,712	94,028	73,241
Selling and projects	125,583	321,644	240,058
Operating income	398,605	1,020,910	3,765,752
Non-operating income (expenses)
Financial income	517,348	1,325,037	(277,102)
Pension expenses	(41,461)	(106,191)	(299,634)
Inflation gain	2,096	5,368	10,237
Other income (expenses)	(11,965)	(30,646)	(70,542)
Income before income tax	864,622	2,214,478	3,128,711
Income tax	236,301	605,217	835,366
Net income	628,321	1,609,261	2,293,345

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$2,561.21 to US$1.00, which is the Representative Market Rate at March 31, 2009, the last business day of the three-month period ended March 31, 2009, as reported and certified by the Superintendency of Finance.

The following table presents our operating data for the periods indicated:

	OPERATING DATA
	For the year ended December 31,			For the three-months ended March 31,
	2006	2007	2008	2008	2009
Refining
Capacity(1)	335.0	335.0	335.0	335.0	335.0
Throughput(1)	314.9	313.3	312.6	307.1	294.4
Capacity utilization rate	94%	94%	93%	92%	88%
Proved reserves*
Crude oil(2)	921.2	857.4	798.9	N.A.	N.A.
Natural gas(3)	1,860.4	1,979.6	1,898.9	N.A.	N.A.
Total oil and natural gas proved reserves(4)	1,252.5	1,209.9	1,137.0	N.A.	N.A.
Employees*	5,801	5,863	6,517	5,916	6,588

(1)	In thousands of barrels per day (bpd) at December 31 or March 31, as the case may be. See “Business — Refining and Petrochemicals”.
(2)	In millions of barrels at December 31 or March 31, as the case may be. See “Business — Reserves”.
(3)	In giga cubic feet (gcf) at December 31 or March 31, as the case may be. See “Business — Reserves”.
(4)	In millions of barrels of oil equivalent (boe) at December 31 or March 31, as the case may be. See “Business — Reserves”.
*	Reserve and employee data calculated at December 31, reserves information is calculated each year. Reserve data is audited by third parties.

N.A. = Not Available

RECENT DEVELOPMENTS

The following discussion is based on information contained in our interim unaudited unconsolidated financial statements at March 31, 2009 and December 2008 and for the three-month periods ended March 31, 2009 and 2008 and should be read in conjunction therewith. Our unconsolidated financial statements have been prepared in accordance with Colombian Government Entity GAAP, which differs in certain material respects from U.S. GAAP. See Note 33 to our consolidated financial statements included in this prospectus for a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited consolidated financial statements. The following discussion should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Overview

The first quarter of 2009 was marked by a worsening of the world’s economic recession, which had the effect of pushing down the prices of commodities.

The Colombian economy grew at a slower rate, and the balance of payments’ current account fell as a result of low commodity prices and a decrease in trade with Ecuador, the United States and Venezuela. The persistent crisis in the United States’ financial sector and risk aversion on the part of investors resulting in their seeking shelter in lower-risk assets contributed to the devaluation of the exchange rate in Colombia.

These trends began to reverse towards the end of March 2009 with the beginning of the recovery of the price of WTI, which reached a high of 54.34 US$/Bl by the end of March, and with the revaluation of the exchange rate, which went from an average of Ps$2,513.74 to US$1.00 in February 2009 to an average of Ps$2,477.21 to US$1.00 in March 2009.

Recent Acquisitions

In the first half of 2009, we completed the following acquisitions and funded them mainly through cash on hand and cash flow from our operations:

In February 2009, we, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG) for a total purchase price of US$992 million. OIG is the U.S. parent of Petrotech Peruana S.A., which carries out crude oil exploration and production activities in Peru.

In February 2009, we entered into a memorandum of understanding with Glencore International A.C. pursuant to which we acquired in May 2009 all of its stake in Refinería de Cartagena S.A. through our subsidiary Andean Chemicals for the purchase price of US$549 million, thereby becoming the sole indirect owner of Refinería de Cartagena S.A. Through this acquisition, we will continue the development of the expansion and modernization plan for Refinería de Cartagena S.A., which includes increasing refining capacity, increasing the conversion factor and improving the quality of the fuels produced to meet environmental requirements.

In March 2009, we entered into an agreement with Maurel and Prom pursuant to which we acquired in May 2009 its 100% stake in its subsidiary in Bermuda, Hocol Petroleum Limited, for the purchase price of US$580 million plus US$162 million for working capital and certain contingent payments of up to US$115 million. Hocol Petroleum Limited owns Hocol and Homcol, two companies incorporated in the Cayman Islands and with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia.

In March 2009, we entered into an agreement with Enbridge Inc., a Canadian company, pursuant to which we acquired its 100% stake in Oleoducto Central S.A. (Ocensa) for the purchase price of approximately US$418 million, thereby increasing our ownership of Ocensa from approximately 35.3% to 60%.

Results of operations for the three-month period ended March 31, 2009 compared to the three-month period ended March 31, 2008.

The following table sets forth components of our unconsolidated income statement for the three-month periods ended March 31, 2009 and 2008.

	For the three-month period ended March 31,		2009/2008 % change
	(unconsolidated, unaudited)
	2009	2008
	(Pesos in millions)
Revenues
Total Revenue	5,112,753	7,222,434	(29)%
Cost of Sales	3,676,171	3,143,383	17%
Gross Profit	1,436,582	4,079,051	(65)%
Operating Expenses	415,672	313,299	33%
Operating Income	1,020,910	3,765,752	(73)%
Non-operating income (expenses)	1,193,568	(637,041)	n.m.
Income before income tax	2,214,478	3,128,711	(29)%
Income tax:	605,217	835,366	(28)%
Net Income	1,609,261	2,293,345	(30)%

n.m. = Not meaningful.

Total Revenues

In the three-month period ended March 31, 2009, total revenues decreased by 29.2% as compared to the same period in 2008, mainly due to a decrease in the average price of crude oil and a decrease in export prices, which were partially offset by an increase in total sale volumes, an improvement in our crude oil and oil products exported differential with reference to the average price of WTI, and the way that liquid fuel prices are established in Colombia. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The following table sets forth our export and local sales of crude oil, natural gas and refined products for the three-month periods ended March 31, 2009 and 2008.

	For the three-month period ended March 31,		2008/2009 % change
	2009	2008

Crude oil:
Local sales (barrels)(1)	7,527,903	6,655,351	13%
Foreign sales (barrels)	16,553,767	11,998,779	38%
Average price per local barrel (in U.S. dollars)	40.28	92.18	(56)%
Average price per export barrel (in U.S. dollars)(2)	29.85	83.23	(64)%
Natural gas:
Local sales (mbtu)	33,400,185	36,417,857	(8)%
Foreign sales (mbtu)	12,126,979	4,453,143	172%
Average local price (mbtu) (in U.S. dollars)	3.12	2.44	28%
Average export price (mbtu) (in U.S. dollars)	4.06	3.24	25%
Refined products:
Product local sales (barrels)	16,689,365	17,000,400	(2)%
Foreign sales (barrels)	5,089,068	4,034,607	26%
Average local price per barrel (U.S. dollars)	53.81	98.46	(45)%
Average export price per barrel (U.S. dollars)	32.17	67.71	(52)%

(1)	Starting in April 2007, we started recording crude oil sales to the Refinería de Cartagena S.A., an affiliated entity as third party sales.
(2)	Amounts stated in U.S. dollars have been translated at Ps$2,415.67 for the three-month period ended March 31, 2009 and Ps$1,913.42 for the same three-month period in 2008.

Production segment sales

Crude oil

Local sales.  Local sales of crude oil, which mainly reflect sales to the Refinería de Cartagena S.A., decreased by 37.6% in the three-month period ended March 31, 2009 as compared to the same period in 2008 as a result of a decline in price that was partially offset by an increase in volumes.

Foreign sales.  In the three-month period ended March 31, 2009 as compared to the same period in 2008, our revenues from exports of crude oil decreased by 37.5% due to a decline in price that was partially offset by an increase in exported volumes.

Natural gas

Local sales.  Local sales of natural gas increased by 48.0% in the three-month period ended March 31, 2009 as compared to the same period in 2008, primarily due to the increase in our natural gas processing capacity and an increase in the demand from gas-fired power plants, which was in turn due to the lack of rain for hydroelectric power plants.

Foreign sales.  In the three-month period ended March 31, 2009 as compared to the same period in 2008, foreign sales of natural gas increased by 330.0%, primarily due to an increase in natural gas exports to Venezuela.

Cost and Expenses

The following table sets forth elements of our cost of sales, operating expenses and operating income for the three-month periods ended March 31, 2009 and 2008.

	For the three-month period ended March 31,		2009/2008 % change
	(unconsolidated, unaudited)
	2009	2008
	(Pesos in millions)
Variable cost of sales	2,585,553	2,216,802	16.6%
Fixed cost of sales	1,090,618	926,581	17.7%
Total Cost of sales	3,676,171	3,143,383	16.9%
Operating expenses	415,672	313,299	32.7%
Operating income	1,020,910	3,765,752	(72.9)%

Cost of sales

Our total cost of sales is comprised by fixed cost of sales and variable cost of sales.

Our fixed cost of sales includes, among others, services contracted with associations, labor costs and hydrocarbon transportation services. Our fixed cost of sales increased by 17.7% in the three-month period ended March 31, 2009 as compared to the same period in 2008.

Our variable cost of sales includes, among others, purchases of hydrocarbons from the Agencia Nacional de Hidrocarburos (ANH), purchases of crude oil from business partners and imported products. Our variable cost of sales increased by 16.6% in the three-month period ended March 31, 2009 as compared to the same period in 2008, and it represented 70.3% of our total cost of sales in the three-month period ended March 31, 2009 compared to 70.5% of our total cost of sales in the same period in 2008.

Our total cost of sales increased by 16.9% in the three-month period ended March 31, 2009 as compared to the same period in 2008, as a result of the following factors:

•	Change in initial and final inventory balances, which is a variable cost of sales, increased as a result of a decrease in average prices used to calculate the inventory and volume reduction. We calculate inventory using average prices, which for crude oil and oil products decreased from the beginning to the end of the three-month period ended March 31, 2009. Such decrease resulted in an increase in the cost of sales of Ps$240 billion in the first quarter of 2009. Of this increase, Ps$199 billion was due to the change in inventory price, while Ps$41 billion was related to volume reduction. The effect was the opposite in the three-month period ended March 31, 2008, as the average prices for crude oil and oil products increased from the beginning to the end of such period resulting in a Ps$411 billion decrease in the total cost of sales.
•	Purchase of imported products, which is a variable cost of sales, increased to Ps$544,050 million as a result of higher volumes purchased in order to mix such imports with the local production of gasoline and diesel in order to decrease the content of sulfur in our fuels to comply with local regulations.
•	Amortization and depletion, which are variable costs of sales, increased to Ps$394,519 million as a result of higher investments in exploration and production projects capitalized in 2008.
•	Services contracted with associations, which are fixed costs of sales, increased to Ps$251,614 million as a result of an increase in exploration activities and maintenance activities. Services contracted with associations are pro rata expenses for our joint ventures.
•	Labor costs, which are fixed costs of sales, increased as a result of higher wages, labor benefits and bonuses paid as part of our personnel retention policies and an increase in the number of our employees.

The increase in our total cost of sales was partially offset by a decrease in our purchases of hydrocarbons from the ANH to Ps$798,838 million as a result of lower average prices partially offset by an increase in the number of barrels purchased.

Operating expenses

Our operating expenses increased in the three-month period ended March 31, 2009 as compared to the same period in 2008, as a result of the following factors:

•	Administrative expenses increased to Ps$94,028 million mainly due to (i) the increase in amortization of goodwill relating to acquired companies (i.e., Propilco, Petro-tech Peruana and Ocensa), and (ii) higher labor costs, principally resulting from the implementation of the new retention policies, salary increases and the increase in the number of employees.
•	Selling expenses increased to Ps$321,644 million mainly due to the increase in (i) studies and projects as a result of the evaluation of business opportunities, mainly exploration and production in Colombia, including seismic studies, and (ii) oil pipeline transportation tariff payments as a result of the increase in the volume of crude oil transported for export purposes and of natural gas for the Barrancabermeja refinery and some clients.

Non-operating income (expenses)

The following table sets forth our non-operating income (expenses) for the three-month periods ended March 31, 2009 and 2008.

	At March 31,
	2009	2008
	(Pesos in millions) (unconsolidated, unaudited)
Non-operating income (expenses):
Financial income (expense), net	1,325,037	(277,102)
Pension expenses	(106,191)	(299,634)
Inflation gain	5,368	10,237
Other income (expenses), net	(30,646)	(70,542)

Financial income (expense), net.  Financial income (expense), net, includes foreign exchange gains and losses, valuation of investments, dividends received, interest paid, securities issuance expenses and profit from sale of investments. Financial income (expense), net, increased significantly in the three-month period ended March 31, 2009, as compared to the same period in 2008, mainly due to a net exchange gain on valuation of financial portfolios.

Pension expenses.  Pension expenses decreased by 64.6% in the three-month period ended March 31, 2009, as compared to the same period in 2008, mainly as the result of the transfer of our pension liability to autonomous pension trust funds. The most important effect of the transfer was the elimination of the amortization expense for adjustments to the actuarial calculation of retirement pensions.

Other income (expenses), net.  Other income (expenses), net, includes BOMT expenses, recovery of provisions, other revenues and other recoveries. Other expenses include legal and other provisions and taxes unrelated to income. Our net expenses decreased by 56.6% in the three-month period ended March 31, 2009, as compared to the same period in 2008, mainly due to an increase in the recovery of provisions and a lower provision expense with a net positive effect in our results, partially offset by an increase in other expenses related to increases in taxes unrelated to income.

Income before income tax

Income before income taxes decreased by 29.2% in the three-month period ended March 31, 2009, as compared to the same period in 2008, as a result of the facts mentioned above.

Income tax

Income tax decreased by 27.6% in the three-month period ended March 31, 2009, as compared to the same period in 2008, as a result of lower income before income tax with the same statutory tax rate of 2008.

Net Income

As a result of the foregoing, net income decreased by 29.8% in the three-month period ended March 31, 2009 compared to the same period in 2008.

Consolidated Results of Operations

Under Colombian Public Entity GAAP, we have no obligation to consolidate our interim financial statements and then we only consolidate our year-end financial statements. As a result, we present the following information for illustrative purposes.

As a result of acquisitions we have made since the quarter ended March 31, 2008, our unconsolidated results of operations and our consolidated results of operations have begun to show differences. In particular, for the three-month period ended March 31, 2009 Propilco S.A. contributed Ps$200,915 million to total sales and the consolidation of Ocensa S.A. through our purchase of an additional interest contributed Ps$117,060 million to total sales. Nevertheless, our operating income on a consolidated and unconsolidated basis is not materially different. We expect that to the extent we make new acquisitions that contribute in a more substantial way to our consolidated results of operations, our consolidated results and our unconsolidated results will begin to diverge in a more substantial way.

In particular, the reacquisition of the 51% in Refinería de Cartagena S.A. from Glencore International A.C. will result in a significant difference between our consolidated and unconsolidated financial statements in the future. On an unconsolidated basis, we record sales of crude oil and gas to Refinería de Cartagena S.A. and we do not record sales of products from Refinería de Cartagena S.A. Sales of crude oil to Refinería de Cartagena S.A. account for substantially all of our local crude oil sales. As discussed, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transfer of the Cartagena Refinery assets to Refinería de Cartagena S.A.”, on a consolidated basis, sales of crude oil and gas to Refinería de Cartagena S.A. will no longer be recorded as revenues, while sales of products from Refinería de Cartagena S.A. will be.

Liquidity and Capital Resources

History

Prior to our corporate transformation and initial public offering, the Government limited our capital expenditure program and access to the credit markets as it was making decisions for the Nation and governmental entities, such as Ecopetrol, based on budgetary constraints to meet fiscal targets and avoid any increase in the deficit of the Government (of which our accounts were taken into consideration until we became publicly traded). Furthermore, we were required to make macroeconomic stabilization payments to a fund (FAEP), which negatively affected our cash flow from the export of crude oil. As a result of our sale of shares to private investors, we became a mixed economy company, which provides us budgetary autonomy and access to credit markets.

Liquidity

Our principal sources of liquidity in the three-month period ended March 31, 2009 were cash flows from operations amounting to Ps$3 trillion (approximately US$1.2 billion) and cash and cash equivalents. Our principal uses of liquidity in the three-month period ended March 31, 2009 included investments in natural and environmental resources and reserves, the acquisition of Offshore International Group Inc. (OIG) for approximately Ps$1.2 trillion (approximately US$0.5 billion), of which approximately Ps$0.5 trillion (approximately US$0.2 billion) were accounted for as an investment and the remainder was accounted for as goodwill, and the acquisition of an additional stake in Oleoducto Central S.A. (Ocensa) thereby increasing our ownership of Ocensa from 35.3% to 60% for approximately Ps$1 trillion (approximately US$0.4 billion), of which approximately Ps$0.5 trillion (approximately US$0.2 billion) were accounted for as an investment and the remainder was accounted for as goodwill.

At March 31, 2009, we did not have financial indebtedness on an unconsolidated basis.

For 2009, major cash needs include planned capital expenditures amounting to approximately Ps$14 trillion, of which approximately 16% corresponds to exploration activities and acquisition of reserves, 44% corresponds to production activities and the remainder to others.

In May 2009, we entered into a Ps$2,200 billion (approximately US$1 billion) syndicated loan facility with a syndicate of local banks. This loan facility has a term of seven years with a two year grace period. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 4% (the anticipated quarterly interest rate). Amortization is bi-annual under the loan. In addition, as guarantee for the loan, we pledged our stocks in Refinería de Cartagena S.A., Oleoducto Central S.A. (Ocensa) and Polipropileno del Caribe (Propilco). We intend to use the proceeds from this loan to finance our strategic plan.

In addition, Oleoducto de los Llanos Orientales (ODL), our indirect Panamanian subsidiary, through its Colombian branch office, Oleoducto de los Llanos Orientales Sucursal Colombia, entered into a Ps$520 billion (approximately US$200 million) loan facility with Banco de Bogota S.A., Banco de Occidente S.A., Banco Popular S.A. and Banco AV Villas S.A., which together comprise the Grupo Aval, in March 2009. This loan facility has a term of five years. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 5% (the anticipated quarterly interest rate). The principal amount will be amortized in 17 equal quarterly payments, beginning in June 2010. In addition, as guarantee for the loan, Oleoducto de los Llanos Orientales Sucursal Colombia pledged its economic rights to the finance tariffs included in its Ship-or-Pay Contracts. Oleoducto de los Llanos Orientales Sucursal Colombia intends to use the proceeds from this loan to finance part of the Rubiales pipeline described in “Business — Transportation — Pipelines Oleoducto de los Llanos Orientales”.

Use of Funds

Capital Expenditures

We plan to meet our budgeted capital expenditures for the next two to three years mainly through existing cash on hand and cash from operating activities. We also expect to access local and international financial markets to fund part of our capital expenditures. Furthermore, we may decide to access the equity markets through the issuance of an additional 9.9% of our common stock as authorized by law 1118 of 2006.

Cash from operating activities

Net cash provided by operating activities decreased by 8% in the three-month period ended March 31, 2009, as compared to the same period in 2008, mainly due to a 29.2% decrease in total sales in the first quarter of 2009 as a result of a decrease in the average price of crude oil and a decrease in export prices, which were partially offset by an increase in total sale volumes, an improvement in our crude oil and oil products exported differential with reference to the average price of WTI.

Cash used in investing activities

In the three-month period ended March 31, 2009, our investments including our acquisitions of Offshore International Group and Ocensa, reached Ps$3,584 billion. Without giving effect to acquisitions, investments increased to Ps$1,222 billion, as compared to Ps$553 billion in the same period in 2008. Our investments in our existing business were focused in exploration and production activities, mostly on mature fields. There were no acquisitions during the same period of 2008. These investments were funded mainly through cash on hand, cash from operations and conversion into cash of long term investment securities.

Cash provided by financing activities

Net cash provided by financing activities decreased by 97% in the three-month period ended March 31, 2009, as compared to the same period in 2008, as a result of the decrease in cash received from the installment sales option we offered during our initial public offering in Colombia, which took place during the third quarter of 2007 and was mostly paid in during 2007 and 2008.

Dividends

On March 26, 2009, our shareholders at the ordinary general shareholders’ meeting approved dividends for the fiscal year ended December 31, 2008 amounting to Ps$8,903,953 million, divided into an ordinary dividend of Ps$115.00 per share and an extraordinary dividend of Ps$105.00 per share. Dividends declared will be paid in three installments. The first payment of Ps$74.80 per share was made in April, the second dividend payment will be made in August and the third dividend payment will be made in December.

Subsequent Events

For a description of subsequent events, please see Note 30 to our unconsolidated interim financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion presents our financial results and prospects as well as factors that affect our results of operation under Colombian Government Entity GAAP, unless otherwise indicated.

Overview

We are a vertically integrated crude oil and natural gas company engaged in exploration, development and production of crude oil and natural gas. We are also engaged in refining, wholesaling and distribution of crude oil, natural gas and refined products. We are in the process of building a refinery to process palm oil for biofuels. We own and have interest in companies which own 8,433 kilometers of crude oil pipelines and multi-purpose transportation pipelines. For the year ended December 31, 2008, our average daily production of crude oil was 362 thousand bpd and 487 mcfpd of natural gas. Almost all of our crude oil and natural gas production and refining capacity is located in Colombia. In 2006, we began hydrocarbon exploration and production activities outside Colombia in partnership with regional and international oil companies and through the acquisition of exploration and production companies abroad. We export crude oil and refined products mainly to North America and the Caribbean.

We refine crude oil and other hydrocarbons in our refineries and in the Cartagena Refinery in Colombia into a variety of products, including gasoline, diesel, jet fuel, petrochemicals and industrial products. Crude oil, natural gas and refined products are transported mainly through pipelines to our customers and the refineries. On April 7, 2008, we purchased Propilco, the main polypropylene supplier in Colombia. As a result of this acquisition, we entered the petrochemicals business and started taking advantage of the synergies between our refining and supplying activities.

Since our IPO in November 2007, 10.1% of our capital stock has been publicly handled by private investors and, in September 2008, we listed our ADSs on the New York Stock Exchange. As a result of our initial public offering, we are now subject to the mixed economy regime, which among other aspects, excludes us from the Government budgetary rules, the national procurement regime and salary caps for state-owned companies.

Recent Acquisitions

The following acquisitions were funded mainly through cash on hand and cash flow from our operations:

In February 2009, we, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG) for the purchase price of US$900 million. OIG is the U.S. parent of Petrotech Peruana S.A., which carries out crude oil exploration and production activities in Peru.

In February 2009, we entered into a memorandum of understanding with Glencore International A.C. pursuant to which we acquired in May 2009 all of its stake in Refinería de Cartagena S.A. through our subsidiary Andean Chemicals for the purchase price of US$549 million, thereby becoming the sole indirect owner of Refineía de Cartagena S.A. Through this acquisition, we will continue the development of the expansion and modernization plan for the Cartagena refinery, which includes increasing refining capacity and improving the quality of the fuels produced.

In March 2009, we entered into an agreement with Maurel and Prom pursuant to which we acquired in May 2009 100% of its stake in its subsidiary in Bermuda, Hocol Petroleum Limited, for the purchase price of US$580 million plus US$168 million for working capital. Hocol Petroleum Limited’s most important assets are Hocol and Homcol, two companies incorporated in the Cayman Islands and with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia.

In March 2009, we entered into an agreement with Enbridge Inc., a Canadian company, pursuant to which we acquired 100% of its stake in Oleoducto Central S.A. (Ocensa) for the purchase price of approximately US$418 million, thereby increasing our ownership of Ocensa from 35.3% to 60%.

Transformation from a wholly state-owned entity

We have been undergoing a two-step transformation process since 2003, first from a wholly state-owned entity to a state-owned entity characterized by shares, and then with our initial public offering in November 2007, to a mixed economy company, which incorporates private capital. This two-step process has resulted in a substantial change in the legal framework to which we are subject and in the nature of our relationship to the Nation, including a number of changes that have had a significant effect on our results of operations. The most important changes are described below.

Role of Ecopetrol in managing Colombia’s hydrocarbon reserves

Prior to 2003, we were an Empresa Industrial y Comercial del Estado or state-owned commercial and industrial national entity responsible for the administration and exploitation of Colombia’s hydrocarbon reserves, including managing relationships with regional and international oil companies doing business in Colombia. As a result, we are the counterparty to a large number of contracts to exploit Colombia’s hydrocarbon reserves that predate the beginning of our transformation process.

In 2003, the Congress of Colombia created the ANH, which became the governmental agency responsible for managing Colombia’s hydrocarbon reserves and awarding exploration and production blocks to oil and gas companies. Since the creation of the ANH, any company, including us, wishing to explore, develop and produce hydrocarbon reserves in Colombia must sign contracts with the ANH and not with us. As a result, we became an operator like any other company, competing with all other regional and international oil companies in Colombia for exploration and production opportunities under the same conditions and without any special privileges. Nevertheless, we have remained as counterparty to the contracts which we signed prior to the creation of the ANH.

The contracts on which we are the counterparty all have clauses which provide, at our sole option, for extensions. If we do not extend the contracts, the right to exploit the hydrocarbon reserves which are the subject of the contract revert to us, and we have the right to exploit them for an indefinite period at no additional cost to us. If we decide to extend a specific contract and have come to an agreement with the other parties on the terms of such extension, a copy of the final agreement is submitted to the ANH for its review. The ANH’s review focuses on assuring that the terms of the extension benefits the Nation more than if the contract were not extended, the production rights reverted to us and we undertook their development.

In 2010, the “Santiago de las Atalayas Contract”, one of the most important exploration and production contracts due to its current production level and to the amount of crude oil and natural gas reserves, will terminate and the right to exploit the hydrocarbon reserves subject to this Contract will revert back to us.

All exploration and production contracts entered into after January 1, 2004, in the event they are not extended by the ANH, revert to the ANH and not to us.

Accounting for reserves and production

Under Colombian law, the Nation owns all hydrocarbon reserves within Colombia, and we have the right to explore and produce those reserves as detailed in “Business-Overview of Exploration and Production Contractual Arrangements”. In connection with our transformation process we changed our accounting for all reserves other than reserves that arose in connection with the reversion of concessions.

Prior to March 2007 and in accordance with Decree 2625 of 2000, we recorded a cost of sales in the line-cost of sales of contributions in kind, for every barrel produced (other than from reverted concessions) pursuant to a pricing formula specified in the decree and we recorded a contribution to capital from the Nation for the amount expensed. Since March 2007 and in accordance with Decree 727 of 2007, we no longer record a cost of sales or a capital contribution from the Nation in respect of our production (other than from reverted concessions). We account for production from reverted concessions by recording a depletion charge on our income statement and a reduction in the related asset. At the time we received the reverted concession, we placed the asset in our books at the book value carried by the party holding the concession.

FAEP

In 1995, the Government established a macroeconomic stabilization fund to manage excess export earnings from the sale of crude oil from three major oil fields in which we were a partner. As a result, some of our export earnings from these fields were required to be deposited into a fund, the FAEP, which we owned and recorded on our balance sheet as an asset, but which was held at the Colombian Central Bank, which acted as the FAEP’s portfolio manager. The amount we recognized as current revenues was determined by a specific formula contained in the law based on the amount of production and sales prices of specified fields. The remaining amount was retained in the FAEP account at the Colombian Central Bank and was recorded in our balance sheet as deferred income with the related liability and the FAEP account as a long-term asset. We recognized the deferred income as revenue when such funds were distributed to us from time to time. In August 2007, in connection with our corporate transformation prior to our initial public offering, we distributed to the Government all of the deferred income in the FAEP account and we removed from our balance sheet the asset and the liability attributable to the FAEP, and our FAEP account ceased to exist. As a result, since that date, we recognize all of our export earnings as current revenues.

Gasoline and diesel subsidies

The Government regulates domestic prices of liquid fuels according to international market conditions in order to align domestic prices with trends in international prices, with a one month lag. When domestic prices of liquid fuels are lower than international parity prices, the Government is responsible for reimbursing refiners for the difference, which difference is called the fuel subsidy pursuant to Law 1151 of 2007. As of the beginning of 2007, following our transformation to a state-owned entity, we charge the domestic prices established by the Government to wholesalers and, at the same time, we accrue as revenues the amount of the fuel subsidy and record an account receivable from the Government. Each month the Government issues a resolution setting forth the fuel subsidy payment to be made in cash. However, the calculation and payment by the Government of the 2008 fuel subsidy was significantly delayed.

In 2008, following international trends, domestic prices of liquid fuels reached historical highs. By the end of 2008, international prices had decreased but the Government decided not to lower domestic prices. Instead, the Government kept domestic prices high and allocated the excess amount (paid in the domestic market with respect to international parity prices) to a Fuels Stabilization Fund (Fondo de Estabilización de Precios de los Combustibles). Similar to the approach followed by other countries, this Fund is funded with these excess payments when international prices are low and depleted when international prices are high in order to mitigate domestic price volatility.

Pursuant to a regulation issued by the Ministry of Mines and Energy and the Petroleum Code, producers of liquid fuels must first supply the local market before exporting any refined products. Please refer to “Business Overview — Regulatory Framework” for a description of the local market priorities.

Transfer of the Cartagena Refinery assets to Refinería de Cartagena S.A.

Prior to the transfer of Refinería de Cartagena S.A. to Glencore, the results of the Cartagena Refinery were included in our consolidated results. In April 2007, we initiated a process to upgrade and expand our Cartagena Refinery. As part of the process we selected Glencore as our strategic partner to undertake the expansion of the refinery and contributed the refinery’s assets in exchange for a 49.0% of the equity in Refinerìa de Cartagena S.A. At December 31, 2007 Glencore held the remaining 51.0% interest in the company. As of April 1, 2007, following the transfer of Refinería de Cartagena S.A. to Glencore, under Colombian Government Entity GAAP as in effect for 2007 and 2006, we started recording our 49.0% interest in Refinería de Cartagena S.A. as an investment at cost. As such, we started recording as revenues the delivery of crude oil to the Cartagena Refinery and stopped recording as revenues sales of the refined products from the Cartagena Refinery. However, under Colombian Government Entity GAAP as in effect for fiscal year 2008, we began treating our 49.0% interest in Refinería de Cartagena S.A. as an investment under the equity method.

Under U.S. GAAP, we quantified the effects of the transfer by recording a Ps$579,241 million gain equal to 51% of the difference between the book value of the transferred assets and the fair value of the assets received, which we determined to be a more reliable indicator of the value of the exchange. The gain also includes Ps$27,812 million corresponding to the amortization of the deferred gain. The remaining 49% or Ps$556,236 million is to be amortized over 20 years.

In May 2009 we reacquired 100% of the Cartagena Refinery through the purchase of Glencore’s 51% stake for the purchase price of US$549 million. As of such date, Refinería de Cartagena S.A.’s results will again be consolidated into our results. Therefore, sales of crude oil and gas to the Cartagena Refinery will no longer be recorded as revenues, while sales of products from the Cartagena Refinery will be. In addition, under U.S. GAAP, we will record the effects of this business combination by applying FAS 141 regarding the determination of goodwill and FAS 141(R) regarding the determination of the purchase price allocation.

Payments of tariffs of the build, operate, maintain and transfer contracts or BOMTs transferred to Ecogás as part of its spin-off from us

As a result of Law 401 of 1997, in 1998, we were required to spin-off all of our natural gas transportation assets to Ecogás, a newly created natural gas transportation company. Prior to the spin-off of the natural gas transportation assets, we had entered into a number of BOMT contracts for the construction, operation, maintenance and transfer of the gas pipelines. As part of the spin-off we were required to transfer all rights under the BOMT contracts to Ecogás, while remaining obliged for 100% of the tariffs. Nevertheless, pursuant to Decree 958 of 1998 Ecogás was responsible for reimbursing us for 70% of the tariffs.

During 2007, in connection with the sale by the Government of Ecogás to Empresa de Energía de Bogotá, Ecogás’ obligation was cancelled. We made a calculation of the present value of the future tariff payments corresponding to Ecogás’ 70% reimbursement obligation, and the Government delivered to us the future tariff payments in cash to cover these future BOMT obligations which totaled Ps$729,588 million at December 31, 2007. We recorded this payment as a deferred income and as we make payments under the BOMTs, we record an expense and a reduction in the related deferred income liability. We will make all future tariff payments under the BOMT contracts until their expiration. This arrangement should not have a negative effect on our operating expenses, as the 70% expense which was previously compensated by Ecogás’ reimbursement, is offset by our recording the deferred income arising from the lump-sum payment.

Pre-IPO distribution of retained earnings

On April 27, 2007, we distributed as dividends retained earnings and other reserves amounting to Ps$4,475,399 million to our shareholders in cash.

Development of a Strategic Plan

We have developed the 2008 – 2015 Strategic Plan aimed at producing one million boe by 2015, placing special emphasis on the production of heavy crude oil. We intend to invest heavily in our exploration and production activities, and in acquisition of reserves in Colombia and abroad to reach our goal. As part of our strategic plan, we are upgrading and expanding the Barrancabermeja and the Cartagena Refinery, increasing their capacity and conversion rate. Finally, we entered into an agreement for the purchase of Propilco which we completed during the second quarter of 2008 to further enhance integration of our product lines.

Factors Affecting our Operating Results

Our operating results are affected by international prices for crude oil and natural gas, production volumes and product mix. Higher crude oil and natural gas prices have a positive impact on our results of operations in both our exploration and production segments due to our export revenues increasing. Results from our refining activities are also affected by conversion ratios, utilization rates, refining capacity and operating costs, all of which affect our refining margins. Currently, we have relatively low, although improving, conversion ratios in our refineries which results in us producing and selling refined products, particularly fuel oil, below costs. Finally, changes in the value of foreign currencies, particularly the U.S. dollar against the Peso, have a significant effect on our financial statements.

Sales volumes and prices

Our exploration and production segments depend on production levels and average local and international prices for crude oil and natural gas that we market and sell to our customers locally and abroad. Additionally, sales volumes depend on our purchases of crude oil and natural gas from our business partners and the ANH.

We sell crude oil in the international market and since April 2007 to the Cartagena Refinery. In addition, we process crude oil in our Barrancabermeja refinery and sell refined products in the local and international markets. Although sales of refined products have increased in recent years, production and sale of crude oil continues to be the driver of our financial performance.

Local sales and prices

We have a number of crude oil and natural gas long-term supply contracts with local customers, including the Cartagena Refinery and gas-fired power plants. Local sale prices are determined in accordance with existing regulations, contractual arrangements and the spot market linked to international benchmarks. Starting in April 2007, we started recording sales of crude oil to the Cartagena Refinery as related-party sales and not as internal sales.

International sales and prices

We export crude oil, natural gas and refined products at prices which are set by reference to international benchmarks and negotiation with our buyers. We export any crude oil and refined products surplus after we have fulfilled our supply commitments with the refineries and local buyers.

Exploration costs

We plan to spend approximately US$11 billion in drilling, directly and with our business partners, approximately 300 gross wells from 2008 to 2015. We account for exploratory drilling using the successful efforts method whereby all costs associated with the exploration and drilling of productive wells are capitalized, while costs incurred in exploring and drilling of dry wells are expensed in the period. The number of exploratory wells we declared as dry negatively affects our results. Therefore, the significant expansion of our drilling can be expected to result in higher dry well expenses.

Labor costs

We expect our future labor costs to increase as we adjust the salaries of our employees to industry standards in the region and hire new personnel required to expand our exploration and production segments.

Royalties

We are obliged by law to pay a percentage of our production to the ANH as royalties. Each production contract has its own royalty arrangement. In 1999, a modification to the royalty system established a sliding scale for royalty payments linked to the production level of crude oil and natural gas fields discovered after July 29, 1999 whether the production is crude oil or natural gas, and the quality of the crude oil produced. Since 2002 the royalties system has ranged from 8% for fields producing up to 5,000 bpd to 25% for fields producing in excess of 600 thousand bpd. Changes in royalty programs only apply to new discoveries and do not alter fields already in their production stage. Producing fields pay royalties in accordance with the applicable royalty program at the time of the discovery. Our contracts specify that royalties are to be paid in physical product (crude oil or natural gas).

Purchases of hydrocarbons from the ANH

We currently purchase all physical product delivered by producers of crude oil and natural gas as royalty payments to the ANH at prices set forth in Law 756 of 2002 and Resolution 18-1709 of 2003. The purchase price is calculated on a reference price for crude oil and natural gas at the wellhead and varies depending on prevailing international prices. We have an interagency agreement or Convenio with the ANH, whereby we collect all in kind and cash royalties owed to the ANH by the oil and gas companies in Colombia. The ANH may extend offers to sell such physical product and we, at our option, may accept such offers to purchase the royalty volume. We sell the physical product purchased from the ANH as part of our ordinary business.

Effect of taxes and exchange rate variation on our income

Income tax

We are subject to tax on our income at statutory rate of 33%, the standard corporate rate in Colombia since 2008. The statutory income tax rate during 2007 and 2006 was 34% and 38.5%, respectively. The income tax rate in 2006 includes a 10% surcharge over the 35% statutory rate.

Exchange rate variation

Since 1999, the Government has allowed the Peso to float freely against all major currencies, including the U.S. dollar. A strong depreciation or revaluation of the Peso, particularly against the U.S. dollar, has multiple effects on our financial results. Our results are reported in Pesos, and we maintain our financial records in Pesos. During 2008, 2007 and 2006, the Peso has appreciated (depreciated) on average 5.4%, 11.9% and (1.6)% respectively against the U.S. dollar.

Almost all of our exports of crude oil, natural gas and refined products are made in U.S. dollars at prices determined by reference to international benchmarks. If the Peso depreciates against the U.S. dollar, our revenues from exports expressed in Pesos increase. Imported goods, however, including imported services denominated in U.S. dollars, will by the same token increase.

The opposite effect occurs when the Peso appreciates against the U.S. dollar as has been the case in 2007 and 2008 based on average exchange rates. Our revenues from exports of crude oil and natural gas have been reduced in Pesos as a result of the appreciation of the Peso. The appreciation of the Peso also results in lower cost of products, services supplied and contracted abroad as these are denominated in U.S. dollars.

Furthermore, most of our financial investments are denominated in U.S. dollars and we have substantially no debt so the appreciation of the Peso against the U.S. Dollar during 2007 and 2008 resulted in substantial exchange losses.

Operating Results

The following discussion is based on information contained in our audited consolidated financial statements and our unaudited unconsolidated interim financial statements and should be read in conjunction therewith. Our consolidated financial statements and our unconsolidated interim financial statements have been prepared in accordance with Colombian Government Entity GAAP, which differs in certain significant respects from U.S. GAAP. See Note 33 to our consolidated financial statements for a description of the principal differences.

Results of operations for the year ended December 31, 2008, compared to the year ended December 31, 2007, and compared to the year ended December 31, 2006.

The following table sets forth components of our income statement for the years ended December 31, 2008, 2007 and 2006.

	For the Year ended December 31,		2008/2007 % change	For the Year ended December 31, 2006	2007/2006 % change
	2008	2007
	(Pesos in millions)			(Pesos in millions)
Revenues:
Total Revenue	33,896,669	22,332,320	52%	18,389,965	21%
Cost of Sales	19,023,649	12,058,527	58%	12,756,563	(5)%
Gross Profit	14,873,020	10,273,793	45%	5,633,402	82%
Operating Expenses:	2,217,719	1,341,956	65%	997,570	35%
Operating Income	12,655,301	8,931,837	42%	4,635,832	93%
Non-operating income (expenses):	3,355,903	(1,866,533)	n.m.	255,310	n.m.
Income before income tax	16,011,204	7,065,304	127%	4,891,142	44%
Income tax:	4,381,982	1,885,512	132%	1,499,769	26%
Minority interest:	(455)	—	n.m.	—	n.m.
Net Income	$11,629,677	$5,179,792	125%	$3,391,373	53%

n.m. = Not meaningful

During 2008, our principal sources of revenue were divided between the production and market and supply segments.

The following table sets forth our principal sources of revenue for the years ended December 31, 2008, 2007 and 2006.

	For the Year ended December 31,		2008/2007 % change	For the Year ended December 31, 2006	2007/2006 % change
	2008	2007
	(Pesos in millions)		(Pesos in millions)
Production Segment:(1)
Crude oil:
Local sales	3,956,143	2,220,287	78%	29,825	n.m.
Other Income from local sales of crude oil(2)	140,464	116,020	21%	133,815	(13)%
Export sales	7,111,955	3,243,769	119%	2,474,356	31%
Total sales of crude oil	11,208,562	5,580,076	101%	2,637,996	112%
Natural Gas:
Local sales	778,298	468,290	66%	546,091	(14)%
Other Income from local sales of natural gas	129,575	6,614	n.m.	15,132	n.m.
Export sales	259,933	29	n.m.	—	n.m.
Total sales of natural gas	1,167,806	474,933	146%	561,223	(15)%
Total production segment sales	12,376,368	6,055,009	104%	3,199,219	89%
Refining segment:
Refined Products:
Local sales(3)	14,876,906	11,517,000	29%	9,757,734	18%
Sales of refined products allocated to our production segment(4)	(90,628)	(94,734)	(4)%	(101,310)	(6)%
Other income from local sales of refined products(5)	61,612	49,646	24%	26,804	85%
Export sales	3,273,018	2,156,388	52%	4,194,044	(49)%
Total refining segment sales:	18,120,908	13,628,300	33%	13,877,272	(2)%
Market and supply segment:
Crude oil sales:
Local sales	818,258	784,342	4%	—	n.m.
Export sales	1,584,327	1,232,368	29%	1,195,724	3%
Total crude oil sales	2,402,585	2,016,710	19%	1,195,724	69%
Natural gas sales:
Local sales	123,116	191,881	(36)%	171,788	12%
Other income from local sales of natural gas	72,024	60,471	19%	50,569	20%
Export sales	53,414	7	n.m.	—	n.m.
Total natural gas sales	248,554	252,359	(2)%	222,357	13%
Total market and supply segment sales	2,651,139	2,269,069	17%	1,418,081	60%
Transportation segment:
Transportation sales	752,599	695,268	8%	685,871	1%
Sales of transportation services allocated to our other segments	(27,761)	(17,330)	60%	(19,376)	(11)%
Total transportation sales	724,838	677,938	7%	666,495	2%
Other sales(6)	308,702	139,188	122%	108,693	28%
Adjustment to other sales(7)	(285,286)	(120,687)	(136)%	(105,635)	14%
FAEP	—	(316,497)	n.m.	(774,160)	(59)%
Total sales	33,896,669	22,332,320	52%	18,389,965	21%

n.m. = Not meaningful.

(1)	Corresponds to sales of crude oil, natural gas and refined products to third parties excluding intergroup sales.
(2)	Corresponds to sales of refined products, transportation services and industrial services allocated to our production segment.
(3)	Prior to 2007, we were not reimbursed by the Government for motor fuel subsidies. Includes motor fuel subsidy reimbursements by the Government amounting to Ps$1,778,050 million in 2007 and Ps$3,070,479 million in 2008.
(4)	Corresponds to sales of refined products from our Apiay and Orito refineries allocated to our production segment.
(5)	Corresponds to sales of transportation services and industrial services allocated to our refining segment.
(6)	Includes insurance premiums and sales of industrial services in Colombia.
(7)	Corresponds to sales of industrial services allocated to our production segment.

Total Revenues

In 2008, total revenues increased by 52% as compared to 2007, mainly due to higher sales of crude oil, sales of crude oil to the Cartagena Refinery and the increase in the average price of crude oil. The 21% increase in total revenues in 2007 compared to 2006 was due to higher exported volumes of crude oil, sales of crude oil to the Cartagena Refinery beginning in April 2007 and an increase in the average sale price of crude oil of approximately 21%, which was partially offset by lower sales of refined products, since during 2008 we did not take into account the sales of refined products by Refinería de Cartagena S.A. (the “Cartagena Refinery”) from April 2007.

Starting in 2008, we created a separate segment for our market and supply sales within the calculation of total revenues. Market and supply sales had previously been classified under the total sales component of the production segment. For comparison purposes, we amended the table above to show what the market and supply sales were for the years 2007 and 2006. In 2008, market and supply sales increased by 22% due to the increase in the sales prices of refined products.

The following table sets forth our export and local sales of crude oil, natural gas and refined products for the years ended December 31, 2008, 2007 and 2006.

	For the Year ended December 31,		2008/2007 % change	For the Year ended December 31, 2006	2007/2006 % change
	2008	2007
Crude oil:
Local sales (barrels)(1)	26,981,442	20,859,714	29%	333,003	n.m.
Export sales (barrels)	54,592,797	34,724,093	57%	29,056,837	20%
Average price per local barrel (in U.S. dollars)	89.99	69.30	30%	37.98	82%
Average price per export barrel (in U.S. dollars)(2)	81.01	62.02	31%	53.57	16%
Weighted average price per local and export barrel (in U.S. dollars)	83.98	64.76	30%	53.39	21%
Natural gas:
Local sales (mbtu)	146,955,743	160,056,709	(8)%	148,977,334	7%
Export sales (mbtu)(3)	35,491,468	6,555	n.m.	—	n.m.
Average local price (mbtu) (in U.S. dollars)	3.12	1.98	79%	2.04	(3)%
Average export price (mbtu) (in U.S. dollars)	4.49	2.64	70%	—	n.m.
Refined products:
Product local sales (barrels)	69,312,065	71,191,548	(3)%	79,635,684	(11)%
Export sales (barrels)	18,380,770	19,335,063	(5)%	34,401,773	(44)%
Average local price per barrel (U.S. dollars)	109.16	65.82	66%	51.96	27%
Average export price per barrel (U.S. dollars)	90.56	53.66	69%	51.7	4%

n.m. = Not meaningful.

(1)	Starting in April 2007, we started recording crude oil sales to the Cartagena Refinery, an affiliated entity.
(2)	Amounts stated in U.S. dollars have been translated at 1,966.26 for 2008, 2,078.35 for 2007 and 2,357.98 for 2006.
(3)	We initiated exports of natural gas to Venezuela in the third quarter of 2007

Production segment sales

Crude oil

Local sales

Since April 2007, our local sales reflect the recognition of sales of crude oil to the Cartagena Refinery. Prior to April 2007 we did not have meaningful local sales of crude oil. Local sales of crude oil, which mainly reflect sales to the Cartagena Refinery, increased by 78% in 2008 as compared to 2007 due to a 29% increase in volumes as a result of (i) the recognition of sales for the twelve months instead of nine months in 2007 and (ii) higher demand for crude oil from the Cartagena Refinery because of the lower local prices compared to higher import prices. The increase of local sales of crude oil in 2007 when compared to 2006 is due to the fact that in 2006 there were no meaningful local sales of crude oil.

Export Sales

In 2008, our revenues from exports of crude oil increased by 119% due to a 57% increase in volumes and a 31% increase in the average export price of crude oil, partially offset by a 5.4% appreciation in the average exchange rate for the Peso against the U.S. Dollar. The increase in revenues in 2007 compared to

2006 from exports of crude oil including revenues deposited in the FAEP was due to a 20% increase in export volumes and a 16% increase in export prices, which in turn was partially offset by an 11.9% appreciation in the average exchange rate for the Peso against the U.S. Dollar.

Natural gas

Local sales

Local sales of natural gas increased by 66% in 2008 primarily due to an increase in the average sale price of natural gas, partially offset by an 8% reduction in volumes as a result of lower consumption in the thermal power generation sector and scheduled maintenance programs. The decrease in revenues in 2007 from local sales of natural gas was attributable to a 3% decrease in local prices for natural gas as a result of prices for natural gas from the La Guajira field being regulated and tied to the average fuel oil export price for the prior six months (which for the last six months of 2006 was relatively depressed), offset by a 7% increase in local sales volumes.

Export Sales

In 2008, export sales of natural gas reflect the first complete year of natural gas exports to Venezuela. In 2007, export sales of natural gas only reflected the start of our sales of natural gas to Venezuela. Prior to 2007, we did not export any natural gas.

Refining segment sales

Local sales

Revenue from local sales of refined products in 2008 as compared to 2007 increased by 29% as a result of higher average sales prices resulting from an increase in international oil prices, partially offset by a 3% decrease in volumes sold as a result of the decrease in domestic consumption of refined products. The increase in revenue in 2007 compared to 2006 was attributable to a 29% increase in average local prices resulting from higher international oil prices and an improvement in our product slate, partially offset by an 11% decrease in volumes sold.

Export Sales

The increase in revenues from exports of refined products in 2008 as compared to 2007 was due to a 69% increase in average sales prices which resulted from the increase in international oil prices. The decrease in revenues from the export of refined products in 2007 compared to 2006 was attributable to the transfer of the Cartagena Refinery, as a result of which we no longer recorded sales of refined products from said refinery in our financial statements.

Market and Supply segment sales

Local sales

Revenues from local sales of crude oil increased by 4% in 2008 as compared to 2007 as a result of an increase in sales to the Cartagena Refinery and higher average sales prices for crude oil, as a result of the increase in international oil prices. Revenues from local sales of natural gas in 2008 as compared to 2007 decreased due to the reduction in volumes sold, which resulted from lower domestic consumption of natural gas. In 2007 as compared to 2006 revenue from local sales of natural gas increased primarily as a result of higher volumes sold.

Export Sales

Revenues from exports of crude oil increased in 2008 as compared to 2007 as a result of higher average international crude oil prices and an increase in volumes sold internationally, partially offset by a 5.4% appreciation in the average exchange rate for the Peso against the U.S. Dollar. Revenues from exports of crude oil in 2007 as compared to 2006 increased as a result of higher average international crude oil prices.

Transportation segment sales

Revenues from transportation activities in 2008 as compared to 2007 increased by 8% as a result of higher volumes transported and an increase in average tariffs for crude oil. Revenues from the transportation segment for 2007 compared to 2006 remained stable as transported volumes did not vary significantly.

Cost and Expenses

The following table sets forth elements of our cost of sales, operating expenses and operating income for the years ended December 31, 2008, 2007 and 2006.

	For the Year ended December 31,		2008/2007 % change	For the Year ended December 31, 2006	2007/2006 % change
	2008	2007
	(Pesos in millions)			(Pesos in millions)
Cost of sales	19,023,649	12,058,527	58%	12,756,563	(5)%
Operating expenses	2,217,719	1,341,956	65%	997,570	35%
Operating Income	12,655,301	8,931,837	42%	4,635,832	93%

Cost of sales — consolidated

As a result of the increase in international prices for crude oil, our costs of sales have been affected by a number of factors. The most important factors are described below:

•	Purchases of hydrocarbons from the ANH in 2008 as compared to 2007 increased to Ps$5,584,474 million as a result of higher average prices on an increased number of barrels purchased and an increase of 12% in production as compared to 2007. Purchases of hydrocarbons from the ANH in 2007 compared to 2006 increased to Ps$3,912,315 million for the same reason.
•	Purchases of crude oil from our business partners increased during 2008 to Ps$3,193,690 million as a result of higher volume purchased to meet existing supply obligations, which amounted to 19 million barrels in 2008 compared to 12.9 million barrels in 2007 and increases in average prices for crude oil. The increase in costs from purchases of crude oil from our business partners in 2007 compared to 2006 were due to higher purchase volumes which amounted to Ps$1,513,683 million in 2007 and increase in average crude oil prices.
•	Purchases of natural gas and other products increased during 2008 to Ps$257,691 million as a result of our obligation to supply natural gas to our long-term purchasers and to purchases of refined products from the Cartagena Refinery. Increases in costs related to purchases of natural gas and other products in 2008 compared to 2007 were due to purchases of natural gas to meet supply commitments with our customers.
•	Purchase of imported products increased during 2008 to Ps$2,552,231 as a result of higher volumes purchased in order to mix such imports with the local production of gasoline and diesel in order to decrease the content of sulphur in our fuels and a higher average international price for gasoline and diesel.
•	Services contracted with associations, which are pro rata expenses for our joint ventures, increased to Ps$1,202,435 million in 2008 as a result of an increase in exploration activities and increases in the price of oil services as a result of a worldwide increase in demand for oil services. In 2007 compared to 2006, joint venture expenses increased to Ps$1,019,043 million as a result of an increase in our exploration and maintenance activities.
•	Labor costs in 2008 as compared to 2007 increased as a result of increases in wages, labor benefits and bonuses paid as part of our personnel retention policies and an increase in the number of our employees who are eligible to receive these benefits. Labor costs in 2007 compared to 2006 increased as a result of higher wages, labor benefits and bonuses paid as part of our personnel retention policies.

Principal elements of our cost of sales by business segments are as follows:

Production segment’s cost of sales

Cost of sales affecting our production segment are mainly cost of sales of purchases of crude oil and natural gas volumes from the ANH, purchases of crude oil and natural gas from other oil companies to meet our supply commitments and services contracted with joint venture partners. Our production segment’s cost of

Sales are also affected by the depreciation and amortization of production assets and the depletion of hydrocarbon reserves that have reverted to us from concessions.

Refining segment’s cost of sales

Cost of sales affecting our refining segment are primarily for the purchase of crude oil and natural gas to upload and feed the refineries, services contracted for the maintenance of the refineries, and amortization and depreciation of refining assets.

Transportation segment’s cost of sales

Cost of sales affecting our transportation segment are: depreciation and amortization of our transportation assets and project costs, which relate to costs associated with the maintenance of transportation networks and construction and conversion of existing pipelines to the transportation of heavy crude oil.

Operating expenses

Our operating expenses increased in 2008 compared to 2007 as well as in 2007 compared to 2006, as a result of the following factors:

•	Studies and projects in 2008 compared to 2007 and compared to 2006 increased as a result of higher maintenance expenses for production projects, an increase in developed wells inversion and accounting for dry wells and exploration costs.
•	Oil pipeline transportation tariff payments increased in 2008 compared to 2007 as a result of higher volume transported and maintenance of back-up product pipelines, offset in part by a decrease in tariffs.

Our operating expenses by business segments increased in 2008 compared to 2007 and in 2007 compared to 2006. Such expenses by business segment are described below.

Exploration segment’s operating expenses

Operating expenses affecting our exploration segment are primarily for studies and projects, which correspond to expensing dry wells and labor expenses in connection with salaries and benefits paid to personnel assigned to our exploration segment.

Production segment’s operating expenses

Operating expenses affecting our production segment are related to depreciation and amortization of assets dedicated to production activities, studies and projects relating to production of crude oil and natural gas and labor expenses relating to salaries and benefits paid to personnel assigned to our production segment.

Refining segment’s operating expenses

Operating expenses affecting our refining segment are primarily for labor expenses relating to salaries and benefits paid to personnel assigned to our refining segment.

Transportation segment’s operating expenses

Operating expenses affecting our transportation segment are primarily for transportation tariffs paid in connection with crude oil and natural gas transportation and labor expenses relating to salaries and benefits paid to personnel assigned to our transportation segment.

Non-operating income (expenses)

The following table sets forth our non-operating income (expenses) for the years ended December 31, 2008, 2007 and 2006.

	At December 31,
	2008	2007	2006
	(Pesos in millions)
Non-operating income (expenses):
Financial income, net	4,101,252	93,628	683,436
Pension expenses	(1,144,925)	(1,090,343)	(829,191)
Inflation gain	30,473	41,132	56,166
Other income (expenses), net	369,103	(910,950)	344,899

Financial income, net.  Financial income, net, includes foreign exchange gains, valuation of investments, dividends received and profit from sale of investments. Financial income, net increased significantly in 2008 when compared to 2007 mainly due to a net exchange gain and an increase in net income from the valuation of our investment portfolio. In 2007, financial income, net decreased when compared to 2006 mainly as a result of our holding a large portion of our investments in U.S. dollar denominated securities. The yield on these securities decreased as a result of the reduction of interest rates in the United States and the appreciation of the average exchange rate of the Peso against the U.S. dollar.

Pension expenses.  Pension expenses increased by 5% in 2008 compared to 2007, principally due to an increase of 5.69% in monthly pension payments; salary increases of 6.53% (pension benefits are affected by salary levels). Pension expenses increased by 31% in 2007 compared to 2006 principally due to increases of 5.69% in monthly pension payments; salary increases of 6.53% (pension benefits are affected by salary levels) and increases in health services per beneficiary of 22% as this service was contracted with a third-party in 2007 while it was provided internally in 2006.

Other income (expenses), net.  Other income (expenses), includes BOMT expenses, recovery of provisions, other revenues and other recoveries. Other expenses include legal and other provisions and taxes unrelated to income.

Other income (expenses) increased in 2008 as compared to 2007 mainly due to an increase in the recovery of provisions for legal proceedings and to lower provision expenses in 2008.

Other income (expenses) increased in 2007 compared to 2006 as a result of higher provisions for legal proceedings as a result of a new accounting rule issued by CGN, which provided that a provision was to be recorded for a contingent event if the outcome was considered to be probable. The term probable, as used in the rule, has been interpreted in practice under Colombian Government Entity GAAP to mean more-likely-than-not. As a result, the provision for legal proceedings included in Estimated Liabilities and Provisions was increased by Ps$951,158 million during 2007 to reflect the implementation of the new rule. Prior to September 5, 2007, under Colombian Government Entity GAAP, a provision was recorded for a contingent event at the time a judgment was issued against us, without reference to the evaluation of the outcome. The principal portion of the increase related to contingencies that were in existence at the date of the rule change. See Note 28 to our consolidated financial statements.

Income before income tax

Income before income taxes increased by 126.6% in 2008, compared to 2007, and by 44.5% in 2007 compared to 2006, as a result of higher revenue due to a higher average price of crude oil without a comparable increase in cost of sales and operating expenses.

Income tax

The effective income tax rate for 2008 was 27.3%, compared to 26.7% in 2007 and 30.7% in 2006. Our effective tax rates were lower than the statutory rate as a result of tax benefits mainly related to an income tax deduction equal to 30% of all capital expenditures in 2006 that was increased to 40% for 2007 and subsequent years.

Net Income

As a result of the foregoing, net income increased by 124.5% in 2008, compared to 2007, and by 52.7% in 2007 when compared to 2006.

Principal differences between Colombian Government Entity GAAP and U.S. GAAP (Consolidated Basis)

We prepare our financial statements in accordance with Colombian Government Entity GAAP. These principles and regulations differ in certain significant respects from U.S. GAAP. The following is a description of the most relevant differences between Colombian Government Entity GAAP and U.S. GAAP. Note 33 to our consolidated financial statements presents reconciliations of net income and shareholders’ equity determined under Colombian Government Entity GAAP to those same amounts as determined according to U.S. GAAP, as well as a complete description of the differences between the two accounting standards. The principal differences between Colombian Government Entity GAAP and U.S. GAAP are as follows:

FAEP

Under Colombian Governmental Entity GAAP, contributions to FAEP were recorded as increases to deferred income and an asset account for the same amount. No revenue was recognized for contributions to FAEP. Distributions from the FAEP to us were recorded as ordinary revenue with corresponding decreases in the deferred income and the FAEP asset accounts.

Under U.S. GAAP, the FAEP amount is recognized as current income and not as deferred income. U.S. GAAP requires us to recognize the FAEP as revenue even though it was a Government savings program with the purpose of maintaining macro-economic stability in the country. Therefore, the amounts recognized as current income under U.S. GAAP had the effect of increasing retained earnings and when the distribution of the amounts deposited in the FAEP was made by us to the Government in August 2007, for U.S. GAAP purposes, the distribution was treated as a dividend payment to the sole shareholder.

Advances received from Ecogás for BOMT Contracts (Build, Operate, Maintain and Transfer)

Under Colombian Government Entity GAAP, payment obligations under the BOMT contracts were treated as equivalent to an operating lease. Under U.S. GAAP the obligations are treated as capital leases, and an asset and liability were recognized and payments under the BOMT contracts serve to reduce the liability and the asset is depreciated. Subsequently, we subleased the same asset to Ecogás, with the corresponding treatment of the payments receivable from Ecogás as direct financing lease for U.S. GAAP purposes.

Contributions in kind

Under Colombian Government Entity GAAP, contributions of the Nation in kind (the produced reserves) pursuant to Decree 2625 of 2000 were recognized as a cost of production during the years Decree 2625 was in force and a contribution to equity. Under U.S. GAAP, costs associated with these contributions were reversed to reflect retained earnings that were later distributed to the Nation as a stock dividend.

Reversal of concessions

Under Colombian Government Entity GAAP, we recorded an asset for the contributions of the Nation of crude oil and natural gas reserves deriving from the reversal of concessions of oilfield areas in favor of the Nation, given before the effectiveness of Decree 1760 of 2003. Reserves were valued by means of the technical-economic model where the value per barrel resulted from the relation of the net present value obtained at a discount rate and the total proved reserves on the contribution date. For U.S. GAAP purposes, these reversions were considered a transfer of assets between entities under common control. Ecopetrol as the entity that received the net assets, should have initially recognized the assets transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer, which in this case is zero as the transferring entity did not recognize a carrying value.

Reserves

Under Colombian Government Entity GAAP, as in effect for fiscal years ended December 2007 and 2006, the estimates for reserves at December 31, 2007 and 2006 were prepared using average prices for each period. In contrast, U.S. GAAP requires the calculation of reserves using year-end prices. As a result, the quantity of estimated proved reserves for these two periods differs from the estimated quantities of proved reserves in accordance with U.S. GAAP and SEC Rule 4-10 of Regulation S-X. The main differences between Colombian Government Entity GAAP and U.S. GAAP are presented in Note 33 to our consolidated financial statements.

Effects of inflation on financial information

The accompanying financial statements have been prepared from the accounting records, which are maintained under the historical cost convention, modified since 1992 to comply with the legal provisions of the CGN to recognize the effect of inflation on non-monetary balance sheet accounts until December 31, 2001, including equity. The CGN authorized us not to apply the inflation adjustment system from January 1, 2002 onwards. The accumulated inflation adjustments were eliminated in the process of reconciling our financial statements to U.S. GAAP.

Valuation surplus

Under Colombian Government Entity GAAP, property, plant and equipment are revalued every three years in accordance with market value and the investments in unconsolidated investees are revalued by using the equity intrinsic value (percentage of ownership of the company in the equity of the investee). The excess of these amounts over the carrying amount is treated as valuation surplus with a corresponding amount in equity (valuation surplus). Revaluation of these assets is not done for purposes of U.S. GAAP.

Variable interest entity

Under Colombian Government Entity GAAP consolidation with significant subsidiaries is required when there is control by having more than 50% ownership or majority of the voting rights in the subsidiary. Under U.S. GAAP (FIN 46(R)) if an entity has variable interests whereby one party absorbs losses or benefits from net profits in excess of its ownership interest then those variable interests must be evaluated. Under this analysis Ocensa represents a variable interest entity of which we are the primary beneficiary and therefore we are required to consolidate it in our financial statements for U.S. GAAP purposes. See Note 33 to our consolidated financial statements for a description of our analysis.

Equity method accounting

Under Colombian Government Entity GAAP as in effect for fiscal years 2007 and 2006, equity method is only applied when control exists. Under U.S. GAAP, equity method is required for investments where significant influence exists (generally ownership higher than 20)% but the investment is not controlled.

Under Colombian Government Entity GAAP as in effect for fiscal year 2008, equity method is applied for investments where significant influence exists but the investment is not controlled. However, unlike U.S. GAAP, there is no 20% ownership requirement.

Employee benefit plans

There are significant differences in the measurement of expense and balance sheet amounts for employee benefit plans between Colombian Government Entity GAAP and U.S. GAAP. See Note 33 to our consolidated financial statements.

Investment securities

There are significant differences in the measurement of expense and balance sheet amounts for investments between Colombian Government Entity GAAP and U.S. GAAP. See Note 33 to our consolidated financial statements.

Provisions — allowances and contingences

There are significant differences in the measurement of expense and balance sheet amounts for provisions  — allowances and contingences between Colombian Government Entity GAAP and U.S. GAAP. See Note 33 to our consolidated financial statements.

Liquidity and Capital Resources

History

Prior to our corporate transformation and initial public offering, the Government limited our capital expenditure program and access to the credit markets as it was making decisions for us based on its own budgetary needs and concerns and not on the growth prospects of the Company. Furthermore, we were required to make macroeconomic stabilization payments to the FAEP, which negatively affected our cash flow from the export of crude oil. As a result of our sale of shares to private investors, we became a mixed economy company, which provides us budgetary autonomy and access to credit markets.

Liquidity

Our principal sources of liquidity in 2008 were cash flows from operations amounting to Ps$11,792,900 million. In addition, we received Ps$832,919 million as a result of additional shares bought by investors pursuant to the installment option we offered during our initial public offering in Colombia, which took place during the third quarter of 2007. Our principal uses of liquidity in 2008 were Ps$9,890,505 million in capital expenditures, which included investments in natural and environmental resources and reserves, additions to our property, plant and equipment and dividend payments for the fiscal year 2007 amounting to Ps$4,654,340 million.

At December 31, 2008, we had consolidated indebtedness of Ps$289,499 million, which corresponded mainly to Propilco’s indebtedness of Ps$278,107.

For 2009, major cash needs include planned capital expenditures amounting to approximately Ps$14,315,200 million, of which Ps$2,295,400 million correspond to exploration activities and acquisition of reserves, Ps$6,244,500 million correspond to production activities, Ps$1,872,200 million correspond to refining activities, Ps$1,375,400 million for transportation activities, Ps$526,700 million for other capital expenditures, Ps$2,001,000 for acquisitions and Ps$8,122,918 million for dividend distributions. In addition, we use cash to finance the Government’s motor fuel subsidy program for which the Government reimburses us in cash. Under current market conditions, we expect our existing and anticipated working capital and capital expenditure requirements to be met through our cash flows from operations and through debt proceeds raised in the local and international financial markets.

We recently entered into a Ps$2,200 billion (approximately US$1 billion) syndicated loan facility with a syndicate of local banks in May 2009. This loan facility has a term of seven years with a two year grace period. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 4% (the anticipated quarterly interest rate). Amortization is bi-annual under the loan. In addition, as guarantee for the loan, we pledged our stock in Refinería de Cartagena S.A. (Reficar), Oleoducto Central S.A. (Ocensa) and Propileno del Caribe (Propilco). We intend to use the proceeds from this loan to finance our strategic plan.

In addition, ODL, our indirect Panamanian subsidiary, through its Colombian branch office, Oleoducto de los Llanos Orientales Sucursal Colombia, entered into a Ps$520 billion (approximately US$200 million) loan facility with Banco de Bogota S.A., Banco de Occidente S.A., Banco Popular S.A. and Banco AV Villas S.A., which together comprise the Grupo Aval, in March 2009. This loan facility has a term of five years. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 5% (the anticipated quarterly interest rate). The principal amount will be amortized in 17 equal quarterly payments, beginning in June 2010. In addition, as guarantee for the loan, Oleoducto de los Llanos Orientales Sucursal Colombia pledged its economic rights to the finance tariffs included in its Ship-or-Pay Contracts. Oleoducto de los Llanos Orientales Sucursal Colombia intends to use the proceeds from this loan to finance part of the Rubiales pipeline described in “Business Overview – Transportation – Pipelines – Oleoducto de los Llanos Orientales”.

Use of Funds

Capital Expenditures

The following table sets forth our consolidated capital expenditures for each of our business segments for 2008, 2007 and 2006.

	For the Year ended December 31,
	2008	2007	2006
	(Pesos in Millions)
Exploration & production	4,911,487	2,678,684	1,309,361
Refining and Petrochemicals	776,080	234,462	435,498
Transportation	939,996	92,344	72,765
Corporate	69,483	23,760	40,784
Marketing and Supply	7,549	31,472	45,310
Total	6,704,595	3,036,962	1,862,934

Our 2008-2015 budget capital expenditure is approximately US$57.7 billion distributed by business segment. See “Business — Business Overview — Strategy”.

We plan to meet our budgeted capital expenditures for the next two to three years mainly through existing cash on hand and cash from operating activities. We also expect to access local and international financial markets to fund part of our capital expenditures. Furthermore, we may decide to access the equity markets through the issuance of an additional 9.9% of our common stock as authorized by law 1118 of 2006.

Cash from operating activities

Net cash provided by operating activities increased by 19.2% in 2008 compared to 2007 and by 54.8% in 2007 compared to 2006 as a result of an 80.3% and a 23.8% increase in sales of crude oil and natural gas in 2007 and 2006, respectively as a result of an 82% and 59% increase in the export price of crude oil in 2007 and 2006.

Cash used in investing activities

Net cash used in investing activities increased in 2008 compared to 2007 and to 2006 as a result of the need to finance our exploration and production activities necessary to maintain our current crude oil production levels. We invested heavily in 2008 in the development of mature fields, drilling campaigns and participations in new exploratory fields.

Cash used in financing activities

Net cash provided by financing activities decreased in 2008 compared to 2007 as a result of the decrease in cash received from our initial public offering in Colombia in 2007 which did not reoccur in 2008. Net cash used in financing activities in 2007 compared to 2006 increased as a result of our initial public offering in Colombia, partially offset by the dividend payment to our shareholders.

Dividends

In 2008, we paid dividends of Ps$4,654,340 million to our shareholders, including the Nation. On March 26, 2009, our shareholders at the ordinary general shareholders’ meeting approved dividends for the fiscal year ended December 31, 2008 amounting to Ps$8,122,917 million, divided into an ordinary dividend of Ps$115.00 per share and an extraordinary dividend of Ps$105.00 per share, based on the number of outstanding shares at December 31, 2008. Dividends declared will be paid in three installments. The first payment was made in April, the second dividend payment will be made in August and the third dividend payment will be made in December.

Research and Development, Patents and Licenses, etc.

Our research and development activities are conducted by the Instituto Colombiano de Petróleos or the Institute, our research and development unit. Our activities are focused on developing technology solutions for us and the Colombian oil industry, and development of technical tests and analyses to evaluate our business.

Our research and development increased during the last three years to approximately Ps$93 billion in 2008, from approximately Ps$65 billion in 2007 and approximately Ps$54 billion in 2006.

The Institute has 29 locations and 21 research and development laboratories. During 2008 our research and development laboratories rendered services to other companies including Shell, British Petroleum, Exxon Mobil as well as the ANH.

We currently own 17 patents in Colombia, United States, Venezuela, Ecuador and Brazil. In 2008, we filed for 15 new patents, eight of them in Colombia and seven new patents abroad. One of our most significant patents is an anti-theft patent which allowed us to reduce fuel oil and crude oil theft by 31% in 2008 when compared to 2007. Most of our patents will expire between 2015 and 2017.

Trend Information

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Overview”.

Off-Balance Sheet Arrangements

Under Colombian Government Entity GAAP we do not have any off-balance sheet arrangements. Under U.S. GAAP Oleoducto Central S.A. is a variable interest entity pursuant to FIN 46 and has been included in our consolidated results. See Note 33 to our consolidated financial statements for a description of our treatment of Oleoducto Central S.A. under U.S. GAAP.

Tabular Disclosure of Contractual Obligations

Contractual Obligations

We enter into various commitments and contractual obligations that may require future cash payments. The following table summarizes our contractual obligations at December 31, 2008.

	Payments due by period
	Total	Less than 1 year	1 – 3 years	3 to 5 years	More than 5 years
	(Pesos in millions)
Contractual Obligations:
Pension Plan Obligations	19,907,143	546,649	1,235,993	1,351,925	16,772,576
Contract Service Obligations	2,505,385	883,561	1,470,298	79,601	71,924
Operating Lease Obligations	11,142	6,813	4,329	0	0
Natural Gas Supply Agreements	2,924,937	300,950	955,391	951,010	717,586
Oil Transport Agreements	6,576	6,576	0	0	0
Energy Supply Agreements	1,227,950	178,714	958,024	44,200	47,012
Capital expenditures	338,441	275,284	63,157	0	0
Build, Operate, Maintain and Transfer contracts (BOMT)	1,040,199	197,340	415,238	200,917	226,705
Capital (Finance) Lease obligations	438,058	25,431	74,554	72,188	265,885
Total	28,399,831	2,421,318	5,176,984	2,699,842	18,101,687

Critical accounting policies and estimates

The following discussion sets forth our critical accounting policies. Critical accounting policies are those policies that require us to exercise the most judgment or involve a higher degree of complexity in the application of the accounting policies that currently affect our financial condition and results of operations. The accounting estimates we make in these contexts require us to calculate variables and make assumptions about matters that are highly uncertain. In each case, if we had made other estimates, or if changes in the estimates occur from period to period, our financial condition and results of operations could be materially affected. This information should be read together with Note 1 to our consolidated financial statements for a summary of the economic entity and principal accounting policies and practices. There are many other areas in which we use estimates about uncertain matters, but the reasonably likely effect of changed or different estimates is not material to our financial presentation.

Oil and gas reserves

When accounting for our reserves we use a similar method to the internationally recognized “successful efforts” method of accounting for investments in exploration and production areas. These investments are amortized using the technical units-of-production method on the basis of proved developed reserves by field. The reserves are based on technical studies prepared internally by our Department of Reservoirs and approved by our reserves committee, which follow estimation methodologies recommended by international organizations of specialists in hydrocarbon reserves and that in accordance with their certification meet the guidelines followed by the SEC.

Oil and gas reserves are divided between proved and unproved reserves. Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves can also be divided in two categories: developed and undeveloped. Developed proved reserves are expected to be recovered from existing wells including line pack, or when the costs necessary to put them in production are relatively low. For undeveloped proved reserves, significant investments are necessary, including drilling new wells and installing production or transportation facilities.

The estimation of hydrocarbon reserves is subject to several uncertainties inherent to the determination of proved reserves, production recovery rates, the timeliness with which investments are made to develop the reservoirs and the degree of maturity of the fields.

Under Colombian Government Entity GAAP as in effect for fiscal years 2007 and 2006, we used the average WTI reference price to estimate our total reserves. Under Colombian Government Entity GAAP as in effect for fiscal year 2008, we used the year-end WTI reference price to estimate our total reserves. Required investments are based on technical and financial conditions for the field at the time reserves are estimated. For U.S. GAAP purposes, we used the WTI year end price.

Crude oil prices have traditionally fluctuated as a result of a variety of factors such as changes in international prices of natural gas and refined products, long-term changes in the demand for crude oil, natural gas and refined products, regulatory changes, inventory levels, increase in the cost of capital, economic conditions, development of new technologies, economic and political events, and local and global demand and supply.

Revisions to proved reserves estimates of crude oil and gas and the effect of such price variations are presented in Note 33.xxviii to our consolidated financial statements. Changes in the crude oil price may affect our estimates in the future.

The calculation of units-of-production depreciation and depletion is a critical accounting estimate that measures the depreciation and depletion of upstream assets. The units of production are equal to the ratio of actual volumes produced to total proved developed reserves (those proved reserves recoverable through existing wells with existing equipment and operating methods) and applied to our asset cost.

Financial derivative instruments

Occasionally we enter into hedging agreements to protect our exposure from the fluctuations of international crude prices. The difference between amounts paid and income received under hedging operations is recognized as financial income/expense. We do not enter into hedging contracts for speculative purposes.

Under Colombian Government Entity GAAP, our estimates are based on current spot prices subject to market variations. The differences between our estimates and current payments have been immaterial. We do not foresee material variations in the near future that may significantly impact our financial condition or results of operations. Our transactions with financial derivatives have not been significant during the last three years.

Under U.S. GAAP, we used fair values to measure our financial derivative instruments. Fair values were based on market quotes. There have not been material variations between fair values that have impacted significantly our financial condition or operating performance in the past.

Pension plans and other retirement benefits

The determination of the expense and liability relating to our pension and other retirement benefits require us to use judgment in the determination of actuarial assumptions. These include active employees with indefinite term contracts, retirees and their heirs, pension benefits, healthcare and education expenses; number of temporary employees who will remain with us until retirement, voluntary retirement plans and pension bonuses. The calculation of retirement bonds posted by us to meet our pension obligations is regulated by Decrees 1748 of 1995, 1474 of 1997 and 876 of 1998, as well as Law 100 of 1993 and its regulatory decree.

These actuarial assumptions include estimates of future mortality, withdrawal, changes in compensation and discount rate to reflect the time value of money as well as the rate of return on pension bonds and other plan assets. These assumptions are reviewed at least annually and may differ materially from actual results due to changing market and economic conditions, regulatory events, judicial rulings, higher or lower withdrawal rates or longer or shorter life spans of participants.

Most of our assumptions have been based on historical trends. Actuarial gains and losses a result of differences between estimates and actual calculations and differences between Colombian Government Entity GAAP and U.S. GAAP are disclosed in Note 33.vii to our consolidated financial statements. Changes in interest rates and amendments to plan conditions have affected prior estimates. We believe that the assumptions used in recording our obligations under the plans are reasonable based on our experience and market conditions.

Litigation and tax assessments

We are subject to claims for substantial amounts, regulatory and arbitration proceedings, tax assessment and other claims arising in the normal course of business. Management and legal counsel evaluate these situations based on their nature, the likelihood that they materialize, and the amounts involved, to decide on any changes to the amounts accrued and/or disclosed. This analysis includes current legal processes against the company and claims not yet initiated. In accordance with management’s evaluation and guidance provided by Colombian Government Entity GAAP, we created reserves to meet these costs when it is probable that a liability has been incurred and reasonable estimates of the liability can be made. At December 31, 2008, we had created a provision of Ps$551,224 million for litigation contingencies. We also maintain insurance policies to cover specific operational risks and asset protection.

Estimates are based on legal counsel’s evaluation of the cases and management’s judgment. In the past our estimates have been accurate and have not varied substantially compared to final judgments. We believe that payments required to settle the amounts related to the claims, in case of loss, will not vary significantly from the estimated costs, and thus will not have a material adverse effect on our results of operations or cash flows. Litigation and tax assessment differences between Colombian Government Entity GAAP and U.S. GAAP are disclosed in Note 33 to our consolidated financial statements.

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in the financial statements and their respective tax base. Deferred taxes on assets and liabilities are calculated based on statutory tax rates that we believe will be applied to our taxable income during the years in which temporary differences between the carrying amounts are expected to be recovered.

Abandonment of fields

We are required by law to remove equipment and restore the land or seabed at the end of operations at production sites. To estimate this obligation, we include plugging costs and abandonment of wells, dismantling of facilities and environmental recovery of areas and wells. Changes resulting from new estimates of the liability for abandonment can occur as a result of changes in economic conditions. We accrue the estimated discounted costs of dismantling and removing these facilities at the time of installation of the assets. The related liability is estimated in foreign currency and is adjusted for exchange difference at the end of each year.

We use economic factors from different sources and develop our own internal estimates of future inflation rates and discount rates. There have not been significant disparities between estimates and asset retirement costs paid. We believe that the assumptions used in recording our asset retirement costs and obligations are reasonable based on our experience and market conditions.

Differences between Colombian Government Entity GAAP and U.S. GAAP are disclosed in Note 33 to our consolidated financial statements.

Recognition and measurement of assets recognized and liabilities assumed upon business combinations

Under U.S. GAAP, we account for businesses acquired using the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. The application of the purchase method requires certain estimates and assumptions especially concerning the determination of the fair values of the acquired intangible assets, property, plant and equipment as well as the liabilities assumed at the date of the acquisition. In addition, the useful lives of the acquired intangible assets, property, plant and equipment have to be determined. The judgments made in the context of the purchase price allocation can materially impact our future results of operations. Accordingly, for significant acquisitions, we obtain assistance from third-party valuation specialists. The valuations are based on information available at the acquisition date and different methodologies are used for each intangible identified above.

Goodwill

Under U.S. GAAP, Ecopetrol tests goodwill for impairment at least annually using a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. However, if certain criteria are met, the requirement to test goodwill for impairment annually can be satisfied without a re-measurement of the fair value of a reporting unit. Fair value is determined by reference to market value, if available, or by a qualified evaluator or pricing model. Determination of a fair value by a qualified evaluator or pricing model requires management to make assumptions and use estimates. Management believes that the assumptions and estimates used are reasonable and supportable in the existing market environment and commensurate with the risk profile of the assets valued. However, different assumptions and estimates could be used which would lead to different results. In 2008, the most significant amounts of goodwill relate to the acquisitions of Propilco, Comai and Bioenergy. The valuation models used to determine the fair value of these companies are sensitive to changes in the underlying assumptions. For example, the prices and volumes of product sales to be achieved and the prices which will be paid for the purchase of raw materials are assumptions which may vary in the future. Adverse changes in any of these assumptions could lead us to record a goodwill impairment charge.

Safe Harbor

See “Forward Looking Statements”.

THE EXCHANGE OFFER

This is a summary of the exchange offer and the material provisions of the exchange and registration rights agreement that we entered into on July 23, 2009 with the initial purchasers of the old notes issued on that day. This section may not contain all the information that you should consider regarding the exchange offer and the exchange and registration rights agreements before participating in the exchange offer. For more detail, you should refer to the registration rights agreement, which we have filed with the SEC as exhibit to the registration statement. You can obtain copies of this document by following the instructions under the heading “Where You Can Find More Information”.

Background and Purpose of the Exchange Offer

We sold US$1,500,000,000 of the old notes to the initial purchasers pursuant to a purchase agreement dated July 16, 2009. The initial purchasers then resold the old notes to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

As long as we determine that applicable law permits us to make the exchange offer, the registration rights agreement requires that we:

Action	Date Required
1. Use our best efforts to prepare and file with the SEC an exchange offer registration statement with respect to registered exchange offer and the issuance and delivery to the holders, in exchange for the old notes, of the new notes, which will have terms identical in all material respects to the old notes, except that the new notes will not contain terms with respect to transfer restrictions and will not provide for any increase in the interest rate under the circumstances described below;	October 21, 2009
2. Use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act;	December 20, 2009
3. Use our best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and	January 19, 2010
4. Use our best efforts to cause the exchange offer to be consummated.	January 19, 2010

The exchange offer described in this prospectus will satisfy our obligations under the registration rights agreement relating to the old notes.

General Terms of the Exchange offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old notes for new notes. As of the date of this prospectus, US$1,500,000,000 aggregate principal amount of old notes is outstanding.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all old notes that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new notes in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Holders may tender their old notes only in a principal amount of US$1,000 and integral multiples of US$1,000 in excess thereof.

We are sending this prospectus to all holders of record of the old notes as of      , 2009. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old notes are entitled to participate in the exchange offer. Only holders of old notes, their legal representatives or their attorneys-in-fact may participate in the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, our obligation to accept old notes for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offer”.

Any holder of old notes that is an “affiliate” of Ecopetrol may not participate in the exchange offer. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

We will have formally accepted validly tendered old notes when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old notes from holders and delivering new notes to them in exchange.

The new notes issued pursuant to the exchange offer will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new notes on or about January 22, 2009.

Resale of New Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;
•	you are not an “affiliate” of ours, as that term is defined in Rule 405 of the Securities Act; and
•	you are acquiring the new notes in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new notes and you have no arrangement or understanding with any person to participate in a distribution of the new notes.

If you acquire new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes or you have any arrangement or understanding with respect to the distribution of the new notes, you may not rely on the position of the staff of the SEC enunciated in the no-action letters Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes received in exchange for old notes that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 90 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution”.

Expiration Date; Extensions; Amendments

The exchange offer will expire on      , 2009, at 5:00 p.m., New York City time, unless we extend the exchange offer. If we extend it, the exchange offer will expire on the latest date and time to which it is extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old notes tendered,

•	extend the exchange offer, and
•	amend the terms of the exchange offer in any manner.

If we amend the terms of the exchange offer, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old notes. The term “registered holder” as used in this prospectus with respect to the old notes means any person in whose name the old notes are registered on the books of the trustee.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your old notes pursuant to the terms of the exchange offer, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1. you have received and reviewed this prospectus;

2. any new notes you receive in exchange for old notes tendered by you in the exchange offer will be acquired in the ordinary course of business by you;

3. you own, or have confirmed that the party on whose behalf you are acting owns, the old notes being offered, and have the full power and authority to offer for exchange the old notes offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offer, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

4. if you or any such other holder of old notes is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new notes;

5. neither you nor any person who will receive the new notes has any arrangement or understanding with any person to participate in a distribution of the new notes;

6. you are not an “affiliate” of ours, as that term is defined in Rule 405 of the Securities Act;

7. if you or any such other holder of old notes is a broker-dealer, you will receive new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new notes. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

8. the exchange offer is being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the new notes issued in exchange for the old notes pursuant to the exchange offer may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holder’s business an such holder has no arrangement or understanding with any person to participate in the distribution of such new notes;

9. you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old notes specified therein for new notes, on the terms and subject to the conditions of the exchange offer (and subject to the issuer’s right to terminate or amend the exchange offer and to your right to withdraw your acceptance prior to 5:00 P.M, New York City time, on      , 2009, in either case in the manner specified in this prospectus);

10. all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

11. you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

12. (a) if your old notes are held through an account at DTC, you have (1) delivered your old notes by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offer to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your old notes are held through an account at Euroclear or Clearstream Banking, Luxembourg, société anonyme (“Clearstream, Luxembourg”), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old notes; and

13. you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old notes that are the subject of the exchange offer.

Procedures for Tendering Old notes

Old notes can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC.

If you are a DTC participant and you wish to tender your old notes in the exchange offer, you must:

1. transmit your old notes by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2. acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old notes. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old notes through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you must submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old notes to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic delivery of your old notes and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old notes or other documents to us.

In the unlikely event that your old notes are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed, together with a duly executed document containing your express acknowledgment and agreement to the matters set forth under “—Holders’ Deemed Representations, Warranties and Undertakings,” by hand or overnight courier, to the exchange agent at its address set forth under “—Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old notes and our acceptance of them as part of the exchange offer will constitute an agreement between you and Ecopetrol under which both of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old notes tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old notes that are not properly tendered or any old notes which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes or particular holders of old notes either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old notes for exchange, we will not incur any liability for failure to give notification. We will not consider old notes to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Notes for Exchange; Delivery of New Notes

After all the conditions to the exchange offer have been satisfied or waived, we will accept any and all old notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new notes that we issue in the exchange offer as promptly as practicable after the expiration date. For purposes of the exchange offer, we will have formally accepted validly tendered old notes when we give written notice of acceptance to the exchange agent.

We will issue new notes in exchange for old notes only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old notes into the exchange agent’s DTC account; and
•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings”.

However, we reserve the absolute right to waive any defects or irregularities in any tenders of old notes for exchange. If we do not accept any tendered old notes for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Unless we have already accepted the old notes under the exchange offer, you may withdraw your tendered old notes at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old notes for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

1. specify the name of the person who deposited the old notes to be withdrawn,

2. identify the principal amount of such old notes, and

3. be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old notes.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old notes that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offer. Any old notes that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old notes that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old notes” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offer

Notwithstanding any other terms of the exchange offer or any extension of the exchange offer, there are some circumstances in which we are not required to accept old notes for exchange or issue new notes in exchange for them. In these circumstances, we may terminate or amend the exchange offer as described above before accepting old notes. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offer because of any change in law or applicable interpretations by the SEC;
•	a stop order is in effect or has been threatened with respect to the exchange offer or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or
•	we determine in our reasonable judgment that our ability to proceed with the exchange offer may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old notes and return all tendered securities to the tendering holders,
•	extend the exchange offer and retain all old notes that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”), or
•	waive the unsatisfied conditions of the exchange offer and accept all validly tendered old notes that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offer, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offer for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offer would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old notes for new notes under the exchange offer if you do not tender your old notes by the expiration date. After the exchange offer expires, holders may not offer or sell their untendered old notes in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old notes, as discussed below under “—Shelf Registration Statement”.

The Exchange Agent

          is the exchange agent. All tendered old notes and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old notes”. You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows                  .”

We will pay all expenses related to our performance of the exchange offer, including:

•	all SEC registration and filing fees and expenses,
•	all costs related to compliance with federal securities and state “blue sky” laws,
•	all printing expenses,
•	all fees and disbursements of our attorneys, and
•	all fees and disbursements of our independent certified public accountants.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offer.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old notes for exchange under the exchange offer. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new notes in someone else’s name, or
•	you request that we return untendered or withdrawn old notes or old notes not accepted in the exchange offer to someone else.

Shelf Registration Statement

Under the registration rights agreement, if:

(1)	we are not permitted to file the exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;
(2)	for any reason, the exchange offer registration statement is not declared effective by December 20, 2009 or the exchange offer is not consummated by January 19, 2010;
(3)	upon the request of the initial purchasers in certain circumstances; or
(4)	a holder is not permitted to participate in the exchange offer or does not receive freely tradable new notes pursuant to the exchange offer;

we will, in lieu of effecting the registration of the new notes pursuant to the exchange offer registration statement:

(1)	as promptly as practicable, file with the SEC a shelf registration statement covering resales of the notes;
(2)	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act not later than January 19, 2010;
(3)	use our reasonable best efforts to keep effective the shelf registration statement until one year after the issue date or until all of the notes covered by the shelf registration statement have been sold or otherwise cease to be “Registrable Securities” within the meaning of the registration rights agreement; and
(4)	use our reasonable best efforts to ensure that:
•	the shelf registration statement and any amendment thereto and any prospectus included therein complies in all material respects with the Securities Act; and
•	the shelf registration statement and any amendment thereto and any prospectus included therein does not, when it becomes effective, contain an untrue statement of a material fact.

During any 365-day period, we will have the ability to suspend the availability of such shelf registration statement for up to two periods of up to 90 consecutive days (except for the consecutive 90-day period immediately prior to the maturity of the notes), but no more than an aggregate of 90 days during any 365-day period, if our Board of Directors determines in good faith that there is a valid purpose for the suspension.

We will, in the event of the filing of a shelf registration statement, provide to each holder of notes that are covered by the shelf registration statement copies of the prospectus which is a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder of notes that sells the notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations).

Each note will contain a legend to the effect that the holder of the note, by its acceptance thereof, agrees to be bound by the provisions of the registration rights agreement. In that regard, if a holder receives notice from Ecopetrol that any event occurs which:

(1)	makes any statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker-dealers, the prospectus which is a part of the exchange offer registration statement) untrue in any material respect;
(2)	requires the making of any changes in the prospectus to make the statements therein not misleading; or
(3)	is specified in the registration rights agreement,

the holder (or participating broker-dealer, as the case may be) will suspend the sale of notes pursuant to that prospectus until Ecopetrol has either:

•	amended or supplemented the prospectus to correct the misstatement or omission; and
•	furnished copies of the amended or supplemented prospectus to the holder (or participating broker-dealer, as the case may be); or
•	given notice that the sale of the notes may be resumed, as the case may be.

Additional Interest

If a registration default occurs, which means one of the following events occurs:

•	the exchange offer registration statement is not filed with the SEC on or prior to the 90th calendar day following the most recent issue date;
•	the exchange offer registration statement is not declared effective on or prior to the 150th calendar day following the most recent issue date; or
•	the exchange offer is not consummated or a shelf registration statement with respect to the notes is not declared effective on or prior to the 180th calendar day following the most recent issue date,

then the interest rate borne by the notes that are affected by the registration default with respect to the first 90-day period, or portion thereof, will be increased by an additional interest of 0.25% per annum upon the occurrence of each registration default. The amount of additional interest will increase by an additional 0.25% each 90-day period, or portion thereof, while a registration default is continuing until all registration defaults have been cured; provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Upon:

•	the filing of the exchange offer registration statement after the 90th calendar day;
•	the effectiveness of the exchange offer registration statement after the 150th calendar day;
•	the consummation of the exchange offer;
•	the effectiveness of the shelf registration statement after the 180th calendar day; or
•	the date of the first anniversary of the last date of original issue of the notes,

the interest rate on the notes will be reduced to the original interest rate set forth on the cover page of this prospectus if Ecopetrol is otherwise in compliance with this paragraph. If after any such reduction in interest rate, a different event specified above occurs, the interest rate will again be increased pursuant to the foregoing provisions.

If the shelf registration statement is unusable by the holders for any reason for more than 90 days, then the interest rate borne by the notes will be increased by 0.25% per annum of the principal amount of the notes for the first 90-day period (or portion thereof) beginning on the 91st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.25% per annum of the principal amount of the notes at the beginning of each subsequent 90-day period; provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Any amounts payable under this paragraph shall also be deemed “additional interest” for purposes of the registration rights agreement. Upon the shelf registration statement once again becoming usable, the interest rate borne by the notes will be reduced to the original interest rate if Ecopetrol is otherwise in compliance with the registration rights agreement at such time. Additional interest shall be computed based on the actual number of days elapsed in each 90-day period in which the shelf registration statement is unusable.

Ecopetrol shall notify the trustee within five business days of an event date, which is each and every date on which an event occurs in respect of which additional interest is required to be paid. Additional interest shall be paid by depositing with the trustee, in trust, for the benefit of the holders of the notes, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date to the record holder of notes entitled to receive the interest payment to be paid on such date as set forth in the indenture. Each obligation to pay additional interest shall be deemed to accrue from and including the day following the applicable event date.

The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia govern all matters relating to authorization and execution of the registration rights agreement.

DESCRIPTION OF THE NEW NOTES

This is a summary of the material terms of the new notes and the indenture dated July 23, 2009 among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the new notes and the indenture, and may not contain all the information that you should consider before investing in the new notes. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 101 Barclay Street, 4 East, New York, New York 10286.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that:

•	we will register the new notes under the Securities Act and therefore they will not bear legends restricting their transfer; and
•	holders of the new notes will not receive some of the benefits of the registration rights agreement.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt securities which Ecopetrol may issue under the indenture, including the notes, are collectively referred to in this prospectus as the “senior notes”.

The 7.625% notes due 2019, which are referred to in this prospectus as the “notes”, will constitute a single series of senior notes under the indenture. The notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series. If the exchange offer described under “Exchange Offer; Registration Rights” is consummated, holders of notes who do not exchange their notes for exchange notes will vote together as a single series of senior notes with holders of the exchange notes of the series for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the notes (including acceleration following an event of default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any notes which remain outstanding after the exchange offer will be aggregated with the exchange notes of the relevant series and the holders of the notes and exchange notes will vote together as a single series for all purposes. Accordingly, all references in this prospectus to specified percentages in aggregate principal amount of the outstanding notes will be deemed to mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the notes and the exchange notes then outstanding.

The notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semi-annually on January 23 and July 23 of each year, each of which is referred to in this prospectus as an “interest payment date”, commencing January 23, 2010 to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the notes is July 23, 2019. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The notes will not be subject to any sinking fund. For a discussion of the circumstances in which the interest rate on the notes may be adjusted, see “Exchange Offer; Registration Rights”.

In the case of amounts not paid by Ecopetrol under the notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, book-entry notes will not be exchangeable for notes issued in fully registered form (“certificated notes”). See “Notice to Investors”.

Notes sold to qualified institutional buyers, or QIBs, and subsequent transferees, directly or indirectly, of those notes and notes sold initially to non-U.S. persons in reliance on Regulation S under the Securities Act will be issued as book-entry notes and will be represented as global notes, which will be deposited with the custodian for DTC and registered in the name of DTC’s nominee. See “—Form, Denomination and Registration”.

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “—Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the notes in whole or in part at a redemption price equal to the Make-Whole Amount (as defined below).

We are required to make an offer to purchase all or any portion of outstanding notes held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

The notes are subject to restrictions on the resale or other transfer thereof as described under “Notice to Investors”. In addition, book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of the note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of the note will look only to Ecopetrol for payment.

Form, Denomination and Registration

The notes will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

The notes sold initially within the United States, as defined in Regulation S, to QIBs in reliance on Rule 144A will be issued in the form of one or more U.S. global notes in fully registered form. Each U.S. global note will be deposited with, or on behalf of, the depositary, which initially will be DTC, and registered in the name of the depositary or its nominee. Investors may hold their beneficial interests in a U.S. global note directly through the depositary if they are participants in the depositary’s book-entry system or indirectly through organizations which are participants in such system. The U.S. global notes will be subject to restrictions on transfer and will bear legends to that effect as described under “Notice to Investors”.

The notes sold to non-U.S. persons in reliance on Regulations S will be issued in the form of one or more Regulation S global notes in fully registered form. Each Regulation S global note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee for credit to the subscribers’ respective accounts. Regulation S global notes will be subject to restrictions on transfer as described under “Notice to Investors”.

Each Regulation S global note will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or its nominee. Investors may hold their beneficial interests in a Regulation S global note directly through the depositary if they are participants in the depositary’s book-entry system or indirectly through organizations which are participants in such system. The Regulation S global notes and the U.S. global notes are collectively referred to in this prospectus as the “global notes”.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the notes represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the notes for any purpose under the indenture, and no global note representing the book- entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. Furthermore, transfers of all notes, including book-entry notes, are subject to the restrictions on the resale and other transfer thereof described under “Notice to Investors”. The laws of some jurisdictions may require that certain purchasers of notes take physical delivery of the notes in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the notes.

The global notes representing the notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the notes, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Cross-Market Transfers.  Subject to compliance with the transfer restrictions described below under “Notice to Investors”, and the certification and other requirements set forth in the indenture, any cross-market transfer between a holder of a beneficial interest in a U.S. global note, on the one hand, and a holder of a beneficial interest in a Regulation S global note, on the other hand, will be effected in the depositary’s book-entry system on behalf of its participants in accordance with the rules of the depositary. However, these cross-market transfers may require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Banking, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global note in the depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Participants in Euroclear or Clearstream Banking may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Beneficial interests in a Regulation S global note may be exchanged for beneficial interests in a U.S. global note only if such exchange occurs in connection with a transfer of notes pursuant to Rule 144A and the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a person who the transferor reasonably believes to be a QIB within the meaning of Rule 144A, purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a U.S. global note may be transferred to a person who takes delivery in the form of a beneficial interest in a Regulation S global note, whether before or after the expiration of the “distribution compliance period” (as defined in Regulation S), only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

Any beneficial interest in a global note that is transferred for a beneficial interest in another global note will, upon transfer, cease to be an interest in the original global note and will become an interest in the other global note and, accordingly, will be subject to all transfer restrictions and other procedures applicable to beneficial interests in the other global note for as long as it remains a beneficial interest in that global note.

In order to insure the availability of Rule 144 under the Securities Act for non-affiliates, the indenture provides that all notes, other than the notes referred to herein, which are redeemed, purchased or otherwise acquired by Ecopetrol or any of its subsidiaries or “affiliates”, as defined in Rule 144 under the Securities Act, may not be resold or otherwise transferred unless such resale or transfer is made in accordance with the requirements of Regulation S and the delivery of the notes to the purchaser is made through the Regulation S global note.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered senior notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of senior notes certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the notes, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the notes and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of notes under the depositary’s system must be made by or through direct participants, which will receive a credit for the notes on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of each note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the notes will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the notes; the depositary’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the notes. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the notes will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading.  Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest.  Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence.  Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking.  Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default.  Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports.  In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Liens.  Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

(1)	Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
(2)	Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;
(3)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;
(4)	Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

(5)	Liens existing as of the date of the indenture;
(6)	Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;
(7)	Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(8)	Liens to secure the notes;
(9)	Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary;
(10)	Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;
(11)	Liens securing Internal Indebtedness;
(12)	Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);
(13)	Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(14)	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;
(15)	Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries; and
(16)	Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event.  Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts.  Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i) any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii) any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii) any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (3), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv) any Tax imposed on a payment on the notes required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v) any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 30-day period);

(vi)any Tax payable other than by withholding or deduction from payments of principal or of interest on the note; or

(vii) any combination of the circumstances described in clauses (i) through (vi);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption with “Make-Whole” Amount

We will have the right at our option to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the notes to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc., Barclays Capital Inc. or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes, the indenture (including the obligation to pay the Additional Amounts) and the registration rights agreement and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

(1)	default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;
(2)	default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise;
(3)	the notes, the indenture, or any part of those documents, ceases to be in full force and effect or binding and enforceable against Ecopetrol or it becomes unlawful for Ecopetrol to perform any material obligation under any of the foregoing documents to which it is a party;
(4)	Ecopetrol contests the enforceability of the notes or the indenture, or denies that it has liability under any of the foregoing documents to which it is a party;
(5)	default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;
(6)	any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$50.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(7)	the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$50.0 million (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;
(8)	Ecopetrol stops paying or admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;
(9)	the entry by a court having competent jurisdiction of:
(a)	a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;
(b)	a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or
(c)	a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol;
(10)	the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action; and
(11)	a general moratorium is agreed or declared in respect of any Indebtedness of Ecopetrol.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (9) or (10) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (9) or (10) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

(1)	Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the notes and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest on the notes; and
(2)	all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding notes at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of notes. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding notes shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture shall be binding on all the holders of notes, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding notes affected thereby:

(1)	change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;
(2)	reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;
(3)	change the redemption provisions of any note or adversely affect the right of repayment at the option of any holder of any note;
(4)	change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;
(5)	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;
(6)	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);
(7)	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;
(8)	reduce the requirements for quorum or voting by holders of notes as provided in the indenture;
(9)	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or
(10)	modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture with respect to the notes, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to notes; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the notes, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of notes in any material respect. Ecopetrol and the trustee, without the consent of any holders of the notes, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

All notices regarding the notes shall be valid if that notice is given to holders of notes in writing and mailed to each holder of notes.

While the notes are represented by the global note deposited with the common depositary, notices to holders may be given by delivery to the depositary, and such notices will be deemed to be given on the date of delivery to the depositary. The trustee will also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with Colombian Government Entity GAAP.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with Colombian Government Entity GAAP and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Colombian Government Entity GAAP” means accounting principles for Colombian state-owned entities issued by the National Accounting Office (Contaduría General de la Nación) and other applicable legal provisions in effect from time to time.

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with Colombian Government Entity GAAP.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“Indebtedness” of any Person means, without duplication:

(1)	any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;
(2)	any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and
(3)	any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the notes is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

•	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and
•	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or
•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the event of default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

Currency Indemnity

Ecopetrol has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Ecopetrol will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Ecopetrol’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

We will submit to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the notes, the indenture or the registration rights agreement. We have appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new notes that it receives for its own account in exchange for old notes pursuant to the exchange offer if such broker-dealer acquired such old notes as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new notes that it receives in exchange for old notes if such broker-dealer acquired such old notes as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

We will note receive any proceeds from any sale of new notes by broker-dealers. New notes that broker-dealers receive for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offer, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offer, each broker-dealer that receives new notes in the exchange offer agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the exchange agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offer, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

The new notes are a new issue of securities with no established trading market. We intend to apply to have the new notes listed on the New York Stock Exchange, but we cannot assure you that an active market for the new notes will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

The new notes may not be publicly offered or sold in Colombia.

BUSINESS

History and Development of the Company

Ecopetrol is a mixed economy company, organized on August 25, 1951, and existing under the laws of Colombia. We have an unlimited duration. Our address is Carrera 7 No. 37 – 69 Bogota, Colombia and our telephone number is +571 234 4000.

We were incorporated as the Empresa Colombiana de Petróleos S.A. as a result of the reversion of the De Mares concession to the Government by the Tropical Oil Company in 1921. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources.

We began operating the crude oil fields at Cira-Infantas and the pipeline that connected that field with the Barrancabermeja refinery and the port of Cartagena. Three years later, the first national seismic study was performed under the De Mares concession which led to the discovery of the Llanito crude oil field in 1960.

In 1961, we assumed the direct operation of the Barrancabermeja refinery and continued its transformation into an industrial complex. International Petroleum Colombia Limited or Intercol began the construction of a new facility in Mamonal, Cartagena, where the pipeline terminal of the Andean National Corporation was already located and which also included a loading port. In December 1957, the Cartagena Refinery began operations, and in 1974 it was acquired by us.

In 1970, we adopted our first by-laws that transformed us into a governmental industrial and commercial company, linked to the Ministry of Mines and Energy. Decree Law 1760 of June 26, 2003 transformed us from an industrial and commercial company into a state-owned corporation by shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization our capital expenditures program and access to the credit markets were limited by the Government which was making its decisions based on its budgetary needs and not on our growth prospects.

In 2006, the Congress of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock. On November 13, 2007, we placed 4,087,723,771 shares in the BVC, which resulted in 483,941 new shareholders and raised approximately Ps$5,723 billion for the sale of 10.1% of our capital stock. Since September 18, 2008, our ADS’s have been trading in the New York Stock Exchange under the symbol “EC”. Each ADS represents 20 common shares of the Company.

In April 2008, we completed the acquisition of Polipropileno del Caribe S.A. (Propilco), the main polypropylene supplier in Colombia, for the purchase price of approximately US$690 million, thereby increasing our market share in the petrochemical business. We acquired 49% of Propilco’s shares directly and the remaining 51% indirectly, through our subsidiary Andean Chemicals Ltd.

In February 2009, we, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG) for the purchase price of US$900 million. OIG is the U.S. parent of Petrotech Peruana S.A., which carries out crude oil exploration and production activities in Peru.

In February 2009, we entered into a memorandum of understanding with Glencore International A.C. pursuant to which we acquired in May 2009 all of its stake in Refinería de Cartagena S.A. through our subsidiary Andean Chemicals for the purchase price of US$549 million, thereby becoming the sole indirect owner of Refinería de Cartagena S.A.

In March 2009, we entered into an agreement with Maurel and Prom pursuant to which we acquired in May 2009 100% of its stake in its subsidiary in Bermuda, Hocol Petroleum Limited, for the purchase price of US$580 million plus US$168 million for working capital. Hocol Petroleum Limited’s most important assets are Hocol and Homcol, two companies incorporated in the Cayman Islands with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia.

In March 2009, we entered into an agreement with Enbridge Inc., a Canadian company, pursuant to which we acquired 100% of its stake in Oleoducto Central S.A. (Ocensa) for the purchase price of approximately US$418 million, thereby increasing our ownership of Ocensa from 35.3% to 60%.

These recent acquisitions were funded mainly through cash on hand and cash flow from our operations.

Currently, we are the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. We are Colombia’s only vertically-integrated crude oil and natural gas company with operations in Colombia and overseas. Our operation does not include natural gas transportation activities due to legal restrictions.

Business Overview

Strategic Plan

Our 2008 – 2015 Strategic Plan focuses on transforming us into a global company with emphasis on crude oil and natural gas and the development of alternative fuels. We are committed to developing into a key player with high competitive standards, strong human resources and transparent social responsibility policies. We intend to become one of Petroleum Intelligence Weekly’s 27 leading oil and natural gas companies.

Our strategic plan provides detailed initiatives for each one of our business segments. Our main objective is to increase our reserves to 1,280 million barrels of oil equivalent or boe by 2015 and achieve a daily output of approximately 1 million boe by such date. We are also planning on expanding our refining and conversion capacity and increasing our petrochemical production, while complying with local and international environmental standards.

We expect to fund our strategic initiatives through cash on hand and cash flow from operating activities. We also expect to access the local and international capital markets to fund part of our expansion. We currently have begun to incur long-term debt, recently entering into a Ps$2.2 billion (approximately US$1 billion) syndicated loan facility with a syndicate of local banks in May 2009. In addition, Oleoducto de los Llanos Orientales or ODL, our indirect Panamanian subsidiary, through its Colombian branch office, Oleoducto de los Llanos Orientales Sucursal Colombia, entered into a Ps$520 billion (approximately US$200 million) loan facility with Banco de Bogota S.A., Banco de Occidente S.A., Banco Popular S.A. and Banco AV Villas S.A., which together comprise the Grupo Aval, in March 2009. We believe that we will be able to access local and international markets when the need arises. We are also authorized by law 1118 of 2006 to sell an additional 9.9% of our equity, which could be used to complete funding our strategic plan.

We expect to achieve our strategy together with our joint venture partners with whom we have built long-term relationships. We are also working with foreign governmental authorities in countries where we already have operation or where we intend to develop operations.

Exploration and Production

We intend to continue the expansion of our exploration and production activities and enter into new joint ventures to further develop our business. We intend to become one of Latin America’s leading crude oil and natural gas companies. In line with our development strategy, we intend to increase our average daily production of hydrocarbons to one million boe per day by the year 2015. By 2015, we estimate our total investment in exploration activities at US$11 billion and in production activities at US$27 billion for a total of US$38 billion.

Increase our average daily production of hydrocarbons

Our 2008 – 2015 Strategic Plan contemplates estimated capital expenditures of approximately US$38 billion in exploratory and development activities in Colombia and abroad. Our goal is to increase our reserves to 1,280 million boe by 2012 and to increase our daily output of hydrocarbons to approximately one million boe per day by 2015. From 2008 to 2015, we estimate spending approximately US$11 billion in exploratory activities in Colombia and abroad and anticipate drilling directly and together with other oil companies approximately 300 gross wells. We estimate that we will need to incorporate approximately

435 million boe per year of new crude oil and natural gas reserves from a combination of exploratory drilling, acquisition of reserves in place and incorporation of new reserves from existing fields to achieve our one million boe per day production target.

Between 2008 and 2015, we plan to invest approximately US$16 billion in production projects, including development of mature fields, increasing production of heavy crude oil and development of natural gas fields. In addition, during the course of the same period, we intend to invest approximately US$11 billion to execute our growth strategy by selectively entering into joint ventures with major international and regional crude oil companies to bid for new exploration and production blocks on-shore and off-shore within and outside Colombia. In 2008, our capital expenditures in our exploration and production segment were Ps$4,911,487 million (approximately US$2.5 billion).

Refining

Expand our refining capacity in the Cartagena and Barrancabermeja refineries and increase our production of petrochemicals

We intend to expand and modernize our refining capacity in the Cartagena and Barrancabermeja refineries in order to reach a 95% conversion rate. Our goal is to process approximately 650 thousand bpd by 2015. The implementation of this initiative will allow us to increase production of refined products and improve the efficiency of and upgrade existing facilities in order to reach higher margins in our refining segment. Our strategic plan contemplates the investment of approximately US$11 billion in the upgrade and expansion of our refineries, and in the eventual acquisition of refineries in markets where we acquire crude oil production. We expect to invest approximately US$4 billion to increase our production of petrochemicals and reach 2.7 million tons per year by 2015, including 700,000 tons per year of polypropylene produced by Polipropileno del Caribe S.A. (Propilco). In 2008, our capital expenditures in our refining and petrochemicals segment were Ps$776,080 million (approximately US$0.4 billion).

Transportation

Development of our transportation infrastructure

We plan to implement a transportation infrastructure program focused on the construction of crude oil pipelines and multipurpose transportation systems to assure our transportation capacity. We intend to invest approximately US$1.2 billion in the construction and upgrading of our transportation infrastructure to meet our future requirements and in the conversion of existing crude oil pipelines for the transportation of heavy crude oil. In 2008, our capital expenditures in our transportation segment were Ps$939,996 million (approximately $478 million).

Marketing

Selectively expand our activities into the retail segment

Our marketing strategy is focused on supplying the local market and exporting crude oil, refined products and natural gas to end-users, including refineries and wholesalers in order to improve our margins. We are focused on increase our market participation in crude oil and refined products in the Far East. We are currently opening new markets for our products, such as China and India. We continue to selectively evaluate entering into retail markets in Colombia. Our 2008 – 2015 Strategic Plan contemplates investments of approximately US$3 billion in the retail sector.

Our principal export markets in 2008 were: the US market, which accounted for 56%; Far East 10%; Aruba 10%, Chile 5% and Europe 4%. Currently, we maintain short-term crude oil supply contracts with Valero, ConocoPhillips and Tesoro Refining, as well as supply contracts for refined products with Refineria Dominicana de Petróleo S.A., Glencore and Berkshire, and a natural gas supply agreement with PDVSA.

Based on our natural gas production growth projections, we expect to increase our sales by focusing on deliveries of compressed natural gas for motor vehicles and industrial users, which have high demand.

Others

Expand our operations in the renewable energy market

We intend to participate in the renewable energy market in Colombia with local investors with whom we have undertaken the development of a refinery to process palm oil for bio-fuels. Our plan calls for investment of US$570 million in these initiatives. See “Business — Business Overview — Environmental Matters”.

Capital Expenditures

Our consolidated capital expenditures during 2008 amounted to Ps$6,704,595 million compared to Ps$3,036,962 million in 2007 and Ps$1,862,934 million in 2006. The most significant increase in our capital expenditures has been in our exploration and production segment which increased 84% in 2008 to Ps$4,911,487 million from Ps$2,678,684 million in 2007, and 105% in 2007 when compared to Ps$1,309,361 in 2006. We plan to meet our budgeted capital expenditures primarily through existing cash on hand, cash from operating activities and financings in the local and international financial markets. We may access equity markets through the issuance of an additional 9.9% of our common stock as authorized by Law 1118 of 2006.

At May 31, 2009, our subsidiary in Peru had made capital expenditures of approximately US$2 million and our subsidiary in the Gulf of Mexico had made capital expenditures of approximately US$49 million. These capital expenditures were funded by our own resources. All expenditures include project evaluation, payments to advisors, operation expenditures and costs associated to assignment of exploration blocks.

We currently have capital expenditures commitments locally and abroad. The most significant capital expenditures are within our exploration, transportation and refining segments. See Note 31 to our consolidated financial statements for a description of our principal commitments.

Overview

We are a vertically integrated oil company operating in Colombia and overseas. We are majority owned by the Nation and our shares trade on the BVC under the symbol ECOPETROL and in the New York Stock Exchange under the symbol “EC”. We divide our operations into four business segments that include exploration and production; transportation; refining; and marketing and supply. We are the largest corporation in Colombia, as measured by assets, sales, net income and net worth, and we play a key role in the local energy supply market. Exports of crude oil and refined-products accounted for approximately 33% of Colombia’s total exports in 2008, of which our exports accounted for 48%.

Overview by Business Segment

Exploration and Production

Summary

Our exploration and production business segment includes exploration, development and production activities in Colombia and abroad. We began local exploration in 1955 and international exploration in 2006. We conduct exploration and production activities directly and through joint ventures with third parties. We are the largest producer of crude oil and natural gas, the largest operator, and at December 31, 2008, we maintained the most acreage under exploration in Colombia.

According to the ANH, Colombia has 23 sedimentary basins, and at December 31, 2008, we had exploratory activities in 14 of them. The following map shows the basins where we conduct exploratory activities.

We have organized our production activities into five administrative regions. The administrative regions, and their respective 2008 results, are:

Northeastern Region — The Northeastern region is comprised of two areas, one located in the north of Colombia along the Atlantic coast and the other located in the Piedemonte Llanero. The Northeastern region covers approximately 200,350 acres, and includes the natural gas fields located at La Guajira and the crude oil and natural gas fields located in Cusiana-Cupiagua. The Northeastern region has a total production of approximately 40.4 thousand bpd of crude oil and 451.8 million cubic feet per day or mcfpd of natural gas. At December 31, 2008, we had 438 million boe of net proved reserves of crude oil and natural gas.

Mid-Magdalena Valley Region — The Mid-Magdalena Valley region runs along the Magdalena river valley and covers approximately 1,282,339 acres. The Mid-Magdalena Valley region includes the crude oil fields located in the Santander department and part of the Antioquia, Cesar and Boyacá departments near the Barrancabermeja refinery. The Mid-Magdalena Valley region has a total production of approximately

65.8 thousand bpd of heavy and light crude oil and 27.4 mcfpd of natural gas. At December 31, 2008, we had 221 million boe of net proved reserves of crude oil and natural gas.

Central Region — The Central region is located in Colombia’s central region and includes the Meta department and part of the Casanare department. The Central region covers approximately 521,697 acres and has a total production of approximately 122.3 thousand bpd of heavy and medium crude oil and 1.7 mcfpd of natural gas. At December 31, 2008, we had 265 million boe of net proved reserves of crude oil and natural gas.

Catatumbo-Orinoquía Region — The Catatumbo-Orinoquía region is located in the eastern part of Colombia and runs along the border with Venezuela covering approximately 669,616 acres. The Catatumbo-Orinoquía region includes the Caño Limón crude oil field and the Gibraltar natural gas field with a total production of approximately 73.9 thousand bpd of crude oil and 1 mcfpd. At December 31, 2008, we had 105 million boe of net proved reserves of crude oil and natural gas.

Southern Region — The Southern region is located on the southwestern region of Colombia and covers approximately 1,502,376 acres. The Southern region includes the Orito, Guando and Neiva fields located mainly in the Cundinamarca, Huila and Putumayo departments. The Southern region has a total production of approximately 57.9 thousand bpd of crude oil and 5 mcfpd of natural gas. At December 31, 2008, we had 107 million boe of net proved reserves of crude oil and natural gas.

The map below indicates the location of our operations in Colombia.

Strategy

Our main strategies in exploration and production in Colombia and abroad are to increase our crude oil and natural gas reserves and reach a production of one million boe per day in 2015, by:

•	Investing in high potential hydrocarbon areas in Colombia and abroad;
•	Selectively acquiring reserves;
•	Implementing new strategies and deploying state-of-the art technologies to increase reserve recovery of new and mature fields;
•	Investing in the development of natural gas and heavy crude oil; and
•	Entering into new joint ventures with regional and international oil companies in Colombia and abroad.

Exploration

Our exploration plan in Colombia is focused on exploration near existing production sites; exploration in already producing basins; and exploration in frontier areas including off-shore areas with potential for large findings. Our exploration strategy outside Colombia is focused on larger prospects.

In 2008, surface exploration in Colombia by acquisition of seismic data covered approximately 16,286 equivalent kilometers of which we participated in 6,789 equivalent kilometers representing a 120% increase as compared with 2007, corresponding to 2,018 kilometers of 2D seismic data and 2,807 square kilometers of 3D seismic data. Of this amount 3,236 equivalent kilometers were directly prospected by us, 2,094 equivalent kilometers were prospected together with our business partners in Colombia, 354 equivalent kilometers were prospected together with our business partners in international fields and 1,105 equivalent kilometers were prospected by third parties under sole risk contracts. (1 square kilometer (3D seismic data) corresponds to 1.7 kilometers (2D seismic data) of equivalent kilometers).

Exploration Activities in Colombia

We conduct exploration in Colombia on our own and through joint ventures with regional and international oil and gas companies. We also benefit from sole risk contracts when commercial reserves are found. In the case of sole risk contracts, we do not take any exploration risk.

The following table sets forth the number of gross and net exploratory wells drilled by us and our joint venture partners, and the exploratory wells drilled by third parties under a sole risk contract for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31,
	2008	2007	2006
Gross Exploratory Wells:
Owned and operated by Ecopetrol
Productive(1)	4	1	1
Dry(2)	6	3	2
Total	10	4	3
Operated by Ecopetrol in Joint Venture
Productive	1	1	—
Dry	0	2	1
Total	1	3	1
Operated by Partner in Joint Venture
Productive	1	—	—
Dry	3	5	—
Total	4	5	—
Net Exploratory Wells:
Productive	4.9	1.4	1
Dry	6.5	5.6	2.5
Total	11.4	7	3.5
Sole Risk(3):
Productive	8	8	14
Dry	12	13	16
Total	20	21	30

(1)	A productive well is an exploratory well that is not a dry well.
(2)	A dry well or hole is an exploratory well found to be incapable of producing either crude oil or natural gas in sufficient quantities to justify completion as a crude oil or natural gas well.
(3)	We do not take any risk in sole risk contracts but we benefit from successful exploratory efforts. See “Business — Overview of Exploration and Production Contractual Arrangements”.

In 2008, our gross and net exploratory wells drilled included two international wells drilled: one in Peru with our business partner Repsol, where we have a 49.5% ownership interest and one in the Gulf of Mexico with our business partner Shell, where we have a 25% ownership interest. Both were dry wells.

The following table sets forth our current net and gross exploratory wells drilled at March 31, 2009.

	For the three-month period ended March 31, 2009
	Gross	Net
Number of net and gross wells drilled:
Joint ventures	0	0
Sole Risk	0	0
Directly Ecopetrol	3	3
Total	3	3

International Exploration Activities

Our international exploration strategy is focused on securing blocks available for exploration and entering into joint ventures with international and regional oil companies. Exploring outside Colombia will allow us to diversify our risk and improve the possibilities for increasing our crude oil and natural gas reserves. In December 2006, the incorporation of Ecopetrol Oleo e Gas do Brasil Ltda., our first foreign affiliate, represented a milestone in our international expansion. With the incorporation of our first foreign affiliate, we initiated our international exploration and the consolidation as an international oil and gas company. In 2007, two new operating subsidiaries were incorporated, Ecopetrol del Peru and Ecopetrol America Inc.

As of December 31, 2008, we have signed 16 agreements to participate in exploratory blocks in Peru (9), Brazil (6) and the Gulf of Mexico (1). Our partners include, among others, Talisman, BP, Anadarko, Repsol-YPF, Petrobras, Petroperu, Petrogal, CVRD, Shell, ENI, Statoil and New Field.

In February 2009, we, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG). OIG is the U.S. parent of Petrotech Peruana S.A., which carries out crude oil exploration and production activities in Peru.

In March 2009, we entered into an agreement with Maurel and Prom pursuant to which we acquired in May 2009 100% of its stake in its subsidiary in Bermuda, Hocol Petroleum Limited. Hocol Petroleum Limited’s most important assets are Hocol and Homcol, two companies incorporated in the Cayman Islands with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia.

Production

Our average daily production of hydrocarbons in 2008 totaled 447 thousand boe, of which 362 thousand bpd corresponded to crude oil and 85 thousand boe corresponded to natural gas. Of our 362 thousand bpd, 172 thousand bpd came from fields we directly operate and 190 thousand bpd came from our participation in joint ventures, shared risk agreements and other contractual arrangements with our business partners. During 2007, our average daily production of hydrocarbons totaled 399 thousand boe, of which 327 thousand bpd corresponded to crude oil and 72 thousand boe corresponded to natural gas. Our average daily production of hydrocarbons in 2006 was 385 thousand bpd, of which 316 thousand bpd corresponded to crude oil and 69 thousand boe to natural gas. Our production during 2008 consisted of approximately 70% light and medium crudes (with a gravity between 16|Ao and 35|Ao American Petroleum Institute or API) and 30% of heavy crudes, with a gravity lower than 15|Ao API.

Our crude oil and natural gas production includes 110 fields directly operated by us and 184 fields in joint venture with 40 oil companies. At December 31, 2008, we were the largest participant in the Colombian hydrocarbons industry with approximately 66% of crude oil production and approximately 56% of natural gas production.

We produce crude oil and natural gas in the five administrative regions. The Northeastern region has significant production of natural gas and light crude oil while the Central region and the southern part of the Mid-Magdalena Valley region have the most significant production and prospects of heavy crude oil, and currently produce light and medium crude oil. The Catatumbo-Orinoquía region has significant production of medium crude oil and the Southern region has production of medium and light crude oil.

We undertook development drilling in the five producing regions and applied new technologies, allowing us to drill 146 gross development wells operated by us in 2008, 26 more than in 2007 and 81 more than in 2006. Of the total gross development wells drilled in 2008, seven were dry wells, two of those located in the Catatumbo-Orinoquia region, two located in the Mid-Magdalena Valley region and three were located in the Southern region. There were five dry development wells in 2007 and no dry development wells during 2006.

Relevant operational activities

During 2008 we drilled a significant number of horizontal wells, particularly in heavy crude oil fields. We drilled two multilateral wells in the Castilla field, located in the Central Region, during the first quarter of 2008. In conjunction with our partner Mansarovar, we also drilled two additional wells in the Nare-Teca field located in the Mid-Magdalena Valley Region.

In 2008, we undertook maintenance work in our waterfloods systems in the Casabe fields, located in the Mid-Magdalena Valley Region, to improve the crude oil production of these fields from approximately 8000 bpd to 10300 bpd. In conjunction with our partner Occidental, we also evaluated the waterfloods and water injection systems in the Cira fields, located in the Mid-Magdalena Valley region, in order to increase the recovery factor of these fields.

The following table sets forth the number of gross and net development wells drilled exclusively by us and in joint ventures for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31,
	2008	2007	2006
Northeastern Region:
Gross wells owned and operated by Ecopetrol	—	—	—
Gross wells in Joint Ventures(1)	1	2	6
Net Wells(2)	1	1	3
Mid-Magdalena Valley Region:
Gross wells owned and operated by Ecopetrol	90	77	45
Gross wells in Joint Ventures	344	153	34
Net Wells	285	146	62
Central Region:
Gross wells owned and operated by Ecopetrol	41	29	15
Gross wells in Joint Ventures	66	17	3
Net Wells	79	38	17
Catatumbo-Orinoquía Region:
Gross wells owned and operated by Ecopetrol	5	8	—
Gross wells in Joint Ventures	59	53	52
Net Wells	36	36	25
Southern Region:
Gross wells owned and operated by Ecopetrol	10	6	5
Gross wells in Joint Ventures	36	58	50
Net Wells	27	33	30
Total Gross wells owned and operated by Ecopetrol	146	120	65
Total Gross wells in Joint Ventures	506	283	145
Total Net Wells	428	254	137

(1)	Net wells correspond to the sum of wells entirely owned by us and our ownership percentage of wells owned in joint venture with our partners.
(2)	The information provided by our business partners regarding the number of wells drilled in joint ventures during 2008 was updated in February 2009.

Production Activities in Colombia

As a result of our 2008 – 2015 Strategic Plan and our investments in production activities, our average daily production of crude oil reached 362 thousand bpd in 2008, a 12% increase compared to 2007 and a 15% increase when compared to 2006. The increase in average daily production is due to a 24% increase in production from fields developed with our business partners, which totaled 215 thousand bpd in 2008 from 175 thousand bpd in 2007, and a 4% reduction from fields operated by us, which totaled a 145 thousand bpd in 2008 compared to 151 thousand bpd in 2007.

The following table sets forth our average daily crude oil production, average sales price and average production costs (lifting costs) for the years ended December 31, 2008, 2007 and 2006.

	For the Year ended December 31
	2008	2007	2006
	(thousand bpd)
Northeastern region:
Joint venture operation	40.4	47.5	58.3
Direct operation	—	—	—
Total Northeastern region	40.4	47.5	58.3
Mid-Magdalena Valley region:
Joint venture operation	15.1	12.7	12.4
Direct operation	50.7	39.4	34.9
Total Mid-Magdalena Valley region	65.8	52.1	47.3
Central region:
Joint venture operation	28.6	15.3	3.7
Direct operation	93.7	82.8	85.7
Total Central region	122.3	98.1	89.4
Catatumbo-Orinoquía region:
Joint venture operation	70.9	64.9	63.8
Direct operation	3.0	6.0	1.9
Total Catatumbo-Orinoquia region	73.9	70.9	65.7
Southern region:
Joint venture operation	33.6	35.2	35.7
Direct operation	24.3	22.9	20
Southern region	57.9	58.1	55.6
Other (Includes Production tests and International assets(1))	1.6
Total average daily crude oil production	361.9	326.6	316.2
Crude Oil Average Sales Price (U.S. dollar per barrel(2))	83.98	64.76	53.39
Aggregate Average Lifting Costs of crude oil (U.S. dollars per barrel)	8.33	7.24	5.23
Aggregate Average Lifting Costs of crude oil (Ps$ per barrel)	16,376	15,057	12,343

(1)	Includes 1.3 thousand bpd of production from exploratory activities and 0.3 thousand bpd of crude oil production from our international fields located in the U.S. Gulf.
(2)	Lifting costs per barrel are calculated based on total production, including royalties.

The increase in our crude oil lifting costs for 2008 was mainly due to an increase in crude oil production activities, both directly and in association with our business partners, an increase in well maintenance activities and the appreciation in the average exchange rate for the Peso against the U.S. Dollar.

The table below sets forth the volumes of crude oil purchased from our business partners and volumes of crude oil purchased from the ANH corresponding to royalties which have been received by the ANH in-kind from producers for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31,
	2008	2007	2006
	(million barrels)
Crude oil purchased
from the ANH	32.6	31.0	32.8
Crude oil purchased from our Business partners	18.8	12.7	10.0
Total	51.4	43.7	42.8

The following table sets forth our developed and undeveloped gross and net acreage of crude oil production by region for the year ended December 31, 2008.

	Production Acreage at December 31, 2008		Average crude oil production for the year ended December 31, 2008(1)
	Developed and Undeveloped		(thousand bpd)
	Gross	Net
	(in acres)
Northeastern region	200,350	120,210	40.4
Mid-Magdalena Valley region	1,282,339	635,944	65.8
Central region	521,697	330,799	122.3
Catatumbo-Orinoquía region	669,616	399,920	73.9
Southern region	1,502,376	847,454	57.9
International	5,760	530	0.3
Total	4,182,138	2,334,857	360.6

(1)	Does not include 1.3 thousand bpd of production from exploratory activities.

The following table sets forth our total gross and net productive wells by region for the year ended December 31, 2008.

	At December 31, 2008
	Crude Oil		Natural Gas		Natural Gas and Crude Oil
	Gross	Net	Gross	Net	Gross	Net
Northeastern region	—	—	28	16	63	32
Mid-Magdalena Valley region	252	158	3	2	2146	1643
Central region	240	183	—	—	108	97
Catatumbo-Orinoquía region	393	242	—	—	261	176
Southern region	12	10	7	3	922	639
Total	897	593	38	21	3500	2587

Crude Oil

Light crude oil

Light crude oil has an API gravity 25º or higher and tends to have a higher sales price in the international market. We develop and produce light crude oil in the Cravo Norte joint venture and in the Cusiana and Cupiagua fields. During 2008, our production of light crude oil was 89 thousand bpd, a 9.5% decrease compared to 98 thousand bpd produced in 2007. During 2007, our production of light crude oil decreased 8.1% when compared to 107 thousand bpd in 2006. The decrease in production is due to the decline of the fields as they are becoming mature and the recovery level continues to be lower.

Our most productive fields are located in the Catatumbo-Orinoquía and Northeastern regions. These fields are:

(i)	Caño Limón. The Caño Limón field is located in the department of Arauca. We participate in this field through a joint venture with Occidental Petroleum. The production of the Cravo Norte project during 2008 reached 48.2 thousand bpd, compared to 50.4 thousand bpd in 2007 and 48.3 thousand bpd in 2006. We estimate that the Cravo Norte project has approximately 54.4 million barrels of crude oil in proved reserves.
(ii)	Cusiana and Cupiagua. The Cusiana and Cupiagua blocks are located in the Piedemonte Llanero and are developed in partnership with British Petroleum and Total. The project is composed by the Cusiana, Cupiagua, Pauto, Floreña and Volcanera fields. The production of these fields during 2008 was 40.4 thousand bpd, compared to 47.5 thousand bpd in 2007 and 58.2 thousand bpd in 2006. We estimate that the Cusiana and Cupiagua fields have approximately 145.8 million barrels of crude oil in proved reserves and 868.9 mcf of natural gas reserves. The first joint venture agreement with British Petroleum and Total under which we produce crude oil and natural gas in these fields will expire in 2010 and the production rights will revert to us at no additional cost. See “Business — Overview of Exploration and Production Contractual Arrangements”.

Heavy crude oil

We consider heavy crudes those having an API gravity below 15º. We develop, upgrade and produce heavy crude in the Central and Mid-Magdalena Valley regions. From 2000 to 2008 we invested approximately US$1,430 million to expand our production of heavy crude oil, which increased from 24 thousand bpd in 2000 to 109 thousand bpd in 2008. Our production of heavy crudes in 2008 reached 109 thousand bpd, a 35% increase when compared to 2007 as a result of the development of the Rubiales, Castilla and Chichimene fields, in the San Fernando Region. In 2007, our production of heavy crudes amounted to 81 thousand bpd compared to 68.5 thousand bpd in 2006 mainly as a result of the development of the Rubiales and Castilla fields. We are committed to developing our heavy crude reserves as they are an integral part of our growth strategy.

Our most important heavy crude oil projects are:

(i)	Cubarral. The Cubarral block is located in the Central region and is composed of the Castilla and Chichimene fields with approximately 167 million barrels of developed and undeveloped proved reserves. We decided to undertake the development of the project and selected a strategic partner for exploration in the Caño Sur Block.
(ii)	Rubiales. The Rubiales field is located in the Central region and is developed in joint venture with Metapetroleum. Investments in this field during 2008 amounted to US$164 million as we and our business partner drilled 61 development wells and enlarged our fluid treatment facilities. The Rubiales field increased Ecopetrol’s production from 10.6 thousand bpd in 2007 to 20 thousand bpd in 2008. We expect our production share during 2009 to reach 30.3 thousand bpd.
(iii)	Nare-Teca. Nare-Teca field is located in the Mid-Magdalena Valley region developed in joint venture with Mansarovar, a joint venture between Sinopec from China and Oil and Natural Gas Corporation Ltd. from India. During 2008, we invested approximately US$94 million in drilling 173 development wells and fluid treatment facilities. We expect our production share to increase to 11 thousand bpd in 2009 and to reach a maximum of 15 thousand bpd by 2010.

Mature fields

We consider the development of mature fields an integral part of our strategy to increase average daily production and hydrocarbon reserves. Mature fields are those fields that have reached their maximum output and have entered their final decline in production. Approximately 70.4% of our fields are considered mature. However, these reservoirs, discovered over 20 years ago, still have significant reserves which can be recovered through aggressive drilling campaigns and by applying new technologies. We continue to focus our efforts on improving the productivity ratio of several directly operated mature fields and other fields currently held in joint venture with other oil companies, which will become mature in the near future.

For the last six years, we have been developing mature fields in all five regions. As a result of these activities, we were able to reduce the rate of decline in production from mature crude oil fields which totaled 227.2 thousand bpd in 2008 compared to 227 thousand bpd in 2007 and 228 thousand bpd in 2006.

The table below describes the location, number and daily production of our mature fields for the periods indicated below.

	At December 31, 2008	For the year ended December 31,
	Number of fields	2008	2007	2006
		(thousand bpd)
Northeastern region:
Joint Venture	5	40.4	47.5	58.2
Direct Operation	—	—	—	—
Total Northeastern region	5	40.4	47.5	58.2
Mid-Magdalena Valley region:
Joint Venture	15	4.1	5.2	5.4
Direct Operation	32	50.9	39.0	34.9
Total Mid-Magdalena Valley region	47	55.0	44.2	40.3
Central region:
Joint Venture	5	1.4	1.5	1.8
Direct Operation	19	20.8	23.5	26.0
Total Central region	24	22.2	25	27.8
Catatumbo-Orinoquía region:
Joint Venture	56	67.9	64.1	57.5
Direct Operation	6	4.8	5.7	5.7
Total Catatumbo-Orinoquía region	62	72.7	69.7	63.2
Southern region:
Joint Venture	37	13	17.6	18.0
Direct Operation	32	23.9	22.9	20.0
Total Southern region	69	36.4	40.5	38.0
Total	207	227.2	227	228

Purchase Commitments with our business partners

We have entered into a number of crude oil purchase contracts with certain of our business partners. Crude oil purchased from our business partners is either processed in our refineries or exported. The purchase price is calculated based on international market prices. Consequently, our total financial exposure depends on the international prices of oil and volumes produced. We believe that the risk of such exposure is hedged because we either export the crude oil at international market prices or sell refined products at prices which are correlated with international market prices. During 2008, the total volumes of crude oil we purchased from our business partners amounted to 23% of our total crude oil sales.

Deliveries of crude oil are made on a continuous basis. At March 31, 2009 we had 40 of these contracts outstanding, of which 16 or 40% expire in 2009, 21 or 52.5% expire in 2010 and the remaining 3 or 7.5% thereafter.

Under most of our existing contracts we are obliged to purchase 100% of our partner’s production in the specific field. However, beginning in the last quarter of 2008, we began signing contracts capping our obligation to purchase at a certain level depending on production forecasts. As of February 28, 2009, our accumulated purchases of crude oil under these commitments amounted to 66.1 thousand bpd of crude oil for 2008.

The term of some of our purchase contracts is linked to the term of the joint venture agreements signed with our business partners. Other clauses of the contracts such as price and place of delivery may be subject to renegotiation during the term of the contract. Other purchase contracts not linked to joint venture agreements may be extended and renegotiated by the parties. We expect to renegotiate and extend our most significant purchase contracts not linked to the joint venture agreements.

Natural Gas

Our production of natural gas is driven by the growth of local demand and exports to Venezuela. In 2008 we produced 487 mcfpd, an 18.5% increase when compared to 2007 and a 23.6% increase when compared to 2006.

The following table sets forth our average daily natural gas production, our average sales price and average production costs (lifting costs) for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31, 2008
	2008	2007	2006
	(mcfpd)
Northeastern region:
Joint Venture	451.8	375.4	348.0
Direct Operation	—	—	—
Total Northeastern region	451.8	375.4	348.0
Mid-Magdalena Valley region:
Joint Venture	6.0	8.1	10.2
Direct Operation	21.4	21.5	21.8
Total Mid-Magdalena Valley region	27.4	29.6	32.0
Central region:
Joint Venture	—	—	—
Direct Operation	1.7	1.6	7.7
Total Central region	1.7	1.6	7.7
Catatumbo-Orinoquía region:
Joint Venture	1.0	1.1	1.8
Direct Operation	—	—	—
Total Catatumbo-Orinoquía region	1.0	1.1	1.8
Southern region:
Joint Venture	2.8	3.3	4.2
Direct Operation	2.2	1.0	0.2
Total Southern region	5.0	4.2	4.5
Total natural gas production	486.8	412.0	394.0
Natural gas average sales price (U.S. dollar per mbtu)(1)	3.73	1.98	2.04
Aggregate Average Lifting Costs of natural gas (U.S. dollars per mbtu)(2)	0.29	0.21	0.20
Aggregate Average Lifting Costs of natural gas ((Ps$ per mbtu)(2)(3)	580.0	427.2	479.3

(1)	Corresponds to million British thermal units.
(2)	Corresponds to lifting costs from La Guajira fields. Lifting costs per barrel are calculated based on total production, including royalties.
(3)	Corresponds to Colombian Pesos

Natural gas lifting costs increased to US$0.29 per thousand cubic feet (“thousand cf”) in 2008 from US$0.21 per thousand cf in 2007 due to (i) an increase in the disbursements for minor projects related to natural gas treatment in the Guajira fields as established in the contract with our business partner Chevron, (ii) an increase in the production payments to Petrosantander as a result of an increase in volumes and the sales price of natural gas (pursuant to our contract with them) and (iii) the appreciation in the average exchange rate for the Peso against the U.S. Dollar.

The following table sets forth our developed and undeveloped gross and net acreage of natural gas production by region:

	Developed and Undeveloped Production Acreage as of December 31, 2008		Average natural gas production for the year ended December 31, 2008
	(in acres)		(thousand cfpd)
	Gross	Net
Northeastern region	238,801	142,127	451.8
Mid-Magdalena Valley region	769,582	455,228	27.4
Central region	201,415	129,384	1.7
Catatumbo-Orinoquía region	10,166	—	1.0
Southern region	241,933	121,802	5
Total	1,461,897	848,539	486.6

Northeastern region

The largest production of natural gas in Colombia is located in the Northeastern region, which we develop under two joint venture contracts. We develop the Guajira natural gas reserves with our partner Chevron and the Cusiana and Cupiagua reserves in partnership with British Petroleum and Total. Natural gas production in the Northeastern region averaged 451.8 mcfpd in 2008. The natural gas produced from these fields is used to supply our local demand and the surplus is exported to Venezuela.

As a result of the age and the decline rate of the Cusiana, Cupiagua and Floreña crude oil fields, we commenced production of natural gas for sale with the construction of a new gas treatment plant in 2006. As a result, natural gas treatment capacity in the Cusiana fields increased to 200 mcfpd. During 2008 the production of natural gas for sale from the Cusiana, Cupiagua and Floreña fields totaled to 255.2 mcfpd, a 21% increase when compared with the 210.7 mcfpd produced in 2007. Currently, we are re-injecting a significant percentage of natural gas in the Cusiana and Cupiagua fields to keep the current recovery ratio. We plan to build two new plants, including a natural gas treatment plant to increase treatment capacity and production of natural gas for sale to 410 mcfpd by 2011.

We have additional natural gas production located in the Gibraltar block in the department of Arauca. We are currently building the production and transportation infrastructure. We expect the Gibraltar block to start producing approximately 30 mcfpd in the fourth quarter of 2009.

Reserves

Our net proved reserves of crude oil and natural gas at December 31, 2008, totaled 1,137.0 million boe, which represents a 6.0% decrease from 1,209.9 million boe registered in 2007. In 2007, our proved reserves decreased 3.4% from the 1,252.5 million boe registered in 2006. The reduction in our reserves in 2008 is mainly due to (i) a decrease in the ratio at which we replaced reserves as a result of a lower crude oil valuation price at December 31, 2008 and (ii) an increase in our 2008 crude oil and natural gas production, both of which were partially offset by an increase in reserves classified as proved reserves and new projects to be developed in 2009. Our crude oil reserves in 2007 decreased to 857 million barrels of crude oil from 921 million barrels of crude oil in 2006 offset by our natural gas proved reserves which increased to 1,980 million cubic feet or mcf from 1,860 mcf of reserves in 2006.

Hydrocarbon reserves were calculated based on the valuation method established by the SEC. Our hydrocarbon net proved reserves have been audited in 2008 by Ryder Scott, DeGolyer and MacNaughton and Gaffney, Cline & Associates (collectively, the “External Engineers”). These firms have audited 89% of our total net proved reserves. The information presented below and elsewhere in this prospectus referring to our 2008 net proved reserves estimates is based on those reports and on our own calculations for the remaining 11% of our hydrocarbon net proved reserves. Our 2008 crude oil and natural gas net proved reserves include reserves from our first international production asset located in the Gulf of Mexico.

Our reserves were audited in 2006 by the External Engineers. We updated the reserve estimates at December 31, 2007 using the same valuation method. In July 2008, the External Engineers audited 85% of our reserves at December 31, 2007 but the reserve estimates for 2007 shown in this prospectus are ours. The total negative difference between our estimates and those of the experts with respect to the 85% of reserves that were audited is 5.6%. Although the total difference was not material, there were significant differences, both positive and negative, with respect to particular fields. The most important differences, on a field by field basis arise from the following four areas: (1) Evaluation of the quality and quantity of information available to incorporate reserves as proved with reasonable certainty, reflecting changes for the Tibu (+100.6% or 12.77 million barrels), Casabe (-14.8% or 6.01 million barrels) and Gibraltar (-59.2% or 18.48 million boe) fields; (2) differences in quantifying depletion rates for purposes of estimating future production, affecting the estimates for the Cusiana (-33.4% or 29.65 million barrels), San Francisco (-70.2% or 20.58 million barrels), Guando (-8.9% or 6.4 million barrels), La Cira (-18.2% or 8.99 million barrels) and Orito (-25.8% or 4.57 million barrels) fields; (3) differences in the method used to estimate the reserves in the Cupiagua fields (+23.9% or 17.3 million barrels) which in 2006 was the gas/oil ratio against accumulated gas and in 2007 was oil rate against time; and (4) as a result of differences in the External Engineers’ interpretations, the economic limits differ with respect to the ones reported by us, therefore reflecting differences between operating expenses and capital expenditures applied by us and by the External Engineers. We do not deem these differences to be significant with respect to the impact on the Company’s estimates as a whole.

The reserve information presented in this section is based on the SEC’s valuation method used for U.S. GAAP purposes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Principal differences between Colombian Government Entity GAAP and U.S. GAAP” and Note 33 to our consolidated financial statements.

The following table sets forth our estimated net proved reserves (developed and undeveloped) and net proved developed reserves of crude oil for the years ended December 31, 2008, 2007 and 2006.

	At December 31,
	2008		2007		2006
	Proved Developed and Undeveloped	Proved Developed	Proved Developed and Undeveloped	Proved Developed	Proved Developed and Undeveloped	Proved Developed
	(million marrels)
Northeastern region	107.8	66.3	133.2	87.5	127.1	96.1
Mid-Magdalena Valley region	214.0	136.8	214.5	154.5	217.4	140.3
Central region	265.1	138.8	218.2	153.1	282.4	125.5
Catatumbo – Orinoquía region	104.6	82.9	109.9	97.2	96.9	88.0
Southern region	106.6	92.8	181.5	159.0	197.2	160.8
Total Colombia	798.1	517.6	857.4	651.3	921.2	610.7
Total International	0.8	0.8	—	—	—	—
Total	798.9	518.4	857.4	651.3	921.2	610.7

The following table sets forth our estimated net proved reserves (developed and undeveloped) and net proved developed reserves of crude oil and natural gas by region for the years ended December 31, 2008, 2007 and 2006.

	At December 31,
	2008		2007		2006
	Proved Developed and Undeveloped	Proved Developed	Proved Developed and Undeveloped	Proved Developed	Proved Developed and Undeveloped	Proved Developed
	(million boe)
Northeastern region	437.8	187.4	467.7	286.9	442.3	259.9
Mid-Magdalena Valley region	221.3	143.1	228.8	166.9	232.9	153.0
Central region	265.1	138.8	218.2	153.1	282.4	125.5
Catatumbo – Orinoquía region	104.6	82.9	109.9	97.2	97.0	88.1
Southern region	107.4	93.7	185.3	162.7	197.9	161.4
Total Colombia	1,136.2	645.8	1,209.9	866.9	1,252.5	788.0
Total International	0.8	0.8	—	—	—	—
Total	1,137.0	646.6	1,209.9	866.9	1,252.5	788.0

The following table sets forth our estimated net proved developed and undeveloped reserves of crude oil and natural gas at December 31, 2008, 2007 and 2006.

	Net proved developed and undeveloped reserves
	Oils	Gas	Total
	(million barrels)	(gcf)	(million boe)
Reserves at December 31, 2006	921.2	1,860.4	1,252.5
Revisions	25.9	74.0	39.0
Extensions and discoveries	9.8	164.1	39.0
Production	(99.6)	(118.8)	(120.7)
Reserves at December 31, 2007	857.4	1,979.6	1,209.9
Revisions	44.1	54.5	53.8
Extensions and discoveries	8.3	0.8	8.4
Production	(111.0)	(136.0)	(135.2)
Reserves at December 31, 2008	798.9	1,898.9	1,137.0
Net proved developed reserves
At December 31, 2006	610.7	995.4	788.0
At December 31, 2007	651.3	1,210.5	866.9
At December 31, 2008	518.4	720.6	646.6

The above referenced net royalty reserve amounts are the same amounts used to reconcile Note 33 to our consolidated financial statements under FAS 69.

Current Activities

During the first quarter of 2009, our average production of crude oil was 375.53 thousand barrels per day. Our average production of natural gas during the same period was 467.1 million cubic feet per day for a total production of 457.4 thousand boe per day. We drilled 107 new wells in the first quarter of 2009, 16 of which are injector wells.

Overview of Exploration and Production Contractual Arrangements

Contractual Arrangements for the exploration and production of crude oil and natural gas in Colombia

Introduction

Colombia has modified the contractual regime governing the exploration, development and production of hydrocarbons several times since its introduction in 1970 to address the country’s exploration and production needs. The exploration and production contracts entered into by our business partners and us provide for the production split, the length of the exploration and production terms and royalty payments.

Under Colombian law, an existing contract cannot be modified because of a change to the contractual regime, except in the cases of public order regulations. As a result, contracts that were executed prior to the issuance of a new contractual regime remain in force and are not affected by the new regime put in place subsequently. At December 31, 2008, we were party to 37 agreements executed under the contractual regime existing prior to 1994; to 39 agreements executed under the contractual regime existing between 1994 and 2004; and to 9 agreements executed under the contractual regime existing after 2004.

Under joint venture contracts entered into before March 1994, which include the Cusiana and Cupiagua crude oil fields, the private investor explored a previously agreed upon area at its own risk and expense. Thereafter, we had the option to become a joint venture partner by reimbursing the investor 50% of the exploration costs of oil wells within commercially viable fields and 50% interest of all future development costs related to those fields. Once we became a partner, we had a 50% interest in the production of the field.

If we decided not to become a joint venture partner within a certain period of time, the private investor had the right to enter into a sole risk contract for the field’s crude oil production until it had recovered 200% of its investment and a 100% of its total costs. Thereafter, we could participate in the development of the field and all future costs and expenses are automatically shared with our partner as if we had elected to become a joint venture partner in the field.

Beginning in 1994, modifications were made to standard joint venture contracts to maintain the private investor’s share of production at 50% until aggregate production exceeded 60 million barrels. Thereafter, our share increased gradually, up to a maximum of 70% of production. In 1995, further modifications to the standard joint venture contracts required us to pay for half of the exploration costs, not only for wells that ultimately proved to be productive, but also for dry wells, stratigraphic wells and seismic exploration in fields that became commercially viable. The modifications also provided for competitive bidding for the right to explore and develop marginal fields (defined according to certain technical, financial and operational criteria). In the bidding process, private companies presented bids based on percentages of production they would pay us in exchange for the rights to develop these fields. Winning bidders were responsible for all future investment and operating costs related to the field.

The standard joint venture contracts were once again modified in 1997 to promote private sector activity in the development of inactive areas and small fields and in the exploration for natural gas. These modifications extended the exploration periods, increased the levels of reimbursement for private companies’ exploration costs and provided for the reimbursement of exploration costs in real terms and denominated in U.S. dollars.

In 1999, the Government adopted two additional modifications to the standard terms of the joint venture contracts, applicable to new joint venture contracts:

•	Reduction of Our Initial Participation. The Government reduced our initial participation under the joint venture contracts from 50% to 30%. At December 31, 2008, we had 31 joint venture contracts outstanding in which our 50% participation did not change, and 14 joint venture agreements are outstanding where our participation was 30%.
•	Modified R-Factor. The Government modified the formula used to determine the increase in our share of total production or the R-Factor. The R-Factor is calculated by dividing accumulated revenues in cash by investments and costs. If the R-Factor increases above a certain profitability threshold, then our share of production increases above the initial 30%. Pursuant to the 1999 modifications, we raised the profitability threshold at which the R-Factor triggers an increase in our share from 1.0 to 1.5. Private companies benefited from this modification because our share remained at 30% for a longer period of time. In addition, the R-Factor was calculated in constant dollars. This new calculation method was designed to prevent inflation from causing an increase in the R-Factor and a corresponding increase in our share.

We also entered into various types of arrangements in connection with our own crude oil and natural gas exploration and production projects. These arrangements included: risk participation contracts, shared-risk contracts, risk services contracts and discovered undeveloped fields contracts.

•	Risk Participation Contracts. Under these contracts, we assumed 15% of the exploration costs and risks at the beginning of the second year in exchange for a larger participation in the future production and equal representation on the executive committee of the joint venture. At December 31, 2008, we had three risk participation contracts in effect.
•	Incremental Production Agreements. We currently have two types of incremental production agreements, the standard incremental production agreements or SIPA, and the development of incremental production project agreements or DIPA. Under the SIPA, we calculate the total number of proved developed reserves available in a specific field or well and then establish a base production curve for the reserves. Any future production exceeding the curve, which we refer to as incremental production, results from extracting proved undeveloped reserves or probable reserves which require additional investments funded by our partners under the SIPA. We have the right to a previously specified percentage of the incremental production. Our percentage participation varies depending on the total amount invested by our partners and on the R-Factor which cannot be lower than 1.5. The volume produced under the production curve is not shared with our partners. At December 31, 2008, we had three SIPAs in effect.

Under the DIPA, we file a request with the Ministry of Mines and Energy to approve an incremental production project for a field that we directly operate. If the project is approved, we agreed with our partners to develop the field and we determine mandatory investment thresholds for our partners. We are not required to fund any investment. The production from the field is distributed to us and our partners receive a percentage of the total production from the field which varies depending on the invested amount. Once the mandatory investment stage expires, we agree with our partners on the percentage of production, total costs and additional investments to be paid by each party. We pay 20% royalties to the Nation on the base production curve and variable royalties on any incremental production. Additionally, in the event of higher prices and large volumes, we have adjustment clauses to increase our share in the production. At December 31, 2008, we had two DIPAs in effect.

•	Shared-Risk Production Contracts. Under these contracts, we remain as operators of the field and assume responsibility for 50% of all investments and costs. Private oil companies submit bids to enter into agreements with us based upon the production percentage they will assign to us. The successful bidder has the right to enter into the shared-risk contract with us. At December 31, 2008, we had one shared-risk production contract outstanding.
•	Risk Service Production Contracts. We began using the risk production service contract in January 1998 to increase production through the use of new technologies in crude oil fields then operated by our partners. All investments in new technologies were made by our partners who received a tariff payment based on a formula that took into account the incremental production resulting from the technological and operative investments. At December 31, 2008, we had two risk service contracts outstanding for the development of the Valdivia-Almagro field and the Rancho Hermoso field located in the Mirador formation.
•	Discovered Undeveloped Fields Contracts. We have entered into discovered undeveloped fields contracts to promote exploration by private companies of both undeveloped and inactive fields. Under this agreement, the contracting party assumes all costs and expenses for the development and operation of a field in exchange for a previously specified fee per barrel, which varies depending on the production level. At December 31, 2008, we had 18 discovered undeveloped fields contracts outstanding.

•	Sole Risk Contacts. After 2000, the party deciding to enter in a sole risk contract has the right to recover 100% of its investment and costs. Thereafter, we can participate in the development of the field sharing all new investment and costs. At December 31, 2008, we had 15 sole risk contracts outstanding.

Current Contractual Regime

In 2004, the authority to enter into exploration and production contracts was assigned to the ANH under a different exploration and production contractual scheme. We became an operator like any other company, competing with all other regional and international oil companies in Colombia for exploration and production opportunities under the same conditions and without any special rights. Decree Law 1760 gave us the ability to maintain in effect all contracts we had entered into prior to January 1, 2004, as well as to have absolute discretion as to whether or not such contracts would be extended after their stated termination date. If we decide not to extend the contracts, the production rights will revert to us and we would have the right, at no additional costs to us, to exploit the associated reserves indefinitely. Contracts entered into by us after January 1, 2004, that are not extended by the ANH, they will revert to the ANH and not to us.

The ANH introduced two new model contracts to replace the previously used joint venture contracts: the exploration and production contract and the technical evaluation agreement.

•	Exploration and Production Contract or E&P. Under the E&P contract the contractor, including us, assumes all exploration and production activities. The contractor also assumes all risks and costs of exploration and is the sole owner of all production and assets involved in the exploration and production activities for the term of the contract. There is no partnership or joint venture between the contractor and the ANH.
•	Technical Evaluation Agreements or TEA. The scope of the technical evaluation agreement is limited to exploration activities. Under this agreement, the contractor can evaluate a specific area and decide whether or not it will enter into an exploration and production contract. The contractor assumes all risks and costs of the activities and operations. The agreement may be entered into for an 18-month period for on-shore areas and up to a 24-month period for off-shore areas.

We have entered into a number of exploration and production contracts with regional and international oil companies. Please see Annex I — “Description of Exploration and Production Contracts” for a list of our exploration and productions contracts still in force at December 31, 2008 which describes the main characteristics of these contracts, including the region where they are developed, the identity of our partners and operators, our ownership percentage, the expiration date, the percentage of royalties we have to pay, and whether or not once expired and not extended by us, they will revert to us.

Management of crude oil and natural gas joint ventures

Every crude oil and natural gas joint venture development has an executive committee, which makes all technical, financial and operational decisions. All major decisions are made unanimously, including for those projects where we have less than a 50% economic interest. Although we do not operate a number of these joint ventures under development, we do have an active role in the decision making process and development of the projects. As a result, we have direct control over the development of joint ventures, even for those joint ventures where we have less than a majority economic interest.

Refining and Petrochemicals

Summary

There are two main refineries in Colombia: Barrancabermeja, which we own and operate, and Cartagena, which we own since May 2009 and operate. We also own two other minor refineries, Orito and Apiay. In April 2007, we transferred the Cartagena Refinery’s assets to Glencore International AG or Glencore in exchange for a 49.0% interest in Refinería de Cartagena S.A. In February 2009, we entered into a memorandum of understanding with Glencore pursuant to which we acquired in May 2009 all of its stake in Refinería de Cartagena S.A. through our subsidiary Andean Chemicals, thereby becoming the sole indirect owner of Refinería de Cartagena S.A. Our refineries produce a full range of refined products including gasoline, diesel, jet fuel, liquefied petroleum gas or LPG and heavy fuel oils among others.

During 2008, refining and petrochemicals investments amounted to Ps.776 million. These investments comprised 93 different projects, including re-conversion, upgrading, equipment replacement and environmental projects.

The following table sets forth our daily average installed and actual refinery capacity for each of the last three years.

	For the year ended December 31,
	2008			2007			2006
	Capacity	Through- put	% Use	Capacity	Through- put	% Use	Capacity	Through- put	% Use
	(bpd)
Barrancabermeja	250,000	232,052	93%	250,000	229,650	92%	250,000	232,000	93%
Cartagena	80,000	78,028	98%	80,000	80,270	100%	80,000	80,284	100%
Apiay	2,500	1,314	53%	2,500	2,208	88%	2,500	1,839	74%
Orito	2,500	1,176	47%	2,500	1,128	45%	2,500	810	32%
Total	335,000	312,570	93%	335,000	313,256	94%	335,000	314,933	94%

The average conversion ratio for the Barrancabermeja and Cartagena refineries was 79% and 76% respectively. In 2008 these refineries supplied the local demand for fuels and produced a surplus of certain refined products for export. Over the last three years we have maintained the conversion ratios of our refineries at similar rates, 78.3% in 2008, 80.4% in 2007 and 79.0% in 2006.

The refining margin decreased from 10.4 US$/Bl in 2007 to 4.47 US$/Bl in 2008 mainly due to the “crack spread” (difference between the prices of refined products and the prices of crude oil) and, especially, to low gasoline and LPG prices.

Strategy

During 2008, we made significant progress in achieving our corporate goals to (i) position the Barrancabermeja and Cartagena Refineries among Latin-America’s first quartile within the Solomon Index (which classifies refineries by their performance and rank) by 2010 and (ii) implement an aggressive investment plan that will allow us to reach a production level of 650 thousand bpd and 2.7 million tons per year. This strategy is oriented towards improving the configuration of the Barrancabermeja and Cartagena refineries and upgrading them to high conversion through the addition of coking capacity, hydrocracking and complimentary hydroprocessing units and making the necessary modifications in order for the fuels produced by the refineries to comply with more stringent environmental regulations in Colombia and our export markets. Our strategy is also focused on refining heavy crude oil and increasing our production of petrochemicals. The strategy may also include further upgrades and expansions and selectively acquiring additional refining assets. We seek to improve our ranking in the Solomon Index, which classifies refineries by their performance and rank, to be one of the best refineries in Latin America.

Barrancabermeja Refinery

In the Barrancabermeja refinery we produce a variety of fuels, such as regular and premium unleaded gasoline, diesel fuel, kerosene, jet fuel, aviation fuel, LPG, fuel oil and sulfur. We also produce petrochemicals, including, paraffin waxes, lube base oils, low-density polyethylene, aromatics, asphalts, alkylates, cyclohexane and aliphatic solvents, and refinery grade propylene.

The fuel hydro-treatment facility in the Barrancabermeja refinery is another major refining project that we have undertaken, which will enable us to meet existing regulation requirements relating to fuel quality standards, including diesel fuel with maximum sulfur content of 50 parts per million by 2010.

The Barrancabermeja refinery is undergoing a modernization process aiming to convert the refinery into deep conversion, allowing it to process heavy and extra-heavy crudes produced in local fields and increase production of mid-distillates for the local market, as well as producing fuels meeting international sulphur content standards. This project should be in operation in 2013.

Cartagena Refinery

In order to develop the Cartagena Refinery master plan, we selected Glencore as our strategic partner. Refinería de Cartagena S.A. began its operations on April 1, 2007. The refinery’s products are mainly exported to the Caribbean and the United States. In February 2009, as a result of financing difficulties experienced by Glencore which were making it difficult for it to develop the master plan, we entered into a memorandum of understanding with Glencore pursuant to which we acquired in May 2009 all of its stake in Refinería de Cartagena S.A. through our subsidiary Andean Chemicals, thereby becoming the sole indirect owner of Refinería de Cartagena S.A.

As part of this overhaul plan we expect to increase the competitiveness and profitability of the Cartagena Refinery through the modernization of its facilities and processes and improve the reliability of the refinery’s units. We plan to increase the refinery’s production capacity to 150 thousand bpd by 2013 and improve refining margins by processing cheaper heavy crude oils; raising the conversion ratio, and producing a higher quality product slate. We also expect to satisfy existing environmental regulations for fuels by reducing sulfur content in gasoline and diesel fuel, thus complying with national and international fuel standards.

The following table sets forth our production of refined products at the Barrancabermeja refinery for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31,
	2008	2007	2006
	(bpd)
LPG, Propylene and Propane	18,227	18,019	19,515
Motor Fuels	77,110	78,663	78,466
Jet Fuel and Kerosene	15,861	15,152	15,046
Diesel	60,633	66,931	63,136
Fuel Oil	48,747	41,387	47,837
Lube Base Oils and Waxes	2,031	1,752	1,418
Aromatics and Solvents	2,893	3,227	3,191
Asphalts	6,862	6,434	4,574
Other Products	998	477	1,004
Total	233,363	232,042	234,186
Difference between Inventory of Intermediate Products	1,897	(441)	803
Total Production	235,259	231,601	234,989

The following table sets forth our production of refined products at the Cartagena Refinery for the years ended December 31, 2008, 2007 and 2006.

	For the year ended December 31,(1)
	2008	2007	2006
	(bpd)
LPG, Propylene and Butane	4,869	3,117	3,390
Motor Fuels	24,577	27,198	29,122
Jet Fuel and Kerosene	6,969	6,911	7,704
Diesel	20,260	21,534	22,096
Fuel Oil	18,495	19,288	17,815
Aromatic Tar	820	1,162	1,552
Other Products	33	46	51
Total	76,024	79,256	81,730
Difference between Inventory of Intermediate Products	2,176	1,499	(517)
Total Production	78,200	80,755	81,213

(1)	The table shows the entire production of the Cartagena Refinery.

In addition to our product slate, we have started to purchase low-sulfur diesel and biodiesel to improve the quality of the diesel produced in the Barrancabermeja and Cartagena refineries. The Cartagena Refinery is currently purchasing biodiesel fuel in the local market and mixing it with its production of diesel to reduce sulfur content. The Barrancabermeja refinery is also working on improving the quality of its diesel products and is currently importing low-sulfur diesel. The low-sulfur diesel is being mixed with the current diesel production of the Barrancabermeja refinery.

Petrochemicals and other products

We own and operate four petrochemical plants located within the Barrancabermeja refinery producing a variety of products including aromatics, cyclohexane, paraffin waxes, lube base oils, polyethylene and solvents.

During 2008, we invested US$54 million to improve our polyethylene production capacity in the Barrancabermeja Refinery. As a result of this investment, we have increased our production level by 12 thousand tons per year, thereby increasing our market share in this business segment.

Propilco

On December 21, 2007, we entered into an agreement with Primevalue Service S.A., Primefinanzas S.A., Primeother Ltda. And Invernac & Cía S.C.A., which are part of Valorem, and Latin American Investors Limited and Heathrow Enterprises Limited, which are part of the Sandford Group, to acquire 100% of the outstanding shares of Propilco, and the transaction was completed on April 7, 2008. Propilco is the main polypropylene supplier in Colombia and the first resins producer in the Andean region, Central America and the Caribbean. On April 7, 2008, we completed the acquisition of Propilco. This acquisition allows us to assure synergies and to create value by taking advantage of the petrochemical flows derived from the refining process. It also opens the possibility of us undertaking new petrochemical projects in the future, which would follow the current trend in the hydrocarbon industry.

The following table sets forth Propilco’s capacity and throughput for each of the last three years.

	For the year ended December 31,
	2008	2007	2006
	(Metric Tons)
Capacity	405,000	380,000	360,000
Throughput	383,874	372,476	356,500
% Use	95%	98%	99%

During 2008, Propilco’s production totaled 384 thousand tons of petrochemical products, a 3% and 8% increase when compared to the 372 thousand tons produced in 2007 and 357 thousand tons in 2006, respectively. However, Propilco’s profits were negatively affected during the last two quarters of 2008 as a result of the decrease in the international price of crude oil and differences between the prices of petrochemical products and the price of crude oil.

We intend to expand Propilco’s production facilities to increase its production capacity to 455 in 2009 and to 500 thousand tons by 2010.

Transportation

Summary

Our transportation segment includes the transportation of crude oil, motor fuels, fuel oil and other refined products, excluding natural gas. In 2008, our transportation segment also included the transportation of the mixture of diesel and palm oil.

At December 31, 2008, we, directly or in joint venture with private sector participants, owned, operated and maintained an extensive network of crude oil and refined products pipelines connecting our and third-party production centers and terminals to refineries, major distribution points and export facilities. We own outright 32.9% of the total crude oil pipeline shipping capacity and 99% of the total product pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which we own a minority interest, we have access to 68.5% of the oil pipeline shipping capacity in Colombia.

Our transportation business has three key elements: transportation and shipping of our own and third party crude oil and refined products; sales of excess transportation capacity to third parties; and optimization of our future transportation needs.

At December 31, 2008, our network of crude oil and multi-purpose pipelines extended approximately 8,433 kilometers in length. The transportation network we own directly and in partnership with our joint venture partners consists of approximately 5,025 kilometers of main crude oil pipeline networks connecting various fields to the Barrancabermeja and Cartagena refineries, as well as to export facilities. Of the 5,025 kilometers of crude oil pipelines, we directly own 2,270.5 kilometers and 2,752 kilometers with our business partners. We also own 3,400 kilometers of pipelines for transportation of refined products from the Barrancabermeja and Cartagena refineries to wholesale distribution points. Approximately 55% of our crude oil pipelines were constructed through joint ventures and other agreements with our business partners in order to transport crude oil from producing fields.

Strategy

Our main strategies in our transportation segment are to:

•	Improve efficiency in all stages of logistic processes by using a variety of transportation systems and focusing on operational excellence, safety standards and high quality services;
•	Construct the necessary crude oil pipelines to transport our crude oil and heavy crude oil to the refineries and ports and to construct the necessary refined products pipelines to transport our refined products according to demand; and
•	Selectively invest in the development of new and more efficient transportation systems.

All of our transportation processes have been certified under ISO 9001, ISO 14001 and OHSAS 18001, which provide standards for hydrocarbons reception, storage and dispatch by pipes and pipelines.

We believe we have sufficient transportation capacity to meet our existing needs and we are developing our transportation infrastructure for any additional needs from new discoveries. We have significant experience in providing transportation services through crude oil pipelines, trucks, tankers and barges.

The map below shows the main transportation networks owned by our business partners and us.

TRANSPORTATION INFRASTRUCTURE

Pipelines

In 2008, pipelines in which we own an interest transported a total of 542.3 thousand bpd of crude oil and 209.5 thousand bpd of refined products for a total of 751.8 thousand bpd in 2008, a 5.5% increase when compared to 2007. In 2007 pipelines transported a total of 710.4 thousand bpd of crude oil and refined products compared to 651.8 thousand bpd in 2006.

The following table sets forth our main pipelines and the main pipelines in which we own an interest by name, kilometers covered, type of product transported, origin, destination and our ownership percentage as of December 31, 2008.

Pipeline	Kilometers	Product Transported	Origin	Destination	Ownership Percentage
Caño Limón-Coveñas	770	Crude Oil	Caño Limón	Coveñas	50	%(1)
Oleoducto del Alto Magdalena	400	Crude Oil	Tenay	Vasconia	49%
Oleoducto de Colombia	480	Crude Oil	Vasconia	Coveñas	43.85	%(2)
Oleoducto Central S.A. (Ocensa)	835	Crude Oil	Cusiana	Coveñas	35.29	%(3)
Oleoducto Transandino	306	Crude Oil	Southern fields	Tumaco Port	100%

(1)	Since January 2009, we are the exclusive owner of the Caño Limón-Coveñas pipeline.
(2)	Since March 2009, we own 65.57% of the Oleoducto de Colombia pipeline.
(3)	Since March 2009, we own 60% of the Oleoducto Central S.A. (Ocensa) pipeline.

As a result of the extension of the Cravo Norte Association Contract, we and our business partner Occidental, agreed that all assets included in such contract which were acquired prior to December 31, 2008 would completely revert back to Ecopetrol. The Caño Limon-Coveñas pipeline is included among these assets. As a result, since January 1, 2009, we are the exclusive owner of this pipeline.

In March 2009, we entered into an agreement with Enbridge Inc., a Canadian company, pursuant to which we acquired 100% of its interest in Oleoducto Central S.A. (Ocensa), thereby increasing our ownership of Ocensa from 35.3% to 60%.

In March 2009, we entered into an agreement with Maurel and Prom pursuant to which we acquired in May 2009 100% of its stake in its subsidiary in Bermuda, Hocol Petroleum Limited. Hocol Petroleum Limited’s most important assets are Hocol and Homcol, two companies incorporated in the Cayman Islands with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia. Additionally, as a result of this acquisition, we are now the indirect owner of Hocol’s interest in Oleoducto de Colombia S.A. and Oleoducto del Alto Magdalena and our total interest in these two pipelines increased from 43.85% to 65.57% and from 49% to 85.12%, respectively.

The operation of our pipelines is made under international standards and industry practices, such as remote operation, integrity management, automatic ticket transfer, health, safety and environmental policies and a high index of customer satisfaction. The reduction in operating costs, fulfillment of volumetric commitments and reduction in theft, have resulted in higher customer satisfaction and a lower number of complaints.

The table below sets forth the volumes of crude oil and refined products transported through the crude oil pipelines and multipurpose pipelines owned by us.

	For the year ended December 31,
	2008	2007	2006
	(thousand bpd)
Crude oil transport	542.3	516.6	471.1
Refined products transport	209.5	193.8	180.7
Total	751.8	710.4	651.8

At December 31, 2008, we owned 54 stations, 20 of them located in crude oil pipelines and 34 of them in refined products pipelines with a nominal storage capacity of 19 million barrels of crude oil and 6 million barrels of refined products. We also sell storage capacity to third parties in our Pozos Colorados and Mancilla facilities and in the Coveñas port. We do not own any tankers.

Theft of fuel

Fuel theft, which reached 7,270 bpd in 2002, was reduced to 389 bpd in 2008, as a result of the comprehensive strategy developed in coordination with different law-enforcement agencies and governmental authorities. Theft of fuel in 2008, when compared to 2007, was reduced by 31% and 94.6% when compared to 2002. We continue to evaluate alternatives to improve the efficiency of our transportation system, including improvements to the monitoring and control systems through new supervisory activities and data collection systems.

The table below sets forth the decrease in the level of hydrocarbon theft in our pipelines and multipurpose pipelines.

	For the year ended December 31,
	2008	2007	2006
	(thousand bpd)
Hydrocarbon theft	0.4	0.6	0.9

Other transportation facilities

We also enter into transportation agreements with tanker trucks and barge companies to transport crude oil from production locations that currently do not have pipeline connection to the refineries and our export locations. Production of refined products for which we currently have no pipeline capacity and cannot be transported in the tanker trucks is transported by barges. During 2008, 18.5 million barrels of crude oil and refined products were transported by tanker trucks and 11 million barrels of crude oil and refined products were transported by barges.

Export and import facilities

We currently own five docks for export of crude oil and refined products. Our crude oil loading facilities can load tankers of up to 150 thousand tons and deliver up to 1.5 million bpd. Adjacent to these loading facilities we also have crude oil storage facilities which are capable of storing 7.5 million barrels. Our docks used for import and export of refined products can load tankers of up to 70 thousand tons and deliver up to 500 thousand barrels. Additionally, these facilities have storage capacity of up to 1 million barrels.

New transportation projects:

Oleoducto de los Llanos Orientales

We and Pacific Rubiales Energy Corp., or Pacific, are jointly expanding the production of the Rubiales field in the Central region from its current production of heavy crude oil to 126 thousand bpd. In July 2008, we, through our Panamanian subsidiary ODL Finance, indirectly acquired a 65% interest in Oleoducto de los Llanos Orientales or ODL, a company which, through its Colombian branch, Oleoducto de los Llanos Orientales Sucursal Colombia, is currently building a 235 km, 24” pipeline to transport crude oil from the Rubiales field to the Monterrey pump station where it will connect with the Ocensa pipeline. Pacific Rubiales owns the remaining 35% interest of ODL.

We will maintain and operate the Rubiales pipeline.

Heavy Crude Oil Castilla Pipeline Project

We expect to construct two new pipelines. The first pipeline will transport heavy crude oil from the Castilla fields located in the Central region to the El Porvenir pumping station, which is part of the Ocensa pipeline system. The second pipeline will transport dissolvents from the Sutamarchan pumping station in the Central region to the Castilla field.

Second Apiay — Porvenir pipeline

In December 2008 we finished the construction of a new 127 kilometers pipeline in the Central region which connects the Apiay field with the El Porvenir pumping station. The pipeline increased our transportation capacity from the Castilla fields by approximately 50% to 150 thousand bpd in the first stage of the project. This pipeline became the second pipeline connecting the Apiay field with the El Provenir pumping station.

Sutamarchan — Apiay naphtha pipeline

We intend to construct a new 133 kilometers pipeline from the Sutamarchan pump station to the Porvenir pumping station. We also intend to convert our old Apiay — Provenir crude oil pipeline to a refined products pipeline. The pipelines will transport naphtha to be used as dissolvent for heavy crude oils produced in the Castilla fields.

Increase the capacity of the Pozos Colorados — Galán multi-purpose pipeline

We expect to build a new 187 kilometers pipeline in the Mid Magdalena region from Ayacucho to Galán and to modify approximately 290 kilometers of the Pozos Colorados — Ayacucho pipeline, upgrading the system to a 14” pipeline. Through this expansion, we aim to (i) increase transportation capacity to 60 bpd and (ii) transport imported diluents and diesel to the Barrancabermeja Refinery.

Distribution and Marketing

Summary

We market a full range of refined and feed stockproducts locally including regular and high octane gasoline, diesel fuel, jet fuel, natural gas and petrochemical products. Local sales of regular gasoline, LPG, jet fuel, diesel fuel and natural gas from the Guajira field are subject to government price regulation with reference to international benchmarks for fuel oil. We export crude oil, LPG, butane, high and low octane gasoline, naphtha, jet fuel, natural gas and fuel oil. During the last five years we have sold jet fuel, naphtha and gasoline to the Dominican Republic in term contracts. We sell fuel oil to traders who mix it with solvents to improve the quality of our products and subsequently delivered it to the U.S. East Coast market, Rotterdam market and the Far-East.

We are the main producer and main supplier of fuel and refined products in Colombia. For regulated products, the Ministry of Mines and Energy establishes maximum prices producers can charge and retail prices for these products pursuant to resolutions. The Ministry also establishes maximum wholesale and retail margins.

Strategy

Our strategy in the marketing and distribution business segment is focused on supplying the local market and exporting crude oil not used in our refineries and in the Cartagena Refinery, and refined products principally to end-users, including refineries and wholesalers. Our crude oil export sales are made in the spot market and through long-term contracts, primarily to US Gulf Coast refineries, the US West Coast, Caribbean and China refineries. We are focused on entering into new and developing markets and increasing the direct sales of our products to the Far-East.

Crude oil supply commitments

As part of our transfer of the Cartagena Refinery assets in 2007, we extended a ten-month commercial offer to Refinería de Cartagena for the supply of crude oil. The commercial offer was renewed in December 2008 for a two-month period and renewed again in February 2009 for an additional one year period. Pursuant to the terms of the offer, the Cartagena Refinery has the option to purchase from us up to 85 thousand bpd of crude oil from our Caño Limón, Vasconia Blend, Ayacucho Blend, Cusiana and Castilla production. As we continue to operate the Cartagena Refinery, our operations committee evaluates and decides monthly the refinery’s crude oil mix needs including the need for foreign crudes which we import from West Africa, the North Sea and the Caribbean.

The purchase price for the delivered volumes is established by reference to an international benchmark index, subject to certain adjustments.

Import of Ultra Low Sulfur Diesel Fuels

We are reducing sulfur emissions from fuels produced by us through the import of ultra low sulfur diesel to be mixed with our local production in order to protect the environment. Last year, we imported this ultra low sulfur diesel and managed to reduce sulfur diesel levels from 1,000 ppm (parts per million) in 2007 to a maximum of 500 ppm in 2008 in Bogota and from 4,000 ppm in 2007 to a maximum of 3,000 ppm in 2008 in the rest of the country.

Natural Gas

Summary

Development of natural gas reserves began in the 1970s with the discovery of the Guajira fields in the Northeastern region. Additional natural gas reserves were discovered in the Piedemonte Llanero. We sell natural gas in Colombia to local distribution companies, power generators and large customers. In 1986, we introduced a program known as “Natural Gas for Change”, which sought to increase local consumption. In 1993, the Government developed a regulatory framework for the distribution and marketing of natural gas. Between 1995 and 1997, we connected our natural gas production fields with distribution points and major cities. In 1997, we transferred all of our natural gas transportation assets to a newly created company, Empresa Colombiana de Gas or Ecogás. Ecogás was spun-off from us in 1998 and sold to Empresa de Energía Eléctrica de Bogotá in 2007.

Marketing of Natural Gas

Currently, there are more than 20 natural gas distribution companies with operations in Colombia. As a result of the growth of the Colombian economy in recent years and the demand for natural gas from Venezuela, the total demand for natural gas, including natural gas exports, has increased by 19.2% in 2008 to 906.3 giga British thermal units per day (gbtud), from 760.4 gbtud in 2007 and by 25.6% from 721.2 gbtud in 2006. At December 31, 2008, natural gas distribution companies had approximately 5 million customers. We sell natural gas to distribution companies through take-or-pay contracts and in the spot market.

Compressed Natural Gas

Demand for compressed natural gas for motor vehicles continues to grow as the Government has launched a plan to convert public transportation and taxis from regular fuel to compressed natural gas. Market participants including natural gas distribution companies, natural gas transportation companies and producers including us, contribute funds as an incentive for the conversion to compressed natural gas. We do not compress the natural gas but instead sell it to third-parties for its compression. The compressed natural gas program was initiated in 2003. 45,480 vehicles were converted in 2008, 66,489 vehicles were converted in 2007 and 72,247 vehicles were converted in 2006, which adds up to a total of 280,385 vehicles which were converted by the end of 2008. As a result of these conversions, demand for compressed natural gas increased by 13.2% in 2008 as compared to 2007.

Natural gas sales to the power and industrial sector

We market and sell natural gas to the industrial sector and to gas-fired and combined cycle power plants. We have a number of long-term supply contracts with power generators under which such companies have entered into take-or-pay contracts and purchase and supply obligations for the supply of natural gas. Pursuant to the terms of these agreements if we do not ship the contracted natural gas amounts we must pay a fine to our customers. Long-term supply contracts establish a pricing formula that depends on international reference prices.

The following table sets forth our local deliveries of natural gas including deliveries to our refineries, during 2008, 2007 and 2006.

	For the year ended December 31,
	2008	2007	2006
	(giga btud)
Gas-fired power plants	73.5	123.3	137.7
Refineries	88.3	93.5	96.7
Petrochemical	4.2	4.0	12.2
Industrial	64.7	40.6	29.0
Distributors(1)	192.2	152.9	143.2
Compressed Natural Gas	31.6	40.9	25.8
Producers	36.1	60.0	42.8
Total Deliveries	490.5	515.2	487.2

(1)	Deliveries to distributors include deliveries to industrial clients who are required to purchase natural gas from distributors.

Natural Gas Exports

In 2007, we and Chevron entered into a long-term natural gas supply contract with PDVSA. Pursuant to the terms of the agreement, we have agreed to deliver the following quantities of natural gas to Venezuela:

	For the year ended December 31,
	2008	2009	2010	2011
	(gbtud)
Volume Commitments	50	150	150	100

In 2008, we and our partner Chevron delivered 146.9 gbtud to PDVSA, thereby exceeding the quantities of natural gas agreed to in our gas export contract with PDVSA. Of the total volume of gas delivered, 45.6% came from us, 34.4% came from Chevron and 20% came from royalties.

Natural gas delivery commitments

The table below sets forth the commitments we have in firm contracts with local natural gas distribution companies, local industries, gas fired power generators, international companies (PDVSA in Venezuela) and internal agreements with our refineries and fields:

	For the year ended December 31,
	2009	2010	2011	2012	2013	2014	2015	2016
	(gbtud)
Volume Commitments(1)	667	680	686	317	263	247	210	210

(1)	Includes royalty volumes that are managed by Ecopetrol.

We have natural gas delivery commitments with local natural gas distribution companies, local industry, gas-fired power generators, international companies (PDVSA) and internal agreements with refineries and fields. Pursuant to long-term supply contracts and other agreements, we must supply natural gas to these parties and failure to deliver the agreed amounts would result in fines. In order to meet our natural gas delivery commitments we have four (4) main natural gas production fields, the “Guajira” fields, the “Cusiana and Cupiagua” fields, the “Piedemonte” fields and the “Gibraltar” fields. The “Guajira”, “Cusiana and Cupiagua” and “Piedemonte” fields are productive fields whereas the “Gibraltar” field will begin production at the end of 2009. Of our total natural gas production at December 31, 2008, 62% was supplied by the La Guajira production, 27% from the Cusiana and Cupiagua fields and the remaining 11% from fields located in the Central region.

The following table sets forth the estimated production of our productive fields which is available to meet our firm delivery commitments of natural gas for the years ended December 31, 2008 to 2012.

	For the year ended December 31,
	2008	2009	2010	2011	2012
	(gbtud)
Guajira Fields	450.3	450.3	450.0	447.2	408.9
Cusiana and Cupiagua Fields	144.6	220.6	348.7	386.6	386.6
Other Fields	76.6	102.3	96.2	91.2	87.6
Imports	—	—	—	38.9	85.0
Total	671.5	773.1	895.0	964.0	968.0

Price controls on the la guajira natural gas production

The Ministry of Mines and Energy through the Colombian Commission for the Regulation of Energy and Gas or CREG, establishes the maximum price we are allowed to charge customers who consume less than 100 thousand cfpd, under take-or-pay contracts, which we refer to as regulated customers. Maximum prices we can charge are determined with reference to the average export price for fuel oil for the prior six months.

Priorities for delivery of natural gas

The Ministry of Mines and Energy established distribution priorities in the event of a shortfall of reserves or production of natural gas. Residential consumers with existing supply contracts, small businesses and distributors of compressed natural gas have the first priority for delivery. Contracts for export of natural gas have the same priority under the firm commitments as other users such as industrial consumers and power generators. The agreements that are not firm commitments and contemplate delivery of natural gas “as available” have priority over customers on the spot market. We may enter into natural gas export contracts if the ratio of reserves to production exceeds seven years.

Regulation

The principal governmental entities regulating us are the Ministry of Mines and Energy and the CREG.

Ministry of Mines and Energy

The Ministry of Mines and Energy is responsible for managing and regulating Colombia’s nonrenewable natural resources assuring their optimal utilization by defining and adopting national policies regarding exploration, production, transportation, refining and distribution of minerals and hydrocarbons.

CREG

Laws 142 and 143 of 1994 created the CREG, a special administrative unit of the Ministry of Mines and Energy, responsible for regulating and establishing the standards for the exploitation and use of energy and natural gas, fostering the development of the energy services industry, promoting competition and responding to consumer and industry needs.

Control Entities

Superintendency of Domiciliary Public Services

Under Colombian regulations, the distribution and marketing of natural gas is considered a public service. As such, this activity is regulated by Law 142 of 1994 and supervised by the Superintendency of Domiciliary Public Services.

Superintendency of Corporations

We are subject to the supervision of the Superintendency of Corporations, the governmental body responsible for supervising corporations domiciled in Colombia.

Superintendency of Finance

The Superintendency of Finance is responsible for monitoring, promoting and regulating the publicly traded securities market, registered issuers, broker-dealers, mutual funds and any other participants in the public market including the BVC.

We are a registered issuer and our debt (pension bonds) and equity securities are publicly traded. The Superintendency of Finance is responsible for the supervision of any activity we undertake that may affect the market for our securities. We are required to inform the Superintendency of Finance of any material event and provide periodic reports of our financial condition.

Hydrocarbon Resources Administrator

National Hydrocarbons Agency — ANH

The ANH was created in 2003 and is responsible for the administration of Colombia’s hydrocarbon reserves. The ANH’s objective is to manage the hydrocarbon reserves owned by the Nation through the design, promotion and negotiation of the exploration and production agreements in areas where hydrocarbons are found. The ANH is also responsible for creating and maintaining attractive conditions for private investments in the hydrocarbon sector and for designing, bidding rounds for exploration blocks. Any oil company selected by the ANH to explore a specific block must execute an exploration and production contract with the ANH. All royalty payments in connection with the production of hydrocarbons are made to the ANH in-kind unless the ANH grants a specific waiver to make royalty payments in cash.

We, and other oil companies working in Colombia send to the ANH information on the evolution of our exploratory activities and those of our partners.

Regulatory Framework

Regulation of Exploration and Production Activities

Pursuant to Colombian law, the Nation is the exclusive owner of all hydrocarbon resources located in Colombia and has full authority to determine the rights, royalties or compensation to be paid by private investors for the exploration or production of any hydrocarbon reserves. The Ministry of Mines and Energy is the authority responsible for regulating all activities related to the exploration and production of hydrocarbons in Colombia.

Decree Law 1056 of 1953 or the Petroleum Code, establishes the general procedures and requirements that must be completed by a private investor prior to commencing hydrocarbon exploration or production activities. The Petroleum Code sets forth general guidelines, obligations and disclosure procedures that need to be followed during the performance of these activities.

Prior to 2003, all activities regarding the exploration and production of hydrocarbons were governed by Decree 231 of 1974. Consequently, during such period all of our activities were outlined and regulated by this decree. Decree 231 was replaced by Decree Law 1760 of 2003, but all agreements entered into by us prior to 2003 with other oil companies are still regulated by Decree 231.

Decree Law 1760 of 2003 introduced Colombia’s new contractual regime for hydrocarbons and granted the ANH full and exclusive authority to regulate and oversee the exploration and production of hydrocarbon reserves. Decree Law 1760 was complemented by Decree 2288 of 2004, which regulates all aspects related to the reversion of reserves and infrastructure under the joint venture agreements executed by us before 2004. Accord 008 of 2004 issued by the Directive Council of the ANH, sets forth the necessary steps for entering into exploration and production contracts with the ANH.

Pursuant to Colombian law we are obliged by law to pay a percentage of our production to the ANH as royalties. Each production contract has its own royalty arrangement. In 1999, a modification to the royalty system established a sliding scale for royalty payments linked to the production level of crude oil and natural gas fields discovered after July 29, 1999 whether the production is crude oil or natural gas, and the quality of the crude oil produced. Since 2002 the royalties system has ranged from 8% for fields producing up to 5,000 bpd to 25% for fields producing in excess of 600,000 bpd. Changes in royalty programs only apply to new discoveries and do not alter fields already in their production stage. Producing fields pay royalties in accordance with the applicable royalty program at the time of the discovery. Our contracts specify that royalties are to be paid in physical product (oil and gas) to the ANH.

We currently purchase all physical product delivered by producers of crude oil and natural gas as royalty payments to the ANH at prices set forth in Law 756 of 2002 and Resolution 18-1709 of 2003. The purchase price is calculated on a reference price for crude oil and natural gas at the wellhead and varies depending on prevailing international prices. We have an interagency agreement or Convenio with the ANH, whereby we collect all in kind and cash royalties owed to the ANH by the oil and gas companies in Colombia. The ANH may extend offers to sell such physical product and we, at our option, may accept such offers to purchase the royalty volume. We sell the physical product purchased from the ANH as part of our ordinary business.

Regulation of Refining and Petrochemical Activities

Refining and petrochemical activities are considered a public service and are subject to Governmental regulation. Article 58 of the Petroleum Code establishes that oil refining activities can be developed throughout Colombia. Oil refineries must comply with the technical characteristics and requirements established by the existing regulations.

The Ministry of Mines and Energy is responsible for regulating, supervising and overseeing all activities related to the refining of crude oil, import of refined products, storage, transport and distribution.

Decree 2657 of 1964 regulated the oil refining activities and created the Oil Refining Planning Committee which is responsible for studying industry problems and implementing short and long-term refining planning policies. The Committee is also responsible for evaluating and reviewing new refining projects or expansion of existing infrastructure. Prior to deciding on a new project, the Committee must take into account the significance of the project and the economic impact, the sources of financing, profitability, social contribution, the effects on Colombia’s balance of payments and the price structure of the refined products.

Pursuant to Resolution 18 0966 of 2006 issued by the Ministry of Mines and Energy and Article 58 of the Petroleum Code, any refining company operating in Colombia must provide a portion or, if needed, the total of its production to supply local demand prior to exporting any production. If the regulated production income, the principal item in the price formula, becomes lower than the export parity price, the price paid for the refined products will be equivalent to the price for those products in the U.S. Gulf Coast market. If there is a need of local demand for imported crudes, the refining company may charge additional transportation costs in proportion to the crudes delivered to the refinery.

The Ministry of Mines and Energy establishes the safety standards for LPG, storage equipment, maintenance and distribution. Regulations issued in 1992 established that every local, commercial and industrial facility with a storage capacity of LPG greater than 420 pounds must receive an authorization for operations from the General Directorate of Hydrocarbons of the Ministry of Mines and Energy.

Regulation of Transportation Activities

Hydrocarbon transportation activity is considered a public service in Colombia and therefore is under governmental supervision and control. Transportation and distribution of crude oil, natural gas and refined products must comply with the Petroleum Code.

Transport systems, classified as crude oil pipelines and multipurpose pipelines, can be owned by private parties. The building, operation and maintenance of the pipelines must comply with environmental, social, technical and economic requirements under national and international standards. Transportation networks must follow specific conditions regarding design and specifications, while complying with the quality standards demanded by the oil and gas industry.

According to Law 681 of 2001, multipurpose pipelines owned by us must be open to third-party use and we must offer their capacity on the basis of equal access to all.

The hydrocarbon transport activity can be developed by third parties and must meet all requirements established by law.

The Ministry of Mines and Energy is responsible for:

•	Studying and approving the design and blueprints for private pipelines and approving the construction of all pipelines;
•	Establishing the hydrocarbon transport tariffs based on the information furnished by the service provider;
•	Issuing the hydrocarbon transport regulations;
•	Verifying the calculation and payment of transport related taxes; and
•	Managing the information system for the oil product distribution chain.

The construction of transportation systems requires Government licenses and local permits awarded by the Ministry of the Environment as well as licenses from the regional environmental authorities.

Regulation on selling, distributing, transporting and marketing of natural gas

The sale of natural gas and its by-products is subject to certain controls and limitations under Colombian law such as maximum prices to be charged to wholesalers, retailers and distributors.

The distribution of natural gas and its by-products is considered a domiciliary public service and is therefore subject to Government regulation. The transportation and marketing of natural gas production, although not classified as domiciliary public services, are considered complementary activities to the distribution service and therefore, are also governed by Law 142 of 1994. In addition, each of these activities is governed by specific regulations established by the CREG and the Ministry of Mines and Energy.

CREG’s Resolution 057 of 1996 delineates and separates the different activities related to the natural gas market. It defines transportation as an independent activity. As such, transporters of natural gas are not allowed to (i) perform production, commercialization or distribution activities or (ii) participate in companies whose main purpose is to perform one of said activities. Transporters also cannot have an economic interest in electricity generating companies. In addition, companies whose corporate purpose is to sell, commercialize or distribute natural gas cannot be transporters and cannot have an economic interest in any transportation company. Moreover, producers and distributors of natural gas are allowed to commercialize natural gas as well.

CREG’s Resolution 057 of 1996 also establishes that whenever producers of natural gas require natural gas for their own use or for the use of their subsidiaries, they must acquire it from the market or from their own production at a market price. However, producers are allowed to re-inject natural gas in the crude of the oil fields operated by them.

CREG’s Resolution 093 of 2006, as modified by CREG’s Resolution 095 of 2008, establishes that partners to a natural gas field are not allowed to jointly commercialize their product without the prior authorization of the CREG, except for commercialization in the form of auctions by the seller.

The CREG also regulates the type of agreements that can be used for the marketing, production, distribution and transportation of natural gas. CREG’s Resolutions 070 of 2006 and 095 of 2008 provide three types of contracts that can be used:

•	Take-or-Pay Agreements. The buyer agrees to purchase a specific amount or percentage of production of natural gas and the producer guarantees the availability of 100% of the agreed amount.
•	Optional Purchase Agreements. The buyer agrees to pay a premium for its right to take a fixed amount of natural gas and agrees to pay an exercise price for the amount of natural gas made available. The producer guarantees to have available 100% of the agreed-on amount.
•	Interruptible Supply Agreements. The parties may enter into contracts which are interruptible if certain market conditions exist.

The export of natural gas is not considered a public service under Colombian law and therefore is not subject to Law 142 of 1994. The export of natural gas is governed by Decree 3428 of 2003 which provides, among other things, that an importer of natural gas who acquires such natural gas through the national pipeline system is subject to CREG’s regulatory framework. Export prices and transportation of natural gas for export are not subject to price controls. Natural gas producers must first supply the local consumers.

Decree 3428 of 2003 provides that producers of natural gas may freely dispose of their proved reserves of natural gas when the R-Factor of the proved reserves is higher than seven years. If the R-Factor is lower than seven years, producers of natural gas are not allowed to enter into new agreements or increase the amounts of previous agreements for the production of natural gas. The R-factor will be published by the Ministry of Mines.

Notwithstanding the foregoing, it is important to highlight that Decree 2687 of 2008, as modified by Decree 4670 of 2008, establishes that internal demand for natural gas will take precedence over external demand. Also CREG’s Resolution 095 of 2008 establishes the conditions under which foreign bidders can participate in natural gas auctions.

Regulation for sales of liquid fuels

The sale and transport of liquid fuels (excluding natural gas liquids) is considered a public service under Colombian law and is therefore subject to the supervision and control by the Ministry of Mines and Energy.

Decrees 283 and 1521 of 1990 and 1998, respectively, each with its respective modifications, establish minimum technical requirements for the construction of storage plants and service stations and regulate the distribution of liquid fuels establishing the minimum requirements for distributors and the activities and types of agreements permitted for these agents. The Ministry also regulates the types of liquid fuels that can be sold and purchased and the penalties for noncompliance with governmental regulations.

The Ministry of Mines and Energy fixes the price that we can charge for the sale of gasoline and fuel oil to wholesalers. The Ministry of Mines and Energy issues periodic price adjustments and each municipality imposes additional surcharges applicable to the price.

The price of gasoline and fuel oil is composed by a set of items such as freights, volume conversion ratios, import and export tariffs, transportation tariffs and income tax. Such items are adjusted periodically depending on the fuel oil and gasoline market. Each municipality may impose additional surcharges depending on their economic needs.

Wholesalers sell the product based on the price set by the Ministry and the local municipalities to retailers, earning a distribution margin set by the Ministry of Mines and Energy. Retailers are free to set a sale price for the fuel oil and gasoline to be charged to the public.

The distribution of fuels in areas near Colombian borders is subject to specific regulations that impose stringent control procedures and requirements.

Regulation of biofuel and related activities

The sale and distribution of biofuels is regulated by the Ministry of Mines and Energy. Regulations establish the quality and pricing standards for biofuels and impose minimum requirements for mixing ethanol with gasoline and biodiesel with diesel.

Environmental Matters

Regulation

Law 99 of 1993 imposes on any company, including crude oil and natural gas companies, the obligation to obtain an environmental license prior to undertaking any activity that could negatively impact the environment. Crude oil companies must file an environmental plan with the Ministry of Environment which includes, among others, an environmental impact assessment, and mechanisms established to prevent, mitigate, correct and compensate any activity that may harm the environment. The number of licenses required for a crude oil or natural gas field may vary depending on the background of the field and the number of wells. In certain cases, the Ministry of Environment will require a license for each well, and in other cases will require only one license per field. Obtaining a license may take between 90 and 145 business days depending on whether or not the Ministry of Environment requires the applicant to file additional information.

The Ministry of Environment is the highest environmental authority in Colombia and is in charge of issuing Nation-wide environmental regulations, policies, and programs. At the regional level, regional environmental authorities such as the Corporaciones Autónomas Regionales, are the highest environmental authorities of the region and are in charge of executing and overseeing all regulations, policies and programs issued by the Ministry of Environment.

The use of natural resources is also regulated. Companies that use large amounts of water for consumption; that discharge industrial wastes into the coastlines or rivers; that exploit forests reserves or that produce atmospheric emissions of gases, must obtain a permit from the regional environmental authorities. Decree 1900 of 2006 provides that any company that uses water resources and that requires an environmental license to the use of such resources must assign 1% of its investment to the recovery, conservation, preservation and supervision of the water resources used.

A company that does not comply with the environmental regulations, or does not follow the environmental plan filed before the Ministry of Environment, or that ignores the requirements imposed by an environmental license, may be subject to an administrative procedure initiated by the Ministry of Environment or the regional environmental authorities, as it may be the case, which may result in oral or written warnings, penalties, license revocation or even temporary or permanent suspension of the activity being undertaken.

As of May 5, 2009, we were party to 42 administrative proceedings. During 2008, 14 administrative proceedings were opened and four were closed. Of the four proceedings which closed during 2008, we qualified for an exemption in two of them and we were subject to monetary fines in the remaining two. It is not possible for us to determine the material effect of these proceedings. Most of our fines have been between Ps$6 and Ps$25 million.

Environmental Practices

We have implemented aggressive environmental practices and standards throughout all the activities performed by us and our workforce. During 2008, we invested Ps$430,200 million in environmental programs to increase our environmental compliance levels. These investments do not include investments made through our business partners. Such programs include:

•	Compliance. The purpose of this program is to guarantee the compliance with all laws and regulations imposed by the Ministry of Environment and other regulatory bodies. We undertake environmental impact assessments and constantly review our environmental plan. During 2008, we maintained our compliance levels and had 100% of our permits and licenses in force or in the process of being renewed, Refinería de Cartagena S.A. was certified with ISO 14001 and we renewed the certification of our transportation vice-presidency and our operation center in Apiay.
•	Contingency Planning. This program implements the contingency plans in our operative areas to promote preventive activities and establish the steps that need to be followed in case of an emergency. Our contingency planning program has had a positive impact in the number of environmental-related accidents. We reduced the number of accidents in 2008 to 56 incidents, a 5% reduction when compared with a total of 59 incidents that took place in 2007.
•	Eco-Efficiency. This program is designed to minimize and mitigate the environmental impact resulting from deploying industrial residues into rivers and coastlines and from atmospheric emissions of gases.
•	Biodiversity. This program implements initiatives to preserve endangered species in areas where our activities have strong influence in the community. During 2007, we invested approximately Ps$1,200 million in investigation and rehabilitation projects for the recovery of ecosystems and environmental education in the areas where we operate.
•	Environmental Culture. This program seeks to promote an environmental culture in our organization, in our activities, and in our and daily life. We initiated several environmental campaigns to educate our working force in areas such as occupational health and environmental practices.
•	Alternative Energy Sources. This program is designed to develop alternative energy sources, such as biodiesel and ethanol projects and activities. During 2008, we invested approximately US$16 million in alternative energy projects related to ethanol. As a first endeavor into the ethanol business, we acquired 80% of Bioenergy, a company that will produce ethanol in Colombia’s Llanos Orientales Region. The project is being developed in partnership with a company that has experience in biofuel projects. The plant has an estimated cost of US$140 million, is expected to begin operations in 2011 and will have a sugar-cane based ethanol production capacity of 330,000 liters per day. In addition, we have continued to construct a biodiesel plant in Barrancabermeja, Ecodiesel Colombia S.A, of which we currently own 50%. We plan on purchasing the biodiesel production of Ecodiesel Colombia S.A. in order to mix this biodiesel production with other refined products to be sold into the market. The total cost of this project is approximately US$31 million and the plant is expected to have a production of approximately 100,000 tons of biodiesel per year. We expect Ecodiesel Colombia S.A. will begin commercial production during the fourth quarter of 2009.

Health, Safety and the Environment or HSE

We are devoted to improving our HSE practices. We have several programs in place to increase our industrial safety and minimize the number of accidents of our workforce or our contractors. The frequency of accidents taking place within our premises has declined significantly since 2005, to 1.73 accidents per million of hours worked in 2008 from 5.77 accidents per million of hour worked in 2005, representing a 70% reduction. These programs include, among others, the standardization of HSE protocols and procedures, drafting safety manuals, compliance with existing regulations on industrial safety and the study of HSE benchmarks among oil companies.

During 2008, we improved the safety standards of our processes through the use of rigorous methods and new technologies, the performance of risk assessments to each stage of our process, the implementation of new technologies in our projects, including emergency shut down systems and conducted safety integrity level studies and alarm systems.

Human Rights Initiatives

We have a strong commitment for the protection of human rights in the areas where we operate. We have developed a set of security and human rights principles or Principios Voluntarios en Seguridad y Derechos Humanos that we use as basis for a risk analysis of our company and the communities where we operate. We use this set of principles to influence local communities and strengthen their relationship with local authorities, our third party contractors and us. In particular, under the Colombian Constitution and legal framework, we are required to enter into formal consultations with indigenous communities whenever we are making plans to commence projects or operations in lands under their control.

Insurance

Ecopetrol, in compliance will all its legal and contractual obligations, has a comprehensive corporate insurance program covering the main insurance risks of the Company, which include but are not limited to the following: all risks associated with property damage and business interruption, sabotage and terrorism, general liability, directors and officers, cargo, crime and other minor operational risks. In addition, under our corporate insurance program, all our reinsurers must comply with a credit risk rating of A- by Duff & Phelps, or equivalent.

However, our insurance coverage does not imply that every risk to which Ecopetrol is exposed is insured in the commercial market.

All our projects and installations under construction are insured against loss in compliance with the terms of the relevant agreements, usually through a performance bond in connection with completion of the contract and/or other damage and liability insurance.

Organizational Structure

We are a mixed economy company and have a number of subsidiaries both in Colombia and abroad. Our subsidiaries are either directly owned by us or indirectly owned by us through one of our other subsidiaries. At May 31, 2009, we had 18 subsidiaries directly owned by us, of which 9 were incorporated in Colombia and 9 were incorporated abroad, and 20 subsidiaries indirectly owned by us. Some of our subsidiaries have subsidiaries of their own.

The following diagram sets forth our significant subsidiaries by business segment at May 31, 2009.

ORGANIZATIONAL STRUCTURE

ECOPETROL S.A.

Property, Plant and Equipment

Under Colombian law, the Nation owns all crude oil and natural gas reserves within Colombia and we have certain rights to explore and produce those reserves in areas awarded by the ANH after public bidding. Most of our property, consisting of refineries and storage, production and transportation facilities, is located in Colombia. Our main assets consist of our wells, refining facilities and our pipelines. See “Business —  Reserves” for a description of our reserves, sources of crude oil and natural gas, main tangible assets and material plans for expansion and improvements in our facilities.

Legal Proceedings

At December 31, 2008 we were a party to 2,563 legal proceedings relating to civil, administrative, environmental, tax and labor claims filed against us in the Colombian courts and arbitration tribunals. Historically, we have been successful in defending law suits filed against us. Based on the advice of our legal advisors it is reasonable to assume that the litigation procedures brought against us will not materially affect our financial position or solvency regardless of the outcome. See Note 33 (Contingencies) to our consolidated financial statements included in this prospectus for a discussion of our legal proceedings. We highlight an unresolved material lawsuit:

Foncoeco

An association of former employees known by the acronym Foncoeco brought an action against us in connection with a company profit-sharing plan offered in 1962 that expired in 1975. The plaintiffs claim that our Board of Directors had set aside a specific amount under the profit sharing plan, which was not entirely distributed to employees eligible under the plan. The court of first instance on June 25, 2002, ruled in our favor and rejected the plaintiffs’ arguments. The plaintiffs appealed the ruling to the Bogota Higher Tribunal, which ordered us to present a rendición de cuentas (an accounting action) to the first instance judge based on the amounts allocated by our Board of Directors. Pursuant to our accounting and based on the expert testimony of a witness presented by the plaintiffs who included amounts never allocated by our Board of Directors to the profit sharing plan, the first instance judge on December 16, 2005, ordered us to pay Ps$541,833 million, or approximately US$260 million. We have appealed the decision by the first instance judge to the Bogota Higher Tribunal. Additionally, we have initiated a separate Recurso de Revisión (review proceeding) of the Tribunal’s ruling before the Colombian Supreme Court. Based on the opinions from our legal counsel regarding the likelihood of a favorable ruling we expect the Bogota Higher Tribunal to revise and reduce the amount of the first instance. Additionally, as of March 31, 200 we have increased the previously created provision to Ps$140,583 million considering the probability of a ruling in favor of the plaintiffs.

TAXATION

Certain U.S. Federal Income Taxation Considerations

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE MATTERS DESCRIBED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a summary of certain U.S. federal income tax considerations relating to the exchange of notes for new notes, and of the ownership and disposition of the new notes by a U.S. Holder (as defined below) that hold the notes, and that will hold the new notes, as capital assets (generally, property held for investment). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect, and all of which are subject to change, possibly with retroactive effect, and to different interpretations. This summary does not purport to be a complete analysis of all potential U.S. federal income tax consequences that may be relevant based upon the particular circumstances of U.S. holders, and does not address U.S. Holders subject to special treatment under U.S. federal income tax laws (such as financial institutions, U.S. expatriates, insurance companies, retirement plans, dealers in securities or foreign currencies, traders in securities that elect mark-to-market tax accounting, persons whose functional currency is not the U.S. dollar, partnerships and entities classified as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons subject to alternative minimum tax, persons owning or deemed to own 10% or more of the voting stock of the issuer and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction).

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual that is a U.S. citizen or resident alien, (ii) a corporation or an entity taxable as a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust primarily supervised by a U.S. court and controlled by U.S. persons (or that otherwise has an election in effect to be treated as a U.S. person). If a partnership or an entity classified as a partnership for U.S. federal income tax purposes invests in the notes, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of such partner and the activities of the partnership. Prospective investors that are partnerships, and partners in such partnerships, should consult their own tax advisors to determine the U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.

Prospective investors should note that no rulings have been, or will be, sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, this summary does not discuss any state, local or non-U.S. tax considerations that may be applicable to U.S. Holders, or any aspect of U.S. federal tax law other than those pertaining to income taxation. Prospective purchasers of the notes should consult their own tax advisors concerning all of tax consequences of exchanging notes for new notes, and the ownership and disposition of new notes, based upon their particular circumstances, including the application of U.S. federal, state, and local, as well as non-U.S., income and other tax laws.

Exchange of Notes for New Notes

The exchange of notes for new notes in the exchange offer will not constitute a taxable event to U.S. Holders for U.S. federal income tax purposes. Consequently, a U.S. Holder will not recognize gain or loss upon receipt of a new note in such exchange. The holding period of the new note will include the holding period of the note surrendered in the exchange, and the adjusted tax basis of the new note immediately after the exchange will be the same as the adjusted tax basis of the note immediately before the exchange.

Ownership and Disposition of New Notes

Payments of Stated Interest.  Payments of stated interest on the new notes (including any Additional Amounts and withholding taxes) generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued in accordance with the U.S. Holder’s usual method of accounting for U.S. federal income tax purposes. Interest income in respect of the new notes generally will constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income, and in this regard, interest income in respect of the new notes will constitute “passive category income” for most U.S. Holders for foreign tax credit purposes.

Subject to generally applicable restrictions and conditions, if any non-U.S. income taxes are withheld on interest payments on the new notes, a U.S. Holder generally will be entitled to a foreign tax credit in respect of any such non-U.S. income taxes. Alternatively, the U.S. Holder can elect to deduct such taxes in computing taxable income provided that the U.S. Holder elects to deduct all foreign income taxes paid or accrued for the relevant taxable year. The rules regarding foreign tax credits and deduction of foreign income taxes are complex, so U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in respect of foreign income taxes based on their particular circumstances.

Market Discount.  If a U.S. Holder purchases a new note for an amount that is less than its stated redemption price at maturity (generally, the stated principal amount), the difference will be treated as “market discount” unless such difference is less than a specified de minimis amount. Market discount is considered to be de minimis if the amount is less than 1/4 of 1% of the new note’s stated redemption price at maturity multiplied by the number of complete years to maturity after the new note is acquired. Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment on, or any gain realized upon the sale or other taxable disposition of, a new note as ordinary income to the extent of the market discount treated as having accrued on the new note as of the time of such payment or disposition (except to the extent the U.S. Holder has previously included the accrued market discount in gross income). In addition, if a U.S. Holder acquired a new note with market discount, such U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the new note until the maturity of the new note or its earlier disposition in a taxable transaction. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a new note, unless a U.S. Holder elects instead to use a constant yield basis. A U.S. Holder may elect to include market discount in gross income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply. Such election will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the market discount rules and the advisability of making any elections in respect of market discount.

Amortizable Premium.  In general, subject to special rules applicable to debt instruments that provide for early call rights, if a U.S. Holder purchases a new note for an amount in excess of the stated principal amount, such U.S. Holder will be treated as having purchased the new note with premium in the amount of such excess. A U.S. Holder generally may elect to amortize the premium (with a corresponding decrease in adjusted tax basis) over the remaining term of the new note on a constant yield method as an offset to interest income when such interest income is includible in gross income under the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If the U.S. Holder does not make the amortization election, then the premium will decrease the gain or increase the loss that the U.S. Holder otherwise would recognize upon a sale or other taxable disposition of the new note. An election to amortize premium also will apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the rules relating to bond premium and the advisability of making any elections in respect of such premium.

Sale or Other Taxable Disposition of New Notes.  Generally, upon the sale or other taxable disposition of a new note, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any amount attributable to accrued but unpaid interest, which generally will be taxable as interest in the manner described above to the extent that the U.S. Holder has not previously included the interest in gross income) and such U.S. Holder’s adjusted tax basis in the new note. A U.S. Holder’s adjusted tax basis in a new note generally will equal its acquisition cost. Gain or loss in respect of the sale or other taxable disposition of a new note generally will be long-term capital gain or loss if, at the time of sale or other taxable disposition, the new note has a holding period of more than one year. The deductibility of capital losses by U.S. Holders is subject to limitations.

If Colombian income tax is withheld on the sale or other taxable disposition of a new note, the amount realized by a U.S. Holder will include the gross amount of the sale or other disposition proceeds before deduction of such tax. Capital gain or loss, if any, realized by a U.S. Holder on the sale or other taxable disposition of the new notes generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from the disposition of a new note that is subject to Colombian income tax, the U.S. Holder may not be able to benefit from the foreign tax credit for the tax unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may take a deduction for the Colombian income tax if the U.S. Holder does not elect to claim a foreign tax credit for any non-U.S. income taxes paid during the taxable year.

Information Reporting and Backup Withholding.  Information returns may be filed with the IRS (unless, if required, the U.S. Holder is an exempt recipient such as a corporation and, if required, establishes an exemption) in connection with payments on the new notes and the proceeds from the sale or other disposition of notes. If information reports are required to be made, a U.S. Holder may be subject to U.S. backup withholding tax if the U.S. Holder fails to provide a taxpayer identification number, or to establish that such U.S. Holder is exempt from backup withholding tax. The amount of any backup withholding tax imposed on a payment will be allowed as a credit against any U.S. federal income tax liability of a U.S. Holder and may entitle the U.S. Holder to a refund, provided the required information is furnished to the IRS.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Risk Management and Financial Instruments

We are subject to a number of risks. The most important risk we face is crude oil price volatility. Other exposures include currency and interest rate risk as we hold in our treasury investment portfolios a number of foreign currency-denominated instruments.

Oil price risk results from our day-to-day operations as we export and import crude oil and refined products.

Currently we manage our exposure to oil price variation risk using the cash flow at risk methodology. Our exposure tool prices fluctuations, which are measured based on the impact such price variations have on our cash flow. Specifically, we implemented CF@R or cash flow-at-risk methodology to determine the impact of oil price variations on our cash flow.

Currency risk is mainly an accounting risk as we have to report our financial statements in Pesos whereas 30% of our operations are denominated in U.S. dollars. We manage our currency risk by maintaining funds in U.S. dollars and in Pesos. We use our U.S. dollar funds to meet our U.S. dollar denominated expenses and liabilities and our Peso funds to meet our Peso denominated expenses.

Interest rate risk results from our exposure value of our floating-rate investments held in our investment portfolio. As interest rates vary, the value of our floating-rate investments held in our investment portfolio can experience fluctuations as a result of market movements.

With respect to interest rate risk, the effective duration of our fixed income portfolio in U.S. dollars vary between +/- 25% versus the portfolio’s benchmark.

Since 2007 we have been using a financial model based on key rate durations to measure our portfolio’s sensitivity to interest rate changes from each segment of the curve.

Through this model, risk managers try to recognize the fact that yield curve movements are caused by multiple market factors and do not depend on a curve equilibrium model. Also, the model allows us to calculate value at risk versus a previously defined benchmark.

Finally, at December 2008 we did not have any off-balance sheet debt. As a result of this, our exposure to passive interest rate is only marginal.

From time to time we enter into derivative contracts as we deem necessary to hedge our exposure to oil price, exchange rate and interest rate risks.

Investment Guidelines

Following Decree 648 of 2001, our management established investment guidelines for our investment portfolios. In general terms, our guidelines determine that we should invest our excess cash in fixed-income securities of issuers rated A+ or higher according to the rating issued by a recognized rating agency. We have no limitation to invest in securities issued or guaranteed by the U.S. government and we may invest in securities issued by OECD member countries so long as they are rated A+ or higher.

Our investment portfolio in U.S. dollars is segmented in four tranches, each one matching our liquidity needs. Working capital is calculated taking into account our cash flow needs for the next 60 days. The liquidity tranche is calculated as the contingent cash flow needs over the working capital taking into account the development of capital expenditure projects. The asset liability tranche is built to match our off-balance debt. Finally, the investment tranche is composed of the remaining resources from the total portfolio after deducting the above mentioned tranches.

Sensitivity Analysis

The following table provides information about our financial statements as of December 31, 2008 that may be sensitive to changes in WTI prices and exchange rates:

	Income Statement 2008	Income Statement Case WTI(1) + US$1	Differs Between Real 2008 and Case WTI	Income Statement Case TRM – 1%	Differs Between Real 2008 and Case TRM
	(Pesos in Billions)
Local Revenue	21,598.00	21,670.78	72.78	21,598.00	0.00
Export Revenue	12,298.67	12,412.55	113.88	12,182.94	(115.73)
Total Revenue	33,896.67	34,083.33	186.66	33,780.94	(115.73)
Cost of Sales	19,023.65	19,093.50	69.85	18,957.36	(66.29)
Selling Operating Expenses	1,944.61	1,944.61	0.00	1,944.61	0.00
Administrative Operating Expenses	382.10	382.10	0.00	382.10	0.00
Operating Profit	12,546.31	12,663.12	116.81	12,496.87	(49.44)
Non-Operating Income (Expenses)	3,464.89	3,464.89	0.00	3,592.84	0.00
Profit before Income Tax	16,011.20	16,128.01	116.81	15,961.76	(49.44)
Income Tax	4,381.53	4,413.45	31.92	4,368.02	(13.51)
Net Income	11,629.68	11,714.56	84.89	11,593.75	(35.93)

WTI= West Texas Intermediate.

(1)	Average WTI for 2008 was US$99.71 for barrel. Average Market Representative Rate for 2008 was $1,996.94 per US$1.

Assumptions for the sensitivity analysis of Financial Statements

•	The base scenario on which our sensitivity analysis is made corresponds to the Consolidated Statements of Financial, Economic and Social Activity or Income Statement for 2008 as presented elsewhere in this prospectus.
•	The sensitivity of the WTI price index is the increase/decrease of one dollar per barrel of crude oil in the average WTI reference price based on a 366-day year, for 2008. Prices assumed correspond to real prices for crude oil, natural gas and refined products for 2008.
•	The WTI sensitivity analysis maintains the price differentials for products against WTI prices, with the exception of price-regulated products for which real prices are taken.
•	The sensitivity of our results to changes in the exchange rates, is the decrease by 1% on the average exchange rate for 2008 on a calendar day basis.
•	Local sales are only affected by the variation in the exchange rates when their reference price is determined in U.S. Dollars.

The table below sets forth the line items that are being affected by the variation on the reference prices or the average exchange rate.

Variation on WTI Reference Price	Variation on Average Exchange Rate
OPERATING INCOME
Local Sales	Local Sales
Crude Oil	Crude Oil
Regular gasoline and diesel	Jet fuel
Local non-regulated product (Indirect effect)	Natural gas
Regular gasoline and diesel
Exports	Exports
Crude Oil	Crude Oil
Refined products	Refined products
Natural gas	Natural gas
COST OF SALES
Local purchases	Local purchases
Purchases from business partners	Purchases from business partners
Purchases of hydrocarbons from the ANH	Purchases of hydrocarbons from the ANH
Imports	Imports
Crude Oil	Crude Oil
Products	Products
NON-OPERATING INCOME
Exchange income
Exchange loss

ENFORCEMENT OF CIVIL LIABILITIES

We are a Colombian company, all of our Directors and executive officers and certain of the experts named in this prospectus are residents of Colombia, and a substantial portion of their respective assets are located in Colombia. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as exequatur. Colombian courts will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the following requirements:

•	a treaty exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia;
•	the foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed and does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;
•	the foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly certified and authenticated copy of the judgment has been presented to a competent court in Colombia;
•	the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;
•	no proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties; and
•	in the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. The Colombian Supreme Court has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. However, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

In the course of the exequatur proceedings, both the plaintiff and the defendant are allowed the opportunity to request that evidence be collected in connection with the issues listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws.

VALIDITY OF SECURITIES

Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the new notes. Duran & Osorio Abogados will pass upon certain legal matters governed by Colombian law with respect to the new notes.

EXPERTS

Our consolidated financial statements as of December 31, 2008 and for the year ended December 31, 2008, included in this prospectus have been so included in reliance of the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm, as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended appearing in this prospectus have been audited by Ernst & Young Audit Ltda., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The summary reports of Ryder Scott, DeGolyer and MacNaughton and Gaffney, Cline & Associates, independent petroleum engineering consultants, which are referenced in this prospectus, have been referenced in this prospectus in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

ANNEX I
DESCRIPTION OF EXPLORATION AND PRODUCTION CONTRACTS

Region	Contract Name	Type of Agreement	Purpose	Operator	Partners	Ownership Percentage	Term of Contract	Expiration Date	Right of Reversion upon Termination	Royalty
Southern	Abanico	Joint Venture	E&P	Kappa Resources Colombia Limited	Kappa Resources Colombia Limited	50%	28 years	October 10, 2024	Yes	5% to 25%
Catatumbo- Orinoquía	Alcaravan	Joint Venture	E&P	Harken de Colombia Ltd.	Harken de Colombia Ltd.	50%	28 years	February 13, 2021	No	20%
Southern	Ambrosia	Joint Venture	E&P	Interoil	Interoil	30%	28 years	December 27, 2027	Yes	8% to 25%
Mid – Magdalena Valley	Arjona	Discovered Undeveloped Field	E&P- Discovered and Undeveloped Field	Vetra- NCT	Vetra- NCT Consortium	35%	10 years	March 9, 2017	Yes	8% to 25%
Southern	Armero	Joint Venture	E&P	Interoil	Interoil	50%	28 years	December 31, 2010	Yes	20%
Mid – Magdalena Valley	Barranca lebrija	Discovered Undeveloped Field	Develop Field	Union Temporal Mocam	Union Temporal Mocam	8%	10 years	December 31, 2013	Yes	20%
Mid – Magdalena Valley	Bocachico	Joint Venture- Sole Risk	E&P	Harken de Colombia S.A.	Harken de Colombia S.A.	0%	28 years	March 7, 2022	Yes	20%
Catatumbo- Orinoquía	Bolivar	Joint Venture- Sole Risk	E&P	Harken de Colombia Ltda.	Harken de Colombia Ltda. and Harken Energy Corporation	0%	28 years	June 12, 2024	Yes	20%
Southern	Boqueron	Joint Venture	E&P	Petrobras	Petrobras	50%	28 years	October 2, 2023	Yes	5% to 25%
Southern	Caguan	Joint Venture	E&P	Petrobras	Petrobras	50%	28 years	December 31, 2011	Yes	20%
Central	Camoa	Discovered Undeveloped Field	E&P- Discovered and Undeveloped Field	Drilling and Workeover Services Ltda	Drilling and Workeover Services Ltda.	20%	10 years	December 28, 2013	Yes	6% to 25%
Catatumbo- Orinoquía	Campo Rico	Joint Venture	E&P	Emerald Energy PLC Sucursal Colombia	Emerald Energy PLC Sucursal Colombia	50%	25 years	May 24, 2027	Yes	8% to 25%
Catatumbo- Orinoquía	Capachos	Joint Venture	E&P	Repsol YPF	Repsol YPF	50%	28 years	September 15, 2025	Yes	5% to 25%
Central	Caracara	Joint Venture	E&P	Cepcolsa	Cepcolsa	30%	28 years	April 9, 2029	Yes	8% to 25%
Mid – Magdalena Valley	Carare las Monas	Joint Venture	Production	Petrosantander	Petrosantander	30%	Until economic limit	Until economic limit	Yes	20%
Catatumbo- Orinoquía	Carbonera la Silla	Discovered Undeveloped Field	E&P- Discovered and Undeveloped Fields	Mompos Oil Company Inc.	Mompos Construction	6%	10 years	October 25, 2014	Yes	20%
Catatumbo- Orinoquía	Casanare	Joint Venture	E&P	Perenco	Perenco Hocol and Homcol	64%	28 years	Until economic limit	No	20%
Catatumbo- Orinoquía	Cerrito	Joint Venture	E&P	Kappa Resources Colombia Ltda.	Kappa Resources Colombia Ltda.	0%	27.5 years	August 17, 2029	Yes	20%
Southern	Chaparral	Joint Venture	E&P	Petrotesting	Petrotesting	50%	28 years	October 4, 2012	Yes	8% to 25%
Southern	Chenche	Discovered Undeveloped Field	E&P	Petrotesting	Petrotesting	70%	10 years	December 28, 2013	Yes	8% to 25%
Southern	Chipalo	Joint Venture Sole Risk	E&P	Kappa Resources Colombia Limited	Kappa Resources Colombia Limited	0%	28 years	February 27, 2026	Yes	8% to 25%
Catatumbo- Orinoquía	Chipiron	Joint Venture	E&P	Occidental de Colombia Inc.	Occidental de Colombia Inc. and Occidental Andina	30%	25 years	February 13, 2028	Yes	8% to 25%
Mid – Magdalena Valley	Cocorna	Joint Venture	Production	Mansarovar Energy Colombia Ltd.	Mansarovar Energy Colombia Ltd.	50%	28 years	September 1, 2008	Yes	20%
Catatumbo- Orinoquía	Corocora	Joint Venture	E&P	Perenco	Hocol and Perenco	50%	28 years	Until economic limit	No	8% to 25%
Catatumbo- Orinoquía	Cosecha	Joint Venture	E&P	Occidental de Colombia Inc.	Occidental de Colombia Inc.	30%	28 years	October 31, 2030	Yes	8% to 25%

Region	Contract Name	Type of Agreement	Purpose	Operator	Partners	Ownership Percentage	Term of Contract	Expiration Date	Right of Reversion upon Termination	Royalty
Southern	CPR Santana	Risk participation contract	E&P	Gran Tierra Colombia	Gran Tierra Colombia	65%	28 years	July 27, 2015	Yes	20%
Catatumbo- Orinoquía	Cravo Norte	Joint Venture	E&P	Occidental de Colombia Inc.	Occidental de Colombia Inc.	54.48%	Until economic limit	Until economic limit	No	5% to 25%
Southern	Dindal	Joint Venture Sole Risk	E&P	SIPETROL	SIPETROL	0%	28 years	March 22, 2021	Yes	20%
Catatumbo- Orinoquía	Entrerrios	Discovered Undeveloped Field	E&P Discovered and Undeveloped Field	Union Temporal Andina composed by Rancho Hermoso S.A., Celsa S.A., Inversiones Valin Ltda & CIA S.C.A. and Saturde S.A.	Union Temporal Andina composed by Rancho Hermoso S.A., Celsa S.A., Inversiones Valin Ltda & CIA S.C.A. and Saturde S.A.	61%	10 years	December 28, 2013	Yes	8% to 25%
Southern	Espinal	Risk participation contract	E&P	Petrobras	Petrobras	55%	28 years	October, 2015	Yes	20%
Catatumbo- Orinoquía	Estero	Joint Venture	E&P	Perenco	Perenco Hocol and Homcol	50%	28 years	Until economic limit	No	20%
Catatumbo- Orinoquía	Garcero	Joint Venture Sole Risk	E&P	Perenco	Perenco Hocol and Homcol	50%	28 years	Until economic limit	No	5% to 25%
Catatumbo- Orinoquía	Guachiria	Joint Venture	E&P	Solana	Solana Petroleum Exploration Colombia Limited	13%	28 years	September 30, 2031	Yes	8% to 25%
Northeastern	Guajira	Joint Venture	E&P	Chevron Petroleum Company	Chevron Petroleum Company	57%	Until economic limit	Until economic limit	No	20%
Catatumbo- Orinoquía	Guarimea	Discovered Undeveloped Field	E&P Discovered and Undeveloped Field	Petrotesting Colombia S.A.	Petrotesting Colombia S.A.	81%	10 years	January 17, 2018	Yes	8% to 25%
Southern	Guayuyaco	Joint Venture	E&P	Gran Tierra Colombia	Gran Tierra Colombia	30%	28 years	May 30, 2030	Yes	8% to 25%
Southern	Hato Nuevo	Discovered Undeveloped Field	E&P	NCT Consortium	NCT Consortium	41%	10 years	July 3, 2016	Yes	32%
Southern	Hobo	Joint Venture	E&P	Petrobras	Petrobras	50%	28 years	December 31, 2011	Yes	20%
Mid – Magdalena Valley	La Cira	Business Cooperation	E&P	Ecopetrol S.A.	Occidental de Colombia and Ecopetrol S.A.	52%	Undetermined	Undetermined	No	8% to 25%
Catatumbo- Orinoquía	La Punta	Discovered Undeveloped Field	E&P Discovered and Undeveloped Field	Petrotesting Colombia S.A.	Petrotesting Colombia S.A.	70%	10 years	December 28, 2013	Yes	8% to 25%
Mid – Magdalena Valley	Las Quinchas	Joint Venture- Sole Risk	E&P	Kappa Resources Colombia Limited	Kappa Resources Colombia Limited	7%	Until economic limit	Until economic limit	Yes	20%
Mid – Magdalena Valley	Lebrija	Joint Venture- Sole Risk	E&P	Petroleos del Norte S.A.	Petroleos del Norte S.A.	0%	28 years	August 26, 2013	Yes	20%
Mid – Magdalena Valley	Magangué	Joint Venture	E&P	Solana Petroleum Exploration (Colombia Limited)	Solana Petroleum Exploration	58%	28 years	January 1, 2018	Yes	20%
Southern	Mana	Joint Venture	E&P	Interoil	Interoil	30%	28 years	November 11, 2028	Yes	8% to 25%
Mid – Magdalena Valley	Maracas	Joint Venture Sole Risk	E&P	Texican Oil Ltd.	Texican Oil Ltd.	0%	28 years	March 5, 2024	Yes	20%
Southern	Matambo	Joint Venture	E&P	Emerald Energy PLC	Emerald Energy PLC	25%	28 years	November 29, 2024	Yes	20%
Mid – Magdalena Valley	Mugrosa	Discovered Undeveloped Field	Develop Field	Cosacol S.A.	Cosacol S.A.	53%	10 years	July 12, 2015	Yes	20%
Southern	Nancy-Burdine- Maxime	Discovered Undeveloped Field	E &P	Union Temporal II&B	Union Temporal II&B	41%	10 years	December 28, 2013	Yes	20%

Region	Contract Name	Type of Agreement	Purpose	Operator	Partners	Ownership Percentage	Term of Contract	Expiration Date	Right of Reversion upon Termination	Royalty
Mid – Magdalena Valley	Nare	Joint Venture	Production	Mansarovar Energy Colombia Ltd.	Mansarovar Energy Colombia Ltd.	50%	28 years	November 4, 2021	Yes	20%
Southern	Neiva	Incremental Production	E&P	Ecopetrol	Petrominerales	31%	22 years	June 5, 2023	Yes	8% to 25%
Mid – Magdalena Valley	Opon	Joint Venture	Production	Compañía Operadora Petrocolombina	Compañía Operadora Petrocolombina	0%	28 years	July 14, 2015	Yes	20%
Mid – Magdalena Valley	Opon-6	Joint Venture- Sole Risk	E&P	Compañía Operadora Petrocolombina	Compañía Operadora Petrocolombina	0%	N/A	July 14, 2015	Yes	20%
Southern	Orito	Incremental Production	E&P	Ecopetrol	Petrominerales	21%	22 years	June 5, 2023	Yes	8% to 25%
Catatumbo- Orinoquía	Orocue	Joint Venture	E&P	Perenco	Perenco and Hocol	50%	28 years	Until economic limit	No	20%
Southern	Ortega	Incremental Production	E&P	Ecopetrol	Hocol S.A.	31%	22 years	March 18, 2023	Yes	8%
Mid – Magdalena Valley	Palagua	Incremental Production	Production	Union Temporal IJP	Union Temporal Isomocol, Joshi- Petcar- Parko	50%	22 years	July 14, 2023	Yes	20%
Southern	Palermo	Joint Venture	E&P	Hocol S.A.	Hocol S.A.	50%	28 years	April 30, 2012	Yes	20%
Mid – Magdalena Valley	Pavas-Cachira	Discovered Undeveloped Field	Develop Field	Ismocol de Colombia S.A.	Union Temporal Isomocol, Joshi- Petcar- Parko	5%	10 years	December 29, 2013	Yes	20%
Northeastern	Piedemonte	Joint Venture	E&P	BP	BP	50%	28 years	February 29, 2020	Yes	20%
Central	Piriri	Joint Venture	E&P	Metapetroleum	Tethys Petroleum Company Limited, and Metapetroleum	50%	28 years	June 30, 2016	Yes	20%
Mid – Magdalena Valley	Playon	Discovered Undeveloped Field	Develop Field	Serinpet	Representaciones y Servicios de Petroleos Serinpet	54%	10 years	July 12, 2015	Yes	20%
Catatumbo- Orinoquía	Puerto Barco	Discovered Undeveloped Field	E&P- Discovered and Undeveloped Fields	Petrotesting Colombia S.A.	Petrotesting Colombia S.A.	6%	10 years	December 29, 2013	Yes	20%
Southern	Puli	Joint Venture	E&P	Interoil	Interoil.	50%	28 years	February 29, 2012	Yes	20%
Mid – Magdalena Valley	Quebrada Roja	Discovered Undeveloped Field	Develop Field	Campos de Producción Consortium	Campos de Producción Consortium	58%	10 years	July 12, 2015	Yes	20%
Northeastern	Recetor	Joint Venture	E&P	BP	BP	50%	28 years	May 29, 2017	Yes	20%
Northeastern	Rio Chitamea	Joint Venture	E&P	BP	BP	50%	28 years	January 31, 2019	Yes	20%
Catatumbo- Orinoquía	Rio de Oro	Discovered Undeveloped Field	E&P- Discovered and Undeveloped Fields	Petrotesting Colombia S.A.	Petrotesting Colombia S.A.	12%	10 years	December 29, 2013	Yes	20%
Southern	Rio Opia	Joint Venture	E&P	Interoil	Interoil	30%	28 years	June 23, 2030	Yes	8% to 25%
Southern	Río Paez	Joint Venture- Sole Risk	E&P	Hocol S.A.	Hocol S.A.	0%	28 years	April 26, 2029	Yes	5%
Southern	Río Seco	Joint Venture Sole Risk	E&P	SIPETROL	SIPETROL	0%	28 years	August 21, 2023	Yes	20%
Mid – Magdalena Valley	Rompida	Discovered Undeveloped Field	Develop Field	Petrotesting	Petrotesting Colombia S.A. – Vetra	19%	10 years	December 30, 2013	Yes	20%
Catatumbo- Orinoquía	Rondon	Joint Venture	E&P	Occidental de Colombia Inc.	Occidental de Colombia Inc.	50%	28 years	January 8, 2023	Yes	8% to 25%
Central	Rubiales	Risk participation contract	E&P	Metapetroleum	Tethys Petroleum Company Limited, and Metapetroleum	60%	28 years	June 30, 2016	Yes	20%
Southern	San Jacinto	Joint Venture- Sole Risk	E&P	Hocol S.A.	Hocol S.A.	0%	28 years	December 22, 2024	Yes	5%
Southern	San Luis	Joint Venture	E&P	Petrotesting	Petrotesting	50%	28 years	May 8, 2014	Yes	20%

Region	Contract Name	Type of Agreement	Purpose	Operator	Partners	Ownership Percentage	Term of Contract	Expiration Date	Right of Reversion upon Termination	Royalty
Northeastern	Santiago de las Atalayas	Joint Venture	E&P	BP	BP, Total, TEPMA	50%	28 years	June 30, 2010	Yes	20%
Southern	Suroriente	Incremental Production	E&P	Colombia Energy	Colombia Energy	48%	22 years	June 11, 2024	Yes	8% to 25%
Central	Tambaqui	Joint Venture- Sole Risk	E&P	Hupecol	Hupecol	50%	28 years	February 28, 2026	Yes	8% to 25%
Catatumbo- Orinoquía	Tapir	Joint Venture- Sole Risk	E&P	Petrolco	Petrolco and Doreal Energy	0%	28 years	February 24, 2023	Yes	20%
Northeastern	Tauramena	Joint Venture	E&P	BP	BP	50%	28 years	July 3, 2016	Yes	20%
Catatumbo- Orinoquía	Tibú	Business Cooperation	E&P	Ecopetrol S.A.	Tibú Consortium formed by Petrobras Colombia Limited and Petrobras Energía de Colombia	60%	Undetermined	Undetermined	No	8% to 25%
Mid – Magdalena Valley	Tisquirama	Joint Venture	Production	Petroleos del Norte S.A.	Petroleos del Norte S.A – Petrosantander	50%	28 years	March 1, 2009	Yes	20%
Mid – Magdalena Valley	Toca	Discovered Undeveloped Field	Develop Field	Campos de Producción Consortium	Campos de Producción Consortium	12%	10 years	July 12, 2015	Yes	20%
Southern	Tolima B	Joint Venture- Sole Risk	E&P	Petrotesting	Petrotesting.	0%	28 years	June 12, 2014	Yes	20%
Central	Upia B	Joint Venture	E&P	Petrobras	Holifield International Colombia Inc.	50%	28 years	March 1, 2012	Yes	20%

ECOPETROL S. A.

As of December 31, 2008, 2007 and 2006
and for the years ended December 31, 2008, 2007 and 2006

Consolidated Financial Statements

As of March 31, 2009 and December 31, 2008
and for the three month periods ended March 31, 2009 and 2008

Unconsolidated Financial Statements

Unconsolidated Balance Sheets	F-116
Unconsolidated Statements of Financial, Economic, Social and Environmental Activities	F-117
Unconsolidated Statements of Changes in Shareholders’ Equity	F-118
Unconsolidated Statements of Cash Flows	F-119
Notes to Unconsolidated Financial Statements	F-121

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Ecopetrol S. A.

We have audited the accompanying consolidated balance sheet of Ecopetrol S. A. and its subsidiaries (the “Company”) as of December 31, 2008 and the related consolidated statements of financial, economic, social and environmental activities, of changes in shareholders’ equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Colombia and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ecopetrol S. A. and its subsidiaries at December 31, 2008 and the results of their financial, economic, social and environmental activities and their cash flows for the year ended, in conformity with generally accepted accounting principles for Colombian Government Entities issued by the Contaduría General de la Nación.

Accounting principles generally accepted for Colombian Government Entities vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effects of such differences is presented in Note 33 to the consolidated financial statements.

PricewaterhouseCoopers Ltda.

Bogotá, Colombia
June 25, 2009

Report of Independent Registered Public Accounting Firm

To the Shareholders of Ecopetrol S.A. and subsidiaries

We have audited the accompanying consolidated balance sheets of Ecopetrol S.A. and subsidiaries (“the Company”) as of December 31, 2007 and 2006, and the related consolidated statements of financial, economic and social activities, changes in equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ecopetrol S.A. and subsidiaries at December 31, 2007 and 2006, and the consolidated results of their financial, economic and social activities and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with generally accepted accounting principles for Colombian Governmental Entities issued by the Contaduría General de la Nación, which differ in certain respects from accounting principles generally accepted in the United States of America (see Note 33 to the consolidated financial statements).

Francisco J. González R. Statutory Auditor Professional Card 13442-T
ERNST & YOUNG AUDIT LTDA.	Designated by Ernst & Young Audit Ltda. – TR 530

Bogotá, D.C., Colombia, February 15, 2008
(except for Notes 32 and 33 to which the date is May 30, 2008)

Ecopetrol S.A. and Subsidiaries

Consolidated Balance Sheets

	December 31
	2008	2007
	(In millions of Colombian pesos)
Assets
Current assets:
Cash and cash equivalents (Note 3)	$2,113,803	$3,749,899
Investments (Note 4)	3,749,919	5,954,502
Accounts and notes receivable, net (Note5)	5,877,282	2,269,904
Inventories, net (Note 6)	1,611,296	1,298,792
Advances and deposits (Note 7)	2,248,122	1,979,614
Pension plan assets (Note 11)	80,263	508,813
Prepaid expenses (Note 8)	24,215	12,598
Total current assets	15,704,900	15,774,122
Non-current assets
Investments (Note 4)	8,688,320	3,844,819
Accounts and notes receivable, net (Note 5)	194,912	202,565
Property, plant and equipment, net (Note 9)	8,077,488	6,151,951
Natural and environmental resources, net (Note 10)	8,054,049	5,128,917
Pension plan assets (Note 11)	—	8,986,861
Deferred charges (Note 12)	1,595,683	1,976,062
Other assets (Note 13)	1,207,099	399,401
Revaluations (Note 21)	5,179,961	5,647,382
Total assets	$48,702,412	$48,112,080
Liabilities and Shareholders’ Equity
Current liabilities:
Financial obligations (Note 14)	$281,026	$3,569
Accounts payable and related parties (Note 15)	1,708,647	1,564,569
Taxes payable (Note 16)	3,906,468	2,474,739
Labor and pension plan obligations (Note 17)	129,658	586,964
Estimated liabilities and provisions (Note 18)	673,973	1,435,943
Total current liabilities	6,699,772	6,065,784
Long-term liabilities:
Long-term accounts payable (Note 14)	5,473	—
Labor and pension plan liabilities (Note 17)	2,164,787	10,316,041
Estimated liabilities and provisions (Note 18)	2,542,791	2,742,052
Other long-term liabilities (Note 19)	2,426,921	2,179,735
Total liabilities	13,839,744	21,303,612
Minority Interest (Note 20)	242,951	1
Shareholders’ equity (Note 21 and see accompanying statement)	34,619,717	26,808,467
Total liabilities and shareholders’ equity	$48,702,412	$48,112,080
Memorandum accounts (Note 22)	$118,874,631	$64,180,245

The accompanying notes are an integral part of these consolidated financial statements.

Ecopetrol S.A. and Subsidiaries

Consolidated Statements of Financial, Economic, Social and Environmental Activities

	Year ended December 31
	2008	2007	2006
	(In millions of Colombian pesos, except for the net income per share expressed in pesos)
Revenue (Note 23)
Local sales	$21,597,999	$16,002,997	$11,300,001
Foreign sales	12,298,670	6,645,820	7,864,124
FAEP	—	(316,497)	(774,160)
Foreign sales, net	12,298,670	6,329,323	7,089,964
Total revenue	33,896,669	22,332,320	18,389,965
Cost of sales (Note 24)	19,023,649	12,058,527	12,756,563
	14,873,020	10,273,793	5,633,402
Operating expenses (Note 25)
Administration	382,101	322,044	329,517
Selling	1,835,618	1,019,912	668,053
Operating income	12,655,301	8,931,837	4,635,832
Non-operating income (expenses)
Financial income, net (Note 26)	4,101,252	93,628	683,436
Pension expenses (Note 27)	(1,144,925)	(1,090,343)	(829,191)
Inflation gain (Note 28)	30,473	41,132	56,166
Other income (expenses), net (Note 29)	369,103	(910,950)	344,899
Income before income tax	16,011,204	7,065,304	4,891,142
Income tax (Note 16)
Current	3,611,020	2,006,484	1,494,794
Deferred tax	770,962	(120,972)	4,975
	4,381,982	1,885,512	1,499,769
Minority interest	(455)	—	—
Net income	$11,629,677	$5,179,792	$3,391,373
Net income per share	$287.35	$168.71	$79,891.00

The accompanying notes are an integral part of these consolidated financial statements.

Ecopetrol S.A. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity
(In millions of Colombian pesos, except the dividend per share)
Year ended on December 31, 2008, 2007 and 2006

	Subscribed and paid-in Capital	Additional paid-in Capital	Contribution of Nation in kind	Legal and other reserves	Incorporated institutional equity and other	Surplus from equity method	Surplus from Revaluations	Public accounting application effect	Retained earnings	Total Equity
Balance at December 31, 2006	$4,244,943	$—	$4,419,110	$2,994,712	$48,857	$—	$5,736,751	$—	$3,391,373	$20,835,746
Distribution of dividends ($97,863 per share)	—	—	—	(1,423,163)	—	—	—	—	(3,052,236)	(4,475,399)
Capitalization of hydrocarbon reserves contributed by the Colombian Nation	4,851,254	—	(4,851,254)	—	—	—	—	—	—	—
Capitalization (4,087,723,771 shares)	1,021,931	4,700,882	—	—	—	—	—	—	—	5,722,813
Subscribed capital receivable and additional paid-in capital	(4,794)	(850,068)	—	—	—	—	—	—	—	(854,862)
Appropriation to reserves	—	—	—	339,137	—	—	—	—	(339,137)	—
Hydrocarbon reserves contributed by the Colombian Nation	—	—	432,144	—	—	—	—	—	—	432,144
Addition to incorporated institutional equity	—	—	—	—	59,873	—	—	—	—	59,873
Adjustment in translation of foreign subsidiaries	—	—	—	—	—	(2,271)	—	—	—	(2,271)
Surplus from revaluations	—	—	—	—	—	—	(89,369)	—	—	(89,369)
Net income	—	—	—	—	—	—	—	—	5,179,792	5,179,792
Balance at December 31, 2007	10,113,334	3,850,814	—	1,910,686	108,730	(2,271)	5,647,382	—	5,179,792	26,808,467
Distribution of dividends ($115 per share)	—	—	—	4,415	—	—	—	—	(4,658,755)	(4,654,340)
Subscribed capital receivable and additional paid-in capital	4,457	824,607	—	—	—	—	—	—	—	829,064
Addition to additional paid-in capital – execution of warranties	—	3,855	—	—	—	—	—	—	—	3,855
Appropriation to reserves	—	—	—	517,639	—	—	—	—	(517,639)	—
Adjustment in translation of foreign subsidiaries	—	—	—	—	—	143,018	—	—	(3,398)	139,620
Addition to incorporated institutional equity	—	—	—	—	2,635	—	—	—	—	2,635
Surplus from revaluations	—	—	—	—	—	1,340,356	(1,479,650)	—	—	(139,294)
Revaluation in property, plant and equipment	—	—	—	—		—	1,012,229	(1,012,229)	—	—
Pending responsibility rulings	—	—	—	—	814	—	—	(781)	—	33
Net income	—	—	—	—	—	—	—	—	11,629,677	11,629,677
Balance at December 31, 2008	$10,117,791	$4,679,276	$—	$2,432,740	$112,179	$1,481,103	$5,179,961	$(1,013,010)	$11,629,677	$34,619,717

The accompanying notes are an integral part of these consolidated financial statements.

Ecopetrol S.A. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31
	2008	2007	2006
	(In millions of Colombian pesos)
Operating activities
Cash received from customers	$27,884,424	$21,683,589	$18,410,244
Cash from interest income	2,374,871	968,899	519,309
Cash received from FAEP fund and others	—	1,167,534	80,611
Other payments	—	(1,089,550)	259,106
Interest expense and other payments	(773)	(875,270)	1,424
Cash paid to suppliers and contractors	(8,570,096)	(4,630,295)	(5,154,051)
Payment of hydrocarbon purchases and other contributions	(5,587,223)	(4,153,060)	(4,101,696)
Payment of income, sales and equity taxes	(2,962,274)	(1,409,720)	(2,040,025)
Payment of salaries, fringe benefits and social security	(851,186)	(703,003)	(735,537)
Payment of retirement pensions and transfers to trust funds	(494,843)	(1,122,170)	(885,695)
Net cash provided by operating activities	11,792,900	9,836,954	6,353,690
Investing activities
Net increase in investments	(3,185,910)	(5,031,216)	(1,358,094)
Investment in natural and environmental resources	(5,234,947)	(2,013,948)	(1,162,165)
Additions to property, plant and equipment	(1,469,648)	(1,023,014)	(700,769)
Net cash used in investing activities	(9,890,505)	(8,068,178)	(3,221,028)
Financing activities
Dividends paid	(4,654,340)	(4,475,399)	(2,000,000)
Increase (decrease) of financial obligations	282,930	(39,305)	(120,013)
Subscribed capital receivable and additional paid-in capital – capitalization	832,919	4,867,951	—
Disbursements of contributions to ANH	—	—	(106,672)
Net cash (used in) provided by financing activities	(3,538,491)	353,247	(2,226,685)
Net (decrease) increase in cash and cash equivalents	(1,636,096)	2,122,023	905,977
Cash and cash equivalents at the beginning of the year	3,749,899	1,627,876	721,899
Cash and cash equivalents at the end of the year	$2,113,803	$3,749,899	$1,627,876

The accompanying notes are an integral part of these consolidated financial statements.

Ecopetrol S.A. and Subsidiaries

Attachment 1 — Cash and cash equivalents detail

	2008	2007	2006
Cash	$408	$399	$536
Banks and savings entities	1,395,199	1,160,069	596,018
Special and in-transit funds	703,577	123,251	36,148
Temporary investments	14,619	2,466,180	995,174
Total cash and cash equivalents	$2,113,803	$3,749,899	$1,627,876

Attachment 2 — Reconciliation of net income to net cash provided by operating activities

	2008	2007	2006
Net income	$11,629,677	$5,179,792	$3,391,373
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property, plant and equipment	700,301	750,074	773,610
Amortization of natural and environmental resources	947,788	572,743	455,831
Amortization of facility abandonment costs	139,795	92,716	61,669
Amortization of deferred charges	108,328	215,372	100,064
Deferred income tax	770,962	(189,265)	(760,638)
Amortization of retirement pensions	748,832	695,057	535,022
Crude oil and natural gas contributed by the Colombian Nation	—	432,105	2,374,512
Inflation gain	(30,506)	(41,132)	(56,166)
Provision for expenses	114,034	1,240,400	561,633
Provisions reduction	(999,866)	(555,438)	(152,512)
Adjustment in translation of subsidiaries	1,480,800	2,271	—
Incorporated institutional equity	2,635	—	29,723
Subsidies	(3,070,479)	(1,778,050)	—
Decrease (increase) in accounts receivable	(529,246)	740,803	(416,866)
Decrease (increase) in inventories	(312,504)	(302,431)	(248,141)
Decrease (increase) in pension plan assets	9,415,411	(534,777)	—
Decrease (increase) in advances and deposits	(269,108)	(325,264)	(314,839)
Decrease (increase) in advanced paid expenses	(11,617)	2,858	19,632
Decrease (increase) in deferred charges	12,841	986,204	(269,864)
Decrease (increase) in other assets	(807,664)	—	(265,501)
(Decrease) increase in accounts payable	562,351	384,576	85,013
(Decrease) increase in taxes payable	1,013,456	855,264	302,637
(Decrease) increase in labor obligations	(9,254,330)	25,942	(138,653)
(Decrease) increase in estimated liabilities and provisions	(586,328)	139,541	311,784
(Decrease) increase in other liabilities	17,337	1,240,800	(25,633)
Other amounts that do not involve cash	—	6,793	—
Net cash provided by operating activities	$11,792,900	$9,836,954	$6,353,690

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(Amounts expressed in millions of Colombian pesos, unless otherwise stated, except amounts in other currencies, exchange rates and income per share, which are expressed in unit pesos – throughout these financial statements pesos or Ps refer to Colombian pesos and US Dollar refers to United States Dollar)

1. Economic Entity and Principal Accounting Policies and Practices

Reporting Entity

Ecopetrol S.A., (hereinafter Ecopetrol or the Company) was organized by Law 165 of 1948 and transformed through Extraordinary Decree 1760 of 2003 (added by Decree 409 of 2006) and Law 1118 of 2006 into a state-owned company by shares and then into a mixed economy entity of a commercial character, at national level, related to the Ministry of Mines and Energy, for an indefinite period. Ecopetrol’s corporate purpose is the development, in Colombia or abroad, of commercial or industrial activities corresponding to or related with exploration, production, refining, transportation, storage, distribution, and selling of hydrocarbons, their by-products and associated products, and of subsidiary operations, connected or complementary to these activities in accordance with applicable regulations. Ecopetrol’s principal domicile is Bogotá, D.C. and it may establish subsidiaries, branches and agencies in Colombia or abroad.

By means of the transformation Decree 1760 of June 27, 2003, the integral administration of the hydrocarbon reserves owned by the Colombian Nation (the Nation), and the administration of non-strategic assets, represented by shares and the participation in companies were separated from Ecopetrol. In addition, Ecopetrol’s basic structure was changed and two entities were created: a) the Agencia Nacional de Hidrocarburos (ANH) was created to hereinafter issue and develop the Colombian petroleum policy (formerly the responsibility of Ecopetrol), and b) Sociedad Promotora de Energía de Colombia S.A., which received the non-strategic assets owned by Ecopetrol.

Law 1118 of December 27, 2006 changed the legal nature of Ecopetrol S.A., and authorized the Company to issue shares to be placed in the equity market and acquired by Colombian individuals or legal entities. Once the shares were issued and placed, corresponding to 10.1% of the authorized capital, at the end 2007, the Company became a Mixed Economy Entity of a commercial nature, at a national level, controlled by the Ministry of Mines and Energy. Ecopetrol entered into a deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of ADRs evidencing ADSs. Each of the ADSs will represent 20 of Ecopetrol’s common shares or evidence of the right to receive 20 of Ecopetrol’s common shares.

On September 12, 2008, Ecopetrol submitted to the Securities and Exchange Commission or SEC an application to register the Company and to register and list the Company’s ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. The Company’s ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The subsidiaries consolidated by Ecopetrol are:

Subsidiaries	Participation Percentage Ecopetrol	Activity	Subsidiaries
Ecopetrol Oleo é Gas do Brasil Ltda.	100	Exploration, production, transportation, storage, distribution and selling of hydrocarbons, by-products and products, as well as research, development and selling of energy sources	—
Ecopetrol del Perú S.A.	100
Ecopetrol America Inc.	100
Black Gold Re Ltd.	100	Manage all business associated with the total or partial, direct or indirect execution of insurance and reinsurance of Ecopetrol’s and of its affiliate and/or subsidiary company risks.	—
Andean Chemicals Ltd.	100	Manage all business associated with Ecopetrol’s, Propilco’s and its affiliate companies’ operations.	—
ODL Finance S.A.	65	Design, construct, operate, sell, exploit and be the direct or indirect owner of crude oil pipeline systems for hydrocarbon transportation of private use in Colombia.	ODL S.A. ODL – Colombia Branch office
Propilco S.A.	100	Production and selling of polypropylene resin	Comai S.A.
Bioenergy S.A.	79.14	Construction and operation of biofuel production plants, and others related	—

At December 31, 2008, the Company and its subsidiaries maintain current obligations related to 158 exploration and production contracts, of which it is the operator in 36 and 122 are operated by third parties, of the following types:

	Number of Contracts
Contract Type	Ecopetrol S.A.	Ecopetrol Oleo é Gas do Brasil Ltda.	Ecopetrol America Inc.	Ecopetrol del Peru S.A.
Exploration	62	6	1	2
Production	42	—	1	—
Discovered undeveloped fields	18	—	—	—
Sole risk	15	—	—	—
Incremental production	5	—	—	—
Production service with risk	3	—	—	—
Business collaboration	2	—	—	—
Services and technical collaboration	1	—	—	—
	148	6	2	2

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Ecopetrol S.A. carries out production operations in 288 fields, of which it is the operator in 112 fields and 176 fields are operated by third parties. Ecopetrol Oleo é Gas do Brasil Ltda has entered into 6 exploration contracts in which Petrobras is the operator.

Ecopetrol America Inc. has a 9.2% participation in a production contract known as “K2” located in the Gulf of Mexico, which is operated by Anadarko. It has also entered into an exploration contract known as “Will K”, where it is not an operator.

Ecopetrol del Peru S.A. has two exploration contracts knows as “101” and “134”, which are both operated by Talisman.

Principal accounting policies and practices

The Contaduría General de la Nación or CGN adopted new accounting principles for Colombian state-owned entities in September 2007. These accounting principles are known as the Régimen de Contabilidad Pública (Regime of Public Accounting or RCP). Pursuant to CGN Communication No. 0079-101345 of September 28, 2007, RCP became effective for Ecopetrol beginning with fiscal year ended December 31, 2008. Ecopetrol’s consolidated financial statements at and for the year ended December 31, 2008 have been prepared under RCP. Ecopetrol’s consolidated financial statements for all prior years were prepared under the Plan General de Contabilidad Pública (General Governmental Accounting Plan or PGCP), the former accounting principles issued by the CGN for Colombian state-owned entities. Both RCP and PGCP are referred to as Colombian Government Entity GAAP.

RCP modified various aspects of Colombian Government Entity GAAP. The main modifications pertain to the following items:

— Investments,

— Property, plant and equipment,

— Intangibles,

— Retirement pensions and

— Provisions.

A more detail discussion of these RCP modifications is hereinafter provided for each of the above-listed items.

Principles of Consolidation

The consolidated financial statements include those of Ecopetrol S.A. (as Home Office), Black Gold Re Ltd., Oleo é Gas Do Brasil Ltda., Ecopetrol del Perú, Ecopetrol América Inc., Andean Chemicals Ltd., ODL Finance S.A., Propilco S.A. and Bioenergy S.A. (collectively, “the Subsidiaries”), where Ecopetrol’s combined direct and indirect, participation, is 100%, 100%, 100%, 100%, 100%, 65%, 100% and 79.14%, respectively. These financial statements were consolidated line by line and all transactions and significant intercompany balances between companies have been eliminated.

Presentation Basis

The preparation of the financial statements was carried out under Colombian Government Entity GAAP standards and principles issued by the CGN and other legal provisions. These principles may differ in certain aspects from those established by other standards and other control authorities and the opinions on specific matters issued by CGN prevail over Colombian Government Entity GAAP. The accrual method was applied for the accounting recognition of financial, economic and social facts.

In accordance with the rules for the inspection, supervision, and/or control of Ecopetrol, a normative decision-making structure was established to define the accounting treatment of operations not envisaged by

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

the CGN, which is as follows: i) Principal and permanent inspection, supervision, and control: Residential Public Services Superintendency; ii) Residual control: Companies Superintendency and iii) Concurrent control: Financial Superintendency, on the activities of the company in its capacity as issuer in the stock market. International Standards of Financial Information (NIIF) are used to measure the normative gap and the accounting principles generally accepted in the United States are applied to operations related to crude oil and natural gas.

Segments

The Company operates in five primary segments of activity: exploration and production, refining, transportation, corporate and all others. The RCP does not require disclosure of information by segment.

Materiality Concept

An economic fact is material when due to its nature and amount, and taking into account the surrounding circumstances, knowing or not knowing it could significantly alter the economic decisions of informed users.

The consolidated financial statements include specific headings in accordance with legal requirements, or those representing 5% or more of total assets, current assets, total liabilities, current liabilities, working capital, equity and results of operations, as appropriate. In addition, lower amounts are shown when they are deemed to contribute to a better interpretation of financial information.

Use of Estimates

The preparation of the consolidated financial statements in accordance with the RCP requires that the Company’s management make estimates and assumptions that could affect the recorded amounts of assets, liabilities, results of activities and the attached notes. Current or market values could differ from such estimates.

Transactions in Foreign Currency

Transactions in foreign currency are entered into in accordance with applicable regulations and they are recorded at appropriate exchange rates on the transaction date. Balances denominated in foreign currency are reflected in Colombian pesos at the representative market exchange rates of $2,243.59 and $2,014.76 per US$1 at December 31, 2008 and 2007, respectively.

The adjustment from exchange differences generated by foreign currency assets and liabilities is recorded against results of operations, except when such adjustment is charged to acquisition cost of assets in construction and up to the time these assets are placed in service.

The Company in developing its crude oil exploration and production activities can freely retain foreign currency received. In addition, it can acquire the foreign currency it requires in the local market to pay its foreign obligations. With respect to those subsidiaries whose financial statements were originally in a currency other than the Colombian peso, the financial statements were first translated to US dollars and then to Colombian pesos. Market exchange rates at December 31, 2008 were used to translate balance sheet accounts, weighted average exchange rates were used to translate income statement accounts and historical exchange rates were used to translate equity statement accounts.

Joint Operation Contracts

Joint venture or common-interest operation contracts are entered into between Ecopetrol and third parties in order to share the risk, secure capital, maximize operating efficiency and optimize the recovery of reserves. In these joint ventures, one party is designated as the operator and each party takes its share of the crude oil production according to its agreed participation. Ecopetrol records these investments, revenues, costs and expenses on a timely basis based on information reported by the operators. When Ecopetrol directly operates the facilities, it records assets, revenues, costs and expenses, recognizing at the same time the accounts receivable of the third party for joint interest billings.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Cash and Cash Equivalents

Cash and cash equivalents are represented by cash in banks and highly liquid investments maturing within three months following their acquisition.

Financial Derivative Instruments

The Company enters into hedging agreements to protect itself from the fluctuations of international crude oil prices. The difference between amounts paid and income received under hedging operations is recognized as financial expense in the statements of financial, economic and social activities. Ecopetrol does not use these financial instruments for speculative purposes.

Hedging operations are carried out with banks and other counterparties with a credit risk rating higher than or equal to A+.

The Company makes periodic evaluations based on the market risk of hedging operations and together with the Board of Directors and management, determines the need for extension or early termination of the subscribed contracts, when the result is ineffective vis-á-vis the hedged items. In the event of settlement, the financial and contractual effects are recognized in the results of operations.

Investments

The investments are classified as: i) Liquidity Management Investments ii) Investments for policy purposes and, iii) Equity Investments.

Liquidity management investments correspond to resources invested in debt and participatory securities with the objective of obtaining profits through short-term price fluctuations. Their initial recording corresponds to their historical cost and they are updated based upon valuation methodologies issued by the Finance Superintendency.

Policy purpose investments are made up of debt securities of national or foreign entities, acquired in compliance with macroeconomic or internal policies of the entity, which include investments held through their maturity date and those available for sale, the former being those which are kept for at least (1) a year, as of the first day on which they were classified for the first time, or when they were reclassified.

Investments held to maturity are updated based on the Internal Rate of Return (TIR) included in the methodologies adopted by the Finance Superintendency and the investments for the purpose of macroeconomic policy and available for sale should be updated based on methodologies adopted by the Finance Superintendency for tradeable investments.

Equity investments are classified in controlled and uncontrolled entities. Equity investments in controlled entities are recognized at their acquisition cost whenever it is less than the net book value; otherwise, they are recognized at the net book value and the difference between the cost of purchase and the net book value corresponds to goodwill. Their values are updated through the equity method, as established in Resolution 145 of 2008, issued by the CGN.

Beginning in 2008, the RCP incorporated the concept of significant influence for the recognition of investments in associated entities and established the equity method to update the value of these investments. Until 2007, the investments in associated entities had been recognized pursuant to the cost method.

Significant influence is defined as the power that the entity has, regardless if the percentage of ownership is less than or equal to 50%, to participate in the setting and overseeing of financing and operational policies of another entity for the purpose of obtaining profits from that entity.

Significant influence may be present in one or more of the following aspects:

•	Representation on the Board of Directors or equivalent regulatory organ of the associated entity.
•	Participation in policy-making processes.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

•	Significant transactions between the investor and the associated entity.
•	Secondment of officers, or
•	Supply of essential technical information.

Equity investments in uncontrolled entities include shares of low or minimum liquidity or without any trading on an exchange which do not permit any type of control or to exert significant influence and are recognized at historical cost; their updating arises from the periodic comparison of the cost of the investment compared to its net book value or its value in the stock market.

In accordance with the Technical Standard Related to Assets of the RCP, the investments made in foreign currency should be recognized applying the representative market exchange rate (TRM) of the transaction date. The value must be re-expressed periodically based on the TRM. For foreign subsidiaries, the equity method should be applied in Colombian pesos, following the translation of the financial statements.

Receivables and Provision for Doubtful Accounts

Receivables are recognized at their original amount or at the amount accepted by the debtor, which is subject to periodic updating in accordance with current legal provisions or agreed contractual terms.

The provision for doubtful accounts is reviewed and updated periodically in accordance with the aged analysis of balances, and the evaluation of the recoverability of individual accounts. The Company carries out the necessary administrative and legal procedures to recover delinquent accounts receivable as well as the collection of interest from customers that do not comply with payment policies.

Inventories

Inventories include assets extracted, transformed and acquired for any reason, to be sold, intended for transformation and consumed in the production process, or as a part of services rendered. Ecopetrol uses the perpetual inventory system to account for raw material.

Inventories are recorded at historical costs or at purchase cost, which includes direct and indirect charges incurred to prepare the inventory for sale or production conditions.

This valuation is measured under the weighted average method, considering the following parameters:

•	Crude oil inventories for the Company’s own production at production costs at year end
•	Crude oil purchases, at acquisition costs, including transportation and delivery costs incurred.
•	Finished goods inventory, at total production costs (at each refinery).
•	Work in process inventory, at production costs.
•	Raw material inventory, at weighted average cost.

Raw materials and supplies in joint ventures are controlled by the operator and reported in a joint account at acquisition costs (recorded in the original currency at average costs). Work in process inventories are recorded as an expense or are capitalized, depending of their nature. Inventory consumption is charged to the joint venture as expense or property, plant and equipment or natural environment properties, as appropriate.

Additionally, inventories are valued at the lower of market value and the average cost; and the actual cost incurred for in-transit inventories. At the end of the year, provisions are calculated to recognize impairment, obsolescence, excess or slow-moving or for the loss of market value.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are recorded at cost, adjusted for inflation until 2001, which includes financial expenses and exchange differences from foreign currency financing incurred until the asset is placed

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

in service. When an asset is sold or retired, the adjusted cost and accumulated depreciation are written off and any gain or loss is recognized in results of operations.

Depreciation is calculated on the total acquisition cost using the straight-line method, based on the assets useful life. Annual depreciation rates used are:

%
Buildings and pipelines	5
Plants and equipment	10
Transportation equipment	20
Computers	33.3

Regular disbursements for maintenance and repairs are included in expenses and those that improve efficiency or extend the asset’s useful life are capitalized.

Until 2007, devaluation had been recorded as the lesser value of the revaluations of assets and in equity without effect on the results of the period. However, under the RCP, for 2008 revaluations were reclassified to the equity account known as “Effect of the Application of the Rules for Public Accounting”. Beginning in 2009, devaluation of property, plant and equipment is to be charged to results.

Natural and Environmental Resources

The Company applies a method similar to the internationally recognized successful efforts method of accounting for investments in exploration and production areas. The acquisition of geological and geophysical seismic information is expensed as incurred, before the discovery of proved reserves. Acquisition costs are initially capitalized until such time as either exploratory drilling is determined to be successful or unsuccessful and all costs are written off. Once a project is sanctioned for development, the carrying value of the acquisition cost and exploration costs are transferred to Amortizable Crude Oil Investments. Costs capitalized also include asset retirement cost. Asset and liability balances related to asset retirement costs are updated annually. Production and support equipment are accounted for on a cost basis and are part of the Property, Plant and Equipment subject to depreciation.

These investments are amortized using the technical units-of-production method on the basis of proved developed reserves without royalties by field. The reserves are based on technical studies prepared internally by the Company’s Department of Reservoirs and approved by the Company’s Reserves Committee, which follow estimation methodologies recommended by international organizations of specialists in hydrocarbon reserves. Proved reserves consist of estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made.

When a well is declared productive, in compliance with the information provided by the Exploration Vice-Presidency of Ecopetrol, tangible property (property, plant and equipment) is capitalized and intangible assets are recognized as an investment in natural and environmental properties.

When it is determined that a well located in an exploration zone has no proved reserves, it is considered a dry or not commercial well and accumulated costs are expensed in the same year this is known. Costs incurred in geology, seismic and similar activities are recorded in the income statement when incurred.

The estimation of hydrocarbon reserves is subject to several uncertainties inherent to the determination of proved reserves, production recovery rates, the timeliness with which investments are made to develop the reservoirs and the degree of maturity of the fields.

Support equipment and other property and equipment are depreciated over their estimated useful lives.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

On the retirement of a complete unit of a proved fields the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement of a partial unit of proved field, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized as income. The Company does not sell any interest in properties.

The Company recorded as reserves within the account “natural and environmental resources” the contributions of the Nation represented by crude oil and natural gas reserves deriving from the reversions of concessions of oilfield areas in favor of the Nation, given before the effectiveness of Decree 1760 of 2003. Reserves were valued by means of the technical-economic model where the value per barrel resulted from the relation of the net present value obtained at a discount rate and the total proved reserves on the contribution date. Depletion is calculated using the units of production method.

Since Ecopetrol became an issuer in the Bolsa de Valores de Colombia or BVC and the NYSE, the Company has used the methodology approved by the SEC for the calculation of reserves. Under the SEC methodology, amortization for crude oil-producing investments was affected as a result of the change in the base price that is used for the calculation of reserves, which changed from the price of the crude portfolio of the Company in 2007 to the price of crude WTI at the close of 2008. This change generates an immaterial decrease in expenses for amortization of petroleum investments in the financial statements for fiscal year 2008.

On March 7, 2007 Decree 727 was issued replacing Decree 2625 of 2000, which includes regulations related to reserves valuation and accounting for hydrocarbons reserves of the Nation in the Company’s financial statements. In addition, it orders Ecopetrol to register the value of the hydrocarbons exploration or production rights that it owns. This recording is carried out in memorandum accounts in compliance with the opinion issued by the CGN; however, these memorandum accounts are not included in the company’s balance sheet.

Impairment of Long-Lived Assets

At the end of each year, the net value of long-lived assets held and in use is reviewed, including those to be dismantled, when circumstances or changes occur indicating that the book value may not be recoverable. The recording of provisions usually coincides with the formalization of an action plan by Ecopetrol, including, among others, the offer of such assets to third parties.

Deferred Charges

Deferred charges include deferred income tax, which results from the temporary differences arising due to the different ways of determining book profit and taxable income at the end of each period.

It also includes the investments made while negotiating the business collaboration contract between Ecopetrol and Schlumberger for the purpose of obtaining incremental production in the Casabe field. Such investments are amortized based on the on the units-of-production of the field. In addition, they include the costs incurred in the Sensor project, which is amortized using the straight line method over five (5) years.

Monetary correction attributable to non-monetary accounts (including equity) related to exploration and development activities, was recorded as a deferred asset or liability through December 31, 2001 and is transferred to results during the amortization and/or depreciation period of the assets originating it.

Other Assets

Other assets includes goodwill, which corresponds to the difference between the value of purchase of the equity investments in controlled entities and their net book value, which reflects the economic benefits hoped to be achieved from the investment, originated in good name, specialized personnel, reputation of privileged credit, prestige due to sale of better products and services, favorable location and expectations of new businesses, among others.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Goodwill is amortized based on generally accepted methodologies during the term in which the investment recovery is expected.

Advances received from Ecogas to cover Build, Operate, Maintain and Transfer (BOMT) obligations

As a result of the recognition of an account receivable from Ecogas and following specific instructions from CGN, the Company recognized as deferred income the net present value of the future payments scheme, in connection with Ecopetrol’s liability related to BOMT contractors. These liabilities are due in 2017, the year when the contractual obligations end. Due to the payment of this amount in 2007, the corresponding deferred income was recognized as a component of other income.

Revaluations

1. Investments

Revaluations and surplus from revaluations correspond to the difference between the historical cost and the investment’s net book value or its price quoted on a stock exchange.

2. Property, Plant and Equipment

Valorizations and valorization surplus of property, plant and equipment in the equity correspond to the difference between net book value and the market value for real estate or the current value in use for plant and equipment, determined by specialists registered with the Colombian Real Estate Control entity or by suitable technical personnel, respectively.

Following the guidelines established by the (CGN) under the RCP, the methodology used to appraise property, plant and equipment is the present value of the assets in use by going concerns (VAU), considering the current condition of the assets and their useful lives in terms of production capability and ability to generate income.

The revaluation of the property, plant, and equipment includes the excess difference between the respective appraisal value of these assets and their net book value, except for assets classified as computers, furniture and fixtures.

Accounts Payable — Suppliers

Correspond to obligations incurred by Ecopetrol with third parties in order to comply with its corporate purpose.

Income Tax

The provision for income tax is calculated at the official rate of 33% in 2008 (34% in 2007) by the accrual method, on the greater of presumptive or taxable income.

The effect of timing differences involving the payment of a lower or higher income tax in the current year is recorded as a deferred tax liability or asset, respectively, provided that a reasonable expectation exists that such differences will reverse and in the case of the deferred tax asset, that sufficient taxable income will be generated to recover the tax. The deferred tax balance was calculated at the rate of 33%.

The Company uses the special deduction for investment in real productive fixed assets equivalent to 40% of the effective investment carried out during the fiscal year. If such assets are sold, or they are no longer used in income producing activity prior to the expiration of their useful lives, the Company must reimburse the proportional value of the deduction taken in the income tax return in the corresponding fiscal period in which such fact arises.

Labor and Pension Obligations

The system for salaries and fringe benefits for Ecopetrol personnel is governed by the Collective Labor Agreement, Agreement 01 of 1977, and in the absence thereof, by the Labor Code. In addition to fringe

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

benefits, Ecopetrol employees are entitled to receive additional benefits covered by previous regulations that depend on the place, type of work, length of service, and basic salary. Annual interest of 12% is paid on accumulated severance amounts in favor of each employee and the payment of indemnities is provided for when special circumstances arise that result in the non voluntary termination of the contract, and in periods other than the qualifying period.

The actuarial calculation includes active employees with indefinite contract term, pensioners and heirs, for the pension, health care and education plan; temporary, active employees, and voluntary retirees, for pension bonuses.

All social benefits of employees who joined the Company before 1990 are the direct responsibility of Ecopetrol, without the involvement of the Colombian social security entity or institution. The cost of health services of the employee and his/her relatives registered with the Company is determined by means of the morbidity table, prepared on the basis of facts occurring during 2008. Likewise, the experience of Ecopetrol is considered for the calculation of educational allowances, based on the annual average cost of each business segment, subdivided in accordance with the class of studies: pre-school, primary, high school and university.

For employees who joined the Company as of the effectiveness of Law 50 of 1990, the Company makes periodic contributions for severance, pensions and labor related injuries to the respective funds that assume all these obligations. Likewise, Law 797 of 2003 determined that Ecopetrol employees who joined the Company as of January 29, 2003 will be subject to the provisions of the General Pension Regime.

Pursuant to Decree 941 of 2002, once the actuarial calculation for pension obligations was approved by the Ministry of Finance in October 2008 and once the mechanism for transfer (“commutation”) of the corresponding liability was approved by Ministry of Social Security on December 29, 2008, the Company, as of December 31, 2008, transferred (“commuted”) the amounts corresponding to its pension liabilities to autonomous pension trust funds (PAP).

The amount transferred as of December 31, 2008 was $10,092,528 million, which also implied removing the pension trust fund assets and their corresponding pension liabilities for the same amount from the balance sheet and transferring them to the memorandum accounts.

The transferred funds, as well as their earnings, cannot change their destination nor be restored to the Company until all the pension obligations have been fulfilled.

The transferred assets and liabilities correspond only to the pension obligations; those relating to health care and education services remain Ecopetrol’s direct obligations.

Purchase of hydrocarbons

The Company purchases hydrocarbons that the ANH receives from all the production in Colombia, at prices established according to the section four of Law 756 of 2002 and Resolution 18-1709 of 2003 of the Ministry of Mines and Energy, considering the international prices of reference.

Additionally, it purchases hydrocarbons both from business partners as well as from other producers in Colombia and abroad to meet the needs and operating plans of the Company.

Recognition of Income

Income from crude oil and natural gas sales is recognized at the time of transfer of title to the buyer, including its risks and benefits. In the case of refined and petrochemical products, income is recognized when products are shipped by the refinery; subsequently, they are adjusted in accordance with the volumes actually delivered. Income from transportation services are recognized when products are transported and delivered to the buyer in accordance with the sale terms. In other cases, income is recognized at the time it is earned and a true, probable and quantifiable right to demand its payment arises.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Late payment interest income on the collection of accounts receivable is recognized following prudence and realization principles.

Starting March 2007, subsidies for gasoline and diesel are granted by the Nation to refiners such as Ecopetrol, as provided in Law 1111 of 2006 (Budgets Law). Income from said subsidies corresponds to the difference between the regulated price and the international parity price and is recorded by the Company in 2008 in accordance with the Ministry of Mines and Energy Resolution No. 181496 of September 2008, which replaced resolution 180414 of March 2007. Under the new resolution, interest income relating to these subsidies was recorded for 2008. In addition, in 2008, both the value of an interest on the subsidies were calculated in US dollars, generating a net gain due to the difference in the Colombian peso/US dollar exchange rate. Furthermore, Resolution 182439 and Decree 4839 of December 2008 established the procedure for the recognition of the subsidies when it is negative (negative value existing between the parity price and the regulated price). In 2007, the income from said subsidies was recognized in Colombian pesos and interest was not recognized.

In 2009, the subsidy and related interest income will again be calculated in Colombian pesos.

Cost of Sales and Expenses

Costs are recognized at their historic value both for goods purchased for sale and goods produced for sales. Costs are disclosed according to the sales operation generating such cost.

Expenses correspond to amounts required for the development of the ordinary activity and include those caused by extraordinary events. Expenses are disclosed in accordance with their nature and the occurrence of extraordinary events.

Costs and expenses are recognized upon receipt of goods or services or when there is certainty of the occurrence of the economic fact. Fuel shortages and losses due to thefts and explosions are recorded as non- operating expenses.

Abandonment of Fields

The Company recognizes the liability for future environmental obligations and its corresponding entry is capitalized as a greater value of natural and environmental resources. The estimation includes plugging costs and abandonment of wells, dismantling of facilities and environmental recovery of areas and wells. Amortization is imputed to production costs, using the technical units-of-production method based on proved developed reserves. Changes resulting from new estimates of the liability for abandonment and environmental restoration are capitalized to the respective asset. The related liability is estimated in foreign currency and is adjusted for exchange difference at the end of each year, and a greater or lesser value of the asset.

Based on the extension of certain association contracts, the abandonment costs are assumed by the associates in the percentages of participation established in each contract. Ecopetrol has not allocated funds in order to cover these obligations, with the exception of those association contracts detailed in Note 13 numeral 5; however, to the extent that activities are generated which are related to abandonment, these will be covered by the Company.

Accounting for Contingencies

As of the date the consolidated financial statements are issued, conditions might exist that result in losses for the Company, which will only be known if future specific circumstances arise. Management, the legal Vice Presidency and legal counsel evaluate these situations based on their nature, the likelihood that they materialize, and the amounts involved, to decide on any changes to the amounts accrued and/or disclosed. This analysis includes current legal proceedings against the Company.

After the change to RCP in 2007, the Company began adjusting the methodology used to evaluate its legal proceedings and any contingent liability there under. Such methodology was completed in 2008 and is based on the credit system of the Nation, which is used by the Ministry of the Interior and of Justice. Up to

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

October 31, 2008, Ecopetrol recognized its legal proceedings under the methodology it had used in the past, however, the new methodology was applied at December 31, 2008.

Risks and Uncertainties

The Company is subject to certain operational risks which are customary to the industry in Colombia, such as terrorism, product theft, crude oil international price changes, environmental damages, and variations in the estimations of hydrocarbon reserves.

Net Income per Share

Net income per share is calculated on the weighted average of outstanding shares of the Company during the year.

Memorandum Accounts

These accounts represent facts or circumstances from which rights or obligations could derive and affect the Company. However, these memorandum accounts are not included in the company’s balance sheet.

Reclassifications

Certain figures in the financial statements of 2007 and 2006 were reclassified for comparative purposes with those of 2008, as a result of the establishment of new account parameters resulting from the operational reorganization of certain areas, such as those related to administrative resources, operating expenses, the costs of sales and the RCP modifications to Colombian Government Entity GAAP.

2. Assets and liabilities denominated in foreign currency

Transactions and balances in foreign currency are translated into Colombian pesos at the exchange rate certified by the Finance Superintendency of Colombia.

At December 31, 2008 and 2007, the consolidated financial statements of Ecopetrol included the following assets and liabilities denominated in foreign currency (which are translated into Colombian pesos at the closing exchange rates, $2,243.59 and $2,014.76 per US$1 for 2008 and 2007, respectively).

	2008		2007
	(Thousands of US$ dollars)	(Equivalent millions of Col pesos)	(Thousands of US$ dollars)	(Equivalent millions of Col pesos)
Assets:
Cash and cash equivalents	1,504,857	$3,376,282	565,783	$1,139,916
Investments	4,243,339	9,520,313	3,445,552	6,941,960
Accounts and notes receivable	1,930,970	4,332,306	276,878	557,842
Advances and deposits	171,040	383,744	257,869	519,544
	7,850,206	$17,612,645	4,546,082	$9,159,262
Liabilities:
Financial obligations	103,171	$231,473	—	$—
Accounts payables and related parties	347,603	779,876	143,114	288,340
Taxes payable	354	794	—	—
Estimated liabilities and provisions	926,695	2,079,124	758,589	1,528,374
Other liabilities	557,331	1,250,422	626,927	1,263,107
	1,935,154	$4,341,689	1,528,630	$3,079,821

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

3. Cash and cash equivalents

	2008	2007
Banks and saving entities	$1,395,199	$1,160,069
Special and revolving funds(1)	703,577	110,728
Sight investments(2)	14,619	2,466,180
Cash	408	399
In-transit funds	—	12,523
	$2,113,803	$3,749,899

(1)	Includes investments in overnight operations of $4,597; trust commissions of $11,869; and savings in Fondo Corredores Asociados, Fondo Correval and Fondo Citi Institutional Cash Reserves totaling $687,111, which are destined to be used as working capital in order to cover short-term obligations. The increase in special and revolving funds results from the favorable rates offered by these types of investments as opposed to other investments.
(2)	At December 31, 2007 these investments had maturities of 90 days or less.

Restrictions on banks and corporations

In December 2008 there was an embargo for $73 from the 9º Civil Court of Neiva, in order to back a presumed obligation derived from the breach of payment of a public deed lien. At present, the Company is preparing a response to the claim arguing that the project originally planned in the property will not be carried out.

4. Investments

	2008	2007
Current:
Fixed yield:
Investment Funds administered by third parties(1)	$2,077,218	$447,249
Bonds and securities of private or foreign entities(2)	1,099,487	1,168,723
Resources delivered for administration(3)	326,941	3,686,431
Bonds issued by the Colombian Government	224,053	115,714
Specific destination fund	10,212	331,900
Treasury Securities – TES	6,970	8,780
Time deposits	5,038	195,699
Other investments	—	6
Total Current	$3,749,919	$5,954,502
Long term
Variable yield – shares(4)	$2,404,695	$1,125,945
Fixed yield:
Bonds and securities of foreign entities(2)	5,094,596	2,264,230
Bonds issued by the Colombian Government	754,054	521,997
Fund for legal contingencies	378,461	2,287
Treasury Securities – TES	56,529	60,878
Self insurance fund	—	25
	8,688,335	3,975,362
Less allowance for protection of investments	(15)	(130,543)

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	2008	2007
Total long term	$8,688,320	$3,844,819

(1)	On March 31, 2008, US$400 million were delivered to firms specialized in the administration of financial resources.

In December 2008 Ecopetrol received funds from some of its subsidiaries to be given for delegated Management. Ecopetrol, in turn, entrusted the management of these resources to a portfolio manager.

(2)	Corresponds to bonds and securities in foreign entities, such as term deposits.

The classification of investments depends on the nature of such investments, their purpose and maturities. Short-term investments have maturities of less than one year.

(3)	The variation with regard to the previous year is a result of the dividend payments to the Ministry of Finance and Public Credit in the months of April, July, October, and December.
(4)	A summary of long-term investments of variable yield, valued under the cost method, is set forth below:

	Number of shares and/or quotas	Participation percentage	Valuation date	Historical Cost	Intrinsic Market Value	Revaluations (Provisions)
Strategic
Sociedad Portuaria de Oleofinas	249,992	49.99	Dec-08	$250	$339	$89
Zona Franca de Cartagena S.A.	244	8.18	Dec-08	239	509	270
Sociedad Portuaria del Dique	10	0.50	Dec-08	—	—	—
Los Arces Group Corp.(a)	10,000	100	Dec-08	6,000	6,000	—
Amandine Holdings Corp(a)	500	100	Dec-08	6,657	6,657	—
Total Strategic				13,146	13,505	359
Non-Strategic(b)
Empresa de Energía de Bogotá	6,310,980	7.35	Nov-08	169,421	437,550	268,129
Interconexión Eléctrica S.A. E.S.P.	58,925,480	5.48	Dec-08	69,549	418,371	348,822
Propaise S.A.	18,744,883	0.99	Dec-08	30	15	(15)
Total Non-strategic				239,000	855,936	616,936
Total				$252,146	$869,441	$617,295

(a)	At December 31, 2008, these companies were in liquidation proceedings and therefore were not incorporated in the Company’s consolidated financial statements.
(b)	Sale of Shares of Colombia Telecomunicaciones S.A., E.S.P.: On December 29, 2008, the Regional Channel TV Andina purchased 100 shares that Ecopetrol owned in Colombia Telecommunications S.A., E.S.P — Telecom; the sale price per share was the net book value as of November 30, 2008 ($2,069).

In accordance with the RCP, in 2008, Ecopetrol’s investments in associated companies in which it has significant influence were valued under the equity method. Significant influence is defined as the power that the entity has, regardless if the percentage of ownership is less than or equal to 50%, to participate in the setting and overseeing of financing and operational policies of another entity for the purpose of obtaining profits from that entity. The effect of the application of the equity method was an increase in income of $56,118 (net of the corresponding income tax) which includes the accumulated retained earnings of the associated companies. Until 2007, Ecopetrol’s investments in these associated companies were valued under the cost method.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

A summary of variable yield long-term investments, valued under the equity method, is set forth below:

STRATEGIC	Number of shares and/or quotas	Participation percentage	Valuation date	Historical Cost	Adjusted cost	Equity method effect
Significant Influence
Sociedad Refinería de Cartagena S.A.	979,999	49.00	Dec-08	$239,271	$1,294,819	$1,055,548
Oleoducto Central S.A.	1,820,824	35.29	Dec-08	396,021	636,010	239,989
Ecodiesel Colombia S. A.(a)	7,750,000,000	50.00	Nov-08	7,750	7,790	40
Invercolsa S.A.(b)	889,410,047	31.76	Nov-08	60,282	159,453	99,171
Oleoducto de Colombia S.A.	15,925	43.85	Dec-08	181,569	48,221	(133,348)
Serviport S.A.	53,714,116	49.00	Nov-08	2,081	6,256	4,175
Total				$886,974	$2,152,549	$1,265,575

(a)	Ecodiesel Colombia S.A. was incorporated on April 19, 2007 to construct and operate a plant in Barrancabermeja that will produce 100,000 tons of bio-diesel fuel per year, equivalent to 2,000 barrels per day. Ecopetrol’s initial contribution was $2,000.
(b)	Restrictions over variable yield long-term investments.

In accordance with the judgment of February 8, 2007, issued by the 28th Bogota Civil Court, Mr. Fernando Londoño was required to return the shares of Inversiones de Gases de Colombia S.A. (Invercolsa), as well as the amount paid in 1997. This judgment was appealed and the second instance decision is pending. On June 8, 2007, the 28th Court ordered the seizure of the 145 million Invercolsa shares held by Mr. Fernando Londoño and deposited them into an escrow account. In addition, the collection of any dividends or distribution in connection therewith was assigned to a custodian.

In reviewing a constitutional action filed by two citizens, the Council of State ruled in favor of Ecopetrol granting it the control of the shares under litigation, a decision that was confirmed by a tutela action and which, in turn, was reviewed by the Constitutional Court in August 2007. The Company will only recognize dividends income once the final sentence in its favor is delivered and the recoverability of the resulting amounts can be assured.

A summary of the balances as of December 31, 2008 of Ecopetrol’s consolidated subsidiaries is set forth below:

Company	Assets	Liabilities	Equity	Results of the period
Black Gold Re Ltd	$245,470	$13,277	$232,193	$18,515
Ecopetrol Oleo é Gas do Brasil Ltda.	17,727	20	17,707	(1,907)
Ecopetrol America Inc.	1,294,425	30,068	1,264,357	(243,317)
Ecopetrol del Perú S.A.	25,588	6,103	19,485	(43,333)
Andean Chemicals Limited	392,795	15,816	376,979	8,255
Polipropileno del Caribe S.A.	970,285	410,340	559,945	53,346
ODL Finance S.A.	680,004	3,376	676,628	186

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

A summary of the balances as of December 31, 2007 of Ecopetrol’s consolidated subsidiaries is set forth below:

		Assets	Liabilities	Equity	Results of the period
Black Gold Re Ltd.	$199,499	$10,172	$189,327	$8,646
Ecopetrol del Perú S.A.	53,234	5,846	47,388	—
Ecopetrol America Inc.	40,295	—	40,295	—
Ecopetrol Oleo é Gas do Brasil Ltda	4,875	22	4,853	—

The net results for years 2008 and 2007 for companies in which Ecopetrol has investments is set forth below:

Company	Economic Activity	Net result 2008	Net result 2007
Interconexión Eléctrica S.A. E.S.P.(1)	Operation, maintenance and selling of electrical power.	$179,495	$226,021
Empresa de Energía de Bogotá S.A. E.S.P.(2)	Electrical energy power.	$230,756	$625,602
Refinería de Cartagena S.A.(2)	Construction and operation of refineries, refining of hydrocarbons, production, selling and distribution of crude oil, natural gas and by-products.	$9,478	$(20,790)
Oleoducto Central S.A. – Ocensa	Construction and operation of a pipeline system, which Terminal is the Coveñas embarkation port, Municipality of Tolú, Colombia.	$47,821	$25,555
Invercolsa S.A.(1)	Investments in energy sector companies including activities inherent to the industry and commerce of hydrocarbons and mining.	$111,773	$58,081
Oleoducto de Colombia S.A.(2)	Construction and operation of a pipeline system, which terminal is the Coveñas embarkation port, Municipality of Tolú, Colombia.	$(23,862)	$(10,714)
Serviport S.A.(2)	Rendering to the public in general of the necessary services for the loading and unloading support of crude oil ships, supply of equipment for the same purpose, load inspections and measurements.	$(500)	$(207)
Ecodiesel Colombia S.A.(2)	Construction and operation of plants for the production of bio-fuels and oleo-chemicals and their mixes with hydrocarbon derivative fuels, in addition to the production and distribution of them.	$76	$2

(1)	Information as of November 30, 2008
(2)	Preliminary information as of December 31, 2008.

Investments with maturities of less than one year and those which will be utilized within the next business cycle are classified as current assets.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

A summary of the Company’s main long-term fixed yield investments at December 31, 2008 to be redeemed during the next five years is set forth below:

Maturity	1 – 3 Years	3 – 5 Years	> 5 Years	Total
Private Bonds	$4,145,510	$757,805	$191,281	$5,094,596
Bonds and other government securities	144,180	442,297	167,577	754,054
Treasury securities TES	31,317	13,863	11,349	56,529
Specific destination fund	131,250	159,726	87,485	378,461
	$4,452,257	$1,373,691	$457,692	$6,283,640

A summary of the Company’s main long-term fixed yield investments at December 31, 2007 to be redeemed during the next five years is set forth below:

Maturity	1 – 3 Years	3 – 5 Years	> 5 Years	Total
Private Bonds	$1,731,704	$457,753	$74,773	$2,264,230
Bonds and other government securities	224,837	50,016	247,144	521,997
Treasury securities TES	17,721	32,583	10,574	60,878
Specific destination fund	2,287	—	—	2,287
	$1,976,549	$540,352	$332,491	$2,849,392

5. Accounts and notes receivable

	2008	2007
Current portion
Customers:
Local(1)	$555,405	$482,453
Foreign(1)	530,495	442,657
Subsidies to be received from the Ministry of Mines and Energy(2)	3,970,115	633,806
Other debtors	350,227	145,081
Related parties (See Note 15)	237,236	340,485
Reimbursements and investment yields(3)	111,977	111,935
Associations contracts – Joint operations	52,821	79,559
Doubtful accounts	33,008	28,665
Accounts receivable from employees	29,951	7,541
Notes receivable	22,680	19,642
Industrial service customers	17,046	6,745
	5,910,961	2,298,569
Less allowance for doubtful accounts	(33,679)	(28,665)
Total current portion	$5,877,282	$2,269,904
Long-term portion
Loans to employees(4)	$149,051	$137,629
Credit portfolio(5)	41,010	60,040
Others	3,992	4,896
Local clients	859	—
Total long-term portion	$194,912	$202,565

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(1)	The classification of accounts and notes receivable between current and long-term is based upon Management’s estimation of the recoverability of accounts receivable. When Management estimates that an account receivable will be recovered within the twelve months following the balance sheet date, it is classified as current; otherwise, it is classified as long-term. Also, certain accounts receivable are always classified as long-term as a result of their nature, such as account receivables whose legal or contractual provisions require such long-term classification.

The aging determination and classification of the accounts receivable related to customers at December 31, 2008, pursuant to maturity, is set forth below:

	Maturity in Days
	0 – 180	181 – 360	More than 361*
Current accounts receivable	$1,036,244	$2,131	$—
Past due accounts receivable	47,525	—	1,507
Long term accounts receivable	—	—	859
	1,083,769	2,131	2,366
Local customers	555,405	—	—
Foreign customers	530,495	—	—
	$1,085,900	$—	$—
(*)	Customer receivables which are included in the allowance for doubtful accounts.
(2)	Corresponds to the accounts receivable from the Ministry of Mines and Energy regarding the recognition of the regular motor gasoline and diesel subsidies and the interest corresponding to the first eleven months of the year. The balance is as follows: Subsidies for 2008 $3,070,479, opportunity cost $93,218 (4.48% annual yield), exchange difference $706,651 and $99,767 receivable corresponding to the subsidies of 2007, which will be settled with the Nation dividens.
(3)	Made up of: $1,988 dividends receivable from Interconexión Eléctrica S.A.E.S.P., $107,796 investment reimbursement and profit from investment and $2,193 surcharge for tariff adjustments for the first semester of 2008 from Ecogas.
(4)	By means of Leg contracts 058-80 of 1980 and 4008928 of 2006, the administration, management and control of loans granted to employees by the Company were given to Cavipetrol. In its capacity as administrator, Cavipetrol acts as custodian in its database and financial system of the detail by employee of said loans and their respective conditions.

The future collections of accounts receivable at December 31, 2008 from Cavipetrol accounts are as follows:

Year	Amount
2009	$25,488
2010	27,782
2011	30,282
2012	33,008
2013 and following	31,573
$148,133

Additionally, there are accounts receivable for $918 from employees of the Companies’ subsidiaries Propilco S.A. and Comai Ltda.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(5)	A summary of the long-term recovery portfolio for each of the following five years is provided below:

	Long-term Recovery Portfolio
	Year 1	Year 2	Year 3	Year 4	Year 5
Applicable interest rate	Dec-09 to Nov-10	Dec-10 to Nov-11	Dec-11 to Nov-12	Dec-12 to Nov-13	Dec-13 to Nov-14	More than 5 years
DTF previous month	$81	$45	$12	$—	$—	$—
CPI + 6	16	19	19	16	—	—
CPI + 6	51	61	61	61	44	—
CPI	37	19	19	19	19	79
ECP opportunity rate – bank Average	303	—	—	—	—	—
DTF + 6 points	9	—	—	—	—	—
Greater between 6% EA and CPI for the semester starting July 2009	6,500	13,000	13,000	6,500	—	—
Total annual recovery	$6,997	$13,144	$13,111	$6,596	$63	$79
Total						$39,990

DTF:	Average of interest rates for fixed term deposits, promulgated by the Superintendency of Finance.
CPI:	Consumer Price Index, as indicated by the Colombian Government.
ECP:	Ecopetrol
EA:	Effective Annual Rate

Additionally, the long-term credit portfolio includes $1,020 corresponding to benefits granted to the employees of the Asociación Guajira and the Asociación Las Monas through housing loans.

Below is the activity of the allowance for accounts receivable for each of the following three years:

	2008	2007	2006
Initial balance	$28,665	$23,847	$28,760
Additions (new provisions)	3,100	15,591	937
Adjustment of existing provisions	2,319	3,064	1,990
Recoveries	(405)	(13,837)	(7,840)
Ending balance	$33,679	$28,665	$23,847

No other significant restrictions exist for the recovery of accounts and notes receivable.

6. Inventories

	2008	2007
Finished Products:
Fuels	$465,388	$313,798
Petrochemicals	108,352	70,217
Crude oil	602,210	516,670
Natural gas	41	5,487
Purchased Products:
Crude oil	35,568	14,780
Fuel	132,295	152,898
Petrochemicals	31,934	2,543
Natural gas	—	110

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	2008	2007
Raw Materials:
Crude oil	96,970	127,262
Petrochemicals	29,596	—
Natural gas	—	2,244
In-process Products:
Fuel	203,328	146,870
Petrochemicals	3,826	15,507
In transit inventories	11,279	—
Materials for the production of assets	9,907	10,483
Packing material	2,144	—
In transit materials	5,922	894
Total	1,738,760	1,379,763
Less allowance for inventories	(127,464)	(80,971)
Total	$1,611,296	$1,298,792

Below are the adjustments made to the allowance for the inventories for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Initial balance	$80,971	$752	$243
Adjustments to allowance, net	46,493	80,219	509
Ending balance	$127,464	$80,971	$752

7. Advances and Deposits

	2008	2007
Official Entities(1)	$1,465,401	$1,184,023
Partners in Joint operations(2)	578,368	577,792
Advances to suppliers	82,623	664
Advances for asset acquisition	67,308	—
Advances to contractors	19,805	23,274
Agreements(3)	16,880	17,163
Customs agents	14,484	15,049
Related parties (see Note 15)	2,528	161,422
Advances to workers	725	227
Total	$2,248,122	$1,979,614

(1)	Includes transactions with the National Tax and Customs Administration — DIAN for advance income tax for 2008 for the amount of $966,730 million, self withholdings, and others for the amount of $498,671 million.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(2)	Joint operations:

	2008	2007
Contracts in which Ecopetrol is not the operator:
BP Exploration Company Colombia	$112,230	$278,827
Meta Petroleum Ltd.	80,092	31,051
Other operations	64,961	9,203
Mansarovar Energy Colombia Ltd.	48,579	54,370
Occidental Andina LLC	36,996	4,209
Petrobras Colombia Limited	31,438	31,267
Anadarko Petroleum Corporation	25,410	—
Occidental de Colombia Inc.	16,997	21,301
BHP Billiton Petroleum Colombia	9,129	10,330
Hocol S.A.	7,370	9,430
Petrobras Internacional Braspetro B.V.	3,716	5,420
CEPSA Colombia S.A. (before Nexem Petroleum Ltd.)	2,228	8,781
Perenco Colombia Limited	1,770	7,320
Kappa Resources Colombia Ltd.	1,199	5,788
Chevron Texaco Petroleum Company	—	486
Contracts in which Ecopetrol is the Operator:
Oleoducto Caño Limón	120,797	95,799
La Cira	8,303	—
Other Operations	3,094	1,508
Tibú	3,087	—
CRC 2004 – 01	730	—
JOA Caño Sur	200	—
JOA Platanillo	22	2,614
Shared Risk Contracts:
Catleya	20	88
Total	$578,368	$577,792
(3)	Represents the amounts delivered to personnel as advances under the personnel education plan.

8. Prepaid expenses

	2008	2007
Insurance(*)	$14,247	$10,396
Others	9,968	2,202
Total	$24,215	$12,598

(*)	The contracted insurance is effective until April 2009 and is made up of: i) operating for the amount of $28,956 and an amortization to December 31, 2008 of $21,411, and ii) administrative for the amount of $4,334 and an amortization to the same date of $2,625.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

9. Property, Plant and Equipment, net

	2008	2007
Plants and equipment	$11,291,735	$10,116,645
Pipelines, networks and lines	4,081,579	3,700,446
Construction in progress	3,435,379	1,526,127
Buildings	1,194,298	1,007,769
Equipment on deposit and in transit	949,724	638,784
Computer equipment	281,037	268,598
Transportation equipment and other fixed assets	286,864	298,359
Land	76,660	64,789
Total	21,597,276	17,621,517
Accumulated depreciation	(12,426,330)	(11,364,448)
Allowance for property, plant and equipment(*)	(1,093,458)	(105,118)
Total property, plant and equipment	$8,077,488	$6,151,951

(*)	Pursuant to the RCP, the balance of 2007 was net of certain revaluations. Starting in 2009, the provision for revaluation will be charged to results.

Below is the activity of the allowance for property, plant and equipment:

	2008	2007	2006
Initial balance	$105,118	$97,227	$102,064
Additions (new provisions)	1,013,117	9,037	—
Provision from business combination	770	—	—
Adjustment of existing provisions	(6,733)	(1,146)	—
Recoveries	(18,813)	—	(4,837)
Ending balance	$1,093,458	$105,118	$97,227

Depreciation expense for the year 2008, 2007 and 2006 charged to results amounted to $663,646, $750,074 and $773,338, respectively.

Construction in progress includes developing projects and are transferred to the corresponding items, once the productive stage has begun and are considered ready for use. The most representative amounts correspond to infrastructure projects for the Barrancabermeja fuel hydrotreatment plant, Campo Castilla development project in Meta, heavy crude oil transportation pipeline Apiay – Porvenir, construction of the nafta pipeline between Sutamarchan and Apiay and well drilling for the development of reserves in La Cira.

The residual value is only considered in the valuation process for property, plant and equipment and only in the eventuality in which the assets are totally depreciated or are no longer in operating conditions. A 5% general average of the cost is applied, according to oil industry practice. This criterion is not applicable to assets classified as pipelines and buildings, since it is considered that the recoverable costs are equivalent to the costs of removal and transportation for their retirement. The assets are depreciated at 100% of their historical cost adjusted by inflation.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

A summary of property, plant and equipment at December 31, 2008 is set forth below:

Type of asset	Adjusted cost	Accumulated depreciation	Revaluations	Allowances	Fair Value
Plants and equipment	$11,291,735	$8,795,252	$3,613,491	$(636,241)	$10,978,466
Pipelines, networks and lines	4,081,579	2,644,522	308,518	(158,006)	714,405
Construction in progress	3,435,379	—	—	—	12,224
Buildings	1,194,298	532,271	529,766	(270,227)	1,008,253
Equipment on deposit and in transit	949,724	—	—	—	—
Computer equipment	281,037	229,026	25,617	(20,789)	25,581
Transportation equipment and other fixed assets	286,864	225,259	73,950	(8,195)	74,915
Land	76,660	—	11,668	—	26,635
Total	$21,597,276	$12,426,330	$4,563,010	$(1,093,458)	$12,840,479

A summary of property, plant and equipment at December 31, 2007 is set forth below:

Type of asset	Adjusted cost	Accumulated depreciation	Revaluations	Allowances	Fair Value
Plants and equipment	$10,116,645	$7,903,317	$3,027,351	$44,120	$10,324,281
Pipelines, networks and lines	3,700,446	2,511,837	192,738	60,990	242,013
Construction in progress	1,526,127	—	—	—	—
Buildings	1,007,769	480,961	263,157	—	736,633
Equipment on deposit and in transit	638,784	—	—	—	—
Computer equipment	268,598	220,256	4,360	—	14,660
Transportation equipment and other fixed assets	298,359	248,077	67,592	8	97,848
Land	64,789	—	11,668	—	11,668
Total	$17,621,517	$11,364,448	$3,566,866	$105,118	$11,427,103

A summary of non-operating assets is set forth below:

	December 31, 2008		December 31, 2007
Asset Class	No. of Units	Net book value	No. of Units	Net book value
Plant and equipment	41	$—	144	$8
Other fixed assets	—	—	89	—
Computers	—	—	9	—
Other equipment	—	—	12	—

In accordance with the Company’s policy, assets not required for the Company’s operations are removed from the books and recorded in accordance with the means of disposition defined, i.e., sale, assignment without cost, payment in kind or scrapping.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

10. Natural and Environmental Resources, net

	2008	2007
Amortizable crude oil investments	$13,727,384	$10,289,578
Less: Accumulated amortization(1)	(7,007,255)	(6,082,884)
	6,720,129	4,206,694
Plugging and abandonment, dismantling of facilities and environmental recovery costs	1,965,902	1,528,132
Less: Accumulated amortization	(1,091,504)	(951,690)
	874,398	576,442
Reservoirs and appraisals(2)	701,590	701,590
Less: Accumulated depletion	(580,132)	(556,014)
	121,458	145,576
Exploration in progress	338,064	200,205
Total	$8,054,049	$5,128,917

(1)	During 2008 the SEC method price (US$44 per barrel) was adopted for the calculation of this amortization, rather than the portfolio price of oil (US$49 per barrel). The effect of this change was a net expense decrease of $69,000, net of the corresponding income tax. Prior to 2008, the portfolio price of oil was applied (US$96 per barrel for 2007).
(2)	These reserves were received from the reversions of concession contracts for $520,218 currently administered by Gerencias Sur and $181,372 by Magdalena Medio.

11. Pension Plan Assets

Decree 2153 of 1999 required the Company to fund up to 70% of its pension liability existing as of December 31, 1998. In connection therewith, the Company created the guarantee trust funds with the entities described below and makes annual contributions thereto.

Pursuant to Decree 941 of 2002, once the actuarial calculation for pension obligations was approved by the Ministry of Finance in October 2008 and once the mechanism for transfer (“commutation”) of the corresponding liability was approved by the Ministry of Social Security on December 29, 2008, the Company transferred to pension trust funds an amount equal to the actuarial calculation for pensions as estimated on December 31, 2008, with a remaining balance of $80,263.

During 2008, the trust funds earned a 12.59% annual yield compared to funds of a similar nature which are required to earn a minimum of 12.05%. In 2008, the guarantee trust funds generated net earnings of $1,171,960 as compared to $432,745 in 2007.

At December 31, the Company had set up the following trusts:

	2008	2007
Consorcio Fidubogotá – Fiducolpatria	$17,399	$2,077,168
Consorcio Fidupopular – Fiduoccidente	14,980	1,767,901
Consorcio Fiduagraria – Fiducoldex – Helm Trust	9,610	1,135,703
Consorcio BBVA – Corficolombiana – Fidubogotá	9,677	1,140,656
Consorcio Fiducafé – Fiduprevisora – Fidupetrol1	16,805	1,982,653
Consorcio Fiducolombia – Santander Investment	11,792	1,391,593
Total	80,263	9,495,674
Less: short term redeemable portion	80,263	508,813
Long-Term portion	$—	$8,986,861

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The trend of the coverage of trust funds with reference to the pension liability is as follows:

	2008		2007
	Transferred amount	Non- transferred amount
Pension Liability(*)	$10,092,528	$2,157,286	$10,819,077
Trust funds	$10,172,791	$80,263	$9,495,674
Coverage	100.8%	4%	88%

(*)	The Company’s pension liability includes health care and education reserves and the actuarial calculation of its joint operations personnel, using the participation percentage initially agreed to in each respective contract. These amounts were not part of the transfer of pension liabilities.

The table below sets forth the adjustments made in the Company’s pension trust funds for the years ended December 31, 2008 and 2007:

	2008	2007
Initial balance	$9,495,674	$8,960,897
Capital contributions	—	102,032
Yields	1,171,960	432,745
Payments	(494,843)	—
Transfer of pension liability	(10,092,528)	—
Ending balance	$80,263	$9,495,674

12. Deferred Charges

	2008	2007
Deferred income tax	$1,285,648	$1,779,874
Other deferred charges (net)	235,720	111,556
Charges of deferred monetary correction, net	66,279	79,242
Deferred reinsurance expenses	8,036	5,390
	$1,595,683	$1,976,062

13. Other Assets

	2008	2007
Goodwill(1)	$668,614	$—
Retirement pension fund of personnel related with joint operations(2)	271,121	211,238
National Royalties Fund(3)	82,147	6,206
Trust Fund(4)	77,255	72,845
Intangibles: Trademarks, licenses, patents, software	45,968	53,775
Fund for the abandonment of facilities(5)	31,283	21,651
Deposits in administration	20,879	29,092
Other assets	9,832	4,594
	$1,207,099	$399,401

(1)	Goodwill arose from the acquisition of the companies Andean Chemicals Limited and Polipropileno del Caribe S.A. (See Note 4). The estimated amortization term is 17 years and 8 months, which was determined based on the net present value of the investment minus the estimated future cash flows. The straight line amortization methodology was applied to this goodwill, which will be reviewed and updated annually based on actual results and future projections. In August 2008, an adjustment was recognized as

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

a result of (i) the review of working capital changes as agreed in the initial contract and (2) the debt the Company accumulated for the period from the execution of the contract and the transaction closing.
(2)	Corresponds to the pension fund in which Ecopetrol participates according to the percentage initially agreed to in each respective joint operations contract. This pension fund was created to protect the pension liabilities arising under the contracts Casanare, Cravo Norte, Guajira and Las Monas. In addition, Caño Limón Coveñas crude oil pipeline is funded at 100%.
(3)	Corresponds to the FAEP deposits into the National Royalties Fund in favor of Ecopetrol. Its sole purpose is the payment of debts and financing the development of projects and programs in hydrocarbon producing and non-producing municipalities and departments. Ecopetrol disburses amounts after the Ministry of Finance issues the corresponding approvals.
(4)	Includes i) Contribution of $61,911 into the National Hydrocarbons Fund which was created to support future hydrocarbon investment, exploration and production contracts in minor fields (projects which are managed by the Hydrocarbons Private Equity Fund of Colombia), ii) Contribution of $5,905 into the Procuraduria Fund created for general benefit projects in municipalities near the Cicuco field under the Company’s direct operation: Cicuco, Mompox and Talaigua Nueva (the objective of the fund is to disburse the amounts according to each project’s development, which will be carried out by the municipalities through agreements with Incoder and the Ministry of the Environment) and iii) Contribution of $9,439 into the Colpet, Condor and Sagoc Fund for the possible contingencies in the liquidation of these former subsidiaries.
(5)	The movement of funds administered by fiduciary entities and financial entities for activities related to the abandonment of wells in the joint operations of Casanare, Cravo Norte, Guajira and Cravo Norte Pipeline is shown below:

Fund	Balance 2007	Contributions 2008	Interest 2008	Balance 2008	Financial Entity/ Fiduciary entity
Casanare	$4,412	$—	$482	$4,894	Skandia
Cravo Norte	9,407	1,824	1,260	12,491	Fiducolombia
Guajira	—	3,285	1,698	4,983	JP Morgan Chase
Cravo Norte – Oleoducto	7,832	—	1,083	8,915	Fiducolombia
Total	$21,651	$5,109	$4,523	$31,283

14. Financial Obligations

	2008	2007
Short term
Foreign currency debt	$231,015	$—
Local currency debt	11	3,569
Issued Bonds(*)	50,000	—
Total short term	281,026	3,569
Long term
Foreign currency debt	561	—
Local currency debt	4,912	—
Total long term	5,473	—
Total	$286,499	$3,569

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The details of Ecopetrol’s financial obligations are as follows:

Entity	Currency	Interest Rate	Thousands of US$ Dollars	Equivalent Millions of Col pesos
Short term
Bancolombia	Dollars	Libor + 0.5 or + 0.6 m.v.	14,852	$33,322
Banco Davivienda	Dollars	Libor + 0.5 or + 0.6 m.v.	9,385	21,057
Banco de Bogotá	Dollars	Libor + 0.5 or + 0.6 m.v.	24,751	55,532
Banco de Crédito Helm Financial Services	Dollars	Libor + 0.5 or + 0.6 m.v.	8,728	19,581
Banco de Occidente	Dollars	Libor + 0.5 or + 0.6 m.v.	12,863	28,858
BBVA- Banco Bilbao Vizcaya Argenta	Dollars	Libor + 0.5 or + 0.6 m.v.	24,051	53,959
Santander Overseas Bank Inc.	Dollars	Libor + 0.5 or + 0.6 m.v.	7,291	16,359
Issued Bonds(*)	Pesos	Return CPI + 8.10%	—	50,000
Other lesser in foreign currency	Dollars		1,000	2,244
Other lesser in local currency	Pesos		—	114
Total short term			102,921	281,026
Long term
Bancolombia	Pesos	DTF +8.3 E.A.	—	4,800
Banco de Bogotá	Dollars	Libor + 0.5 or + 0.6 m.v.	250	561
Other lesser in local currency	Pesos		—	112
Total long term			250	5,473
			103,171	$286,499

(*)	Corresponds to bonds issued by Polipropileno del Caribe S.A. during 2002 through a registered public offering in the BVC. The issuance included 5,000 ordinary bonds with a par value of $10,000,000 each, a yield of CPI + 8.10%, and ratings of AAA grade by BRC Investor Services S.A. The bonds will be redeemed in December 2009.

15. Accounts payable and transactions with related parties

Accounts Payable

	2008	2007
Advances from Partners	$532,833	$660,538
Deposits received from third parties	397,731	249,665
Suppliers	386,237	66,135
Related parties	19,002	14,591
Purchase of hydrocarbons from the Agencia Nacional de Hidrocarburos – ANH(1)	210,056	418,273
Reimbursement of exploratory costs	120,627	128,998
Other payables	38,996	26,170
Dividends payable(2)	2,158	—
Insurance and reinsurance payable	1,007	199
Total	$1,708,647	$1,564,569

(1)	The account payable to the Agencia Nacional de Hidrocarburos — ANH, was reclassified for 2008. In 2007, it had been included as taxes, contributions and rates. (See Note 16)

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(2)	Corresponds to the dividends payable to shareholders who bought the Company’s shares on an installment payment plan and are in arrears thereunder and whose economic and political rights have been suspended pursuant with article 397 of the Commerce Code and will be restored once the installment payments are brought up to date.

Balances and Transactions with related parties

A summary of the most representative balances with related parties where Ecopetrol holds direct investments or interests, and are included in debtors, suppliers and accounts payable for years ended December 31, 2008 and 2007 is set forth below:

	Accounts receivable	Advances receivable	Accounts payable
Ocensa S.A.	$10,592	$1,582	$—
Oleoducto de Colombia S.A.	280	946	4,904
Refinería de Cartagena S.A.	212,759	—	13,774
Ecodiesel Colombia S.A.	31	—	—
Serviport S.A.	—	—	89
Cavipetrol	13,574	—	235
Balance at December 31, 2008	$237,236	$2,528	$19,002
Balance at December 31, 2007	$340,485	$161,422	$14,591

Principal transactions with related parties at December 31, 2008 and 2007 are as follows:

	Sales and services	Leases	Other
Revenue:
Refinería de Cartagena S.A.	$4,766,381	$—	$53,756
Ocensa S.A.	9,400	13,849	198
Ecodiesel Colombia S.A.	—	221	—
Oleoducto de Colombia S.A.	2,548	—	—
Cavipetrol	—	2	9,517
Total at December 2008	$4,778,329	$14,072	$63,471
Total at December 2007	$3,011,958	$13,209	$12,978

	Transportation cost	Purchase of raw materials	Other
Expense:
Ocensa S.A.	$539,699	$—	$27,376
Oleoducto de Colombia S.A.	17,421	—	312
Cavipetrol	—	—	7,184
Serviport S.A.	—	—	30
Refinería de Cartagena S.A.	—	121,079	1,535
Total at December 2008	$557,120	$121,079	$36,437
Total at December 2007	$534,949	$—	$31,093

There are no special price conditions or non-arms’ length transactions with these related companies. However, for Ocensa S.A. and Oleoducto de Colombia S.A., there is a maximum tariff determined by the Ministry of Mines and Energy that can be collected by both companies for the use of their pipeline systems. Their operation is based on the recovery of total operating and administrative expenses and in the determination of the transportation unit cost. The cost per barrel is transferred to each shareholder that uses the system

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

based on the barrels transported. During 2008 no shareholder, director, legal representative, officer or company carried out any material operation with Ecopetrol. In addition, no shareholder, director, legal representative, officer or company is the beneficial owner of 10% or more of the outstanding shares of the Company.

16. Taxes Payable

	2008	2007
Income tax and other taxes	$3,618,553	$2,006,484
Income and VAT withholdings	129,737	127,121
Special tax and surcharge on gasoline(*)	92,935	100,866
Industry and commerce and other minor taxes	20,917	16,048
Sales tax payable	44,326	120,664
Equity Tax	—	103,556
Total	$3,906,468	$2,474,739

(*)	This tax is levied on sales and/or consumption of regular and premium gasoline and Diesel. The funds collected for this tax are paid to the National Treasury Office of the Ministry of Finance. The special tax is paid on the basis of the percentage participation of each beneficiary in the national monthly consumption of regular and premium gasoline.

Income tax returns may be reviewed by the tax authorities within two years of their filing date. To date, filings for the years 2006 and 2007 are open for review.

Currently, differences exist with the National Tax and Customs Administration (DIAN) regarding the calculation and payment method of the first installment of the 2003 and 2004 income tax returns because in the opinion of the DIAN the surtax of such years should have been included in the base. The result of this process will not affect the Company’s cash flow since the amounts under discussion have been directly compensated by the DIAN by positively adjusting the Company’s balances, which adjustments the Company had previously requested in unrelated cases.

Additionally, for the 1996 income tax return, the Council of State is evaluating the applicability of exempt income of asphalts and the disallowance by the DIAN of losses on the sales of accounts receivable. The Company’s claims were recognized in the first court decision as far as exempt income from asphalts, and the interpretation of the DIAN was backed in connection with losses on sales of accounts receivable, a decision that was appealed by Ecopetrol. However, Management does not expect significant differences in the resolution of these actions.

The provision for income tax was determined on net taxable income, as follows:

	2008	2007	2006
Current income tax	$3,611,020	$2,006,484	$1,494,794
Deferred tax:
Asset	494,757	(155,118)	70,371
Liability	276,205	34,146	(65,396)
	770,962	(120,972)	4,975
	$4,381,982	$1,885,512	$1,499,769

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The deferred tax liability arises mainly from (i) timing differences between the amounts listed in the accounting records and the amounts accepted for tax purposes and (ii) the differences in the valuation methods applied to crude oil-related investments and fixed yield investments. Whereas the deferred tax asset arises mainly from the non-deductible accounting provisions and the inflation adjustments of assets. The balance of deferred income tax is as follows:

	2008	2007
Deferred tax asset:
Initial balance	$1,779,874	$1,624,756
Net activity for the year	(494,757)	155,118
Balance from subsidiaries acquired in 2008	531	—
Ending balance	$1,285,648	$1,779,874
Deferred tax liability:
Initial balance	$644,857	$610,711
Net activity for the year	276,205	41,239
Balance from subsidiaries acquired in 2008	23,754	—
Previous periods’ movements	—	(7,093)
Ending balance	$944,816	$644,857

The reconciliation of net taxable income is set forth below:

	2008	2007	2006
Income before income taxes	$16,011,204	$7,065,304	$4,891,142
Monetary correction gain	25,300	23,711	(89,940)
Effect of tax inflation adjustment	(87,788)	(391,391)	23,598
Non deductible costs and expenses	813,248	432,278	227,812
Special deductions and deductible tax expenses	(2,837,230)	(1,176,608)	(589,051)
Other taxable income	1,085,307	55,972	—
Income not constituting income or capital gains	(907,847)	(22,772)	(30,324)
Non taxable income	(1,110,588)	(594,954)	(995,505)
Non deductible provisions	243,623	1,184,895	647,949
Non taxable trust funds yields	(890,538)	238,327	482,255
Net exempt income	(1,372,083)	(863,946)	(764,633)
Net effect of consolidation of taxable income	(30,123)	—	—
Net taxable income	10,942,485	5,950,816	3,803,303
Tax on taxable income	3,611,020	2,023,277	1,464,271
Tax discounts	—	(16,793)	(8,003)
Prior period taxes	—	—	38,526
Net current income tax	$3,611,020	$2,006,484	$1,494,794

The effective tax rate for the twelve-month periods ending December 2008, 2007 and 2006 was 27.37%, 26.69% and 30.66%, respectively.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

17. Labor Obligations

As a result of a process that began in 2006, pursuant to Decree 941 of 2002, once the actuarial calculation for pension obligations was approved by the Ministry of Finance in October 2008 and once the mechanism for transfer (“commutation”) of the corresponding liability was approved by Ministry of Social Security on December 29, 2008, the Company, as of December 31, 2008, transferred (“commuted”) the amounts corresponding to its pension liabilities to autonomous pension trust funds (PAP). The amount transferred as of December 31, 2008 was $10,092,528 million. Therefore, the Company removed the assets represented in trust funds and their corresponding pension liabilities from the balance sheet and transferred them to memorandum accounts. Pursuant to current regulations, transferred funds, as well as their earnings, cannot change their destination nor be restored to the Company until all the pension obligations have been paid. Moreover, Ecopetrol continues to be financially responsible for the transferred pension liability.

	2008	2007
Current
Retirement pensions and other benefits ECP(1)	$—	$508,813
Bonuses and allowances	40,773	30,120
Vacations(2)	37,593	24,712
Severance(3)	32,391	17,620
Salaries and pensions payable(4)	12,491	3,582
Interest on severance	2,996	1,008
Others	2,566	733
Pension bonds issued and interest	848	376
Total current	129,658	586,964
Long-term
Retirement pensions and other benefits ECP(1)	2,082,072	10,234,345
Retirement pensions joint operations	75,215	75,919
Pension bonds issued and interest	7,500	5,777
Total long-term	2,164,787	10,316,041
Total	$2,294,445	$10,903,005

(1)	The decrease in retirement pensions as compared to 2007 is due to the transfer (commutation) of the pension obligations as of December 31, 2008. The long-term portion of $2,082,072 comprises the actuarial health care and education reserve, an amount which cannot be transferred.

To calculate the pension and pension bond reserve for December 31, 2008 projections were prepared according to the regulations promulgated by the Ministry of Finance and Public Credit. This actuarial calculation was made applying the technical rate of 4% for the transferred pension obligation and the technical rate of 4.8% was used for the health care and education reserves, based on personnel data as of December 31, 2008.

(2)	The increase in the vacations line-item is a result of adjustments in the pending periods to be enjoyed with the current salary of each employee.
(3)	During 2008 Severance payable increased as compared to 2007 because there were no monthly contributions to the National Savings l Fund due to the change in the legal nature of Ecopetrol.
(4)	During 2008 Salaries and pensions payable included the salaries of temporary employees at refineries and the final payments of fixed term contracts which were pending payment.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

A summary of the Company’s actuarial liability at December 31, 2008 and 2007 is set forth below:

	2008	2007
Health care	$1,666,558	$1,392,584
Education	415,514	391,084
	$2,082,072	$1,783,668

A summary of personnel covered by the actuarial calculation for 2008 and 2007 is set forth below:

	Headcount
	2008	2007
Bonds reserve – retired personnel	10,391	10,194
Bonds reserve – persons retiring after 2010	3,410	2,699
Health care and education reserve (active and pensioners)	17,375	16,782
Pension reserve (active and pensioners)	16,149	16,222

18. Estimated Liabilities and Provisions

	2008	2007
Current
Provision for pension funds(1)	$4,000	$1,219
Provision for legal proceedings(2) (see Note 30)	551,224	1,329,118
Provisions for contingencies	87,255	80,679
Other provisions	31,494	24,927
Total current	673,973	1,435,943
Long-term
Provision for abandonment, dismantling of facilities and environmental recovery costs(3)	1,964,756	1,528,374
Provision for pension obligations(4)	178,594	869,927
Provision for royalties(5)	388,674	334,253
Technical reserve	10,767	9,498
Total long-term	2,542,791	2,742,052
Total	$3,216,764	$4,177,995

(1)	Corresponds to the estimated pending pension contributions of employees who joined Ecopetrol after January 29, 2003 (Law 797 of 2003) and until the first quarter of 2004, who were covered by the General Pension Regulations. There was an increase in this provision in 2008 as compared to 2007 due to the increase in principal and the past due interest for payment to these employees.
(2)	As mentioned in Note 1 to these financial statements, the Company adopted a new methodology for the valuation of the provision for legal proceedings. The application of said methodology resulted in the reversal of the provision of $425,376, net of the corresponding income tax.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

The table below sets forth a summary of the movements in the Company’s provision for legal proceedings during fiscal year 2008:

	Number of cases	Provision amount
Final Balance December 2007	827	$1,329,118
Change of methodology effect (recovery)	(186)	(463,769)
Change of methodology effect (provision)	114	38,393
Change in legal proceedings status effect	(129)	(403,400)
Provision for legal proceedings(*)	1	4,223
Additions	203	120,836
Retirements and uses	(228)	(74,177)
Final balance December 2008	601	$551,224

(*)	Additionally, the provision for legal proceedings includes a provision of $4,223 to cover the Arbitration related to the dispute presented by Mansarovar Energy Colombia Ltda. in regards to the parties’ disagreement over the termination date of the Cocorná association contract.
(3)	During the month of December 2008, the Production Vice Presidency carried out the bi-annual analysis of the estimated liability for future abandonment disbursements, dismantling of facilities and environmental recovery costs; the increase in this line-item reflects the effects of the exchange rate and the costs related to the abandonment of Pozo Gavilán 1W and wells in the Casabe, La Cira, Infantas, Matanegra and La Yuca fields.

Below are the movements of the provision for the abandonment costs, facility dismantling and environmental recovery costs for the years 2008 and 2007:

	2008	2007	2006
Initial Balance	$1,528,374	$1,355,989	$958,324
Retirements and uses	(2,853)	(1,296)	(218,942)
Additions	54,418	94,887	244,916
Changes in estimation	208,131	214,485	390,751
Exchange rate effect	176,686	(135,691)	(19,060)
Final Balance	$1,964,756	$1,528,374	$1,355,989
(4)	The decrease in the balance of the provision for long-term pension obligations of $640,733 in 2008 as compared to 2007 is a result of the partial transfer of the Company’s pension and pension bond obligations, calculated at a technical rate of 4%. The 2008 ending balance of $178,594 represents the remaining portion after the transfer.
(5)	Includes a provision related to a claim of Comuneros of Santiago de las Atalayas and Pueblo Viejo of Cusiana, originated in Royalties Contracts Nos. 15, 15[a] and 16 and 16[a] entered into with Ecopetrol but declared null and void by the Colombian Council of State. Of this amount, $90,752 corresponds to the initial claimed amounts and $297,922 corresponds to interest. The decision on the extraordinary appeal presented by the Comuneros is pending.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

19. Other long term liabilities

The other long term liabilities at December 31, 2008 and 2007, correspond to the following:

	2008	2007
Advances received from Ecogas for BOMT obligations	$1,250,281	$1,263,108
Deferred income tax liability	944,816	644,857
Credit for deferred monetary correction	227,605	271,355
Other liabilities	2,789	—
Deferred commissions	1,430	415
Total	$2,426,921	$2,179,735

20. Minority Interest

Subsidiary	2008	2007	% of other shareholders
ODL Finance S.A.	$234,269	$—	35%
Bioenergy S.A.	8,682	—	20.86%
Ecopetrol Oleo é Gas do Brasil(1)	—	1	0.01%
	$242,951	$1

(1)	During 2008, Ecopetrol acquired all outstanding shares held by other shareholders in Ecopetrol Oleo é Gas do Brasil.

21. Equity

	2008	2007
Authorized capital	$15,000,000	$15,000,000
Capital to be subscribed	(4,881,872)	(4,881,872)
Subscribed capital	10,118,128	10,118,128
Subscribed capital pending payment	(337)	(4,794)
Subscribed and paid-in capital	10,117,791	10,113,334
Additional paid-in capital	4,704,737	4,700,882
Additional paid-in capital receivable	(25,461)	(850,068)
Additional paid-in capital	4,679,276	3,850,814
Surplus from revaluations	5,179,961	5,647,382
Devaluation of assets	(1,012,229)	—
Responsibilities from pending rulings	(781)	(814)
Effects of RCP application	(1,013,010)	(814)
Net income	11,629,677	5,179,792
Legal reserve	2,428,325	1,910,686
Appropriation for new explorations	4,415	—
Prior year adjustments	17,804	17,804
Surplus from equity method	1,481,103	(2,271)
Incorporated institutional equity	94,375	91,740
Total equity	$34,619,717	$26,808,467

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

Subscribed and Paid-in Capital

The authorized capital of Ecopetrol is $15,000,000 divided into 60,000,000,000 common shares, with $250 par value each, of which 40,472,512,588 shares have been subscribed, represented by 10.1% held by private shareholders and 89.9% held by the Colombian Nation.

Regulatory Decree 727 of March 7, 2007 superseded Decree 2625 of 2000 and authorized the transfer to subscribed and paid-in capital of contributions in kind (hydrocarbons) of the Colombian Nation that were recognized until March 9, 2007. By means of Minutes No. 012 of March 26, 2007 of the General Shareholders Meeting, formalized on April 27, 2007, the balance of $4,851,215 was reclassified to subscribed and paid-in capital in the name of the shareholder Ministry of Finance. As of that date, field production is an integral part of the Company’s operational income.

Additional paid-in capital

Correspond to (i) the excess over par value in the sale of shares at the 2007 capitalization for $4,700,882 and (ii) $3,855, which results from foreclosing on shares purchased in installments that were not fully paid from past due debtors, pursuant to article 397 of the Commerce Code.

Effects of RCP application

Corresponds to the transfer of negative balances originated from the devaluation of property, plant and equipment required by the RCP in 2008. Until 2007 devaluation was recognized in accordance with the former PGCP as a lesser value of the surplus from revaluations.

This line-item also includes responsibilities from pending rulings related inventory losses, as required by RCP.

Legal Reserve

Legal reserve is set up with 10% of net income and it may be used to absorb losses or distributed at the liquidation of the Company. At March 31, 2008, the results of the 2007 period were available for the General Shareholders Meeting that took place on March 27, 2008. The Meeting determined to increase the legal reserve by $517,639 for a total of $ 2,428,325 in relation to the $1,910,686 at December 31, 2007.

On the other hand, $4,415 was destined to occasional reserves for new explorations.

Incorporated Institutional Equity

During the second quarter of 2008, the Company adjusted the incorporated institutional equity, based on the commerciality of the Orocué association contract well (Guarilaque 7) in the amount of $2,635 million.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

Summary of Revaluations and Surplus from Revaluations

	2008	2007
Property, plant and equipment:
Plant and equipment	$3,613,491	$3,027,351
Buildings	529,766	263,157
Pipelines and networks	308,518	192,738
Land	11,668	11,668
Communication and computer equipment	25,616	4,360
Other assets	73,951	67,592
	4,563,010	3,566,866
Variable yield investments:
Refinería de Cartagena S.A.	—	1,135,766
Interconexión Eléctrica S.A. E.S.P.	348,822	348,822
Empresa de Energía de Bogotá S.A. ESP.	268,129	278,685
Oleoducto Central – Ocensa S.A.	—	247,828
Invercolsa S.A.	—	67,414
Serviport S.A.	—	2,000
Ecodiesel Colombia S.A.	—	1
	616,951	2,080,516
Total	$5,179,961	$5,647,382

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

22. Memorandum Accounts

	2008	2007
Rights:
Exploitation Rights – Decree 727 of 2007(1)	$21,870,515	$21,235,570
Pension Trust funds “PAP”(2)	10,092,528	—
Costs and expenses (deductible and non deductible)(3)	9,763,156	10,297,898
Other contingent rights and debtor accounts(4)	5,420,473	3,931,976
Securities given in custody and guarantee(5)	9,583,641	86,547
Execution of investment projects(6)	761,276	359,474
Legal proceedings(7)	602,436	481,726
	58,094,025	36,393,191
Obligations:
Contractual guarantees(8)	26,187,641	6,452,576
Pension trust funds(2)	10,092,528	—
Non-taxable liabilities(9)	5,603,395	10,379,696
Non-taxable income(10)	4,197,768	6,124,282
Mandate contracts(11)	1,576,785	1,682,664
Administration Funds – Dec 1939 of 2001 and 2652 of 2002(12)	972,390	971,728
Legal proceedings(13)	1,636,275	946,527
Goods received in custody(14)	9,214,520	78,563
Future BOMT’s payments(15)	713,099	729,588
Guarantees granted to Oleoducto Central S.A.(16)	404,569	343,075
Securities received in guarantee and custody(17)	—	70,663
Other contingent obligations(18)	181,636	7,692
	60,780,606	27,787,054
	$118,874,631	$64,180,245

(1)	During the first half of 2007 Ecopetrol performed a hydrocarbon reserves audit, the results of which were updated on December 31, 2007, without generating significant differences. At December 31, 2008, the Company carried out and updated such reserves using the international methodology for reserves calculations.
(2)	Reflects the contingent right (debtor account) on the resources delivered to PAP to pay the transferred pension liability in order to control the existence of liquid resources present in the trust fund. And the contingent responsibility (creditor account) is economically responsible for the payment of the transferred pension liability. A detail of the funds is set forth below:

2008
Consorcio Fidubogotá – Fiducolpatria	$2,187,742
Consorcio Fidupopular – Fiduoccidente	1,883,653
Consorcio Fiduagraria – Fiducoldex – Helm Trust	1,208,338
Consorcio BBVA – Fidubogotá – Corficolombiana	1,216,868
Consorcio Fiducafé – Fiduprevisora – Fidupetrol	2,113,131
Consorcio Fiducolombia – Santander Investment	1,482,796
Total	$10,092,528

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

(3)	Control of tax costs and expenses reported in the prior year income tax return and other non deductible expenses.
(4)	Control of tax balances of investments, inventories, property, plant and equipment, accounts receivable. Additionally, this line-item includes capital commitments on sole risk contracts.
(5)	Securities given in custody represent the control account for securities given in custody to Deceval for their custody as well as transportation costs relating to third party custody arrangements.
(6)	Execution of investment projects correspond to the control of accumulated capital expenditures incurred in the following extended association contracts: Guajira, Tibú and La Cira Infantas.
(7)	Control of legal proceedings includes contingencies in favor of Ecopetrol against third parties.
(8)	Made up of the contracts pending execution signed in pesos, dollars, and euros updated with the exchange rate of December 31, 2008 for $25,624,952, standby letters of credit, which guarantee the contracts signed by Ecopetrol for $528,783 and documentary letters for $33,906.
(9)	Control of non-taxable liabilities for 2008 and 2007, respectively.
(10)	Control of non-taxable income reflected in the prior year income tax return.
(11)	Includes the amount of assets received in custody by Refinería de Cartagena S.A. To comply with the obligations entered into under the operating agreement between the Company and said entity for the operation of the refinery.
(12)	Administration funds and advances received under administration agreements.
(13)	Control of legal proceedings represents the control of eventual and remote contingencies against Ecopetrol.
(14)	The variation with regards to the previous year responds to the non renewable natural resources reserves received from the Nation for $9,134,957; this information was issued in August 2008 by the Ministry of Mines of Energy in compliance with Decree 727 of 2007. Additionally, the balance is represented by the inventories of said products pending delivery to clients, for $78,867, and inventories in consignment for self consumption in the different plants, for $696.
(15)	Control of net present value of future disbursements to BOMT contractors.
(16)	Control of Ecopetrol’s commitment to provide the necessary funds to Ocensa to repay capital contributions and the preferred dividend to an Ocensa shareholder.

As of December 31, 2008 and 2007, the Ocensa paid-in capital and preferred dividend are the following:

Balance
Capital of Canadian shareholders	US$160,240
Shareholders preferred dividend	20,082
Total	US$180,322
(17)	This account controls the amount of notes received from Cavipetrol securing loans made to Ecopetrol employees.
(18)	This account controls the pension obligations related to the following association contracts: Nare, Hobo, Cocorna, Upia, Espinal, Caguan.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

23. Revenue

	2008	2007	2006
Local Sales
Medium distillates	$5,914,627	$4,889,373	$4,867,350
Crude oil(1)	4,774,401	3,004,629	29,825
Gasoline	3,644,345	3,346,360	3,468,095
Other products	985,247	641,288	689,871
Services	921,652	821,197	794,564
Natural gas	901,414	660,171	717,879
L.P.G.	612,771	604,752	545,960
Asphalt	390,544	257,177	186,457
Plastic and rubber(3)	382,519	—	—
	18,527,520	14,224,947	11,300,001
Subsidies(2)	3,070,479	1,778,050	—
	21,597,999	16,002,997	11,300,001
Foreign sales
Crude oil	8,696,282	4,476,137	3,670,080
Petroleum savings and stabilization Fund – FAEP	—	(316,497)	(774,160)
Net crude oil	8,696,282	4,159,640	2,895,920
Combustoleo	2,093,012	1,560,399	2,256,064
Plastic and rubber(3)	704,034	—	—
Natural gas	313,348	37	—
Diesel	246,158	—	86,418
Gasoline	186,197	269,248	625,027
Other products	40,923	10,970	47,086
Naphtha	2,693	244,393	807,437
Jet fuel	—	71,378	372,012
	12,282,647	6,316,065	7,089,964
Premium income, net	16,023	13,258	—
	12,298,670	6,329,323	7,089,964
	$33,896,669	$22,332,320	$18,389,965

(1)	Effective April 2007, Ecopetrol is selling crude oil to Refinería de Cartagena S.A.
(2)	Until 2006, no subsidies were granted by the Nation for the difference between the regulated price and the price at international parity being assumed by refiners and importers, as they were not an express part in the price determination resolutions. Accordingly, subsidies were not recognized for accounting or tax purposes. Pursuant to Law 1110 of 2006 (Budgets Law), the Nation granted diesel and regular gasoline subsidies. In March 2007, the Ministry of Mines and Energy issued Resolution No. 180414 whereby the procedure for the recognition of the current subsidies for refiners and importers of regular gasoline and diesel was established. Said resolution was replaced by Resolution No. 181496 of September 2008, which implements the recognition of the current subsidies for gasoline and diesel owed to Ecopetrol for the period of January – December 2008 so long as Ecopetrol is in compliance with that resolution.
(3)	Corresponds to the sales of the subsidiaries Polipropileno del Caribe S.A. (Propilco S.A.) and Compounding and Masterbatching Industry Limitada (Comai Ltda.).

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

24. Cost of Sales

	2008	2007	2006
Variable Cost
Purchase of hydrocarbons from the ANH(1)	$5,584,474	$3,912,315	$3,676,374
Purchase of crude oil in association and concession	3,193,690	1,513,683	922,825
Costs of sale of contributions in kind(2)	—	432,144	2,374,512
Imported products	2,552,231	681,485	888,993
Amortization and depletion	1,088,306	665,459	517,500
Absorption of the cost in final inventory balances	(238,438)	(390,416)	(234,955)
Purchase of natural gas and other products	257,691	203,697	67,302
Process materials	113,427	93,017	105,256
Electrical power	91,044	91,036	103,777
Consumption raw material Propilco S.A. – Comai Ltda.	878,438	—	—
Non processed production cost	35,985	—	—
Insurance premium costs, net	1,898	6,237	—
Fixed Cost
Services contracted with associations	1,202,435	1,019,043	718,881
Depreciation	679,092	719,811	758,187
Transportation services for hydrocarbons	618,553	699,987	700,447
Labor costs	757,384	531,120	436,632
Ecopetrol contracted services	537,113	411,611	310,411
Maintenance	579,230	441,500	336,071
Amortization of actuarial liability	207,363	161,825	156,454
Project expense	459,468	540,864	642,923
Amortization of deferred charges, intangibles and insurance premiums	70,832	173,883	111,416
Materials and operations supplies	255,090	196,137	159,207
Taxes	101,438	64,228	61,241
General costs	55,264	10,057	7,482
Reclassification to selling and non-operating expenses	(58,359)	(120,196)	(64,373)
	$19,023,649	$12,058,527	$12,756,563

(1)	Corresponds to the crude oil and natural gas purchases of Ecopetrol from the Agencia Nacional de Hidrocarburos derived from national production, both of the Company under direct operation and under the operation of third parties.
(2)	This cost of sales represents the amount determined under the methodology of Decrees 2625 of 2000 and 1760 of 2003 for the crude and gas production contributed as capital to Ecopetrol by the Nation until March 2007.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

25. Operating Expenses

	2008	2007	2006
Administration
Labor	$189,757	$156,959	$144,063
General expenses	65,087	50,146	24,564
Depreciation and amortization	58,705	45,059	39,497
Active personnel amortization of pension actuarial liability	44,055	32,494	96,379
Maintenance	11,295	11,730	7,598
Rentals	10,156	24,255	16,746
Taxes	3,046	1,401	670
	382,101	322,044	329,517
Selling
Studies and projects(*)	912,751	425,355	271,155
Crude oil pipeline transportation tariff	386,089	146,721	66,822
Taxes	280,281	218,680	150,920
General expenses	112,240	35,452	52,643
Natural Gas pipeline transportation	102,862	102,775	113,456
Labor expenses	26,759	11,622	9,553
Active personnel amortization of pension actuarial liability	6,705	4,002	3,504
Maintenance	5,090	75,305	—
Product packaging	2,841	—	—
	1,835,618	1,019,912	668,053
	$2,217,719	$1,341,956	$997,570

(*)	These expenses correspond to the following entities: Ecopetrol S.A.: $635,784, Ecopetrol America Inc: $231,560, Ecopetrol del Peru S.A.: $43,500 and Ecopetrol Oleo é Gas do Brasil Ltda: $1,907.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

26. Financial Income, Net

	2008	2007	2006
Income
Exchange difference gain(1)	$10,863,242	$3,772,753	$2,675,248
Income on valuation of investment portfolio	1,640,338	808,922	591,539
Interest and monetary correction	682,542	161,125	107,197
Income from equity method	110,824	—	29,529
Dividends in cash	39,472	25,387	36,093
Income on valuation of derivatives(2)	4,782	—	—
FAEP earnings	—	—	162,703
	13,341,200	4,768,187	3,602,309
Expenses
Exchange difference loss(1)	(8,901,184)	(4,385,021)	(2,901,910)
Loss on application of equity method	(185,606)	(115)	(51)
Loss on valuation of derivatives(2)	(74,685)	—	—
Administration and securities issuance	(52,277)	(76,770)	—
Interest	(19,376)	(1,021)	(6,943)
Others	(6,820)	(1,147)	(9,969)
Discount on cash purchases of shares	—	(166,789)	—
Hedging transactions	—	(43,696)	—
	(9,239,948)	(4,674,559)	(2,918,873)
	$4,101,252	$93,628	$683,436

(1)	The net effect of exchange differences was a gain of $1,962,058 for 2008 of which $706,651 corresponds to the subsidies resulting from regular gasoline and diesel prices which is calculated in dollars pursuant to Resolution No. 181496. During 2007 said subsidies were calculated in pesos and therefore it did not result in an exchange difference. The exchange difference line-item also includes $797,914 for 2008 which originated principally from the investment portfolio.
(2)	The movement in hedging transactions during 2008 generated: i) income of $4,782, corresponding to exchange rate forward transactions; ii) a payment of $29,661, corresponding to exchange rate forward transactions; iii) a payment of $45,024, corresponding to price coverage swap transactions on WTI and Fuel Oil in the Gulf Coast.

27. Pension expenses

	2008	2007	2006
Amortization of pension actuarial calculation	$986,565	$955,381	$708,446
Health care services	107,213	86,520	73,288
Education services	51,147	48,442	47,457
	$1,144,925	$1,090,343	$829,191

28. Inflation gain

The inflation gain corresponds to the net amortization of the deferred monetary correction.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

29. Other income (expenses), Net

	2008	2007	2006
Other Income
Recovery of provisions(1)	$999,866	$555,438	$922,986
BOMTs deferred income	—	31,309	8,483
Recuperation of associated services	22,840	70,133	18,451
Income on sale of property, plant and equipment	10,435	8,724	7,944
Expense recovery	7,459	39,575	43,093
Indemnities received	6,367	1,703	1,099
Other minor income	23,002	64,062	40,946
Income for services	3,605	6,685	6,093
Income from undeveloped discovered fields	1,228	13,622	—
Sale of variable yield investments	—	—	96,604
	1,074,802	791,251	1,145,699
Other expenses
Taxes	(299,673)	(328,871)	(138,421)
Tariff and natural gas pipelines availability – BOMT	(95,505)	—	—
Provisions(2)	(114,035)	(1,240,400)	(441,633)
Fuel losses	(93,854)	(56,648)	(56,336)
Contributions and donations	(33,236)	(9,535)	(28,422)
Inspection quota	(25,811)	(25,934)	(22,265)
Surveillance and security	(16,052)	(14,457)	(8,004)
Other minor expenses	(26,135)	(23,208)	(104,279)
Loss on sale and retirement of assets	(1,398)	(3,148)	(1,440)
	(705,699)	(1,702,201)	(800,800)
	$369,103	$(910,950)	$344,899

(1)	A detail of the recovery of provisions is as follows:

	2008	2007	2006
Legal Proceedings	$832,788	$46,934	$3,026
Investment	130,543	1,322	128,546
Fixed assets, receivable and others	18,813	27,355	15,929
Taxes	9,011	117,680	772,184
Product and materials inventories	8,711	21,010	3,301
BOMT Provisions	—	221,055	—
Project expenses	—	120,082	—
	$999,866	$555,438	$922,986
(2)	A detail of provisions is as follows:

Legal Proceedings	$59,305	$1,096,117	$119,998
Products and materials inventories	49,379	115,944	14,745
Contributions to pension funds	3,076	—	—
Receivables	2,275	20,276	40,591
Ecogas’ BOMTs	—	—	35,317
Investments	—	6,273	18,075
Partial transfer of pension obligations	—	—	151,848
Property, plant and equipment and other	—	1,790	61,059
	$114,035	$1,240,400	$441,633

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

30. Contingencies

Ecopetrol has recognized provisions corresponding to reasonable estimates intended to cover future situations deriving from loss contingencies or the occurrence of future events that could affect its equity. In 2008, Ecopetrol, through the Legal Vice Presidency, modified the methodology for the evaluation of the Company’s legal proceedings and any contingent liabilities thereunder.

The new methodology generated a net effect (recovery and new provisions) in the amount of $425,376, which was recorded in December 2008 (see Note 18).

The methodology used by the Legal Vice Presidency is based on the credit system of the Nation, which is used by the Ministry of Interior and Justice and includes an analysis of factors such as procedural risk, strength of the claim, proof of the claim, strength of the response, proof of the response, level of jurisprudence and results of first instance decisions.

A summary of the most significant proceedings (with amounts of claims greater than $10 billion) on which provisions have been recognized, according to the evaluations of the internal and external attorneys of the Company, as of December 31, 2008 is set forth below:

Proceeding	Claim	Amount of the Provision
Universidad de Cartagena and Junta Especial de la Estampilla	Constitutional Action in which the Universidad de Cartagena requests the payment of the stamp tax on operations carried out in Bolivar, especially in Cartagena de Indias port.	$112,180
Foncoeco(*)	Profit participation fund of the employees and ex employees of Ecopetrol S.A.	$100,000
Department of Tolima	Class Action for the recalculation of royalties with 20% specified in Law 141 of 1994.	$82,287
Municipality of Arauca	Class Action. Contributions to the solidarity and redistribution of income fund as a consequence of the generation of electricity, according to the 142 of 1994.	$45,414
Municipality of Melgar	Class Action requesting the recovery to the Department of Tolima of the amounts not collected regarding royalties corresponding to the Guandó well.	$40,351
Javier Armando Rincón Gama and Héctor Alfredo Suárez Mejía	Class Action. Through an auction in the Bogota Stock Exchange shares were acquired of Inversiones de Gases, owned by Ecopetrol.	$12,000
Benigno Sánchez Núñez and others	Class action due to cracking and landslides that destroyed the farms due to underground explosions within the program of San Luis 95.	$10,000

(*)	In the Foncoeco proceeding, an expert’s report in 2005 calculated damages owed by Ecopetrol at $542,000 and stated that Ecopetrol must pay principal and interest on the profit participation fund for the employees of the Company which was established by the Board of Directors. It is the opinion of the Company’s management and its legal advisors that there are sufficient arguments to demonstrate that this lawsuit will not proceed, particularly because the basis of the report includes amounts not authorized by the Board of Directors. As of December 31, 2008 a provision for this proceeding was recorded of $100 billion (2007 — $64 billion).

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

31. Commitments

Natural Gas Supply Contracts

The Company has entered into contracts with third parties, such as Corelca, Gas Natural S.A. E.S.P, Empresas Públicas de Medellín S.A. E.S.P, Termoflores and Gases de Norte del Valle S.A., for the supply of natural gas used in Ecopetrol’s natural gas sales, whereby they commit to deliver the minimum quantities established in each contract. During 2008, Ecopetrol sold 499.34 billion BTUs per day (GBTUD) for $1,214,706.

Master Agreements TLU 1 and TLU 3

In March 1998 the Company signed the agreement TLU-1 — Joint Operation of the assets of the Coveñas terminal to receive, store and load crude oil onto tanker ships, between the Asociación Cravo Norte and Oleoducto de Colombia S.A. In which it is the operator.

In September 1999 the Company signed the agreement TLU-3 — Joint Operation for the use of the tanker ship loading unit TLU-3 in the Terminal of Coveñas between the Asociación Cravo Norte and Oleoducto de Colombia S. A. In which it is also the operator.

Petro Rubiales S.A.

In December 2007, the Company signed a memorandum of understanding with Petro Rubiales S.A. For the construction of a 230 kilometer pipeline, which will permit transporting crude oil extracted from the Rubiales and Pirirí fields in the Department of Meta, to be connected with the Ocensa system (see Note 4).

Cocorná Association Contract — Campo Teca

Ecopetrol on October 8, 2008, at the end of the association contract Cocorná, received from its associate Mansarovar Energy Colombia LTD., the Teca field which it operated, which is located near the municipalities of Puerto Nare (Antioquia), Puerto Triunfo (Antioquia) and Puerto Boyacá (Boyacá). It has 219 wells that produce an average of 2,292 daily barrels of heavy crude oil of 12.5 degrees API.

This contract was signed on September 10, 1980 between Ecopetrol and Texas Petroleum Company, company which operated the field until September 13, 1995. Then it assigned the totality of its interests, rights and obligations in the association contract Cocorná to the companies Omimex de Colombia Ltd. And Sabacol Inc. Later, on September 5, 1999 Sabacol Inc. Assigned the totality of its interests, rights and obligations to Omimex de Colombia Ltd. On December 1, 2006, due to the sale of the parent company of Omimex de Colombia Ltd., it changed its name to Mansarovar Energy Colombia Ltd.

Notwithstanding that the Association Contract Cocorná ended and the Teca field was delivered to Ecopetrol, there is a difference in interpretation between the two companies regarding the date of termination of the Association Contract Cocorná, because Mansarovar Energy Colombia Ltd. considers that the date of termination of the contract should be June 18, 2011. The two companies agreed to present the differences in interpretation before an arbitration tribunal for it to decide on the date of termination of the Association Contract Cocorná.

While waiting for the arbitration tribunal to make a decision, Ecopetrol carried out an agreement with Mansarovar Energy Colombia Ltd. For this company to continue operating the Teca field. All income of Mansarovar (50% of production) as well as the total expenses of the Teca field operation will be administered through a Management and Payment Trust, until the arbitration tribunal makes a decision on the differences between the two companies. The remaining resources in the Trust will be assigned to the company favored by the decision.

The municipalities and the department of the said area will continue to receive the resources due to royalties of twenty percent (20%), corresponding to the percentage of royalties in the association contract. The

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

additional royalties of twelve percent (12%) determined by Law as of the moment of termination of the Association Contract Cocorná will be deposited in the Trust royalties account, generating corresponding interest. The trust will act as the tribunal may decide concerning said remaining twelve percent (12%). The aforementioned means that, if the arbitration decision favors Ecopetrol, said twelve percent (12%) shall be delivered to the appropriate entity to deliver them to the beneficiary municipalities, but if arbitration decision favors Mansarovar Energy Colombia Ltd., the twelve percent (12%) shall be returned to the Joint Account.

Exploration

González Block

In July 2008, Ecopetrol and Turkish Petroleum International Company Limited (TPIC) signed an assignment contract on the hydrocarbons exploration and exploitation contract for the Gonzalez Block, located in the Department of Norte de Santander, approximately 50 kilometers north of Cucuta, with an area of 21,809 hectares, in which Ecopetrol assigns, in its exploration strategy, 50% of the participation in said block.

Within the exploratory activities in this block, 50 kilometers of seismic were acquired and for 2009 it is expected to drill an exploration well.

TPIC is a subsidiary of Turkish Petroleum Corporation (TPAO). This company is one of the top 100 in the ranking of the largest crude oil companies of the world as presented by Petroleum Intelligence Weekly (PIW).

TPAO produces close to 75% of the oil for Turkish consumption and concentrates its operations in the Caspian region, Northern Africa and Middle East.

Heavy Crude Oil Round

Ecopetrol presented, in association with other companies, the highest offers for three blocks that make up the heavy crude oil rounds carried out by the Agencia Nacional de Hidrocarburos (ANH).

The three blocks add up to an extension of more than 4.1 million hectares in the Eastern Plain lands of Colombia. An association between Ecopetrol and Shell presented the strongest offer for the blocks CPE 2 and CPE 4. On the first, with an extension of about 760 thousand hectares, the operator shall be Shell; on the second one, of 964 thousand hectares, the operator shall be Ecopetrol. In both blocks the companies have equal participation (50%).

Another association made up by Ecopetrol and Talismán presented the highest offer for the block CPE 8, with an area of 2.39 million hectares. The two companies have equal participation (50%) and Talismán will be the operator.

Agreement between Ecopetrol and Pacific Rubiales to explore Alicante Block

Within its exploration strategy, Ecopetrol and Pacific Rubiales, through its subsidiary Meta Petroleum, signed on October 8, 2008, the assignment of the hydrocarbon exploration and exploitation agreement for the Alicante Block, through which Ecopetrol assigned 55% of its rights in said block.

Alicante is located approximately 20 kilometers east of Villavicencio, and is included in an agreement signed in 2006 between Ecopetrol and the Agencia Nacional de Hidrocarburos (ANH).

Within the development of the exploration activities for this block, the acquisition of seismic during the first semester of 2009 is planned.

The block, which is 38,684 hectares, is part of the projects carried out by the two companies for the development of heavy crude oils in Colombia.

Cooperation agreement for studies in Carimagua

Ecopetrol, the Instituto Colombiano de Desarrollo Rural, Incoder, and the Corporación Colombiana de Investigación Agrícola, Corpoica, signed a collaboration agreement in order to determine the technical and

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

agronomic feasibility to develop a biofuel production project in Predio Carimagua, located in the municipality of Puerto Gaitán, in the Department of Meta.

This agreement includes technical and agronomic studies on 20 hectares of land, in order to establish the viability of development of sugarcane crops and sweet sorghum for the production of ethanol. This phase will have an approximate duration of 24 months.

Fuel Oil Hedging

As of December 31, 2008, the following option calls were carried out:

Counterpart	Effective date	Termination date	Volume	Exercise price
J. Aron & Company	January 02, 2009	December 31, 2009	540,000 Bls.	US$ 31.45
J. Aron & Company	January 02, 2009	December 31, 2009	600,000 Bls.	US$ 30.95
Morgan Stanley Capital Group	January 02, 2009	December 31, 2009	600,000 Bls.	US$ 31.60

Commitments abroad

1.	In December 2008 Ecopetrol and StatoilHydro (Norwegian Company) signed an agreement to explore in the Gulf of Mexico; the agreement includes drilling 3 prospects between 2009 and 2010 and the option for Ecopetrol to participate in additional future drilling prospects. Ecopetrol will have participations between 20% and 30% in the prospects; the estimated initial investment is US$160 million.

Additionally, Ecopetrol and StatoilHydro allied to develop a plan for the development for several prospects during the next 7 years.

2.	In November 2008, Ecopetrol signed a participation agreement with the Italian company Eni to drill at least five prospects in deep waters in the Gulf of Mexico (GoM) between 2008 and December 2012. The investment estimate is US$220 million.

At that same time, Ecopetrol and Eni signed a memorandum of understanding to seek joint exploration and production opportunities in South America and other parts of the world.

3.	In October 2008, Ecopetrol America Inc. And BP (through two subsidiaries) signed a participation agreement for hydrocarbon exploration in the Gulf of Mexico; this agreement’s intention is to explore for natural gas at depths greater than 20,000 feet and includes several phases. During the first year, a minimum of one exploratory well will be drilled and 3-D seismic will be acquired. The conditions of the following phases will depend on the results of the first.

The estimated investment for this first phase is approximately US$120 million and will be done in two exploration areas of the shelf of the Gulf of Mexico, located south of Texas. Ecopetrol will participate with 15% in one of them and 30% in the second.

4.	In October 2008, Petrobras and Ecopetrol signed a memorandum of understanding to evaluate business opportunities in crude oil exploration and production in downstream activities. The agreement includes associations in Brazil, Colombia and other countries of mutual interest.

Pursuant to the Memorandum, both companies will evaluate the possibilities for joint actions in:

—	Fields and exploration blocks currently operated by Petrobras and/or Ecopetrol in Colombia and in Brazil.
—	Participation in bidding processes for blocks in basins in Brazil, Colombia and other countries of interest.
—	Business opportunities in refining, transportation, distribution, petrochemical industry and biofuels.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

32. Subsequent events

Association Contract Cravo Norte

On December 31, 2008, as agreed in the extension addendum of the association contract Cravo Norte, Ecopetrol S.A.’s partner in the contract, Occidental de Colombia Inc., delivered to Ecopetrol S.A. free of charge, its participation in all the assets acquired by the Joint account in the Cravo Norte contract up to this date.

As of January 12, 2009, and as established in the extension addendum of the association contract Cravo Norte, Ecopetrol S.A. granted in favor of Occidental de Colombia Inc. the right to use 45% of said assets that it received, all included in an usufruct contract. Occidental de Colombia Inc., as beneficiary, will pay Ecopetrol US$0.22 per barrel produced pursuant to its participation in production percentage, before deducting royalties.

Fuerte Norte and Fuerte Sur Blocks

In January 2009, Ecopetrol signed an agreement with BHP Billiton Petroleum Corporation, through its branch office in Colombia, to increase its participation in offshore blocks Fuerte Norte and Fuerte Sur in Colombia and as a result, each company will have a 50% participation in the blocks. The assignment of the participation of BHP Billiton in favor of Ecopetrol requires the approval of the Agencia Nacional de Hidrocarburos. The blocks are about 954,050 hectares.

The following acquisitions were made with our own internally generated resources:

1. Acquisition of Petro-Tech Peruana S.A.

In February 2009, Ecopetrol, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG) for the purchase price of US$900 million. OIG is the U.S. parent of Petrotech Peruana S.A.

Petro-Tech Peruana S.A. is a company whose object is hydrocarbons exploration, development, production and processing in Peru. It began its operations in January 1994 on the northern coast of the country. Currently it has an average production of crude oil of 12,000 barrels per day and it has more than 100 million barrels in 2P reserves. In recent years it has achieved positioning in off-shore hydrocarbon production and exploration in Peru.

The company has 11 blocks in that country (1 in production and 10 in exploration), that together add up to one of the biggest areas of offshore in South America (9.5 million hectares). As of November 30, 2008, its revenues and net income were US$359 million and US$134 million, respectively.

Offshore International Group Inc. also possesses assets in other companies that render services for the development of Petro-Tech Peruana S.A.’s operations, especially regarding marine operations, such as drilling services, diving and marine transportation, among others.

2. Purchase of Enbridge shares in Ocensa

Enbridge Inc. is a Canadian company, which is a, leader in the transport and distribution of energy in North America. Since 1995 owns 24.7% of the shares in Oleoducto Central S.A. (Ocensa).

In March 2009, Ecopetrol entered into an agreement with Enbridge Inc. pursuant to which Ecopetrol acquired 100% of its stake in Ocensa for the purchase price of approximately US$418 million, thereby increasing the Company’s ownership of Ocensa from 35.3% to 60%.

This transaction will strengthen Ecopetrol’s position in the most important oil transport system in Colombia. As such, the transaction is vital to the growth strategy of the Company, which aims to increase Ecopetrol’s oil production in the Eastern Plains region of Colombia and promote the development of new business opportunities.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years Ended December 31, 2008, 2007 and 2006

The Ocensa pipeline starts onshore at the Cusiana and Cupiagua fields and has a capacity to transport up to 650 thousand barrels of oil per day, a length of 829 kilometers, five pumping stations and an export port in Coveñas (which is on the Colombia´s Caribbean Coast).

3. Acquisition of Glencore shares in Cartagena refinery

On May 27, 2009, Ecopetrol announced that it has closed the acquisition of all shares held by Glencore in Refineria de Cartagena S.A. “Reficar”, as per the terms agreed in the Memorandum of Understanding signed on February 28, 2009. The purchase price of U.S. $ 549 million could be reduced in approximately US$ 4.8 million as a result of the due diligence process performed by Ecopetrol. The adjustment will follow the procedure agreed by the parties in the contract. However, Ecopetrol now controls Reficar. Ecopetrol is currently working on integrating synergies with its Barrancabermeja refinery.

4. Purchase of Hocol Colombia

On May 27, 2009, Ecopetrol acquired 100% of Maurel and Prom’s stake of its subsidiary in Bermuda, Hocol Petroleum Limited, for the purchase price of US$580 million plus US$168 million for working capital. Hocol Petroleum Limited’s most important assets are Hocol and Homcol, two companies incorporated in the Cayman Islands with branches in Colombia involved in crude oil and natural gas exploration and production activities in Colombia. The transaction concluded upon completion of the corresponding legal approval of the Industry and Commerce Superintendency.

The purchase includes all production and development assets in Colombia, with production forecasts close to 22 thousand barrels per day in 2009. It also includes some exploration blocks (excluding 100% of SN-9, 100% of Muisca, 100% of Sabanero and 50% of Tángara). The possibility of an additional payment is considered depending on the future behavior of the WTI price and the results of the Huron well in the Niscota block.

The transaction also includes the holdings in the pipelines Oleoducto Alto Magdalena (36.12%) and Oleoducto de Colombia (21.72%)

Recent Loans

We recently entered into a Ps$2,200 billion (approximately US$1 billion) syndicated loan facility with a syndicate of local banks in May 2009. This loan facility has a term of seven years with a two year grace period. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 4% (the anticipated quarterly interest rate). Amortization is bi-annual under the loan. In addition, as guarantee for the loan, we pledged our stock in Refinería de Cartagena S.A. (Reficar), Oleoducto Central S.A. (Ocensa) and Propileno del Caribe (Propilco). We intend to use the proceeds from this loan to finance our strategic plan.

In addition, ODL, our indirect Panamanian subsidiary, through its Colombian branch office, Oleoducto de los Llanos Orientales Sucursal Colombia, entered into a Ps$520,000 million (approximately US$200 million) loan facility with Banco de Bogota S.A., Banco de Occidente S.A., Banco Popular S.A. and Banco AV Villas S.A., which together comprise the Grupo Aval, in March 2009. This loan facility has a term of five years. The interest rate under the facility equals the fixed term deposit rate (DTF) plus an additional 5% (the anticipated quarterly interest rate). The principal amount will be amortized in 17 equal quarterly payments, beginning in June 2010. In addition, as guarantee for the loan, Oleoducto de los Llanos Orientales Sucursal Colombia pledged its economic rights to the finance tariffs included in its Ship-or-Pay Contracts. Oleoducto de los Llanos Orientales Sucursal Colombia intends to use the proceeds from this loan to finance part of the Rubiales pipeline.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

33. Differences between Colombian Governmental Entity accounting principles and U.S. GAAP

The Company’s financial statements are prepared in accordance with Colombian Government Entity GAAP (PGCP or RCP). These principles and regulations differ in certain significant respects from accounting principles generally accepted in the United States of America (U.S. GAAP), and therefore this note presents reconciliations of net income and shareholders’ equity determined under RCP to those same amounts as determined according to U.S. GAAP. Also presented in this note are those disclosures required under U.S. GAAP but not required under RCP.

A) Reconciliation of net income:

The following table presents the reconciliation of net income per Colombian Government Entity GAAP to net income under U.S. GAAP for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Consolidated net income under Colombian Government Entity GAAP	$11,629,677	$5,179,792	$3,391,373
i. Investment securities
a. Unrealized gain (loss)	(924,715)	69,657	11,080
b. Impairment	163,902	(78,123)	(60,742)
ii. Investments in non-marketable securities:
a. Equity method	164,734	(36,960)	(43,241)
b. Variable Interest Entity (VIE)	(367,743)	11,658	(3,972)
iii. Investments in unconsolidated subsidiaries	—	—	(136,372)
iv. Derivatives	—	6	157
v. Exchange of non-monetary assets	55,623	606,751	—
vi. Deferred charges	(228)	240,293	(30,624)
vii. Employee benefit plans	(1,451,179)	(1,045,374)	325,316
viii. Provisions – allowances and contingencies	1,082,434	925,380	88,671
ix. Deferred income taxes	(159,891)	(624,185)	(362,271)
x. Revenue recognition
a. Revenue – FAEP	—	329,355	916,941
b. Cost of sales – Over and Under	(8,887)	16,607	(152,375)
c. Other income – exchange losses – FAEP	—	(97,127)	(117,880)
xi. Inflation adjustment	128,837	230,822	144,248
xii. Inventories	10,274	(67,089)	(9,731)
xiii. Lease accounting	39,744	(393,131)	(1,030)
xiv. Prior year adjustments	—	574	73,857
xv. Property, plant and equipment:
a. Interest	—	1,228	1,635
b. Impairment	(121,296)	(65,137)	(12,241)
c. Capitalized expenses	76,167
xvi. Depreciation, Depletion and Amortization	(1,478,851)	227,754	237,972
xvii. Asset retirement obligations	(70,014)	10,039	(22,777)
xviii Equity contributions:
a. Incorporated institutional equity	21,217	9,304	351
b. Contributions in kind	—	432,144	2,374,512
c. Reversion of concession rights contributed as capital	24,117	17,562	23,567
xix. Public offering costs and discount on issuance of shares	—	242,885	—
xx. Business combinations
a. Goodwill	27,512	—	—
b. Fair value adjustments to assets and liabilities acquired	449	—	—
Consolidated net income under U.S. GAAP	$8,841,883	$6,144,685	$6,636,424

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

B) Reconciliation of Shareholders’ equity:

The following table presents a reconciliation of shareholders’ equity under Colombian Governmental Entity GAAP to shareholders’ equity under U.S. GAAP as of December 31, 2008 and 2007:

	2008	2007
Consolidated shareholders’ equity under Colombian Government Entity GAAP	$34,619,717	$26,808,467
i. Investment securities
a. Unrealized gain	—	(889)
b. Impairment	—	—
ii. Investments in non-marketable securities:
a. Equity method	(991,927)	42,726
b. Variable Interest Entity (VIE)	(320,600)	47,143
c. Valuation surplus	(616,951)	(2,080,516)
iii. Investment in unconsolidated subsidiaries	—	—
iv. Derivatives	—	—
v. Exchange of non-monetary assets	662,374	606,751
vi. Deferred charges	(7,133)	(6,905)
vii. Employee benefit plans	(563,814)	(719,267)
viii. Provisions – allowance and contingencies	183,852	1,637,881
ix. Deferred income taxes	470,044	(623,847)
x. Revenue recognition:
a. Revenue – FAEP	—	97,127
b. Cost of sales – Over and Under	10,984	19,871
c. Other income – exchange losses – FAEP	—	(97,127)
xi. Inflation adjustment	(863,496)	(992,333)
xii. Inventories	(66,570)	(76,844)
xiii. Lease accounting	444,117	404,373
xiv. Prior year adjustments	—	—
xv. Property, plant and equipment:
a. Interest	39,768	39,768
b. Revaluation of property, plant and equipment and public accounting effect	(3,505,449)	(3,566,866)
c. Impairment	(297,319)	(176,023)
d. Capitalized expenses	(555,684)	(631,851)
e. Exchange difference	(217,535)	(217,535)
xvi. Depreciation, Depletion and Amortization	(820,184)	658,667
xvii. Asset retirement obligations	(24,054)	45,960
xviii. Equity contributions:
a. Incorporated institutional equity	(60,907)	(82,124)
b. Contributions in kind	—	—
c. Reversion of concession rights contributed as capital	(121,459)	(145,576)
xix. Public offering cost and discount on issuance of shares	—	—
xx. Business combinations
a. Goodwill	48,471	—
b. Fair value adjustments to assets and liabilities acquired	(20,510)	—
Consolidated shareholders’ equity under US GAAP	$27,425,735	$20,991,031

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

C) Supplemental consolidated condensed financial statements under U.S. GAAP

C) 1. Supplemental consolidated condensed balance sheets

The condensed balance sheets of the Company as of December 31, 2008 and 2007 under U.S. GAAP are presented below:

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$4,812,595	$8,007,282
Investments	1,345,760	1,820,270
Accounts and notes receivable, net	5,891,412	2,310,864
Inventories	1,569,165	1,246,538
Advances and deposits	887,634	689,826
Prepaid expenses	25,492	15,077
Deferred income taxes	2,027,113	332,057
Direct finance lease	80,263	—
Total current assets	16,639,434	14,421,914
Investments	7,506,851	3,595,473
Accounts and notes receivable, net	194,912	202,565
Restricted assets	388,892	334,464
Property, plant and equipment, net	7,696,192	4,989,533
Natural and environmental resources, net	6,456,158	3,966,780
Goodwill	627,610	—
Deferred charges and other assets	793,339	495,740
Deferred income taxes	—	1,692,053
Total Assets	$40,303,388	$29,698,528
Liabilities and shareholders’ equity
Current liabilities:
Financial obligations	$281,841	$72,491
Accounts payable and related parties	1,834,041	1,361,720
Capital lease liability	102,657	88,101
Taxes payable	2,570,886	1,777,132
Labor and pension plan obligations	340,537	342,400
Estimated liabilities and provisions	677,214	669,864
Unearned income	—	156,364
Total current liabilities	5,807,176	4,468,072
Financial obligations, long-term	5,473	—
Accounts payable, long-term	279,882	123,930
Capital lease liability	388,591	434,928
Pension plan obligation and other labor obligations, long-term	2,518,307	1,784,721
Deferred income tax, long-term	833,399	—
Estimated liabilities and provisions	1,748,014	1,323,834
Other long-term liabilities	478,039	415
Total non-current liabilities	6,251,705	3,667,828
Total liabilities	12,058,881	8,135,900
Minority interest	818,772	571,597
Shareholders’ equity	27,425,735	20,991,031
Total liabilities and shareholders’ equity	$40,303,388	$29,698,528

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

C) 2. Supplemental consolidated condensed statements of income

The condensed statements of income of the Company for the years ended December 31, 2008, 2007 and 2006 under U.S. GAAP are presented below:

	2008	2007	2006
Revenue:
Local sales	$21,550,543	$16,138,874	$11,597,615
Foreign sales	12,298,670	6,645,820	7,864,124
Total revenue	33,849,213	22,784,694	19,461,739
Cost of sales	17,927,991	10,942,526	10,296,434
	15,921,222	11,842,168	9,165,305
Operating expenses:
Administration	4,246,426	2,431,443	1,297,301
Selling	1,834,485	955,626	622,028
Operating income	9,840,311	8,455,099	7,245,976
Non-operating, net	3,587,132	255,549	519,887
Income before income tax and minority interest	13,427,443	8,710,648	7,765,863
Income tax:
Current income tax	3,648,451	2,045,997	1,535,088
Deferred tax expense – (benefit)	930,853	498,593	(398,366)
	4,579,304	2,544,590	1,136,722
Income before minority interest	8,848,139	6,166,058	6,629,141
Minority interest	(6,256)	(21,373)	7,283
Net Income	$8,841,883	$6,144,685	$6,636,424
Earnings per share	$218.47	$166.42	$182.40

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

C) 3. Supplemental consolidated condensed statements of cash flows

The condensed statements of cash flows of the Company for the years ended December 31, 2008, 2007 and 2006 under U.S. GAAP are presented below:

	2008	2007	2006
Cash flows provided by operating activities:
Net income	$8,841,883	$6,144,685	$6,636,424
Adjustments to reconcile net income to cash provided by operating activities:
Equity method in non-marketable securities	(106,845)	36,960	1,386,459
Depreciation, depletion and amortization	3,177,935	1,467,372	43,241
Impairment	113,087	65,137	12,072
Provisions	(569,969)	86,746	1,131
Deferred income tax	930,853	498,594	(398,366)
Exchange loss	(1,390,953)	408,181	232,698
Minority interest	6,256	21,373	(7,283)
Write-off of property, plant and equipment	—	—	21,064
Loss on sale of investments in unconsolidated subsidiaries	—	—	8,162
Net changes in operating assets and liabilities net of effect of Propilco and Bioenergy acquisitions:
Accounts and notes receivable	(2,383,061)	1,534,251	167,200
Inventories	(255,090)	(316,950)	(229,382)
Deferred charges and other assets	(245,528)	(33,721)	(18,305)
Accounts payable and related parties	326,967	(171,444)	242,482
Taxes payable	1,374,621	509,612	(508,827)
Labor obligations	401,445	1,231,621	(70,126)
Estimated liabilities and provisions	668,220	130,729	(269,421)
Net cash provided by operating activities	10,889,822	11,613,146	7,249,223
Cash flows from investing activities:
Payment for purchase of companies, net of cash acquired	(1,274,751)	—	—
Purchase of investment securities	(27,814,744)	(33,328,213)	(32,577,124)
Redemption of investment securities	25,975,418	34,664,456	31,078,640
Investment in natural and environmental resources	(3,574,418)	(1,866,544)	(801,470)
Additions to property, plant and equipment	(3,869,577)	(1,176,142)	(883,008)
Proceeds from the sale of investments in unconsolidated subsidiaries			128,210
Net cash used in investing activities	(10,558,072)	(1,706,443)	(3,054,752)
Cash flows from financing activities:
Minority interest obligations	240,918	(14,893)	(19,248)
Payment of financial obligations	(99,888)	(425,879)	(604,550)
Proceeds from financial obligations	235,720	—	81,163
Proceeds from issuance of shares	832,919	4,625,066	—
Disbursements of contributions to ANH	—	—	(106,672)
Dividends paid	(4,652,182)	(8,538,936)	(2,000,000)
Net cash used in financing activities	(3,442,513)	(4,354,642)	(2,649,307)
Effect of exchange rate changes on cash	83,923	(116,558)	5,741
Net (decrease) increase in cash and cash equivalent	(3,194,687)	5,668,619	1,539,423
Cash and cash equivalents at beginning of year	8,007,282	2,338,663	799,240
Cash and cash equivalents at end of year	$4,812,595	$8,007,282	$2,338,663

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

During 2007, the Company exchanged property, plant and equipment for a share of Refinería de Cartagena S.A. The Company exchanged assets with a cost of approximately $234,371 for an investment in Refinería de Cartagena S.A at $1,369,546, which represented the fair value of the 49% interest the Company received. This non-cash transaction had the effect of reducing property, plant and equipment by $234,371 and increasing investments. For U.S. GAAP purposes, a partial gain equivalent to 51% was recognized as explained in Note 33 v. Exchange of non-monetary assets.

During 2008, 2007 and 2006, the Company capitalized property, plant and equipment and investments in natural and environmental resources amounting to $137,903, $83,088 and $340,457, respectively, which correspond to asset retirement costs which are reflected as asset retirement obligation for U.S. GAAP purposes.

In 2008 and 2007, the Company signed leasing contracts that increased property, plant and equipment and capital lease obligations by $12,659 and $1,632, respectively, under U.S. GAAP. Under RCP, some deposits with banks were considered as short-term investments because they produce yields and the Company has defined them to be used for specific purposes.

Under Colombian Government Entity GAAP as in effect for 2007 and 2006, some deposits with banks were considered as short-term investments because they produce yields and the Company has defined them to be used for specific purposes. Under US GAAP, these deposits are considered cash. The amounts reclassified as of December 31, 2008, 2007 and 2006 were $2,404,159, $4,133,705 and $617,240. These deposits are valued at fair value.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

C) 4. Supplemental consolidated statements of shareholders’ equity

The statements of shareholders’ equity of the Company for the years ended December 31, 2008, 2007 and 2006 under U.S. GAAP are as follows:

	Common Stock		Additional paid-in- capital	Comprehensive Income	Retained earnings	Accumulated other comprehensive income (loss)	Total
	Millions of shares	Value
Balance at January 1st, 2006	36,385	$4,244,943	$—		$11,676,234	$(892,184)	$15,028,993
Distribution of dividends	—			—	(2,000,000)	—	(2,000,000)
Other contributions	—	—	—	—	(869,477)	—	(869,477)
Net income	—	—	—	$6,636,424	6,636,424	—	6,636,424
Other Comprehensive income, net of tax:
Unrealized earnings on investment securities, net of tax effect of $11,646	—	—	—	26,447	—	—	26,447
Actuarial loss, net of tax effect of $356,002	—	—	—	(806,945)	—	—	(806,945)
Translation adjustment	—	—	—	(56)	—	—	(56)
Total other comprehensive income	—	—	—	(780,554)	—	(780,554)	—
Total comprehensive income	—	—	—	$5,855,870	—	—	—
Balance at December 31, 2006	36,385	4,244,943			15,443,181	(1,672,738)	18,015,386
Issuance of company shares	4,088	5,868,391	3,607,929	—	(4,851,254)	—	4,625,066
Distribution of dividends	—	—	—	—	(8,538,936)	—	(8,538,936)
Other contributions	—	—	—	—	71,424	—	71,424
Net income	—	—	—	$6,144,685	6,144,685	—	6,144,685
Other Comprehensive income, net of tax:
Unrealized earnings on investment securities, net of tax effect of $6,364	—	—	—	12,918		—	12,918
Amortization of actuarial loss, net of tax effect of $358,277	—	—	—	727,415		—	727,415
Translation adjustment	—	—	—	(66,927)	—	—	(66,927)
Total other comprehensive income	—	—	—	673,406	—	673,406	—
Comprehensive income	—	—	—	$6,818,091	—	—	—
Balance at December 31, 2007	40,473	10,113,334	3,607,929		8,269,100	(999,332)	20,991,031
Issuance of company shares		4,457	828,462				832,919
Distribution of dividends	—	—	—	—	(4,654,340)	—	(4,654,340)
Other contributions	—	—	—	—	(23,742)	—	(23,742)
Comprehensive income:	—	—	—	—		—
Net income	—	—	—	$8,841,883	8,841,883	—	8,841,883
Other Comprehensive income, net of tax:
Unrealized earnings on investment securities, net of tax effect of $236,974	—	—	—	524,729	—	—	524,729
Amortization of actuarial loss, net of tax effect of $302,050	—	—	—	613,251	—	—	613,251
Translation adjustment	—	—	—	300,004	—	—	300,004
Total other comprehensive income	—	—	—	1,437,984	—	1,437,984	—
Comprehensive income	—	—	—	$10,279,867	—	—	—
Balance at December 31, 2008	40,473	$10,117,791	$4,436,391		$12,432,901	$438,652	$27,425,735

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

A detail of accumulated Other Comprehensive Income, including the related income tax effects, is presented below:

	2008
	Before-Income Tax Amount	(Income Tax Expense) or Benefit	Net of Income Tax Amount
Unrealized loss on securities available for sale	$835,882	$(261,454)	$574,428
Pension liability – net unamortized actuarial loss	(550,443)	181,646	(368,797)
Cumulative translation adjustment	233,021	—	233,021
Other comprehensive income (loss)	$518,460	$(79,808)	$438,652

	2007
Unrealized loss on securities available for sale	$74,179	$(24,480)	$49,699
Pension liability – net unamortized actuarial loss	(1,465,744)	483,696	(982,048)
Cumulative translation adjustment	(66,983)	—	(66,983)
Other comprehensive income (loss)	$(1,458,548)	$459,216	$(999,332)

	2006
Unrealized loss on securities available for sale	$54,897	$(18,116)	$36,781
Pension liability – net unamortized actuarial loss	(2,551,436)	841,973	(1,709,463)
Cumulative translation adjustment	(56)	—	(56)
Other comprehensive income (loss)	$(2,496,595)	$823,857	$(1,672,738)

D) Summary of significant differences and required U.S. GAAP disclosures

i. INVESTMENT SECURITIES

The Company’s investments include both marketable securities and non-marketable securities. Under RCP, the Company classifies investment securities based on the form of their investment return, either as fixed-yield investment or as variable-yield investments. Fixed-yield investments generally represent debt securities and are initially recorded at cost with subsequent adjustments to fair market value recorded in the income statement. Variable-yield investments generally represent equity securities or interests in other entities and are initially recorded at cost. Subsequent adjustments to fair value are made with increases in fair value resulting in an increase to equity, while decreases in fair value are charged to the income statement. Fair values are determined using quoted market prices, if and when available. Absent quoted market prices, these investments are recorded at Management’s estimate of fair value using discounted cash flow techniques.

Under U.S. GAAP, the Company has classified its investment securities as held-to-maturity or available-for-sale, as defined by Statement of Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS No. 115”). Debt security investments for which the Company has demonstrated its positive ability and intent to hold until maturity are classified as held-to-maturity. Such investments are reported at amortized cost. Investments classified as available-for-sale are reported at fair value, with unrealized gains and losses reported, net of taxes, as a component of other comprehensive income.

In the event any other than temporary impairment of the values of the investments occurs, the impairment loss is recorded in income.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The Company’s short-term and long-term investments at December 31, 2008 and 2007 consist of the following:

	Aggregated Fair Value	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Gross Recognized Losses	Cost Basis
As of December 31, 2008
Short-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	$239,819	$17,825	$(5,559)	$—	$227,553
Securities issued or secured by government sponsored enterprise	989,949	148,808	(4,158)	—	845,299
Securities issued or secured by financial entities	92,535	13,026	—	—	79,509
Other debt securities	23,457	3,175	—	—	20,282
Total Short-term Investments classified as Available for Sale	1,345,760	182,834	(9,717)	—	1,172,643
Long-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	821,342	123,957	(6,259)	—	724,733
Securities issued or secured by government sponsored enterprise	2,515,761	427,156	(215)	(390)	2,110,413
Securities issued or secured by financial entities	596,792	110,263	(64)		487,898
Securities issued or secured by government USA	2,169,197	35,436	(27,653)	—	2,161,414
Other debt securities	1,452	144	—	(95)	1,403
Total Long-term Investments classified as Available for Sale	6,104,544	696,956	(34,191)	(485)	5,485,861
Total Available for Sale	$7,450,304	$879,790	$(43,908)	$(485)	$6,658,505

	Aggregated Fair Value	Gross Unrecognized Holding Gains	Gross Unrecognized Holding Losses	Net Carrying Amount
Long-term Investments – Held to Maturity Securities
Securities issued or secured by Colombian government	$132,133	$993	$(2,533)	$133,693
Securities issued or secured by government USA	12,436	1,129	—	11,307
Other debt securities	35,829	1,733	—	34,096
Total Long-term Investments Classified as Held to Maturity	$180,398	$3,855	$(2,533)	$179,096

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	Aggregated Fair Value	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Gross Recognized Losses	Cost Basis
As of December 31, 2007
Short-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	$60,382	$2,084	$(1,380)	$—	$59,678
Securities issued or secured by government entities	1,226,125	16,436	(11,757)	(76,343)	1,297,789
Securities issued or secured by financial entities	397,306	8,080	(3,642)	(15,968)	408,836
Other debt securities	136,457	4,255	(496)	(8,462)	141,160
Total Short-term Investments Classified as Available for Sale	1,820,270	30,855	(17,275)	(100,773)	1,907,463
Long-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	63,165	1,251	(186)	—	62,101
Securities issued or secured by government entities	2,287,235	71,024	(27,247)	(104,033)	2,347,491
Securities issued or secured by financial entities	249,275	11,019	(1,164)	(1,179)	240,600
Other debt securities	113,553	7,751	(1,846)	(2,002)	109,651
Total Long-term Investments Classified as Available for Sale	2,713,228	91,045	(30,443)	(107,214)	2,759,843
Total Available for Sale	$4,533,498	$121,900	$(47,718)	$(207,987)	$4,667,306

	Aggregated Fair Value	Gross Unrecognized Holding Gains	Gross Unrecognized Holding Losses	Net Carrying Amount
Long-term Investments – Held to Maturity Securities
Securities issued or secured by government entities	$82,210	$2,766	$—	$79,444
Other debt securities	59,014	2,737	(102)	56,379
Total Long-term Investments Classified as Held to Maturity	$141,224	$5,503	$(102)	$135,823

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	Aggregated Fair Value	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Gross Recognized Losses	Cost Basis
As of December 31, 2006
Short-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	$286,062	$1,463	$(4,975)	$(4,286)	$293,860
Securities issued or secured by government entities	473,172	7,495	(5)	(17,690)	483,372
Securities issued or secured by financial entities	1,061,510	12,290	(353)	(49,056)	1,098,629
Other debt securities	383,146	6,215	(321)	(16,104)	393,356
Total Short-term Investments Classified as Available for Sale	$2,203,890	$27,463	$(5,654)	$(87,136)	$2,269,217
Long-term Investments – Available for Sale Securities:
Securities issued or secured by Colombian government	$312,137	$25,624	$(1,995)	$(7,848)	$296,356
Securities issued or secured by government entities	610,841	9,355	(37)	(33,450)	634,973
Securities issued or secured by financial entities	40,954	321	(22)	(1,283)	41,938
Other debt securities	4,350	72	(230)	(149)	4,657
Total Long-term Investments Classified as Available for Sale	$968,282	$35,372	$(2,284)	$(42,730)	$977,924
Total Available for Sale	$3,172,172	$62,835	$(7,938)	$(129,866)	$3,247,141
Long-term Investments – Held to Maturity Securities
Securities issued or secured by Colombian government	$51,987	$1,220	$—	$50,767
Other debt securities	87,284	5,275	(12)	82,021
Total Long-term Investments Classified as Held to Maturity	$139,271	$6,495	$(12)	$132,788

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The maturities of fixed-income investments at December 31, 2008 and 2007 are as follows:

As of December 31, 2008

	Available for Sale		Held to Maturity
	Cost Basis	Fair Value	Cost Basis	Fair Value
Due in one year or less	$1,172,644	$1,345,759	$60,254	$63,986
Due in one year to five years	5,157,100	5,765,696	118,842	116,412
Due in five years to ten years	328,761	338,849	—	—
Total	$6,658,505	$7,450,304	$179,096	$180,398

As of December 31, 2007

	Available for Sale		Held to Maturity
	Cost Basis	Fair Value	Cost Basis	Fair Value
Due in one year or less	$1,907,463	$1,820,270	$—	$—
Due in one year to five years	2,534,878	2,501,469	66,522	69,636
Due in five years to ten years	224,965	211,759	69,301	71,588
Total	$4,667,306	$4,533,498	$135,823	$141,224

Proceeds from the sale of investment securities available for sale, gains and losses resulting from such sales are as follows:

	2008	2007	2006
Proceeds from sales	$6,820,433	$805,550	$184,954
Gains	$15,626	$747	$358
Losses	$7,901	$933	$429

Realized gains and losses on securities available for sale at December 31, 2008, 2007 and 2006 were:

	2008	2007	2006
Losses	$188,060	$27,730	$99
Gains	$48,108	$5,219	$5,563

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Foreign Exchange Gains and Losses on Securities Available for Sale

Under Colombian Government Entity GAAP as in effect for 2008, changes in account balances resulting from changes in foreign currency exchange rates are reflected in a company’s net income. Under U.S. GAAP, any change in value of available-for-sale debt securities as a result of changes in foreign currency exchange rates is reflected in equity as required under the guidance in Emerging Issues Task Force 96-15, Accounting for the Effects of Changes in Foreign Currency Exchange Rates on Foreign-Currency-Denominated Available-for-Sale Debt Securities (“EITF 96-15”). The amount reclassified from earnings under RCP purposes to other comprehensive income for U.S. GAAP purposes includes $635,430, $37,817 and $(11,590) in 2008, 2007 and 2006, respectively, that correspond to exchange rate differences.

Unrealized losses disclosure

Available-for-sale securities in an unrealized loss position as of December 31, 2008, 2007 and 2006 are as follows:

	Less than 12 months		More than 12 months
	Gross Unrealized Loss	Market Value	Gross Unrealized Loss	Market Value
2008	$(27,867)	$1,258,847	$(16,041)	$268.894
2007	$(36,424)	$883,748	$(11,294)	$187,604
2006	$(3,104)	$50,244	$(4,830)	$472,838

Impairment

Impairment of security investments is reported differently under RCP and U.S. GAAP. Under RCP, impairment is also charged to earnings in the current period, but recoveries in value can be recorded up to the amount that was originally impaired. Under U.S. GAAP, other-than-temporary impairment should be charged to earnings in the current period and a new cost basis for the security is established. Subsequent increases in the cost basis of an impaired investment as a result of a recovery in fair value are prohibited.

The Company has a policy under which they conduct periodic reviews of marketable securities to assess whether other-than-temporary impairment exists. A number of factors are considered in performing an impairment analysis of securities. Those factors include:

a)	The length of time and the extent to which the market value of the security has been less than cost;
b)	The financial condition and near-term prospects of the issuer, including any specific events which influence the operations of the issuer (such as changes in technology that may impair the earnings potential of the investment, or the discontinuance of a segment of a business that may affect the future earnings potential); and
c)	The intent and ability of the Company to retain its investment in the issuer for a period of time that allows for any anticipated recovery in market value.

The Company also takes into account changes in global and regional economic conditions and changes related to specific issuers or industries that could adversely affect these values.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Ecopetrol’s marketable security portfolio consists only of debt securities, such as treasuries, bonds, and commercial paper. For this reason, the Company has an internal policy to limit the ratings of their investments and issuers to the following ratings:

Credit Rating Agency	Short-term Credit Rating	Long-Term Credit Rating
Standard & Poor’s	A-1	A
Moody’s Investors Services	P-1	A2
Fitch Ratings	F-1	A

If the credit rating of an issuer or an investment drops below the aforementioned limits, the Company must sell the investment within 10 days. Investment securities were assessed for other than temporary impairment. For U.S. GAAP purposes, the Company recognized additional impairments and recuperations of impairments relating to investment securities sold. For 2008, a major contributing factor to these losses was the global financial crisis. For 2007 and 2006 a major contributing factor to these losses was that Ecopetrol had a large portion of their investments in securities denominated in U.S. dollars. The weakening of the U.S. dollar as compared to the Colombian peso thus forced a lot of these securities into a loss position.

ii. INVESTMENTS IN NON-MARKETABLE SECURITIES

a. Equity Method

Under Colombian Government Entity GAAP as in effect for 2008, equity securities for which prices are unquoted, or for which trading volume is minimal, and the Company does not control the investee, are accounted for under the cost method and subsequently are valued by the shareholders’ equity comparison method. Under the equity comparison method, the Company accounts for the difference between its proportionate share of shareholders’ equity of the investee and its acquisition cost, adjusted for inflation through 2001, in a separate revaluation account in the assets and equity (revaluation surplus), if the proportionate share of shareholders’ equity of the investee is higher than its cost or as an allowance for losses, affecting net income, if the cost is higher than the proportionate share of shareholders’ equity of the investee. The proportionate share of shareholders’ equity is considered as the market value for this purpose and is known as intrinsic value. Under this method, the Company only records dividends as income when received. From 2008 the RCP incorporated the concept of significant influence for the recognition of investments in associated entities and established the equity method to update these investments in a manner similar to U.S. GAAP as described below. Until 2007 the investments in associates were recognized using the equity comparison method.

Under U.S. GAAP, an investment in a non-marketable equity security is recorded using the equity method when the investor can exercise significant influence over the investee, or the cost method when significant influence cannot be exercised. Investments accounted for using the equity comparison method under RCP are accounted for using the equity method for U.S. GAAP. Under the equity method of accounting for U.S. GAAP the carrying value of such an investment is adjusted to reflect (1) the Company’s proportionate share of earnings or losses from the investee and (2) additional investments and distributions of dividends. The Company’s proportionate share of income or loss is reported in earnings but any dividends or additional investments are reported only as an adjustment of the carrying amount of the investment. The income tax consequences that the Company would incur as a result of equity earnings have been reported by the Company as additional deferred income tax expenses and deferred tax liabilities. The differences between the application of the cost and equity comparison methods under RCP and the equity method under U.S. GAAP were:

—	Reversal of revaluations and allowances for losses recorded under RCP
—	Reversal of inflation adjustments recorded under RCP

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

—	Inclusion of share of earnings or losses under U.S. GAAP, net of intercompany eliminations.
—	Inclusion of share in other comprehensive income under U.S. GAAP.

The summary of the investments valued by the equity method for U.S. GAAP purposes is shown in the following table:

For the Year Ended December 31, 2008

Company	Percentage Of Voting Interest	Equity Calculated under US GAAP	Equity Under Colombian GAAP	Assets Under Colombian GAAP	Liabilities Under Colombian GAAP	Net Income (Loss) Under Colombian GAAP	Investment Under US GAAP Equity Method
Oleoducto de Colombia S.A.	44%	$3,716	$109,967	$150,450	$40,483	$(23.862)	$—
Invercolsa S.A.	32%	262,856	501,896	503,194	1,298	111.773	83,496
Serviport S.A.	49%	2,909	12,768	16,092	3,324	(500)	1,425
Refinería de Cartagena S.A.	49%	2,276,788	2,601,628	3,110,642	509,014	9,478	1,115,624
Ecodiesel S.A.	50%	11,282	15,579	63,614	48,036	76	5,641
							$1,206,186

For the Year Ended December 31, 2007

Company	Percentage of Voting Interest	Equity Calculated Under U.S. GAAP	Equity Under Colombian GAAP	Assets Under Colombian GAAP	Liabilities Under Colombian GAAP	Net Income (Loss) Under Colombian GAAP	Investment Under US GAAP Equity Method
Oleoducto de Colombia S.A.	44%	$20,072	$121,101	$134,271	$13,170	$(10,714)	$—
Invercolsa S.A.	32%	178,228	425,689	586,049	57,847	58,081	56,605
Serviport S.A.	49%	3,240	13,374	16,336	2,962	(207)	1,587
Refinería de Cartagena S.A.	49%	1,508,744	1,833,758	2,273,797	440,039	(20,790)	739,285
Ecodiesel S.A.	50%	$14,738	$15,502	$16,016	$514	$2	7,369
							$804,846

The number of shares which the Company owns with respect to its investment in Invercolsa S. A. has been subject to a legal dispute with another Invercolsa shareholder. Numerous court decisions have ruled in favor of both the Company and the other shareholder, with the final outcome still unknown. As a result of these court decisions, the number of shares owned by the Company has fluctuated, from the current 31.76% to more than 50%. Consequently, applying appropriate GAAP in both Colombia and the U.S., which is based on the Company’s percentage ownership of the investee, would result in different accounting treatment each time a court decision was handed down. Therefore, until the final legal outcome is known, the Company has decided to record the investment under the equity method for US GAAP purposes, applying the lower percentage owned (31.76%) during all of the years that the Company has had an ownership interest in Invercolsa S.A. As such, the amount of the Company’s investment is adjusted only for its proportionate share of Invercolsa’s net income or loss and any dividends received or additional investments made, and no adjustment is made for changes in Invercolsa’s estimated fair value.

b. Variable Interest Entity (VIE)

Under U.S. GAAP, Financial Accounting Standards Board Interpretation (FIN) No. 46(R), Consolidation of Variable Interest Entities, clarifies the application of ARB No. 51 to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

the entity to finance its activities without additional subordinated financial support. ARB No. 51 requires that consolidated financial statements include subsidiaries in which the company has a controlling financial interest, i.e., a majority voting interest. Application of the majority voting interest requirement to certain types of entities may not identify the party with a controlling financial interest because that interest may be achieved through other arrangements. Under FIN No. 46(R), a company shall consolidate a variable interest entity if that company has a variable interest that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. In determining whether it is a primary beneficiary of a variable interest entity, a company shall treat variable interests in that same entity held by the company’s related parties as its own interest. Under RCP, consolidated financial statements only include subsidiaries in which the company has the majority voting interest. Based on the FIN 46(R) definition, Ecopetrol identified that its investment in Oleoducto Central S.A. (hereinafter Ocensa), valued at cost under RCP, should be consolidated as a VIE for U.S. GAAP purposes.

Ocensa is a mixed economy company organized in accordance with Colombian laws in December 1994, with a duration expiring in December 2093 and dedicated to designing, constructing, operating, managing, commercially exploiting and owning an oil transportation system for public use, without any limitation, including maritime ports and oil terminals, whose starting point is located in the Cusiana and Cupiagua oil fields, Department of Casanare, and whose final point is located in the Coveñas shipment port, in the municipalities of San Antero, Department of Córdoba and Coveñas, Department of Sucre. Ocensa is defined as a Port Company, per Resolution 0155 of March 29, 2000 of the Ports Superintendency.

Ecopetrol S.A. owns 35.29% of Ocensa. Ocensa is a VIE because Ecopetrol contractually absorbs 60% of the operating expenses of Ocensa through tariffs. A minority interest owner is entitled to a cumulative annual preferred return on its investment amounting to US$16.968892 per share on 1,274,576 shares for a total of US$21,628,142 annually. The interest of the preferred owner is 24.71% at December 31, 2008 and 2007 and will revert to Ecopetrol upon retirement of its investment.

The summary of Ocensa financial information under U.S. GAAP as of and for the years ended December 31, 2008, 2007 and 2006 follows:

	2008	2007	2006
Assets	$1,000,110	$1,255,285	$1,674,734
Liabilities	106,447	371,907	801,369
Equity	$893,663	$883,378	$873,365
Net income (loss)	$10,284	$33,901	$(11,255)

c. Cost Method Investments

For investments in non-marketable securities that the Company has determined should be accounted for under the cost method in accordance with U.S. GAAP, the inflation adjustment and the valuation recorded under RCP were reversed. The effect is all recorded in shareholders’ equity.

The following table lists those non-marketable equity investments held by the Company at December 31, 2008 and 2007 which are accounted for using the cost method:

December 31, 2008:

Investment	Number of Shares	Participation Percentage	Cost
Interconexión Eléctrica S.A. E.S.P.	58,925,480	6	$124,113
Empresa de Energía de Bogotá S.A. E.S.P	6,310,980	7	151,932
Total			$276,045

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

December 31, 2007:

Investment	Number of Shares	Participation Percentage	Cost
Interconexión Eléctrica S.A. E.S.P.	58,925,480	6	$124,113
Empresa de Energía de Bogotá S.A. E.S.P	6,310,980	7	151,932
Colombia Telecomunicaciones S.A.	100	—	1
Total			$276,046

Under U.S. GAAP (EITF 03-1), assets held at cost, including non-marketable equity investments, should be evaluated for impairment if the Company is aware of any events or changes in circumstances that may have significant adverse effects on the fair value of the investment. If the Company believes such circumstances exist, the Company would estimate the asset’s fair value and compare that to cost to determine if any impairment is necessary. The Company believes no such events or changes in circumstances existed at the balance sheets dates. However, the Company used market values established under RCP to assess impairment of these investments and determined that they were not impaired.

iii. INVESTMENT IN UNCONSOLIDATED SUBSIDIARIES

Certain of the Company’s wholly-owned subsidiaries (including a company in which Ecopetrol had a 99.93% voting participation) were discontinued and completely liquidated during 2006. The decision to liquidate these subsidiaries was made in 1998 and, at the same time, operations ceased. Pursuant to PGCP, when a controlled company is liquidated, consolidation is suspended. Also, the assets and liabilities of the companies in liquidation are adjusted to net realizable value. The financial statements for 2006, prepared under PGCP, reflect the gains and losses from these liquidations.

Under U.S. GAAP, these entities were still subject to consolidation until they were completely liquidated. Consequently, an estimate was made of the amount for which the investment in these companies should have been valued at the beginning of 2006 to determine the amount of the liquidation that should be reclassified to retained earnings. An amount of $136,372 was reclassified to retained earnings because, under PGCP, gains from the liquidation of these companies were recorded in 2006, whereas under U.S. GAAP, gains were recognized in previous years. Cash received from liquidations was $128,210. Accounting for discontinued operations in 2006 for U.S. GAAP was not necessary as the Company ceased operations of the affected subsidiaries at the time Management made the decision to liquidate in 1998.

iv. DERIVATIVES

Ecopetrol is exposed to market risk from changes in foreign currency exchange rates, interest rate risk of its financial obligations and to commodity price risk, resulting from the fluctuations of international crude oil prices, which affect its earnings, cash flows and financial condition. Ecopetrol manages its exposure to these market risks through its regular operating and financial activities and, when appropriate, through the use of derivative financial instruments. Ecopetrol has established a control to assess, approve and monitor derivative financial instrument activities. Ecopetrol does not buy, hold or sell derivative financial instruments for trading purposes. Ecopetrol’s primary foreign currency exposures relate to the US dollar; however, Ecopetrol manages its foreign currency risk position internally, using non delivery forwards, according to the size of the mismatches between its asset-liability position in US Dollars and its asset-liability position in Colombian pesos. If no mismatches occur Ecopetrol has a perfect natural hedge. Ecopetrol also utilizes other derivative agreements to mitigate changes in the fair value of commodities. None of the derivatives qualify for hedge accounting.

At December 31, 2006, all of Ecopetrol’s financial debt was at variable rate. To cover changes in interest rates, Ecopetrol held two interest rate swap of contracts. Accordingly, a change in market interest rates would not have a material effect on Ecopetrol’s interest expense but would affect the fair value of Ecopetrol’s debt.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

These swap contracts expired in March 2007 with no material effect on the financial position. The Company did not enter into any commodity forward contracts in 2006.

At December 31, 2008 and 2007, there were no commodities forward nor interest rate swaps contracts open. Total losses incurred in 2008 and 2007 were $69,903 and $43,696, respectively.

Under RCP, the difference between the amounts paid and received under these arrangements is recognized as financial income or expense. In a swap arrangement, if the net payment will result in a payment to the counterparty, this is recorded as interest payable and thus is accrued as a liability. If the net payment will result in a payment to be received from the counterparty this is recorded as interest receivable. Both the interest payable and interest receivable resulting from net swap payments are recorded using current rates for the period. Commodity forward contracts are not recorded in the financial statements until exercised. Thus, their fair value gains and losses are not separately recorded in the financial statements.

U.S. GAAP requires that all derivative instruments are recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated to be part of an effective cash-flow hedging transaction or an effective fair-value hedging transaction. Derivative instruments that do not meet the requirements of either a cash-flow or fair value hedge would be recorded at fair value on the balance sheet with the fair value gains and losses of the instrument recorded in the income statement.

Under U.S. GAAP, embedded derivative instruments shall be separated from the host contract, and accounted for using different measurement attributes, if certain conditions are met. In the case of the Company, some contracts to which the Company is counterparty include embedded foreign exchange derivatives. According to FASB DIG Issue B21, these contracts do not require separate accounting for the embedded derivative and the host contract because contract payments are made in the functional currency of a party to the contract or contract payments are made in a currency in which the price of the good or service delivered is routinely denominated in international commerce. Gas imbalance agreements were evaluated to identify if they were derivatives. Management concluded these agreements are not derivatives because they do not contain notional amounts.

v. EXCHANGE OF NON-MONETARY ASSETS

During 2007, the Company exchanged fixed assets with a cost of $234,371 for a 49% interest in Refinería de Cartagena S.A. The Company estimated the fair value of the investment at $1,369,546. Under RCP, this difference between the cost of assets given and the fair value of assets received was recorded as an increase to asset revaluation and equity. However, under U.S. GAAP (EITF 01-2), 51% of the difference between the cost of assets given and the fair value of assets received, which the Company determined to be a more reliable indicator of the value of the exchange, was recorded in the results of operations as a gain amounting to $579,241. The remaining 49% of the difference, equivalent to $556,236 is to be amortized in the period of depreciation of the equipment. The reconciliation also includes $55,623 in 2008 and $27,812 in 2007 corresponding to the amortization of the deferred gain.

vi. DEFERRED CHARGES

Under RCP, the Company deferred certain pre-operating expenses and other deferred charges, which are expensed as incurred under U.S. GAAP. These charges include research studies and projects in the research and development phase. Normal recurring maintenance is also included in this category.

vii. EMPLOYEE BENEFIT PLANS

Pension, health care, education and other benefit plans

Under Colombian Government Entity GAAP, the Company estimates the net present value of its actuarial liability for all pension and other post-retirement obligations. Annually, the Company estimates the net present value of the actuarial liability and adjusts the recorded liability accordingly. The amount of the adjustment is

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

reflected in the Company’s net income. Funds are set aside to settle this liability and are reflected as Pension Plan Assets in the Company’s consolidated balance sheets as of December 2007. As discussed in Note 17, as of December 31, 2008 those pension plan assets were effectively netted against the corresponding pension obligation liability.

For other post-retirement benefits, the payments are made according to seniority and the salary at the time of retirement, as stipulated in the Collective Labor Agreement and the Agreement No. 01.

Under the post-retirement benefits plan for Ecopetrol personnel, the Company covers 90% of educational expenses for children of employees, including enrollment fees, tuition and other associated costs. A fixed annual sum, depending on grade level, is also provided for the acquisition of textbooks. Educational coverage includes kindergarten, elementary school, high scholl and college. Ecopetrol’s financial statements must also show the cost of post-retirement educational benefits for children of retired employees, since benefits continue irrespective of retirement or death.

According to the Collective Labor Agreement and Agreement No. 1, the Company will pay for health services for employees and enrolled family members. Health services include: office visits and required laboratory services, drugs, diagnostic examinations, ambulatory treatment, hospitalization due to illness or accident, surgery due to illness or accident, maternity and rehabilitation treatments and orthopedic parts. Therefore, such post-retirement health benefit costs, are recorded in the RCP Ecopetrol financial statements, since retired workers and enrolled family members continue to receive full medical coverage. The same is true for deceased non-retired employees.

U.S. GAAP requires the recognition of pension, health care and education plans costs based on actuarial computations under a prescribed methodology which differs from that used under RCP. For purposes of U.S. GAAP reconciliation, the transition obligation calculated at the date the Company adopted Statement on Financial Accounting Standard No. 87, Employers Accounting for Pensions (SFAS 87) is being amortized from January 1, 1989, for a period of 16.64 years for the pension plan. The transition obligation for the education and medical plan is being amortized from January 1, 1995, for a period of 10.64 years.

In addition, the Company under Colombian law must pay pension bonds for certain employees when they leave Ecopetrol. And those bonds payable accrue interest at the DTF rate, which rate averaged 10.90% for 2008 (8.86% for 2007 and (7.61% for 2006).

The economic assumptions used in the determination of pension obligations under U.S. GAAP differ from those used under RCP because the latter are established annually by the Colombian regulations.

The combined costs for the above mentioned benefit plans, determined using U.S. GAAP, for the years ended December 31, 2008, 2007 and 2006 are summarized below: (all obligations were measured at the year end).

	2008			2007			2006
Components of net periodic benefit costs:	Pension	Other Benefits(*)	Total	Pension	Other Benefits(*)	Total	Pension	Other Benefits(*)	Total
Service cost	$57,957	$20,549	$78,506	$58,608	$20,352	$78,960	$54,245	$17,550	$71,795
Interest cost	861,042	787,838	1,648,880	757,536	302,210	1,059,746	711,394	272,072	983,466
Expected Return on plan assets	(366,541)	(78,806)	(445,347)	(292,564)	(63,184)	(355,748)	(724,117)	(159,300)	(883,417)
Amortization of net (gain) or loss	270,231	143,337	413,568	904,528	232,876	1,137,404	214,388	48,845	263,233
Net periodic pension cost under U.S. GAAP	822,689	872,918	1,695,607	1,428,108	492.254	1,920,362	255,910	179,167	435,077
Net periodic pension cost under Colombian GAAP	109,530	(353,958)	(244,428)	(526,277)	(348,711)	(874,988)	(474,303)	(284,737)	(759,040)
Difference to be recognized under U.S. GAAP	$932,219	$518,960	$1,451,179	$901,831	$143,543	$1,045,374	$(218,393)	$(105,570)	$(323,963)

(*)	Other benefits include education, health, pension bonds and accrued severance.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The changes in the benefit obligations and in plan assets for the above mentioned benefit plans, determined using U.S. GAAP, for the years ended December 31, 2008 and 2007, are summarized below:

	Pension Plans		Other Benefits
	2008	2007	2008	2007
Reconciliation of projected benefit obligation:
Projected benefit obligation as of January 1	$(8,602,489)	$(8,199,691)	$(2,865,655)	$(2,620,948)
Cost of service	(57,957)	(58,608)	(20,549)	(20,352)
Cost of interest	(861,042)	(757,536)	(787,838)	(302,210)
Actuarial (gain) loss	116,506	(45,298)	(341,386)	(83,411)
Benefit payments	494,843	458,644	177,386	161,266
Projected benefit obligation as of December 31	(8,910,139)	(8,602,489)	(3,838,042)	2,865,655
Reconciliation of plan assets:
Fair value of plan assets as of January 1	7,815,380	7,369,376	1,680,294	1,591,521
Reclassification between plan assets	216,553	—	(216,553)	—
Actual return on plan assets	964,577	362,027	207,383	63,184
Company contributions	—	83,977	—	18,055
Benefits paid	(494,843)	—	—	—
Actuarial (gain) loss	—	—	—	7,534
Fair value of plan assets as of December 31	8,501,667	7,815,380	1,671,124	1,680,294
Projected benefit obligation, as of December 31	(479,318)	343,371	(1,545,629)	(850,097)
Amounts recognized in other comprehensive income (loss)	70,846	(1,130,480)	(621,289)	(335,264)
Net liability	(408,472)	(787,109)	(2,166,918)	(1,185,361)
Net liability under RCP	—	(119,583)	(2,011,576)	(1,133,620)
Net effect under pension plan and other benefits	$(408,472)	$(667,526)	$(155,342)	$(51,741)

Net liability of employee benefit plans is classified as follows:

	Pension Plans		Other Benefits		Total
	2008	2007	2008	2007	2008	2007
Current portion	$—	$(102,920)	$(210,294)	$(160,806)	$(210,294)	$(263,726)
Long-term portion	(408,472)	(684,189)	(1,956,624)	(1,031,854)	(2,365,096)	(1,716,043)
Net liability	$(408,472)	$(787,109)	$(2,166,918)	$(1,192,660)	$(2,575,390)	$(1,979,769)

For U.S. GAAP purposes, plan assets are shown net of the pension obligations. There are no differences between the fair value of plan assets under RCP and U.S. GAAP.

Under U.S. GAAP, the Company applies the provisions of Statement on Financial Accounting Standard No. 87, as amended by Statement on Financial Accounting Standard No. 132(R), Employers Disclosure about Pension and Other Post-retirement Benefits, an amendment to FASB Statements No. 87, 88 and 106”. The

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Company adopted Statement on Financial Accounting Standard No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS 158) effective January 1, 2006, in respect of its defined benefits pension, health and education plans. This standard requires the Company to recognize the overfunded or underfunded status of each of its defined benefit pension and other postretirement benefit plans as an asset or liability and to reflect changes in the funded status through Accumulated Other Comprehensive Income, as a separate component of shareholders’ equity. The actuarial calculations are estimated at year end dates.

As of December 31, 2008 and 2007, the amounts recognized in the balance sheet related to pension, health, education and severance obligations consist of:

	2008	2007
Long-term liability
Pension	$408,472	$684,189
Health	1,586,115	23,456
Education	365,169	—
Bonds	5,340	1,008,398
Total long-term liability	$2,365,096	$1,716,043

As of December 31, 2008 and 2007, the amounts recognized in accumulated other comprehensive loss, related to pension, health and education obligations consist of:

	2008	2007
Other comprehensive income
Actuarial income (loss)
Pension	$70,849	$(1,130,480)
Health	(1,747,418)	(209,690)
Education	(464.764)	(125,574)
Bonds	1,590,890	—
Total other comprehensive income (loss)	(550,443)	(1,465,744)
Deferred income tax effect	181,646	483,696
Total	$(368,797)	$(982,048)

The Company expects the following amounts in other comprehensive income to be recognized as components of net periodic pension cost during 2009:

Health	$1,566,924
Education	$425,167

For the pension plan obligation there was a gain of $ 116,506 during 2008. The outstanding cumulative gain at December 31, 2008 was $ 70,846. Since this accumulated gain is less than 10% of the projected benefit obligation or the pension assets, no amortization charge in necessary for 2009.

For the medical plan, there was a liability loss of $ 299,495 during 2008. The outstanding cumulative loss at December 31, 2008 was $ 1,747,418. Since this accumulated loss is greater than 10% of the accumulated post-retirement benefit obligation or the plan assets, an amortization charge of $ 1,566,924 is necessary for 2009.

For the education plan, there was a liability loss of $ 41,891 during 2008. The outstanding cumulative loss at December 31, 2008 was $ 464,731. Since this accumulated loss is greater than 10% of the accumulated post-retirement benefit obligation or the pension assets, an amortization charge of $ 425,167 is necessary for

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

2009. The economic assumptions adopted are shown below in nominal terms. Those assumptions used in determining the actuarial present value of the pension obligation and the projected pension obligations for the plan years were as follows:

	2008			2007
	Pension	Health	Education	Pension	Health	Education
Discount rate	11.98%	11.98%	11.98%	10.29%	10.29%	10.29%
Rate of compensation and pension increases	9.67%	8.67%	7.67%	6.71%	7.20%	5.69%
Expected rate of return	4.69%	4.69%	4.69%	3.97%	3.97%	3.97%
Mortality table	*	*	*	*	*	*

*	Colombian mortality table ISS, male and female, 1981 – 1989.

The rate of return on the pension fund during 2008 was 12.59%, and the cost of living during the same period reached a value of 7.67%, bringing the actual rate of return, to 4.57%. However, bearing in mind that a new mortality table in 2009 is expected to indicate a decrease, a discount rate of 11.89%, corresponding to an actual discount rate of approximately 4%, is considered reasonable.

Estimated future benefit payments

The benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

Period	Pension Benefits	Health Care Benefits	Education Benefits
2009	$498,459	$138,558	$61,172
2010	506,616	130,456	48,707
2011	495,288	125,581	46,137
2012	483,758	120,822	42,848
2013	472,171	116,301	39,805
Years 2014 – 2018	1,594,906	380,148	110,645

All of the benefits estimated in the table above are to be paid from plan assets. The Company does not have any insurance policies that are intended to cover benefits that plan participants are to receive.

Furthermore, at the current time the company does not intend to contribute to the fund in the upcoming fiscal year. Management believes that the plan assets will provide for a return sufficient to cover any payments that are necessary to be made in the upcoming year.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Assumed health care cost trend rates have an effect on the amounts reported for the health care plans. A one percentage point change in assumed health care cost trend rates would have the following effects:

	1% Percentage Point
	Increase	Decrease
Effect on total of service and interest cost	$21,229	$14,852
Effect on postretirement benefit obligation	$2,013,264	$1,629,896

Plan assets

Pension, health care and education benefits, are covered by assets in a single fund with the following investment allocation:

	2008	2007
Government securities	64%	66%
Private bonds	13%	9%
Foreign currency	3%	5%
Other	20%	20%
	100%	100%

The plan assets do not contain any shares of stock of Ecopetrol or any of its related parties.

In 2007, the Company was in the process of outsourcing administration of its pension plan to a third party (known as a partial transfer.) As a result of this process, under RCP, the discount rate was reduced from 4.8% to 4.0%, the effect of which was an additional pension liability of $869,927. For U.S. GAAP purposes, the provision was reversed, because the partial transfer is not a settlement, as defined by SFAS 88. For U.S., GAAP purposes, the Company used the discount rate in accordance with SFAS 87 to prepare its actuarial calculation. The amount reversed at December 31, 2007 and 2006 was $869,927.

As a result of the process mentioned above, on October 28, 2008 the Ministry of Finance and Public Credit approved the partial transfer (“commutation”) of the pension obligation of the Company, which was then approved by the Ministry of Social Security, according to the actuarial calculation at December 31, 2008 in the amount of $10,092,528. Because Ecopetrol continues to be financially responsible for the transferred pension liability, this amount is recognized in the same way for US GAAP purposes.

viii. PROVISIONS, ALLOWANCES AND CONTINGENCES

Prior to September 5, 2007, under RCP, a provision was recorded for a contingent event at the time a judgment was issued against the Company, without reference to the evaluation of the probable final outcome. On September 5, 2007, the CGN issued Resolution 356 which provides that a provision was to be recorded for a contingent event if the evaluation of the outcome was evaluated to be probable. Such methodology evolved in 2008 to be based on the “credit system” of the Nation used by the Ministry of the Interior and Justice. Up to October 31, 2008, Ecopetrol recognized the provisions by the methodology it had been using in the past. The term probable as used was interpreted in practice under RCP to mean “more-likely-than-not”. As a result, the provision for legal processes included in Estimated Liabilities and Provisions was increased by $951,158 during 2007 to reflect the implementation of the new rule. Additionally, the amount at which the provision is valued under RCP is the estimated amount of the loss at the end of the year. In 2008, the modification of the methodology generated a net decrease (recoveries and new provisions) of $425,376, recorded in December 2008.

For U.S. GAAP, Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS 5”), provides the guidance for recording contingencies. Under SFAS 5, there are three levels of assessment of contingent events — probable, reasonably possible and remote. The term probable in SFAS 5 is

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

defined as “the future event or events are likely to occur”. The term reasonably possible is defined as “the chance of the future event or events occurring is more than remote but less than likely”. And the term remote is defined as “the chance of the future event or events occurring is slight”.

Under SFAS 5, an estimated loss related to a contingent event is to be accrued by a charge to income if both of the following conditions are met:

•	Information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements.
•	The amount of loss can be reasonably estimated.

The amount recorded is an estimate of the amount of loss at the date of the financial statements. If the contingent event is evaluated to be reasonably possible, no provision for the contingent event may be made, but disclosure of the event is required.

As a result of the difference in the definition of “probable” between RCP and U.S. GAAP, and the general interpretation of the definition in practice in Colombia, there is a difference in the amount of the provision for legal proceedings. This difference increased significantly during 2007 as a result of the rule change issued by the CGN. Additionally, in 2008 and 2007, there was a difference in the amount at which the provision for loss is recorded, as described above.

In 2007, the Company received a claim from a provider of natural gas transportation services for tariffs due in accordance with the terms of their contract. The contract called for Ecopetrol to reimburse this provider for any increase in related tariffs that arose due to changes in tax law in Colombia. The tariffs were increased several years ago and Ecopetrol had not reimbursed this provider for this expense. Under RCP, the Company recorded the charge for this expense, and a related liability, in 2007, the year the Company became aware of the claim. For U.S. GAAP purposes, the Company restates its prior years’ financial statements to record this expense in those periods when the tariff expense should have been recognized. Thus, the 2006 and 2007 U.S. GAAP financial statements reflect the liability and the effect of the prior period adjustment in retained earnings. The difference in the timing of when this expense was recognized under RCP as compared to U.S. GAAP results in a reconciling item in net income in 2007 and 2006. This adjustment increased (reduced) net income by $2,537 and ($303) in 2007 and 2006, respectively.

ix. DEFERRED INCOME TAXES

Under RCP, deferred income taxes are generally recognized only for temporary differences arising from the income statement. Under U.S. GAAP, deferred tax assets or liabilities must be recorded for all temporary differences between the financial and tax bases of assets and liabilities. A valuation allowance is provided for deferred tax assets to the extent that it is more likely than not that they will not be realized.

The Company and its subsidiaries file separate income tax returns because the tax regulations do not allow consolidated income tax returns. There are no requirements to file tax returns by segments. Tax returns are required for each legal entity.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following information regarding income taxes has been prepared under U.S. GAAP:

Income Taxes

Total income taxes for the years ended December 31, 2008, 2007 and 2006 were comprised as follows:

	2008	2007	2006
Income tax expense	$4,579,304	$2,544,590	$1,136,722
Income tax effects based on items of Other Comprehensive Income:
Pension Plan Liability	(302,050)	358,277	356,002
Available-for-sale securities	(236,974)	(6,364)	(11,646)
	$4,040,280	$2,896,503	$1,481,078

Income tax expense attributable to income from continuing operations consists of:

	2008	2007	2006
Current provision	$3,648,451	$2,045,997	$1,535,088
Deferred tax	930,853	498,593	(398,366)
	$4,579,304	$2,544,590	$1,136,722

In 2008, 2007 and 2006, subsidiaries in foreign countries have not generated taxable income and, consequently, they have not incurred income tax expense.

Tax Rate Reconciliation

Income tax expense attributable to income from continuing operations was $4,579,304, $2,544,590 and $1,136,722 for the years ended December 31, 2008, 2007 and 2006, respectively, and differed from the amounts computed by applying the income tax rate of 33% in 2008, 34% in 2007 and 38.5% in 2006 to pretax income from continuing operations as a result of the following:

	2008	2007	2006
Nominal income tax	33.00%	34.00%	38.50%
Non-taxable income	(1.09)%	(0.89)%	(7.75)%
Non-deductible expenses	3.56%	1.14%	1.52%
Effect of contribution in kind	0.00%	(1.69)%	(11.77)%
Others	1.94%	0.08%	(3.67)%
Exempt revenue	(3.29)%	(3.37)%	(3.80)%
Changes in tax rate	0.00%	0.10%	1.60%
Effect of foreign profit taxed at other rate	(0.02)%	0.00%	0.00%
Effective income tax under U.S. GAAP	34.10%	29.21%	14.63%

Non-taxable income in 2006 includes FAEP and a prior year adjustment related to deferred income taxes under RCP.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Deferred Taxes

The significant components of deferred income tax expense attributable to income from continuing operations for the years ended December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006
Deferred income tax expense (exclusive of the effects of other components below):
Accounts payable	$8,192	$111,514	$(36,028)
Inventories, principally due to inflation adjustments	(14,554)	(54,565)	14,480
Property, plant and equipment, principally due to DD&A and inflation adjustments	521,649	190,536	(690,432)
Deferred charges	(70,630)	379,099	230,904
Capital lease asset	10,488	50,820	53,997
Monetary Correction and other	(39,573)	377,656	(23,066)
Investment	655,164	175,221	—
Direct finance lease	—	(461,312)	(32,288)
Estimated liabilities and provisions	(106,139)	75,919	(178,861)
Accounts and notes receivable	(19,110)	(431,134)	48,744
Labor obligations	51,299	13,305	—
Deferred income	(156,470)	—	—
Natural and environmental resources due to inflation adjustments and capitalized expenses	(11,979)	(26,418)	38,990
Valuation allowance	2,063	8,083	—
Additional tax discount on the acquisition of productive assets according to EITF 98-11	637,418	462,676	169,569
Other	(4)	1,645	(8,319)
	1,467,814	873,044	(412,310)
Amortization of actuarial loss recorded in OCI	(302,050)	(375,343)	(114,637)
Unrealized loss in available for sale securities	(236,974)	(7,428)	2,728
Adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates	—	8,399	123,635
Increase (decrease) in beginning-of-the-year balance of the revaluation allowance for deferred income tax assets	2,063	(79)	2,218
	$930,853	$498,593	$(398,366)

The adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates includes amounts of $7,812 relating to the December 31, 2006, enactments of tax reform legislation. This legislation reduced the corporate income tax rate as indicated above. The Company recognized the impact of the future rate changes in 2006, the year of enactment of the legislation.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 and 2008 and 2007 are presented below:

	2008	2007
Deferred income tax assets and liabilities
Deferred income tax assets:
Inventories	$79,650	$65,096
Investments, principally due to inflation adjustments	1,598,571	33,147
Accounts and notes receivable	12,686	—
Deferred income	156,470	—
Property, plant and equipment, principally due to DD&A and inflation adjustments	933,028	1,454,677
Deferred charges	178,021	107,391
Financial obligation, principally due to capitalized leasing	162,112	172,600
Pension obligations	186,059	237,358
Accounts payable	113,592	121,784
Other	4	—
Estimated liabilities and provisions	679,466	573,327
Total gross deferred income tax assets	4,099,659	2,765,380
Less valuation allowance	(10,146)	(8,083)
Deferred income tax assets	4,089,513	2,757,297
Deferred income tax liabilities:
Accounts and notes receivable	6	6,430
Natural and environmental properties due to inflation adjustments and capitalized expenses	181,011	192,990
Monetary correction and other	490,210	529,783
Investments	2,224,572	3,984
Deferred income tax liabilities	2,895,799	733,187
Net deferred income tax assets	$1,193,714	$2,024,110

The valuation allowance for deferred income tax assets as of December 31, 2008 and 2007 was $10,146 and $8,083, respectively. The valuation allowance was primarily related to the effect on income tax related to inflation adjustments of lands that, in the judgment of management, are not more likely than not to be realized because lands are not depreciated and there are no plans to sell these lands. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances, at December 31, 2008.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

x. REVENUE RECOGNITION

a.1 FAEP

The Colombian government created and regulated in Law 209 of 1995 the savings and stabilization fund for the oil sector (Fondo de Ahorro y Estabilización Petrolera, or FAEP) with the exclusive dual purpose of fiscal savings and macroeconomic stabilization, and government management of overseas accounts. The law required the Company to defer a certain portion of cash received in U.S. dollars from sales to third parties into FAEP. Banco de la República (Colombian Central Bank) acted as the portfolio manager of the funds and monies were withdrawn in accordance with the formula specified in the law.

Under RCP, contributions to FAEP were recorded as increases to deferred income and an asset account for the same amount. No revenue was recognized for contributions to FAEP despite the completion of a sale. Distributions out of the fund were recorded as revenue, with corresponding decreases in the deferred income and the FAEP asset accounts. The amount of income that was deferred under RCP and the cash deposited into the Fund through December 31, 2005 amounted to $3,187,887. In 2006, an additional $774,160 was deferred and an equivalent amount was deposited into the fund; and an exchange loss of $117,880 was recorded in the fund. In 2007, an additional $316,497 was deferred and an equivalent amount was deposited into the fund; and an exchange loss of $97,127 was recorded in the fund. During 2007, the Colombian government issued Law 1151 of 2007 by means of Decree 3238 of August 27, 2007, which rescinded Law 209 of 1995 and declared that Ecopetrol’s contributions to the fund and not previously distributed to the Company pursuant to Law 209 belonged to the Colombian government. The total amount remitted to the Government was $4,063,537.

Until December 31, 2007, the amount of the deferred income was recognized for U.S. GAAP purposes, considering that this deferral responded to a Government saving program with the purpose of maintaining macro-economic stability in the country and that the transaction with the third party was complete. Further, the effective receipt by the Government of the fund balance in August 2007 was treated as a distribution to its sole shareholder under U.S. GAAP.

b.1 Natural Gas Imbalance

For US GAAP purposes, the Company utilizes the entitlement method of accounting for natural gas balancing arrangements, by which the amount of natural gas sold is based on its shared interest in the properties. The Company’s natural gas imbalance positions at December 31, 2008 and 2007 were $8,755 and $5,838 in favor, equivalent to 777,790 MBTU and 1,052,182 MBTU, respectively. Under RCP, natural gas imbalances are settled with a purchase or sale to the partner and are accounted for at the end of each period.

b.2 Over and Under

For U.S. GAAP purposes, the company utilizes the entitlement method of accounting for over and under positions by which the amount of crude oil sold is based on its shared interest in the properties. The company’s crude oil imbalance position at December 31, 2008 was $32,576 against Ecopetrol and, at December 31, 2007 was $155,638 in favor equivalent to 360,730 and 923,134 barrels, respectively. Under RCP the Company recognizes receivables from or payables to partners based on the cost of the inventory. Under U.S. GAAP, revenue and cost of sales were recognized based on market prices.

b.3 Cost of Sales

The related cost of sales for Over and Under transactions described in b.1 and b.2 above amounted to $152,375 for 2006 while during 2008, 2007 the effect represented an additional recognition under US GAAP of $(8,887) and $16,607, respectively, in comparison with the amount recognized under RCP.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

c. Exchange Losses

For U.S. GAAP purposes, the Company recognized exchange losses originated from FAEP funds. Under PGCP, exchange losses on FAEP funds were offset with deferred income. Exchange losses were $97,127 in 2007 and $117,880 in 2006.

xi. INFLATION ADJUSTMENTS

The RCP consolidated financial statements were adjusted for inflation based on the variation in the IPC (Colombia’s equivalent to the consumer price index in the United States) for middle income-earners, from January 1, 1992, to December 31, 2001. The adjustment was applied monthly to non-monetary assets, equity (except for the valuation surplus) and memorandum accounts.

Financial statements are only adjusted for inflation under U.S. GAAP when an entity operates in a hyperinflationary environment. The environment in which the Company has operated has not been hyperinflationary since the early 1990’s. For this reason, inflation adjustments recorded from 1992 until 2001 that remained as part of the cost of assets have been excluded for U.S. GAAP purposes.

xii. INVENTORIES

Under RCP, inventories are valued at the lower of average cost or sale price. Under U.S. GAAP, inventories are valued at the lower of average cost or market value, the determination of which can be made using several different methods acceptable under U.S. GAAP. An adjustment has been recorded to reflect the difference in the method used to determine the valuation of inventories that arises from using sale price instead of market value, as defined by U.S. GAAP. The effects of this adjustment in the reconciliation of income were $10,274, $(67,089) and $(9,731) in 2008, 2007 and 2006, respectively.

Inventories are also affected by the effect of adjustments to cost of sales included in this reconciliation note. These adjustments relate to depreciation, expenses capitalized in property, plant and equipment, asset retirement cost and impairment of long lived assets. The effects of these adjustments in the reconciliation of equity and the corresponding effect in inventory were $(66,570) and $(76,844) in 2008 and 2007 respectively.

xiii. LEASE ACCOUNTING

Under both RCP and U.S. GAAP, lessees’ accounting for capital leases and operating leases are identical. However, the tests used to determine if a lease is a capital or an operating lease differs between RCP and U.S. GAAP. In applying the tests in accordance with RCP, the Company has determined that all leases are operating leases. Under U.S. GAAP some of these leases should be accounted for as capital leases in accordance with Statement on Financial Accounting Standard No.13, Accounting for Leases (SFAS 13). As a result, adjustments were recorded to reflect the related assets and liabilities, and to recognize interest expense and de-recognize operating expenses associated with the lease payments.

Build, Operate, Maintain and Transfer (BOMT)

Three original leases that were accounted for as capital leases under U.S. GAAP are BOMT contracts, the use of which are specifically required under Colombian law for projects that involve the building, operating, maintaining and transferring of natural gas pipelines for the transportation of natural gas. These contracts had original terms of 20 years, no renewal provisions, and a purchase option. The rights to the leased assets were subsequently transferred to a related company (ECOGAS) that was sold, but Ecopetrol was not relieved of the primary obligation under the original lease. This transfer was considered a sublease accounted for as a direct finance lease.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

As of December 31, 2006, the amounts outstanding under the sublease were:

Gross investment	$2,435,804
Unearned income	1,038,799
Net investment in the lease	$1,397,005

In 2007, Ecopetrol received a prepayment of all amounts to be received during the term of the sublease contract.

The outstanding amount of rentals, excluding operation and maintenance, payable under the BOMT obligations that were not relieved during the next years follows for these three leases:

Year	USD (thousands)	Pesos
2009	34	$74,796
2010	31	69,682
2011	20	45,036
2012	18	41,142
2013	17	38,798
Payments after 2013	61	135,913
	181	$406,367

Embedded Leasing

Under RCP, there is no requirement to identify whether the arrangements or contracts contain leases.

Under US GAAP, an arrangement contains a lease if both of the following two criteria are met:

1.	The arrangement depends on a specific fixed asset, either identified contractually or implicitly identified as no alternative item could feasibly be used.
2.	The purchaser has the right to control the use of the underlying fixed asset, such control demonstrated by the existence of any of the following qualitative conditions:
a)	The purchaser can operate the asset or direct others to operate the asset while obtaining or controlling more than a minor amount of the asset’s output;
b)	The purchaser can control physical access to asset while obtaining or controlling more than a minor amount of the asset’s output; or
c)	Probability is remote that another party will get more than minor amount of the asset’s output and the price is not fixed per unit.

Under U.S. GAAP, if the arrangement contains a lease, SFAS 13 is applied by both purchaser and supplier for recognition, measurement, classification and disclosure purposes.

In the case of the Company, it was determined that there were leases included in various contracts. The most significant embedded lease was determined to exist in Contract DIJ 970 (Transmetano), Natural gas transportation — Sebastapol — Medellín pipeline.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The contractor is entitled to receive natural gas at the designated point, and it is also obligated along with the Company to transport the product throughout the pipeline and bring it to the delivery point (conducting up to 67 million cubic feet per day). The contract has duration of 15 years, and could be extended for periods of 1 year, not longer than 10 years. Leasing payments include the costs of transportation, administration, operation and pipeline maintenance.

This contract meets the criteria of Emerging Issues Task Force 01-08, Determining Whether an Arrangement Contains a Lease (EITF 01-08) in order to be considered a lease agreement. Similarly, according to SFAS 13, the contract meets the criteria to be recognized as a capital lease. At December 31, 2008 and 2007, the capitalized amount and the related liability are as follows:

	2008	2007
Assets:
Property, plant and equipment	$83,245	$83,245
Accumulated depreciation	(61,046)	(55,497)
Net value	$22,199	$27,748
Liabilities:
Financial obligations	$77,513	$80,991

The following table shows the net present value (in thousands of dollars) of the lease payments for the next 5 years:

Year	USD (thousands)	Pesos
2009	7	$15,060
2010	8	17,738
2011	9	20,687
2012	11	24,027
	35	$77,513

Other minor contracts contained capital leases that were adjusted under U.S. GAAP.

xiv. PRIOR YEAR ADJUSTMENTS

In accordance with RCP, adjustments of previously issued financial statements shall be included in the net income of the period in which they are discovered. These adjustments do not have any impact on the income tax because they cannot be considered a deduction in the period in which they are discovered. Under U.S. GAAP, when comparative statements are presented, corresponding adjustments shall be made of the amounts of net income, its components, retained earnings balances, and other affected balances for all of the periods presented to reflect the retroactive application of the prior period adjustments. Prior year adjustments were classified in the year they were incurred as defined by U.S. GAAP.

xv. PROPERTY, PLANT AND EQUIPMENT

Under RCP, property, plant and equipment is recorded at cost, adjusted for inflation until 2001. Cost includes administrative expenses until 2004, financial expenses and exchange differences from foreign currency financing until the asset is placed in service. Normal disbursements for maintenance and repairs are charged to expense and those significant costs that improve efficiency or extend the useful life are capitalized. Under U.S. GAAP, cost includes expenditures until the asset is placed in service such as installation cost, freight, interest, retirement cost; construction cost and other direct expenses are capitalized, with exception of adjustment for inflation and foreign currency loss. For U.S. GAAP purposes, administrative expenses capitalized were eliminated from property, plant and equipment. In addition, a deferred income tax asset resulted

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

from the application of the provisions of EITF 98-11, Accounting for Acquired Temporary Differences in Certain Purchase Transactions That Are Not Accounted for as Business Combinations, because this investment creates an additional tax deduction of 40% in 2008 and 2007 and 30% in previous years.

Revaluation of property, plant and equipment and public accounting effect

Valuation surplus of property, plant and equipment and public accounting effect correspond to the difference between net book value and the market value for real estate or the current value in use for plant and equipment, determined by specialists. These accounts are reflected as Valuations and as Valuation Surplus from reappraisals of assets and public accounting effect (components of equity) in the Company’s consolidated balances sheets. The last valuation was in December 2006. Technical appraisals are valid for three years.

Under U.S. GAAP valuation, valuation surplus of assets and public accounting effect are not permitted.

Impairment

Under RCP, technical appraisals for property, plant and equipment are performed at least every three years. If the technical study is lower than the carrying value, the difference is recorded in equity as a reduction of the property, plant and equipment carrying value even if it reduces the valuation surplus below zero. Under U.S. GAAP, in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by the asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For U.S. GAAP purposes, the Company reviewed property, plant and equipment for impairment as of December 31, 2008, 2007, 2006 and recorded impairment losses when required. For US GAAP purposes, the Company recorded in 2008, 2007 and 2006 $121,296, $65,137 and $12,241, respectively, as additional impairment charges to reduce the net book value of certain wells and pipelines to their estimated values.

The following table reflects the net changes in capitalized exploratory wells during 2008, 2007 and 2006 and does not include amounts that were capitalized and subsequently expensed during the same period.

	2008	2007	2006
Beginning balance at January 1	$206,300	$113,200	$107,400
Additions to capitalized exploratory well cost	268,041	288,910	85,254
Reclassifications to wells, facilities and equipment based on the determination of proved reserves	(163,817)	(113,900)	(42,500)
Capitalized exploratory well cost charged to expense	(92,111)	(81,910)	(36,954)
Ending balance at December 31	$218,413	$206,300	$113,200

The balances at December 31, 2008, 2007 and 2006 correspond to well costs capitalized during the years ended at those dates.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

xvi. DEPRECIATION, DEPLETION AND AMORTIZATION

Under RCP, all tangible equipment, including those used in the production of crude oil and natural gas, is depreciated on a straight-line basis over the related estimated useful lives. Intangible crude oil and natural gas assets reflected on the Company’s consolidated balance sheets as natural and environmental resources are depleted on a units-of-production basis. Under U.S. GAAP, all assets, including tangible equipment, used in crude oil and natural gas producing activities are required to be depreciated or depleted using a units-of-production method, using proved reserves calculated in accordance with U.S. GAAP requirements. Therefore, an adjustment to net income per U.S. GAAP has been recorded to account for the difference in depreciation, depletion and amortization expense based on the above-described differences in the methods used.

xvii. ASSET RETIREMENT OBLIGATIONS

Under RCP, the Company annually updates an analysis of the estimated liability for future asset retirement obligations as of each balance sheet date. The liability is adjusted to the current value and an offsetting amount is recorded as an adjustment to the asset cost. To the extent that elements of the liability originate in U.S. dollars, changes in the foreign currency rates are included in the adjustment to the liability and the related asset. The component of the asset cost resulting from this liability is included in the depreciable base of the related asset.

For purposes of U.S. GAAP reporting, the Company follows the provisions of Statement of Financial Accounting Standards No. 143 Accounting for Asset Retirement Obligations (SFAS 143), as amended. SFAS 143 requires the Company to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets as of the date the related asset was placed into service, and capitalize an equal amount as an additional cost of the asset. Each period the liability is accreted using an effective interest rate method. The accretion is included as an operating expense. The cost associated with the abandonment obligation, is included in the computation of depreciation, depletion and amortization.

An adjustment has been recorded in the consolidated financial statements to reflect accretion expense, and the related obligation and assets in accordance with SFAS 143.

The following table presents the changes in abandonment obligations for 2008 and 2007 as is required by SFAS 143.

	2008	2007
Balance at beginning of period	$980,082	$900,826
Liabilities incurred in the current period	25,902	60,864
Liabilities revised	122,005	1,193
Liabilities settled	(3,120)	(1,193)
Accretion	195,191	18,392
Balance at end of period	$1,320,058	$980,082

xviii. EQUITY CONTRIBUTIONS

a. INCORPORATED INSTITUTIONAL EQUITY

At the end of association contracts that were signed prior to January 1, 2004, private companies are required to transfer, without cost, to Ecopetrol, all producing wells, facilities and other real estate and assets acquired in executing the contracts. Under RCP, the Company accounts for the receipt, using the relinquishing company’s reported historical cost, by recording an increase to assets and equity. The assets are then depreciated in accordance with the Company’s previously disclosed accounting policies. For U.S. GAAP reporting purposes, these balances and their related impacts on accumulated depreciation, depletion and amortization, and cost of production have been removed from the financial statements, based on the fact that the cost of these assets is zero. The adjustment to conform to U.S. GAAP in 2008 was a reduction in equity of $60,907

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

(original value of $94,414 net of $33,507 of accumulated depreciation of the assets received). The adjustment to conform to U.S. GAAP in 2007 was a reduction in equity of $82,124 (original value of $91,779 net of $9,655 of accumulated depreciation of the assets received).

b. CONTRIBUTIONS IN KIND

Under RCP, contributions of Nation in Kind established by Decree 2625 of 2000 were recognized as a cost of production during the years that the Decree was in force, by increasing equity. Contributions in kind established by Decree 2625 of 2000 were estimated based on the number of oil barrels extracted at market price in situ. Under U.S. GAAP, costs associated with these contributions were reverted as they were transactions between entities under common control in which the transferor had no basis in the investment.

c. REVERSION OF CONCESSION RIGHTS CONTRIBUTED AS CAPITAL

Under RCP, the Company recorded as reservoirs the contributions of the Nation represented by crude oil and natural gas reserves deriving from the reversion of concessions of oilfield areas in favor of the Nation, given before the effectiveness of Decree 1760 of 2003. Reserves were valued by means of the technical-economic model where the value per barrel resulted from the relation of the net present value obtained at a discount rate and the total proved reserves on the contribution date.

For U.S. GAAP purposes, these reversions were considered a transfer of assets between entities under common control. Ecopetrol, the entity that received the net assets, recognized the assets transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer which was zero value. The unamortized amount reverted at December 31, 2008 and 2007 was $121,459 and $145,576, respectively.

xix. PUBLIC OFFERING COSTS

In August 2007, the Company issued shares in an initial public offering in Colombia. Under RCP, all related costs of this issuance were expensed as well as a discount granted to shares fully paid in cash. For U.S. GAAP purposes, direct costs incurred in public offerings and cash discounts are recorded as a reduction of the proceeds received and, consequently, a reduction in equity. An adjustment in the amount of $242,885 was recorded to recognize the effect of these amounts in 2007.

xx. BUSINESS COMBINATIONS

Purchase method of accounting

In regard to a business combination, the purchase method of accounting under U.S. GAAP requires that (i) the purchase price be allocated to the identifiable acquired assets and liabilities on the basis of fair market value, (ii) the statement of operations of the acquiring company for the period in which a business combination occurs include the income of the acquired company after the date of acquisition, and (iii) the costs directly related to the purchase of a business combination be included as a cost of the acquisition and, therefore, recorded as a component of goodwill.

In regard to a business combination, the method of accounting under RCP requires that (i) the purchase price be allocated to the acquired assets and liabilities on the basis of their book value, (ii) the statement of operations of the acquiring company for the period in which a business combination occurs include the income of the acquired company after the date of acquisition, and (iii) the costs directly related to the purchase business combination not be considered as a cost of the acquisition, but deferred and amortized over a reasonable period as determined by management.

In 2008 Ecopetrol acquired 100% of outstanding common shares of Andean Chemical Ltd. Which owned 50.10% of Polipropileno del Caribe S.A (Propilco) and 79.14% of Bioenergy S.A. Ecopetrol also directly acquired the rest of Propilco’s equity, to become the sole owner of this Company. The purchase price before cash received was $1,267,283 for Propilco and $11,104 for Bioenergy, respectively.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed of Propilco and Bioenergy (Consolidated) at date of acquisition:

Fair value of assets acquired and liabilities assumed under US GAAP during 2008	Propilco	Bioenergy	Total
Assets acquired	$506,013	$6,845	$512,858
Property, plant and equipment, net	389,992	7,315	397,307
Liabilities assumed	(250,944)	(12,080)	(263,024)
Net Assets Acquired	645,061	2,080	647,141
Total purchase price net of cash received	1,263,678	11,073	1,274,751
Goodwill	$618,617	$8,993	$627,610

The following unaudited pro forma information for 2008 and 2007 reflects the consolidated results of operations as if the acquisition of Propilco and Bioenergy had occurred at the beginning of each year presented and includes the amortization of excess of cost over fair value of acquired net assets, as appropriate. The unaudited pro forma financial information presented is not necessarily indicative of the results of operations that might have occurred had the transaction been completed at the beginning of the year specified and does not purport to represent what the consolidated results might be for any future period.

Propilco S.A and Bioenergy S.A. Unaudited	2008	2007
U.S. GAAP Net income	$8,884,571	6,233,753
Revenues	$35,216,876	24,038,635
Earnings per share	$219.52	168.83

a. Goodwill

Propilco

Under U.S. GAAP, goodwill is not amortized, but it is subject to an annual impairment test.

Under RCP, goodwill derived from business combinations is amortized over a maximum period of 20 years. The resulting goodwill from the acquisition of Propilco was recorded as other assets and is amortized on a monthly basis in the administrative expenses account over a term of 17 years and 8 months, determined based on the net present value of the investment, minus the estimated future cash flows. The straight line method of amortization was applied to the goodwill, which will be reviewed and updated annually based on the actual results and future projections applied to the investments. The Company did not perform an impairment test of goodwill as a result of its recent acquisition. Accordingly, Ecopetrol reversed $27,512 corresponding to the amortization of goodwill under RCP.

The goodwill was assigned to the refining activities segment.

b. Fair value of assets and liabilities acquired

The condensed balance sheet allocates fair value adjustments to each of the respective assets and liabilities. Propilco is a provider of resins and propylene products and services in Colombia. As a result of the acquisition, Ecopetrol is expected to be the leading provider of resins y propylene products and services in this market. It also expects to reduce costs through economies of scale.

xxi. EARNINGS PER SHARE

Under RCP, earnings per share (“EPS”) are calculated by dividing net income by the weighted average of both common and preferred shares outstanding for each period presented. The Company does not have any issued or outstanding preferred shares.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

U.S. GAAP requires dual presentation of basic and diluted EPS for entities with complex capital structures, as well as a reconciliation of the basic EPS calculation with the diluted EPS calculation. Basic EPS is calculated by dividing net income available to common shareholders by the weighted average of common shares outstanding for the corresponding period.

Diluted EPS assumes the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. For the years ended December 31, 2008, 2007 and 2006, the Company had a simple capital structure. Therefore, the Company is not required to present diluted EPS for these years.

The following table summarizes information related to the computation of basic EPS for the years ended December 31, 2008, 2007 and 2006

	2008	2007	2006
U.S. GAAP consolidated net income	$8,841,883	$6,144,685	$6,636,424
Weighted average number of common shares outstanding	40,472,512,588	36,922,352,491	36,384,788,800
Basic and Diluted earnings per share U.S. GAAP (in pesos)	$218.47	$166.42	$182.40

xxii. CONCENTRATIONS

At December 31 2008, 2007 and 2006, 33%, 26.6% and 28.5%, respectively, of the Company’s employees belong to unions. Management believes the Company’s relationships with those unions are good. The current labor agreement with the union is up for renewal on June 8, 2009.

In 2006, two customers of the refinery segment accounted for 16.4% and 16.3% of total sales, respectively. No other customers accounted for more than 10% of total sales in 2006. In 2007, two customers of the refinery segment accounted for 14.2% and 12.9%, and one customer of the production segment accounted for 13.4% of total sales, respectively. No other customers accounted for more than 10% of total sales in 2007. In 2008, one customer of the production segment accounted for 14.2% and one customer of the refinery segment accounted for 11.7% of the total sales. No other customers accounted for more than 10% of total sales in 2008.

The significant majority of the Company’s assets and activities are located in Colombia. The financial position and results of operations of those subsidiaries located outside of Colombia are not material to the Company.

xxiii. RECENT U.S. GAAP PRONOUNCEMENTS

In December 2007, the FASB issued FASB Statement No. 141(R), Business Combinations, and FASB Statement No. 160, Non controlling Interests in Consolidated Financial Statements — an amendment to ARB No. 51. Statements 141(R) and 160 require most identifiable assets, liabilities, non controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require non controlling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with non controlling interest holders. Both Statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. Statement 141(R) will be applied to business combinations occurring after the effective date. Statement 160 will be applied prospectively to all non controlling interests, including any that arose before the effective date. Almost all of the Company’s subsidiaries are wholly owned, so the adoption of Statement 160 is not expected to impact its financial position and results of operations and Minority Interest will be reclassified into equity.

In February 2008, the FASB issued FASB Staff Position FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.” The objective of the FSP is to provide guidance on

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

accounting for a transfer of a financial asset and repurchase financing. The FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under Statement 140. However, if certain criteria are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under Statement 140. FSP FAS 140-3 is effective for annual and interim periods beginning after November 15, 2008 and early adoption is not permitted. The Company is currently evaluating the provisions of this standard, but does not expect adoption to have a material impact on its financial position and results of operations.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. Statement 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. Statement 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of Statement 133 have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows. Statement 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of Statement 161 on the disclosures about its hedging activities and use of derivatives.

In April 2008, the FASB issued FASB Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under Statement 142. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FSP FAS 142-3 on its financial position and results of operations.

In June 2008, the FASB’s Emerging Issues Task Force reached a consensus on EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock.” This EITF Issue provides guidance on the determination of whether such instruments are classified in equity or as a derivative instrument. The Company is currently evaluating the impact, if any, of adopting EITF 07-5 on its financial position and results of operations.

In November 2008, the FASB’s Emerging Issues Task Force reached a consensus on EITF Issue No. 08-6, “Equity Method Investment Accounting Considerations”. EITF 08-6 continues to follow the accounting for the initial carrying value of equity method investments in APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, which is based on a cost accumulation model and generally excludes contingent consideration. EITF 08-6 also specifies that other-than-temporary impairment testing by the investor should be performed at the investment level and that a separate impairment assessment of the underlying assets is not required. An impairment charge by the investee should result in an adjustment of the investor’s basis of the impaired asset for the investor’s pro-rata share of such impairment. In addition, EITF 08-6 reached a consensus on how to account for an issuance of shares by an investee that reduces the investor’s ownership share of the investee. An investor should account for such transactions as if it had sold a proportionate share of its investment with any gains or losses recorded through earnings. EITF 08-6 also addresses the accounting for a change in an investment from the equity method to the cost method after adoption of Statement 160. EITF 08-6 affirms the existing guidance in APB 18, which requires cessation of the equity method of accounting and application of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, or the cost method under APB 18, as appropriate. EITF 08-6 is effective for transactions occurring on or after December 15, 2008. We do not anticipate that the adoption of EITF 08-6 will materially impact the Company’s financial position or results of operations.

In December 2008, the FASB issued FASB Staff Position FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” FSP FAS 132(R)-1 provides guidance on an employer’s disclosures about

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

plan assets of a defined benefit pension or other postretirement plan. FSP FAS 132(R)-1 also includes a technical amendment to FASB Statement No. 132(R), effective immediately, which requires nonpublic entities to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The disclosures about plan assets required by FSP FAS 132(R)-1 must be provided for fiscal years ending after December 15, 2009. The Company is currently evaluating the impact of the fSp on its disclosures about plan assets.

On December 31, 2008, the Securities and Exchange Commission issued its final rule “Modernization of Oil and Gas Reporting”, which revises the disclosures required by oil and gas companies. The SEC disclosures requirements for oil and gas companies have been updated to include expanded disclosure for oil and gas activities, and certain definitions have also been changed that will impact the determination of oil and gas reserve quantities. The provisions of this final rule are effective for registration statements filed on or after January 1, 2010, and for annual reports for fiscal years ending on or after December 31, 2009. The Company is currently evaluating the impact, on its financial position and results of operations.

In May 2009, the FASB issued FASB Staff Position FAS 165 “Subsequent Events”. This Statement should be applied to the accounting for and disclosure of subsequent events. This Statement does not apply to subsequent events or transactions that are within the scope of other applicable generally accepted accounting principles that provide different guidance on the accounting treatment for subsequent events or transactions. This Statement would apply to both interim financial statements and annual financial statements. In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.

xxiv. RECENTLY ADOPTED ACCOUNTING STANDARDS

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (SFAS 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Statement (as amended by FSP FAS 157-2) is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. FSP FAS 157-2, “Effective Date of FASB Statement No. 157”, delays the effective date of Statement 157 for non-financial assets and liabilities that are not measured at fair value on a recurring basis (at least annually) until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Disclosures required by statement 157 are presented below in xxvii.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement provides companies with an option to report selected financial assets and liabilities at fair value. The statement’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and in SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” (disclosed in Note xxvii).

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

xxv. SEGMENT INFORMATION

The following segment information has been prepared in accordance with Statement on Financial Accounting Standard No. 131, Disclosure about Segments of an Enterprise and Related Information (SFAS 131). Financial information by business segment is reported in accordance with the internal reporting system under RCP and shows internal segment information that is used by the chief operating decision maker to manage and measure the performance of Ecopetrol.

For this Annual Report, Ecopetrol S.A. performed a review of its business segments and has changed the presentation of segment information. The major changes correspond to:

•	The crude oil and natural gas revenues and the corresponding distribution costs are allocated within the exploration and production segment based on prices at the field; revenues and costs beyond that price correspond to the market supply segment.
•	The Market Supply segment included previously in all other is being disclosed as a result of its significance due to the above distribution of revenues and costs.
•	The revenues of crude oil and natural gas derived from inter-segment sales are determined at market prices.
•	Some costs and expenses were distributed from the corporate segment to the other segments.

The information for 2007 and 2006 has been updated to reflect these changes.

The Company operates under the following segments, which are described as follows:

Exploration and Production — this segment includes the Company’s exploration and production activities of oil & gas. Revenue is derived from the sale of crude oil and natural gas to inter-company segments, at market prices, and to third parties. Revenue is derived from local sales of crude oil, regulated fuels, non-regulated fuels and natural gas. Sales are made to local and foreign distributors. Costs include those costs incurred in production. Expenses include all exploration costs that are not capitalizable.

Refining Activities — this segment includes the Company’s refining activities. Goods sold, both internally and to third parties, include refined products such as motor fuels, fuel oils and petrochemicals at market prices. This segment also includes sales of industrial services to third parties.

Transportation — this segment includes the Company’s sales and costs associated with the Company’s pipelines and other transport activities.

Market supply — this segment includes the Company’s revenues, costs and expenses associated with distribution.

Corporate — Includes the financial results and other activities not included in the previous segments, and all corporate financial management and overhead related with the Company’s central administration. It also includes actuarial expenses related with the pension and health-care plans for pensioned participants.

These functions have been defined as the operating segments of the Company because they are the segments (a) that engage in business activities from which revenues are earned and expenses are incurred; (b) whose operating results are regularly reviewed by the Company’s chief operating decision maker to allocate resources to the segments and assess their performance; and (c) for which discrete financial information is available. Internal transfers represent sales to intercompany segments and are recorded and presented at market prices.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following presents the Company’s balance sheet by segment in accordance with RCP:

	As of December 31, 2008
	Exploration & Production	Refining Activities	Transporting	Market and Supply	Corporate	Total
Current assets
Cash and cash equivalents	$29,621	$25,702	$205,423	$1	$1,853,056	$2,113,803
Accounts and notes receivable	889,324	713,242	108,034	3,195	4,163,487	5,877,282
Inventories	695,998	514,696	1,609	312,697	86,296	1,611,296
Investments	—	—	—	—	3,749,919	3,749,919
Other current assets	1,311,415	567,679	224,437	1,573	247,496	2,352,600
	2,926,358	1,821,319	539,503	317,466	10,100,254	15,704,900
Investments in unconsolidated companies	636,010	1,307,996	48,221	7,790	404,678	2,404,695
Property, plant and equipment, net	11,532,444	2,624,998	1,858,477	13,260	102,358	16,131,537
Pension Plan assets	—	—	—	—	—	—
Other noncurrent assets	3,748,875	2,256,078	884,312	37,319	7,534,696	14,461,280
Non Current assets	15,917,329	6,189,072	2,791,010	58,369	8,041,732	32,997,512
Total assets	$18,843,687	$8,010,391	$3,330,513	$375,835	$18,141,986	$48,702,412
Accounts payable	$(751,117)	$(532,743)	$(287,843)	$(3,280)	$(133,664)	$(1,708,647)
Other Current Liabilities	(2,818,830)	(1,171,709)	(327,960)	(9,907)	(662,719)	(4,991,125)
Current Liabilities	(3,569,947)	(1,704,452)	(615,803)	(13,187)	(796,383)	(6,699,772)
Non current liabilities	(3,133,747)	(173,241)	(191,295)	(8,360)	(3,633,329)	(7,139,972)
Total Liabilities	(6,703,694)	(1,877,693)	(807,098)	(21,547)	(4,429,712)	(13,839,744)
Minority Interest	—	(8,682)	(234,269)	—	—	(242,951)
Equity	(12,139,993)	(6,132,698)	(2,523,415)	(354,288)	(13,712,274)	(34,619,717)
Total liabilities and equity	$(18,843,687)	$(8,010,391)	$(3,330,513)	$(375,835)	$(18,141,986)	$(48,702,412)
Capital expenditures	$4,911,487	$776,080	$939,996	$7,549	$69,483	$6,704,595
Goodwill	$—	$668,614	$—	$—	$—	$668,614

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	As of December 31, 2007
	Exploration & Production		Refining Activities	Transportation	Market and Supply	Corporate	Total
Current assets
Cash and cash equivalents		$117,231	$503	$20,008	$1	$3,612,156	$3,749,899
Accounts and notes receivable		892,734	1,213,755	24,147	55	139,213	2,269,904
Inventories		514,294	782,594	1,417	—	487	1,298,792
Investments		—	—	—	—	5,954,502	5,954,502
Other current assets		1,387,466	426,403	107,142	698	579,316	2,501,025
		2,911,725	2,423,255	152,714	754	10,285,674	15,774,122
Investments in unconsolidated companies		396,021	239,271	50,745	7,751	432,157	1,125,945
Property, plant and equipment, net		7,887,869	1,941,755	1,203,771	14,105	233,368	11,280,868
Pension plan assets		—	—	—	—	8,986,861	8,986,861
Other noncurrent assets		3,805,094	2,603,033	737,494	46,619	3,752,044	10,944,284
Noncurrent assets		12,088,984	4,784,059	1,992,010	68,475	13,404,430	32,337,958
Total assets		$15,000,709	$7,207,314	$2,144,724	$69,229	$23,690,104	$48,112,080
Accounts payable		$(803,715)	$(530,031)	$(112,723)	$(15)	$(118,085)	$(1,564,569)
Other current liabilities		(2,546,871)	(763,965)	(355,851)	(43,398)	(791,130)	(4,501,215)
Current liabilities		(3,350,586)	(1,293,996)	(468,574)	(43,413)	(909,215)	(6,065,784)
Noncurrent liabilities		(2,592,625)	(383,366)	(430,798)	(33,565)	(11,797,475)	(15,237,829)
Total liabilities		(5,943,211)	(1,677,362)	(899,372)	(76,978)	(12,706,690)	(21,303,613)
Equity		(9,057,498)	(5,529,952)	(1,245,352)	7,749	(10,983,414)	(26,808,467)
Total liabilities and equity		$(15,000,709)	$(7,207,314)	$(2,144,724)	$(69,229)	$(23,690,104)	$(48,112,080)
Capital expenditures		$2,678,684	$234,462	$92,344	$7,712	$23,760	$3,036,962
Goodwill	$		$—	$—	$—	$—	$—

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	As of December 31, 2006
	Exploration & Production		Refining Activities	Transportation	Market and Supply	Corporate	Total
Current assets
Cash and cash equivalents		$17,908	$2,228	$18,810	$1	$1,588,929	$1,627,876
Accounts and notes receivable		556,902	565,689	24,009	561	189,158	1,336,319
Inventories		387,880	607,101	1,380	—	—	996,361
Investments		—	—	—	—	1,961,687	1,961,687
Other current assets		575,898	582,455	120,777	682	81,678	1,361,490
		1,538,588	1,757,473	164,976	1,244	3,821,452	7,283,733
Investments		396,021	4,900	55,976	—	505,167	962,064
Property, plant and equipment, net		6,268,567	1,898,455	1,223,077	13,517	210,708	9,614,324
FAEP		—	—	—	—	3,844,167	3,844,167
Pension plan assets		—	—	—	—	8,960,897	8,960,897
Other non current assets		4,127,119	2,756,652	650,417	39,796	3,898,553	11,472,537
Non Current assets		10,791,707	4,660,007	1,929,470	53,313	17,419,492	34,853,989
Total assets		$12,330,295	$6,417,480	$2,094,446	$54,557	$21,240,944	$42,137,722
Accounts payable		$(412,053)	$(370,827)	$(113,601)	$(2,599)	$(130,676)	$(1,029,756)
Other Current Liabilities		(918,437)	(1,124,744)	(119,808)	(71,054)	(718,630)	(2,952,673)
Current Liabilities		(1,330,490)	(1,495,571)	(233,409)	(73,653)	(849,306)	(3,982,429)
Non current liabilities		(2,744,162)	(871,157)	(611,964)	(40,952)	(13,051,312)	(17,319,547)
Total Liabilities		(4,074,652)	(2,366,728)	(845,373)	(114,605)	(13,900,618)	(21,301,976)
Equity		(8,255,643)	(4,050,752)	(1,249,073)	60,048	(7,340,326)	(20,835,746)
Total liabilities and equity		$(12,330,295)	$(6,417,480)	$(2,094,446)	$(54,557)	$(21,240,944)	$(42,137,722)
Capital expenditures		$1,309,361	$435,498	$72,765	$4,526	$40,784	$1,862,934
Goodwill	$		$—	$—	$—	$—	$—

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Statement of net income by segment is as follows in accordance with RCP:

	Year ended December 31, 2008
	Exploration & Production	Refining Activities	Transportation	Market and Supply	Corporate	Eliminations	Total
Revenues:
Local sales	$5,004,480	$14,847,890	$724,838	$1,013,398	$7,393	$—	$21,597,999
Foreign sales, net	7,371,888	3,273,018	—	1,637,741	16,023	—	12,298,670
Inter-segment net operating revenues	4,383,141	922,252	962,144	43,141	—	(6,310,678)	—
Total Revenue	16,759,509	19,043,160	1,686,982	2,694,280	23,416	(6,310,678)	33,896,669
Cost of sales	2,552,190	18,001,429	1,143,337	1,829,644	7,625	(6,310,678)	17,185,419
Depreciation, depletion and amortization	1,439,661	210,399	149,123	495	424	—	1,838,230
Selling	935,877	188,102	29,913	606,011	184,704	—	1,944,607
Administration expenses	128,398	146,753	77,147	16,713	13,090	—	382,101
Costs and expenses	5,056,126	18,546,683	1,399,520	2,452,863	205,843	(6,310,678)	21,350,357
Operating income	11,703,383	496,477	287,462	241,417	(182,427)	—	12,546,312
Financial income (expenses), net	958,271	62,140	47,929	(106,015)	3,138,927	—	4,101,252
Pension expenses	—	—	(6,204)	—	(1,138,721)	—	(1,144,925)
Other non-operating income (expenses)	128,007	174,329	140,748	2,861	62,620	—	508,565
Other expenses, net	1,086,278	236,469	182,473	(103,154)	2,062,826	—	3,464,892
Income before income taxes and minority interest	12,789,661	732,946	469,935	138,263	1,880,399	—	16,011,204
Income tax benefits (expense)	(3,460,043)	(206,260)	(128,559)	(73,201)	(513,919)	—	(4,381,982)
Minority interest	—	—	(455)	—	—	—	(455)
Net income	$9,329,618	$526,686	$341,831	$65,062	$1,366,480	$—	$11,629,677

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	Year ended December 31, 2007
	Exploration & Production	Refining Activities	Transportation	Market and Supply	Corporate	Eliminations	Total
Revenues:
Local sales	$2,811,211	$11,471,912	$677,938	$1,036,694	$5,242	$—	$16,002,997
Foreign sales
Total Foreign sales	3,243,798	2,156,388	—	1,232,375	13,259	—	6,645,820
FAEP	—	—	—	—	(316,497)	—	(316,497)
Foreign sales, net	3,243,798	2,156,388	—	1,232,375	(303,238)	—	6,329,323
Inter-segment net operating revenues	4,676,382	553,640	592,086	34,500		(5,856,608)	—
Total revenues	10,731,391	14,181,940	1,270,024	2,303,569	(297,996)	(5,856,608)	22,332,320
Cost of sales	2,241,573	11,850,710	761,786	1,060,473	9,410	(5,856,608)	10,067,344
Depreciation, depletion and amortization	1,530,705	292,834	165,982	896	766	—	1,991,183
Selling	425,830	148,283	102,005	239,358	104,436	—	1,019,912
Administration expenses	126,235	99,199	70,267	15,186	11,157	—	322,044
Costs and expenses	4,324,343	12,391,026	1,100,040	1,315,913	125,769	(5,856,608)	13,400,483
Operating Income	6,407,048	1,790,914	169,984	987,656	(423,765)	—	8,931,837
Financial income (expenses), net	(44,773)	(25,260)	(16,284)	(47,441)	67,875	—	(65,883)
Interest income	—	—	—	—	160,532	—	160,532
Interest expenses	—	—	—	—	(1,021)	—	(1,021)
Pension expenses	—	—	(5,660)	—	(1,084,683)	—	(1,090,343)
Other non-operating income (expenses)	(200,639)	(516,905)	(109,101)	(54,820)	11,647	—	(869,818)
Other expenses, net	(245,412)	(542,165)	(131,045)	(102,261)	(845,650)	—	(1,866,533)
Income before income taxes	6,161,636	1,248,749	38,939	885,395	(1,269,415)	—	7,065,304
Income tax benefits (expense)	(1,644,351)	(333,253)	(10,392)	(236,283)	338,767	—	1,885,512
Net income	$4,517,285	$915,496	$28,547	$649,112	$(930,648)	$—	$5,179,792

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	Year ended December 31, 2006
	Exploration & Production	Refining Activities	Transportation	Market and Supply	Corporate	Eliminations	Total
Revenues
Local sales	$724,863	$9,683,228	$666,495	$222,357	$3,058	$—	$11,300,001
Foreign sales:
Total Foreign sales	2,474,356	4,194,044	—	1,195,724	—	—	7,864,124
FAEP	—	—	—	—	(774,160)	—	(774,160)
Foreign sales, net	2,474,356	4,194,044	—	1,195,724	(774,160)	—	7,089,964
Inter-segment net operating revenues	6,038,096	343,702	404,024	40,425	—	(6,826,247)	—
Total revenue	9,237,315	14,220,974	1,070,519	1,458,506	(771,102)	(6,826,247)	18,389,965
Cost of sales	1,647,555	13,074,300	373,169	734,324	32,827	(6,826,247)	9,035,928
Depreciation, depletion and amortization	3,296,857	280,499	143,196	45	38	—	3,720,635
Selling and projects	179,674	197,681	23,666	177,691	89,341	—	668,053
Administration expenses	120,197	103,247	67,536	26,195	12,342	—	329,517
Costs and expenses	5,244,283	13,655,727	607,567	938,255	134,548	(6,826,247)	13,754,133
Operating Income	3,993,032	565,247	462,952	520,251	(905,650)	—	4,635,832
Financial income (expenses), net	(14,081)	(14,091)	18,342	(1,412)	599,998	—	588,756
Interest income	—	—	—	—	103,107	—	103,107
Interest expenses	—	—	—	—	(8,427)	—	(8,427)
Pension expenses	—	—	(3,168)	—	(826,023)	—	(829,191)
Other non-operating income (expenses)	(4,733)	(52,196)	(109,258)	(14,586)	581,838	—	401,065
Other expenses, net	(18,814)	(66,287)	(94,084)	(15,998)	450,493	—	255,310
Income before income taxes	3,974,218	498,960	368,868	504,253	(455,157)	—	4,891,142
Income tax benefits (expense)	(1,218,613)	(152,996)	(113,106)	(154,619)	139,565	—	(1,499,769)
Net income	$2,755,605	$345,964	$255,762	$349,634	$(315,592)	$—	$3,391,373

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following table illustrates sales by geographic zones:

Sales by Geographic Zones 2008

Zone	Products	Value	Participation
Colombia	Crude oil, Refined, Petrochemicals and natural gas	$21,597,999	64.1%
United States of America	Crude oil, Refined and Petrochemicals	7,847,375	23.2%
Asia	Crude oil, Refined and Petrochemicals	1,516,946	4.5%
South America	Crude oil, Refined, Petrochemicals and natural gas	1,024,709	3.0%
Central America and Caribbean	Crude oil, Refined and Petrochemicals	1,188,904	3.5%
Europe	Crude oil, Refined and Petrochemicals	605,655	1.8%
Other	Petrochemicals	115,081	0.0%
		$33,896,669	100.0%

Sales by Geographic Zones 2007

Zone	Products	Value	Participation
Colombia	Refined and Petrochemicals	$16,002,997	71.7%
United States of America	Crude oil and Refined	4,531,885	20.3%
Central America and Caribbean	Crude oil and Refined	1,109,504	4.9%
Europe	Crude oil and Refined	673,948	3.0%
Rest of world	Crude oil and Refined	13,986	0.1%
		$22,332,320	100.0%

Sales by Geographic Zones 2006

Zone	Products	Value	Participation
Colombia	Refined and Petrochemicals	$11,300,001	61.4%
USA (Export)	Crude oil and Refined	4,936,720	26.8%
Central America and Caribbean (Export)	Crude oil and Refined	1,428,949	7.8%
Europe (Export)	Crude oil and Refined	710,847	3.9%
Other (Export)	Crude oil and Refined	13,448	0.1%
		$18,389,965	100.0%

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Sales of products by Segment 2008

Local Sales	Production	Refining Activities	Transportation	Market and Supply	Corporate	Total
Medium distillates	$41	$5,914,586	$—	$—	$—	$5,914,627
Gasoline	11,032	3,633,313	—	—	—	3,644,345
Crude Oil	3,956,143	—	—	818,258	—	4,774,401
Other products	179,577	1,196,214	—	—	—	1,375,791
Services	55,785	61,612	724,838	72,024	7,393	921,652
Natural Gas	778,298	—	—	123,116	—	901,414
L.P.G.	19,901	592,870	—	—	—	612,771
Diesel and gasoline subsidies	3,703	3,066,776	—	—	—	3,070,479
Plastic and rubber	—	382,519	—	—	—	382,519
Total local sales	$5,004,480	$14,847,890	$724,838	$1,013,398	$7,393	$21,597,999

Sales of products by Segment 2008

Foreign Sales	Production	Refining Activities	Transportation	Market and Supply	Corporate	Total
Crude oil	$7,111,955	$—	$—	$1,584,327	$—	$8,696,282
Fuel oil	—	2,093,012	—	—	—	2,093,012
Gasoline	—	186,197	—	—	—	186,197
Naphtha	—	2,693	—	—	—	2,693
Jet fuel	—	—	—	—	—	—
Natural Gas	259,933	—	—	53,414	—	313,348
Plastic and rubber	—	704,034	—	—	—	704,034
Other products	—	287,082	—	—	16,023	303,104
Total foreign sales	$7,371,888	$3,273,018	$—	$1,637,741	$16,023	$12,298,670

Sales of products by Segment 2007

Local Sales	Production	Refining Activities	Transportation	Market and Supply	Corporate	Total
Medium distillates	$18,997	$4,870,376	$—	$—	$—	$4,889,373
Gasoline	748	3,345,612	—	—	—	3,346,360
Crude Oil	2,220,287	—	—	784,342	—	3,004,629
Other products	53,382	845,083	—	—	—	898,465
Services	27,900	49,646	677,938	60,471	5,242	821,197
Natural Gas	468,290	—	—	191,881	—	660,171
L.P.G.	18,649	586,103	—	—	—	604,752
Diesel and gasoline subsidies	2,958	1,775,092	—	—	—	1,778,050
Total local sales	$2,811,211	$11,471,912	$677,938	$1,036,694	$5,242	$16,002,997

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Sales of products by Segment 2007

Foreign Sales	Production	Refining Activities	Transportation	Market and Supply	Corporate	Total
Crude oil	$3,243,769	$—	$—	$1,232,368	$—	$4,476,137
FAEP	—	—	—		(316,497)	(316,497)
Fuel oil	—	1,560,399	—	—	—	1,560,399
Gasoline	—	269,248	—	—	—	269,248
Naphtha	—	244,393	—	—	—	244,393
Jet fuel	—	71,378	—	—	—	71,378
Natural Gas	29	—	—	7	—	36
Other products	0	10,970	—	—	13,259	24,229
Total foreign sales	$3,243,798	$2,156,388	$—	$1,232,375	$(303,238)	$6,329,323

Sales of products by Segment 2006

Local Sales	Production	Refining Activities	Transportation	Corporate	Total
Medium distillates	$23,222	$4,844,128	$—	$—	$4,867,350
Gasoline	439	3,467,656	—	—	3,468,095
Crude Oil	29,825	—	—	—	29,825
Other products	55,576	820,752	—	—	876,328
Services	98,206	26,805	666,495	3,058	794,564
Natural Gas	717,879	—	—	—	717,879
L.P.G.	22,073	523,887	—	—	545,960
Diesel and gasoline subsidies	—	—	—	—	—
Total local sales	$947,220	$9,683,228	$666,495	$3,058	$11,300,001

Sales of products by Segment 2006

Foreign Sales	Production	Refining Activities	Transportation	Corporate	Total
Crude oil	$3,670,080	$—	$—	$—	$3,670,080
FAEP	—	—	—	(774,160)	(774,160)
Fuel oil	—	2,256,064	—	—	2,256,064
Gasoline	—	625,027	—	—	625,027
Naphtha	—	807,437	—	—	807,437
Jet fuel	—	372,012	—	—	372,012
Other products	—	133,504	—	—	133,504
Total foreign sales	$3,670,080	$4,194,044	$—	$(774,160)	$7,089,964

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

xxvi. RELATED PARTIES

In addition to the transactions disclosed in Note 15, Ecopetrol is controlled by the Colombian Government which owns a majority stake in the Company. Thus, Ecopetrol has numerous transactions with other government entities as well as state-owned companies in the ordinary course of its business. The most significant of these transactions are disclosed below:

FAEP — Ecopetrol was required to defer revenue into a stabilization fund by the Colombian government. However, this process ended in 2007, at which time Ecopetrol was required to remit all deferred revenue to the government. For more information about this transaction, please see Notes 13 and 33.

Subsidies — The Colombian government regulates the price at which refiners sell refined products to distributors located in Colombia. For each unit sold, the price received, for which revenue was recorded, was the regulated price which was less than what the Company could have received had it sold those products to customers located outside Colombia at market prices. In 2006, that difference amounted to $3,350,000. Effective, January 1, 2007, the Colombian government began reimbursing refiners for that difference in the form of a subsidy. The Company records that subsidy as revenue when earned. The amount of subsidy included in revenue in 2008 and 2007 were $3,070,479 and $1,778,050, respectively. Additionally, in 2008 the Company recognized interests amounting to $706,651 which corresponds to 4.48% of the subsidies recorded.

Contribution of Nation in Kind — Decree 2625 of 2000 imposed contributions in kind (hydrocarbons) of the Colombian Nation that were recognized as cost of production until March 9, 2007.

Taxes — Ecopetrol recognizes taxes to the Government and municipalities where it has facilities. Taxes paid in 2008, 2007 and 2006 are disclosed in the cash flow statement.

Purchases of hydrocarbons from ANH — The Company purchases the physical product that the ANH receives from all producers in Colombia at prices set forth in the Law 756 of 2002 and Resolution 18 1709 of 2003, which reference international prices. For more information on this transaction please see Notes 1 and 24.

Sublease of BOMT contracts — Ecopetrol entered into a sublease agreement with a related party (ECOGAS). During 2008, under U.S. GAAP, Ecopetrol recognized gains amounted to $41,665 and during 2007 and 2006 recognized losses amounting to $407,452 and $6,123, respectively, as a result of this contract. In 2007, ECOGAS prepaid all installments associated with this contract. As a result of this prepayment, Ecopetrol recognized a contribution received in equity amounting to $74,546.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following table presents accounts receivable and payable with related parties as of December 31, 2008 and 2007:

	2008		2007
	Assets	Liabilities	Assets	Liabilities
Ministerio de Hacienda y Crédito Público	$1,503,458	$92,465	$4,385,079	$101,554
Ministerio de Minas y Energía	3,777,133	—	636,551	—
U.A.E. Agencia Nacional de Hidrocarburos	222,199	8	23	875
Empresa de Energía de Bogotá S.A. E.S.P.	169,611	—	169,611	—
Generadora y Comercializadora de Energía del Caribe S.A. E.S.P.	65,978	14,179	91,369	24,696
Interconexíon Eléctrica S.A.	71,537	127	71,435	—
Entidades Territoriales (Departamentos, Municipios)	37,915	7,824	35,997	2,398
Empresas Públicas de Medellín	15,169	129	5,480	731
Isagen S.A.	5,399	616	1,156	—
Transportadora de Gas del Interior S.A. E.S.P.	2,458	2,426	1,194	1,187
Empresa Colombiana de Gas	2,193	—	9,914	—
Termoemcali S.A. E.S.P.	1,367	3,861	1,501	1,915
Gestión Energética S.A. E.S.P.	1,173	7	—	400
Central Hidroeléctrica de Caldas S.A. E.S.P	215	665	1,059	1,492
Universidad Industrial de Santander U.I.S.	3	244	779	48
Dirección de Impuestos y Aduanas Nacionales DIAN	—	791,021	—	109,272
Other	906	6,082	10,529	1,294
	$5,876,714	$919,654	$5,421,678	$245,863

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Other transactions with related parties during 2008, 2007 and 2006 are:

	2008		2007		2006
	Income	Expenses	Income	Expenses	Income	Expenses
Ministerio de Minas y Energía	$3,870,348	$—	$1,778,050	$—	$—	$—
Dirección de Impuestos y Aduanas Nacionales DIAN	—	4,855,718	—	2,289,777	—	1,636,185
Entidades Territoriales (Departamentos, Municipios)	—	133,346	—	148,785	—	135,332
Contraloría General de la República	—	25,811	—	25,934	—	22,265
Ministerio de Defensa Nacional	—	15,774	—	10,928	—	12,196
Ministerio de Transporte	—	13,922	—	22,572	—	—
Inversiones de Gases de Colombia S.A. – Invercolsa	9,231	—	9,219	—	—	—
Unidad de Planeación Minero Energética	—	2,206	—	2,885	—	—
Other	1,653	7,311	218	2,815	—	3,947
	$3,881,232	$5,054,088	$1,787,487	$2,503,695	$—	$1,809,925

Agreements

Set forth below is a description of material related party agreements.

Oleoducto de Colombia S.A. or ODC

The Company entered into the following agreements with ODC, a company where we have a 43.85% equity interest.

In July 1992, we entered into a take-or-pay agreement for the transportation of hydrocarbons. Pursuant to the agreement we must pay a previously agreed tariff over the volume of hydrocarbons transported. The duration of this agreement is indefinite.

In August 1992, we entered into an operation and maintenance agreement for the Vasconia and Coveñas terminals. Pursuant to the terms of the agreement, ODC is required to make monthly payments amounting to approximately US$1.1 million per year plus any other expenses incurred by us in the performance of the agreement, including a variable surcharge between 5% and 12% on such expenses, plus any applicable taxes. The duration of this agreement is indefinite. In 2008, we made advances for excess in charges of the assigned capacity for US$6.4 million.

In July 2006, we entered into an operation and maintenance agreement for the Caucasia Station and the Vasconia-Coveñas pipeline system. Pursuant to the terms of the agreement, ODC is required to make monthly payments of US$508,500 per year, plus any other expenses incurred by us in the performance of the agreement, including a variable surcharge of between 5% and 12% on such expenses, plus any applicable taxes. The duration of this agreement is indefinite.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

In March 2007, we entered into a services agreement to guarantee the protection and safety of the Cusiana-Coveñas and Vasconia-Coveñas pipeline systems. Under the terms of the agreement, ODC must pay US$51 million per year. This agreement expires in March 2011. The payments to ODC for industrial services in 2008, 2007 and 2006 were $3,141, $740 and ($3,918) respectively.

Refinería de Cartagena S.A.

In April 2007, we entered into a maintenance and administration agreement for the Cartagena refinery with Refinería de Cartagena S.A., a company in which we have a 49.0% equity interest. Pursuant to the terms of the agreement we provide them with maintenance and administration services and Refinería de Cartagena S.A. pays us a monthly fee equal to Ps$2.9 billion and a variable annual fee that may not exceed Ps$6.96 billion. This agreement expires in April 2011 and may be extended for additional one-year periods until the upgrade and modernization of the Cartagena refinery’s facilities is completed.

On February 1, 2008 we extended a ten-month commercial offer to Refinería de Cartagena for the supply of crude oil. Pursuant to the terms of the offer, Cartagena refinery has the option to purchase from us up to 85 thousand bpd of crude oil from our Caño Limón, Vasconia Blend, Ayacucho Blend, Cusiana and Castilla production. The purchase price for the delivered volumes is equal to an international benchmark index, subject to certain adjustments. Our operations committee evaluates and decides monthly the refinery’s crude oil mix needs including the need for foreign crudes which we import from West Africa, the North Sea and the Caribbean. At December 31, 2008, we had received aggregate payments of approximately Ps$4,702 billion for the supplied amounts, equivalents to 26.7 million of barrels. This offer expired in November, 2008.

With the same commercial purpose, offer N° 220855055 was signed on November 26, 2008. This agreement expired in January 31, 2009 and the offer N°220093745 is effective for 365 days, from February 1, 2009 until January 31, 2010.

On February 1, 2008, Ecopetrol signed a specific purpose agreement to buy up to 60.000 barrels of naphtha virgen and 120.000 barrels of diesel. Ecopetrol S.A. paid $8,203 million under this agreement. Ecopetrol did not purchase any diesel during 2008. The agreement expired in January 31, 2009.

The payments to Refinería de Cartagena for crude oil agreements in 2008, 2007 and 2006 were $4,278,604, $2,948,538 and ($4,900). For natural gas in 2008 and 2007, $ 36,398 and $18,894, respectively, and for other concepts in 2008 and 2007, $55,483 and $82,082, respectively.

Other Agreements

We entered into a supply agreement with Ecodiesel S.A., a company in which we have a 50.0% equity interest. This agreement is not yet operative and will begin once the Ecodiesel plant starts its activities. Pursuant to the terms of the agreement, Ecodisesel must deliver and we must purchase all of Ecodiesel’s monthly biodiesel production. Payments vary depending on the purchased volumes of biodiesel produced. This agreement expires on December 31, 2017.

In April 2002, we entered into a service agreement with Sociedad Colombiana de Servicios Portuarios S.A. or Serviport, a company in which we have a 49% equity interest. Pursuant to the terms of the agreement, Serviport assists us in our maritime operations in the Coveñas port in exchange for which we pay it approximately US$155,000 per month. This agreement expires on November 30, 2008 but is renewable annually.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

xxvii. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and estimated fair values under U.S. GAAP of the Company’s financial instruments at December 31, 2007 and 2008. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2008		2007
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets:
Cash and cash equivalents	$4,812,595	$4,812,595	$8,007,282	$8,007,282
Investment securities	7,905,445	8,201,004	4,945,367	5,245,034
Accounts/Notes Receivable	6,086,324	6,086,633	2,513,429	2,475,429
Financial liabilities:
Financial Obligations	287,314	287,314	72,491	72,491
Accounts Payable	2,113,923	2,113,923	1,485,650	1,485,650
Capital lease	483,880	428,671	523,029	398,183

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents; Financial Obligations, Accounts Payable: The carrying amounts approximate fair value because of the short maturity of these instruments.

Investment securities: The fair values of debt securities (both available-for-sale and held-to-maturity investments) and equity securities are based on quoted market prices at the reporting date for those or similar investments.

Accounts/Notes Receivable and Direct Finance Lease: The fair value is determined as the present value of expected future cash flows discounted at the rate offered by financial institutions in a current or savings account in Colombia.

Capital Lease: The fair value is determined as the present value of expected future payments discounted at Ecopetrol’s borrowing rate.

The Company adopted SFAS No. 157 on January 1, 2008. SFAS No. 157, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.	Observable inputs such as quoted prices in active markets;
Level 2.	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
Level 3.	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Assets measured at fair value on a recurring basis are as follows:

	2008
	Fair value	(Level 1)	(Level 2)	(Level 3)	Technique
Financial assets:
Marketable Securities	$3,122,355	$3,122,355	—	—	(1)
Investment securities	$11,222,994	$8,619,375	$2,603,619	—	(1)
Financial liabilities:
Financial Obligations	$287,314	$287,314	—	—	(1)

(1)	Market approach — The Company uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. These estimated fair values could change significantly based on future market conditions.

xxviii. SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

In accordance with the requirements of the United States Securities and Exchange Commission (SEC) and Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities” (“SFAS 69”), this section provides supplemental information on oil and gas exploration and producing activities of the Company. The information included in items (i) through (iii) provides historical cost information pertaining to costs incurred in exploration, property acquisitions and development, capitalized costs and results of operations. The information included in items (iv) and (v) present information on Ecopetrol’s estimated net proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.

The following information corresponds to Ecopetrol’s oil and gas producing activities at December 31 of 2008, 2007 and 2006 in direct and joint operations. The financial and reserve information has been prepared in accordance with U.S. GAAP.

Table i — Capitalized costs relating to oil and gas producing activities

	December 31
	2008	2007
Natural and environmental properties – proved properties	$8,657,429	$7,026,558
Wells, equipment and facilities – property, plant and equipment	4,112,318	3,899,238
Construction in progress	1,828,945	1,108,023
Accumulated depreciation, depletion and amortization	(7,637,750)	(6,460,233)
Net capitalized costs	$6,960,941	$5,573,586

In accordance with SFAS 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”) during 2008, 2007 and 2006 an additional $25.902, $60,864, $49.014 was added to the cost basis of oil and gas wells for wells drilled.

The company does not capitalize general and administrative expenses within exploration and production activities.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Table ii — Costs incurred in oil and gas exploration and development activities

Costs incurred are summarized below and include both amounts expensed and capitalized in the corresponding period.

	Year ended December 31
	2008	2007	2006
Cost of Property acquisition	$1,049,402	$0	$0
Exploration costs	941,369	497,737	184,838
Development costs	2,808,888	2,163,444	1,058,837
Total costs incurred	$4,799,659	$2,661,181	$1,243,675

The exploration costs include the expenses related to obtain the exploration rights given by ANH.

Table iii — Results of operations for oil and gas producing activities

	2008	2007	2006
Net revenues
Sales	$12,376,368	$6,055,009	$3,199,219
Transfers	4,383,141	4,676,382	6,038,096
Total	16,759,508	10,731,390	9,237,315
Production cost	3,215,999	3,306,346	4,413,667
Depreciation, depletion and amortization	775,852	545,188	602,453
Exploration expenses	733,877	383,884	142,350
Administration and selling expenses	330,044	165,818	153,514
	5,055,771	4,401,236	5,311,984
Income before income tax	11,703,737	6,330,155	3,925,331
Income Tax expenses	(3,862,233)	(2,152,253)	(1,373,866)
Results of operations for producing activities	$7,841,504	$4,177,902	$2,551,465

In accordance with SFAS No. 143, the combined depletion and accretion expense related to asset retirement obligations that were recognized during 2008, 2007 and 2006 in depreciation, depletion and amortization expense was approximately $195.191, $18.392 and $22.694, respectively.

The Company’s results of operations from oil and gas producing activities for the years ending December 31, 2008, 2007 and 2006 are shown above. The Company transferred approximately 26%, 44% and 65% of its crude oil and gas production; percentages are based on the sales value in Colombian pesos, to inter-company business units in 2008, 2007 and 2006, respectively. Using volumes, those transfers were 40, 44% and 60%, respectively, in 2008, 2007 and 2006. The inter-company transfers were recorded at values equal to the Company’s cost of production.

Production costs are lifting costs incurred to operate and maintain productive wells and related equipment and facilities, including such costs as operating labor, materials, supplies, and fuel consumed in operations and the costs of operating natural gas liquids plants. Production costs also include administrative expenses and depreciation and amortization of equipment associated with production activities.

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

Exploration expenses include the costs of geological and geophysical activities and non-productive exploratory wells. Depreciation and amortization expenses relate to assets employed in development activities. In accordance with SFAS 69, income taxes are based on statutory tax rates, reflecting allowable deductions. Interest income and expense are excluded from the results reported in this table.

Table iv — Reserve quantities information

The estimates for proved oil and gas reserves used in the preparation of the consolidated financial statements were prepared by Ecopetrol’s engineers and approved by the Company’s reserves committee. Such estimates are in accordance with guidelines established by the SEC and the Financial Accounting Standards Board, which require that reserve reports be prepared under economic and operating conditions existing at the registrant’s year end with no provision for price and cost escalations except by contractual arrangements. Future cash inflows were computed by applying year-end prices to the year-end quantities of proved reserves. Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing, producing, and abandoning proved oil and gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows after consideration of tax basis and tax credits and carry forwards. Discounted future net cash flows are calculated using 10% mid period discount factors. This discounting requires a year-by-year estimate of when the future expenditures will be incurred and when the reserves will be produced. All of the Company’s activities and reserves are located in Colombia.

The information provided does not represent management’s estimate of the Company’s expected future cash flows or value of proved oil and gas reserves. Estimates of proved reserve quantities involve uncertainty and change over time as new information becomes available.

The arbitrary valuation methodology prescribed under SFAS 69 requires assumptions as to the timing and amount of future development and production costs. The calculations are made as of December 31 each year and should not be relied upon as an indication of the Company’s future cash flows or the value of its oil and gas reserves.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves do not include additional quantities recoverable beyond the term of the concession or contract, or that may result from extensions of currently proved areas, or from application of secondary or tertiary recovery processes not yet tested and determined to be economic.

Proved developed reserves are the quantities expected to be recovered from existing wells with existing equipment and operating methods. Proved undeveloped reserves are those volumes which are expected to be recovered as a result of future investments in drilling, re-equipping existing wells and installing facilities necessary to deliver the production from these reserves.

In some cases, substantial new investments in additional wells and related facilities will be required to recover these proved reserves. Due to the inherent uncertainties and the limited nature of reservoir data, estimates of reserves are subject to change as additional information becomes available.

The Colombian Nation is the owner of all mineral interests located in Colombia. The Company and, by extension of joint association contracts, its partners, are given the right to explore, develop, produce and sell those reserves, but do not own them. The reserve quantities and their standardized measure, presented in the following tables, represent those reserves and their estimated value that the Company has the right to extract and sell.

The following table sets forth proved oil and gas reserves together with their changes as of and for the years ended December 31, 2008, 2007 and 2006 (oil in million barrels, gas in billion cf, gas converted to million barrels at 5.615 billion cf per million barrels):

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

	2008			2007			2006
	Oil	Gas	Total	Oil	Gas	Total	Oil	Gas	Total
	Million barrels	Billion cf	Million boe	Million barrels	Billion cf	Million boe	Million barrels	Billion cf	Million boe
Proved reserves:
Beginning of period	857.4	1,979.6	1,209.9	921.2	1,860.4	1,252.5	930.9	1,816.6	1,254.4
Revisions	44.2	54.5	53.9	25.9	74.0	39.0	77.4	108.8	96.8
Extensions and discoveries	8.3	0.8	8.4	9.8	164.1	39.0	8.6	48.7	17.3

	2008			2007			2006
	Oil	Gas	Total	Oil	Gas	Total	Oil	Gas	Total
	Million barrels	Billion cf	Million boe	Million barrels	Billion cf	Million boe	Million barrels	Billion cf	Million boe
Production	(111.0)	(136.0)	(135.2)	(99.6)	(118.8)	(120.7)	(95.7)	(113.6)	(115.9)
End of period	798.9	1,898.9	1,137.0	857.4	1,979.6	1,209.9	921.2	1,860.4	1,252.5
Proved developed reserves:
Beginning of period	651.3	1,210.5	866.9	610.7	995.4	788.0	692.3	1,162.2	899.3
End of period	518.4	720.6	646.7	651.3	1,210.5	866.9	610.7	995.4	788.0

This note to the Ecopetrol’s consolidated financial statements presents the Company’s total proved oil and gas reserves together with the changes therein as of and for the years ended December 31, 2008, 2007 and 2006. The estimate of reserves at December 31, 2007 and 2006 was prepared under Ecopetrol’s policy, using average prices for 2007 and 2006 respectively, which is acceptable in Colombia but differ under US GAAP, which requires the calculation of reserves using year-end prices. The estimate of reserve at December 31, 2006 was prepared used a non commercialized natural gas reserves and different technical parameters used to calculate the heavy crude oil proved reserves. In 2008 the company adopted the estimated quantities of proved reserves in accordance with US GAAP and SEC Rule 4-10 of Regulation S-X.

Table v — Standardized measure of discounted future net cash flows relating to proved oil and gas quantities and changes therein

The standardized measure of discounted future net cash flows, related to the above proved crude oil and natural gas reserves, is calculated in accordance with the requirements of SFAS 69. Estimated future cash inflows from production are computed by applying year-end prices for oil and gas to year-end quantities of estimated net proved reserves.

	2008	2007	2006
Future cash inflows	$91,719,056	$156,132,956	$101,020,921
Future production and development costs	(40,753,567)	(55,743,152)	(44,063,865)
Future income tax expenses	(18,409,888)	(30,561,458)	(20,534,182)
Future net cash flow	32,555,601	69,828,346	36,422,874
10% annual discount for estimated timing of cash flows	(13,897,290)	(27,309,680)	(13,428,262)
Standardized measure of discounted future net cash flows	$18,658,311	$42,518,666	$22,994,612

Ecopetrol S.A. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2008, 2007 and 2006

The following are the principal sources of change in the standardized measure of discounted net cash flows:

	2008	2007	2006
Standardized measure of discounted future net cash flows:
beginning of year	$42,518,666	$22,994,612	$27,319,271
Increases (decreases)
Sales net of production costs	(13,543,509)	(7,425,045)	(4,823,648)
Net change in sales prices net of production costs	(21,567,415)	25,567,846	(10,182,695)
Extensions and discoveries	137,845	1,168,704	302,236
Development costs incurred during the period	2,808,888	2,163,444	1,058,837
Revision of quantity estimates	1,759,641	2,175,445	2,949,244
Accretion of discount	4,251,867	2,299,461	2,731,927
Net change in income taxes	8,057,853	(5,645,244)	5,579,645
Changes in estimated future development costs	(3,858,978)	1,369,555	(5,043,160)
Changes of production rates (timing) and other	(1,906,546)	(2,150,112)	3,102,956
Net increase (decrease)	(23,860,355)	19,524,054	(4,324,659)
Standardized measure of discounted future net cash flows:
end of year	$18,658,311	$42,518,666	$22,994,612

The figures included in the above tables for 2007 and 2006 differ from figures presented in the previous year due to the use of the exchange rate at the end of the year in 2008 versus the average at in 2007 and 2006.

ECOPETROL S. A.

Unconsolidated Balance Sheets

	March 31 2009	December 31 2008
	(Unaudited)
	(In millions of Colombian pesos)
Assets
Current Assets:
Cash and cash equivalents (Note 3)	4,905,199	1,870,246
Investments (Notes 2 and 4)	4,056,917	3,749,919
Accounts and notes receivable, net (Note 5)	5,823,977	5,443,419
Inventories, net (Note 6)	1,332,440	1,483,988
Advances and deposits (Note 7)	2,375,352	2,029,922
Pension plan assets (Note 11)	—	80,263
Prepaid expenses (Note 8)	3,145	9,746
Total current assets	18,497,030	14,667,503
Non-current assets:
Investments (Note 4)	9,803,942	11,300,362
Accounts and notes receivable, net (Notes 5)	204,772	193,135
Advances and Deposits (Note 7)	216,691	214,527
Property, plant and equipment, net (Note 9)	8,205,783	7,202,263
Natural and environmental resources, net (Note 10)	6,908,475	6,831,465
Deferred charges (Note 12)	1,567,249	1,582,868
Other assets (Note 13)	2,752,815	980,785
Revaluations (Note 19)	5,195,083	5,179,961
Total assets	53,351,840	48,152,869
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and related parties (Note 14)	12,969,595	1,787,526
Taxes payable (Notes 15)	4,283,456	3,880,367
Labor and pension plan obligations (Note 16)	101,175	128,039
Estimated liabilities and provisions (Note 17)	661,771	668,795
Total current liabilities	18,015,997	6,464,727
Long-term liabilities:
Labor and pension plan liabilities (Note 16)	2,247,638	2,164,787
Estimated liabilities and provisions (Note 17)	2,832,880	2,503,508
Other long-term liabilities (Note 18)	2,523,543	2,399,091
Total liabilities	25,620,058	13,532,113
Shareholders’ equity (Note 19 and see accompanying statement)	27,731,782	34,620,756
Total liabilities and shareholders’ equity	53,351,840	48,152,869
Memorandum accounts (Note 20)	168,298,711	118,649,940

The accompanying notes are an integral part of these unconsolidated financial statements.

ECOPETROL S. A.

Unconsolidated Statements of Financial, Economic, Social and Environmental Activities

(Unaudited)

	Three month period ended March 31,
	2009	2008
	(In millions of Colombian pesos, except for the net income per share expressed in pesos)
Revenue (Note 21)
Local sales	3,389,692	4,761,185
Foreign sales	1,723,061	2,461,249
Total revenue	5,112,753	7,222,434
Cost of sales (Note 22)	3,676,171	3,143,383
	1,436,582	4,079,051
Operating Expenses (Note 23)
Administration	94,028	73,241
Selling	321,644	240,058
Operating income	1,020,910	3,765,752
Non-operating income (expenses)
Financial income (expenses), net (Note 24)	1,325,037	(277,102)
Pension expenses (Note 16 and 25)	(106,191)	(299,634)
Inflation gain (Note 26)	5,368	10,237
Other income (expenses), net (Note 27)	(30,646)	(70,542)
Income before income tax	2,214,478	3,128,711
Provision for Income tax (Note 15)	605,217	835,366
Net income	1,609,261	2,293,345
Net income per share	39.76	56.66

The accompanying notes are an integral part of these unconsolidated financial statements.

ECOPETROL S. A.

Unconsolidated Statements of Changes in Shareholders’ Equity
(In millions of Colombian pesos, except the dividend per share expressed in pesos)
As of March 31, 2009 and December 31, 2008 and for the three month periods ended March 31, 2009 and 2008

	Subscribed and paid-in capital	Additional paid-in capital	Legal and other reserves	Incorporated Institutional equity	Surplus from equity method	Surplus from revaluation	Public accounting application effect	Retained earnings	Total Equity
Balance at December 31, 2007	10,113,334	3,850,814	1,910,686	108,730	303	5,647,382	—	5,176,394	26,807,643
Distribution of Dividends ($115 per share)	—	—	4,415	—	—	—	—	(4,658,755)	(4,654,340)
Subscribed capital receivable and additional paid-in capital	377	319,585	—	—	—	—	—	—	319,962
Appropriation to reserves	—	—	517,639	—	—	—	—	(517,639)	—
Adjustment in translation of foreign subsidiaries	—	—	—	—	(24,448)	—	—	—	(24,448)
Surplus from revaluation	—	—	—	—	—	206	—	—	206
Revaluation in property, plant and equipment	—	—	—	—	—	1,012,229	(1,012,229)	—	—
Net income	—	—	—	—	—	—	—	2,293,345	2,293,345
Balance at March 31, 2008 (Unaudited)	10,113,711	4,170,399	2,432,740	108,730	(24,145)	6,659,817	(1,012,229)	2,293,345	24,742,368
Balance at December 31, 2008	10,117,791	4,679,276	2,432,740	112,179	1,481,103	5,179,961	(1,013,010)	11,630,716	34,620,756
Distribution of Dividends ($220 per share)	—	—	—	—	—	—	—	(8,903,953)	(8,903,953)
Subscribed capital receivable and additional paid-in capital	—	8,295	—	—	—	—	—	—	8,295
Addition to additional paid-in capital – Execution of warranties	—	1,626	—	—	—	—	—	—	1,626
Surplus from revaluation	—	—	—	—	—	15,122	—	—	15,122
Revaluation in property, plant and equipment	—	—	—	—	—	—	1,815	—	1,815
Appropriation to legal reserve	—	—	1,163,071	—	—	—	—	(1,163,071)	—
Appropriation to investment reserves	—	—	1,563,692	—	—	—	—	(1,563,692)	—
Adjustment in translation of subsidiaries	—	—	—	—	378,860	—	—	—	378,860
Net income	—	—	—	—	—	—	—	1,609,261	1,609,261
Balance at March 31, 2009 (Unaudited)	10,117,791	4,689,197	5,159,503	112,179	1,859,963	5,195,083	(1,011,195)	1,609,261	27,731,782

The accompanying notes are an integral part of these unconsolidated financial statements.

ECOPETROL S. A.

Unconsolidated Statements of Cash Flows
(Unaudited)

	Three month period ended on March 31,
	2009	2008
	(In millions of Colombian pesos)
Operating activities
Cash received from customers	4,931,556	6,216,254
Cash from interest income	208,144	325,498
Interest expense and other payments	(7,859)	(155)
Cash paid to suppliers and contractors	(465,241)	(1,601,161)
Payment of hydrocarbon purchases and other contributions	(798,838)	(565,740)
Payment of income, sales and equity taxes	(571,795)	(722,590)
Payment of salaries, fringe benefits and social security	(108,655)	(172,179)
Payment of retirement pensions and transfers to trust funds	(119,142)	(149,648)
Net cash provided by operating activities	3,068,170	3,330,279
Investing activities
Net decrease (increase) in investments	1,238,306	(1,695,073)
Additions to property, plant and equipment	(1,281,444)	(303,168)
Net cash used in investing activities	(43,138)	(1,998,241)
Financing activities
Increase (decrease) of financial obligations	—	(3,569)
Subscribed capital receivable and additional paid-in capital – capitalization	9,921	319,962
Net cash (used in) provided by financing activities	9,921	316,393
Net (decrease) increase in cash and cash equivalents	3,034,953	1,648,431
Cash and cash equivalents at the beginning of the period	1,870,246	3,466,184
Cash and cash equivalents at the end of the period	4,905,199	5,114,615

The accompanying notes are an integral part of these unconsolidated financial statements.

Attachments to Statements of Cash Flows (unaudited)

	Three month periods ended on March 31,
	2009	2008
	(In millions of Colombian pesos)
Attachment 1 – Cash and cash equivalents detail
Special and in-transit Funds	2,376,281	831,066
Banks and savings entities	2,322,626	2,993,227
Temporary investments	206,016	1,290,003
Cash	276	319
Total Cash and cash equivalents	4,905,199	5,114,615

Attachment 2 – Reconciliation of net income to net cash provided by operating activities

	2009	2008
Net income	1,609,261	2,293,345
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property, plant and equipment	156,724	174,309
Amortization of natural and environmental resources	341,941	216,067
Amortization of facility abandonment costs	52,579	38,662
Amortization of deferred charges	37,082	6,196
Amortization of retirement pensions	74,776	147,063
Inflation gain	(5,368)	(10,237)
Provision for expenses	63,880	95,009
(Profit) on equity method	(48,884)	(4,903)
Provisions reduction	(132,367)	(71,635)
Adjustment in translation of subsidiaries	378,860	(24,448)
Subsidies	332,545	(617,130)
Increase (decrease) in accounts receivable	(724,741)	167,603
Increase (decrease) in inventories	243,696	(413,627)
Increase (decrease) in pension plan assets	80,263	42,782
Increase (decrease) in advances and deposits	(347,594)	(105,537)
Decrease (increase) in advanced paid expenses	6,601	10,611
Increase (decrease) in deferred charges	(23,650)	(2,103)
Increase (decrease) in other assets	(1,843,904)	(139,638)
Increase (decrease) in accounts payable	2,278,116	933,527
Increase (decrease) in taxes payable	403,089	728,522
Increase (decrease) in labor obligations	(18,789)	56,722
Increase (decrease) in estimated liabilities and provisions	22,047	(38,059)
Increase (decrease) in other liabilities	132,007	(152,822)
Net cash provided by operating activities	3,068,170	3,330,279

The accompanying notes are an integral part of these unconsolidated financial statements.

ECOPETROL S. A.

Notes to Unconsolidated Financial Statements
As of March 31, 2009 and December 31, 2008
and for the three month periods ended on March 31, 2009 and 2008

(Unless otherwise indicated, amounts expressed in millions of Colombian pesos, except for the amounts in other currencies, the exchange rates and income per share which are expressed in unit Colombian pesos)

1. Economic Entity and Principal Accounting Policies and Practices

Reporting Entity

ECOPETROL S.A. (hereinafter Ecopetrol or the Company) was organized by Law 165 of 1948 and transformed through Extraordinary Decree 1760 of 2003 (added by Decree 409 of 2006) and Law 1118 of 2006 into a state-owned company by shares and then into a mixed economy entity of a commercial character, at national level, related to the Ministry of Mines and Energy, for an indefinite period. Ecopetrol’s corporate purpose is the development, in Colombia or abroad, of commercial or industrial activities corresponding to or related with exploration, production, refining, transportation, storage, distribution, and selling of hydrocarbons, their by-products and associated products, and of subsidiary operations, connected or complementary to these activities in accordance with applicable regulations. Ecopetrol’s principal domicile is Bogotá, D.C. and it may establish subsidiaries, branches and agencies in Colombia or abroad.

By means of the transformation Decree 1760 of June 27, 2003, the integral administration of the hydrocarbon reserves owned by the Colombian Nation (the Nation), and the administration of non-strategic assets, represented by shares and the participation in companies were separated from Ecopetrol. In addition, Ecopetrol’s basic structure was changed and two entities were created: a) the Agencia Nacional de Hidrocarburos (ANH) was created to hereinafter issue and develop the Colombian petroleum policy (formerly the responsibility of Ecopetrol), and b) Sociedad Promotora de Energía de Colombia S.A., which received the non-strategic assets owned by Ecopetrol.

Law 1118 of December 27, 2006 changed the legal nature of Ecopetrol S.A., and authorized the Company to issue shares to be placed in the equity market and acquired by Colombian individuals or legal entities. Once the shares were issued and placed, corresponding to 10.1% of the authorized capital, at the end of 2007, the Company became a Mixed Economy Entity of a commercial nature, at a national level, controlled by the Ministry of Mines and Energy.

Ecopetrol entered into a deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of ADRs evidencing ADSs. Each of the ADSs will represent 20 of Ecopetrol’s common shares or evidence of the right to receive 20 of Ecopetrol’s common shares.

On September 12, 2008, Ecopetrol submitted to the Securities and Exchange Commission or SEC an application to register the Company and to register and list the Company’s ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. The Company’s ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008.

Principal accounting policies and practices.

The Contaduría General de la Nación or CGN adopted new accounting principles for Colombian state-owned entities in September 2007. These accounting principles are known as the Régimen de Contabilidad Pública (Regime of Public Accounting or RCP). Pursuant to CGN Communication No. 0079-101345 of September 28, 2007, RCP became effective for Ecopetrol beginning with fiscal year ended December 31, 2008.

RCP modified various aspects of Colombian Government Entity GAAP. The main modifications pertain to the following items:

•	Investments,
•	Property, plant and equipment,
•	Intangibles,

•	Retirement pensions and
•	Provisions.

A more detailed discussion of these RCP modifications is hereinafter provided for each of the above-listed items.

Presentation Basis

The preparation of the financial statements was carried out under Colombian Government Entity GAAP standards and principles issued by the CGN and other legal provisions. These principles may differ in certain aspects from those established by other standards and other control authorities and the opinions on specific matters issued by CGN prevail over Colombian Government Entity GAAP.

The accrual method was applied for the accounting recognition of financial, economic and social facts.

In accordance with the rules for the inspection, supervision, and/or control of Ecopetrol, a normative decision-making structure was established to define the accounting treatment of operations not envisaged by the CGN, which is as follows: i) Principal and permanent inspection, supervision, and control: Residential Public Services Superintendency; ii) Residual control: Companies Superintendency and iii) Concurrent control: Financial Superintendency, on the activities of the company in its capacity as issuer in the stock market. International Standards of Financial Information (NIIF) are used to measure the normative gap and the accounting principles generally accepted in the United States are applied to operations related to crude oil and natural gas.

The attached financial statements correspond to interim periods and were prepared to support the information presented to the CGN. The basic unconsolidated financial statements defined by the CGN are: the Balance Sheet, the Financial, Economic, Social and Environmental Activities Statement, the Statement of Changes in Shareholders’ Equity and the Statement of Cash Flows. The Notes to the basic unconsolidated financial statements are integral of them.

The accompanying financial statements do not consolidate the assets, liabilities, equity or results of the subsidiary companies, since it is not required by the government accounting standards (RCP). Investments in those companies are recorded by the equity method, as indicated below. These unconsolidated financial statements are submitted to the Shareholders’ Meeting and are the basis for dividend distribution and other appropriations; however, pursuant to legal requirements, the Company is obliged to submit, additionally, annual consolidated financial statements to the Shareholders’ Meeting for their approval.

The consolidated financial statements include the accounts of the companies in which the Company has direct or indirect participation exceeding 50% of their partnership capital or on which, despite not having such majority participation, it has significant influence. All significant transactions between consolidated companies are eliminated. Note 4 — Investments, below included, details the assets, liabilities, equity and results of each of the subsidiary companies.

Materiality Concept

An economic fact is material when, due to its nature and amount and taking into account the surrounding circumstances, knowing or not knowing it could significantly alter the economic decisions of informed users.

The unconsolidated financial statements include specific headings in accordance with legal requirements, or those representing 5% or more of total assets, current assets, total liabilities, current liabilities, working capital, equity and results of operations, as appropriate. In addition, lower amounts are shown when they are deemed to contribute to a better interpretation of financial information.

Use of Estimates

The preparation of the unconsolidated financial statements in accordance with RCP requires that management make estimates and assumptions that could affect the recorded amounts of assets, liabilities, results of activities and the attached notes. These estimates are carried out in accordance with technical criteria pursuant to regulations and current legal provisions. Current or market values could differ from such estimates.

Transactions in Foreign Currency

Transactions in foreign currency are entered into in accordance with applicable regulations and they are recorded at appropriate exchange rates on the transaction date. Balances denominated in foreign currency are reflected in Colombian pesos at the representative market exchange rates at the end of each period.

The adjustment for exchange differences generated by foreign currency assets and liabilities is recorded against results of operations, except when such adjustment is attributable to capital investments in controlled entities, in which case the equity is affected.

The assets purchase values under construction and until they are ready for use, are part of the cost of the project, as established by the RCP.

The Company when carrying out its crude oil exploration and production activities can freely deal with foreign currency provided that it complies with the provisions in the exchange regimen.

Joint Operation Contracts

Joint venture or common-interest operation contracts are entered into between Ecopetrol and third parties in order to share the risk, secure capital, maximize operating efficiency and optimize the recovery of reserves. In these joint ventures, one party is designated as the operator and each party takes its share of the crude oil production according to its agreed participation. Ecopetrol records these investments, revenues, costs and expenses on a timely basis based on information reported by the operators. When Ecopetrol directly operates the facilities, it records assets, revenues, costs and expenses, recognizing at the same time the accounts receivable of the third party for joint interest billings.

Cash and Cash Equivalents

Cash and cash equivalents are represented by liquid investments maturing within three months following their acquisition and are recorded as cash management investments.

Cash derived from joint venture operations in which the Company is the operating partner corresponds to advances from partners (including Ecopetrol) according to their contractually agreed participation percentages, which funds are managed in a joint operation exclusive-use bank account.

Financial Derivative Instruments

The Company enters into hedging agreements to protect itself from the fluctuations of international crude oil prices. The difference between amounts paid and income received under hedging operations is recognized as financial expense in the statements of financial, economic, social and environmental activities. Ecopetrol does not use these financial instruments for speculative purposes.

Hedging operations are carried out with banks and other counterparties with a credit risk rating higher than or equal to A+.

The Company makes periodic evaluations based on the market risk of hedging operations, and together with the Board of Directors and management determines the need for extension or early termination of the subscribed contracts, when the result is ineffective vis-á-vis the hedged items. In the event of settlement, the financial and contractual effects are recognized in the results of operations.

Investments

The investments are classified as: i) Liquidity Management Investments, ii) Investments for Policy Purposes and, iii) Equity Investments.

Liquidity management investments correspond to resources invested in debt and participatory securities with the objective of obtaining profits through short term price fluctuations. Their initial recording corresponds to their historical cost and they are updated based upon valuation methodologies issued by the Finance Superintendency.

Policy purpose investments are made up of debt securities of national or foreign entities, acquired in compliance with macroeconomic or internal policies of the entity, which include investments held through their maturity date and those available for sale, the former being those which are kept for at least one (1) year, as of the first day on which they were classified for the first time, or when they were reclassified.

Investments held to maturity are updated based on the Internal Rate of Return (TIR) included in the methodologies adopted by the Finance Superintendency and the investments for the purpose of macroeconomic policy and available for sale should be updated based on methodologies adopted by the Finance Superintendency for tradeable investments.

Equity investments are classified in controlled and uncontrolled entities. Equity investments in controlled entities are recognized at their acquisition cost whenever it is less than the net book value; otherwise, they are recognized at the net book value and the difference between the cost of purchase and the net book value corresponds to goodwill. Their values are updated through the equity method, as established in Resolution 145 of 2008, issued by the CGN.

Beginning in 2008, the RCP incorporated the concept of significant influence for the recognition of investments in associated entities and established the equity method to update the value of these investments.

Significant influence is defined as the power that the entity has, regardless if the percentage of ownership is less than or equal to 50%, to participate in the setting and overseeing of financing and operational policies of another entity for the purpose of obtaining profits from that entity.

Significant influence may be present in one or more of the following aspects:

•	Representation on the Board of Directors or equivalent regulatory organ of the associated entity.
•	Participation in policy-making processes.
•	Important transactions between the investor and the associated entity.
•	Secondment of officers, or
•	Supply of essential technical information.

Equity investments in uncontrolled entities include shares of low or minimum liquidity or without any trading on an exchange which do not permit any type of control or to exert significant influence and are recognized at historical cost; their updating arises from the periodic comparison of the cost of the investment to its net book value or its value in the stock market.

In accordance with the Technical Standard Related to Assets of the RCP, the investments made in foreign currency should be recognized applying the representative market exchange rate (TRM) of the transaction date. The value must be re-expressed periodically based on the TRM. For foreign subsidiaries, the equity method should be applied in Colombian pesos, following the translation of the financial statements.

Receivables and Provisions for Doubtful Accounts

Receivables are recognized at their original amount or at the amount accepted by the debtor, which is subject to periodic updating in accordance with current legal provisions or agreed contractual terms.

The provision for doubtful accounts is reviewed and updated periodically in accordance with the aged analysis of balances, and the evaluation of the recoverability of individual accounts. The Company carries out the necessary administrative and legal procedures to recover delinquent accounts receivable as well as the collection of interest from customers that do not comply with payment policies.

Inventories

Inventories include assets extracted, transformed and acquired for any reason, to be sold, intended for transformation and consumed in the production process, or as a part of services rendered. Ecopetrol uses the perpetual inventory system to account for raw material.

Inventories are recorded at historical costs or at purchase cost, which includes direct and indirect charges incurred to prepare the inventory for sale or production conditions.

This valuation is measured under the weighted average method, considering the following parameters:

•	Crude oil and natural gas inventories for the Company’s own production, at production costs corresponding to the latest available cost determination (December 2008).
•	Crude oil purchases, at acquisition costs, including transportation and delivery costs incurred.

•	Finished goods inventory, at total production costs (at each refinery).
•	Work in progress inventory, at production costs.
•	Raw material inventory, at weighted average cost.

Raw materials and supplies in joint ventures are controlled by the operator and reported in a joint account at acquisition costs (recorded in the original currency at average costs). Work in process inventories are recorded as an expense or are capitalized, depending of their nature. Inventory consumptions are charged to the joint venture as expense or property, plant and equipment or natural environment properties, as appropriate.

Additionally, inventories are valued at the lower of market value and average cost; and at the actual cost incurred for in-transit inventories. At the end of the year, provisions are calculated to recognize impairment, obsolescence, excess or slow-moving loss of for the loss of market value.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are recorded at cost, adjusted for inflation until 2001, which includes financial expenses and exchange differences from foreign currency financing incurred until the asset is placed in service. When an asset is sold or retired, the adjusted cost and accumulated depreciation are written off and any gain or loss is recognized in results of operations.

Regular disbursements for maintenance and repairs are included in expenses and those that improve efficiency or extend the asset’s useful life are capitalized.

Depreciation is calculated on the total acquisition cost using the straight-line method, based on the assets useful life. Annual depreciation rates used are:

%
Buildings and pipelines	5
Plants and equipment	10
Transportation equipment	20
Computers	33.3

Until 2007, devaluation had been recorded as the lesser value of the revaluations of assets and in equity without effect on the results of the period. However, under the RCP, for 2008 revaluations were reclassified to the equity account known as “Effect of the Application of the Rules for Public Accounting”. Beginning in 2009, devaluation of property, plant and equipment is to be charged to results.

Natural and Environmental Resources

The Company applies a method similar to the internationally recognized successful efforts method of accounting for investments in exploration and production areas. The acquisition of geological and geophysical seismic information is expensed as incurred, before the discovery of proved reserves. Acquisition costs are initially capitalized until such time as either exploratory drilling is determined to be successful or unsuccessful and all costs are written off. Once a project is sanctioned for development, the carrying value of the acquisition cost and exploration costs are transferred to Amortizable Crude Oil Investments. Costs capitalized also include asset retirement cost. Asset and liability balances related to asset retirement costs are updated annually. Production and support equipment are accounted for on a cost basis and are part of the Property, Plant and Equipment subject to depreciation.

These investments are amortized using the technical units-of-production method on the basis of proved developed reserves without royalties by field. The reserves are based on technical studies prepared internally by the Company’s Department of Reservoirs and approved by the Company’s Reserves Committee, which follow estimation methodologies recommended by international organizations of specialists in hydrocarbon reserves. Proved reserves consist of estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made.

When a well is declared productive, in compliance with the information provided by the Exploration Vice-Presidency of Ecopetrol, tangible property (property, plant and equipment) is capitalized and intangible assets are recognized as an investment in natural and environmental properties.

When it is determined that a well located in an exploration zone has no proved reserves, it is considered a dry or not commercial well and accumulated costs are expensed in the same period this is known. Costs incurred in geology, seismic and similar activities are recorded in the income statement when incurred.

The estimation of hydrocarbon reserves is subject to several uncertainties inherent to the determination of the proved reserves, production recovery rates, the timeliness in which investments are made to develop the reserves and the degree of maturity of the fields.

The Company recorded as reserves within the account “natural and environmental resources” the contributions of the Nation represented by crude oil and natural gas reserves deriving from the reversions of concessions of oilfield areas in favor of the Nation, given before the effectiveness of Decree 1760 of 2003.

Since Ecopetrol became an issuer in the Bolsa de Valores de Colombia or BVC and the NYSE, the Company has used the methodology approved by the SEC for the calculation of reserves. Under the SEC methodology, amortization for crude oil-producing investments was affected as a result of the change in the base price that is used for the calculation of reserves, which changed from the price of the crude portfolio of the Company in 2007 to the price of crude WTI at the close of 2008. This change generates an immaterial decrease in expenses for amortization of petroleum investments in the financial statements for fiscal year 2008.

On March 7, 2007, Decree 727 was issued replacing Decree 2625 of 2000, which includes regulations related to reserves valuation and accounting for hydrocarbons reserves of the Nation in the Company’s financial statements. In addition, it orders Ecopetrol to register the value of the hydrocarbons exploration or production rights that it owns. This recording is carried out in memorandum accounts in compliance with the opinion issued by the CGN; however, these memorandum accounts are not included in the Company’s balance sheet.

Impairment of Long-Lived Assets

At the end of each year, the net value of long-lived assets held and in use is reviewed, including those to be dismantled, or when circumstances or changes occur indicating that the book value may not be recoverable. The recording of provisions usually coincides with the formalization of an action plan by Ecopetrol, including, among others, the offer of such assets to third parties.

Deferred Charges

Deferred charges include deferred income tax, which results from the temporary differences arising due to the different ways of determining book profit and taxable income at the end of each period.

It also includes the investments made while negotiating the business collaboration contract between Ecopetrol and Schlumberger for the purpose of obtaining incremental production in the Casabe field. Such investments are amortized based on the units-of-production of the field. In addition, they include the costs incurred in the Sensor project, which is amortized using the straight line method over five (5) years.

Monetary correction attributable to non-monetary accounts (including equity) related to exploration and development activities was recorded as a deferred asset or liability through December 31, 2001 and is transferred to results during the amortization and/or depreciation period of the assets originating it.

Other Assets

Other assets includes goodwill, which corresponds to the difference between the value of purchase of the equity investments in controlled entities and their net book value, which reflects the economic benefits hoped to be achieved from the investment, originating in good name, specialized personnel, reputation of privileged credit, prestige due to sale of better products and services, favorable location and expectations of new businesses, among others.

Goodwill is amortized based on generally accepted methodologies during the term in which the investment recovery is expected.

Advances received from Ecogas to cover Build, Operate, Maintain and Transfer (BOMT) obligations

As a result of the recognition of an account receivable from Ecogas and following specific instructions from CGN, the Company recognized as deferred income the net present value of the future payments scheme, in connection with Ecopetrol’s liability related to BOMT contractors. These liabilities are due in 2017, the year when the contractual obligations end. Due to the payment of this amount in 2007, the corresponding deferred income was recognized as a component of other income.

Revaluations

a.	Investments

Revaluations and surplus from revaluations correspond to the difference between the historical cost and the investment’s net book value or its price quoted on a stock exchange.

b.	Property, Plant and Equipment

Valorizations and valorization surplus of property, plant and equipment in the equity correspond to the difference between net book value and the market value for real estate or the current value in use for plant and equipment, determined by specialists registered with the Colombian Real Estate Control entity or by suitable technical personnel, respectively.

Following the guidelines established by the (CGN) under the RCP, the methodology used to appraise property, plant and equipment is the present value of the assets in use by going concerns (VAU), considering the current condition of the assets and their useful lives in terms of production capability and ability to generate income.

The revaluation of the property, plant, and equipment includes the excess difference between the respective appraisal value of these assets and their net book value, except for assets classified as computers, furniture and fixtures.

Accounts Payable — Suppliers

Correspond to obligations incurred by Ecopetrol with third parties in order to comply with its corporate purpose.

Income Tax

The provision for income tax is calculated at the official rate of 33% in 2008 (34% in 2007) by the accrual method, on the greater of presumptive or taxable income.

The effect of timing differences involving the payment of a lower or higher income tax in the current year is recorded as a deferred tax liability or asset, respectively, provided that a reasonable expectation exists that such differences will reverse and in the case of the deferred tax asset, that sufficient taxable income will be generated to recover the tax. The deferred tax balance was calculated at the rate of 33%.

The Company uses the special deduction for investment in real productive fixed assets equivalent to 40% of the effective investment carried out during the fiscal year. If such assets are sold, or they are no longer used in income producing activity prior to the expiration of their useful lives, the Company must reimburse the proportional value of the deduction taken in the income tax return in the corresponding fiscal period in which such fact arises.

Labor and Pension Obligations

The system for salaries and fringe benefits for Ecopetrol personnel is governed by the Collective Labor Agreement 01 of 1977, and in the absence thereof, by the Labor Code. In addition to fringe benefits, Ecopetrol employees are entitled to receive additional benefits covered by previous regulations that depend on the place, type of work, length of service, and basic salary. Annual interest of 12% is paid on accumulated severance amounts in favor of each employee and the payment of indemnities is provided for when special circumstances arise that result in the non voluntary termination of the contract, and in periods other than the qualifying period.

The actuarial calculation includes active employees with indefinite term contract, pensioners and heirs, for pension, health care and education plan; temporary, active employees, and voluntary retirees, for pension bonuses.

All social benefits of employees who joined the Company before 1990 are the direct responsibility of Ecopetrol, without the involvement of the Colombian social security entity or institution. The cost of health services of the employee and his/her relatives registered with the Company is determined by means of the morbidity table, prepared on the basis of facts occurring during 2008. Likewise, the experience of Ecopetrol is considered for the calculation of educational allowances, based on the annual average cost of each business segment, subdivided in accordance with the class of studies: pre-school, primary, high school and university.

For employees who joined the Company as of the effectiveness of Law 50 of 1990, the Company makes periodic contributions for severance, pensions and labor related injuries to the respective funds that assume all these obligations. Likewise, Law 797 of 2003 determined that Ecopetrol employees who joined the Company as of January 29, 2003 will be subject to the provisions of the General Pension Regime.

Following the provisions in Decree 941 of 2002, once the actuarial calculation was approved by the Ministry of Finance in October 2008 and the mechanism for transfer (“commutation”) of the corresponding liability was approved by the Ministry of Social Protection, on December 29, 2008, the Company as of December 31, 2008 transferred (“commuted”) the amounts corresponding to its pension liabilities, to autonomous pension trust funds (PAP).

The amount transferred as of December 31, 2008 was $10,092,528 million, which also implied removing the pension trust fund assets and their corresponding pension liabilities for the same amount from the balance sheet and transferring them to the memorandum accounts.

The transferred funds, as well as their earnings, cannot change their destination nor be restored to the Company until all the pension obligations have been fulfilled.

The transferred assets and liabilities correspond only to the pension obligations; those relating to health care and education services remain Ecopetrol’s direct obligations.

Purchase of Hydrocarbons

The Company purchases hydrocarbons that the ANH receives from all the production in Colombia, at prices established according to section four of Law 756 of 2002 and Resolution 18-1709 of 2003 of the Ministry of Mines and Energy, considering the international prices of reference.

Additionally, it purchases hydrocarbons both from partners as well as from other producers in Colombia and abroad to meet the needs and operating plans of the Company.

Recognition of Income

Income from crude oil and natural gas sales is recognized at the time of transfer of title to the buyer, including its risks and benefits. In the case of refined and petrochemical products, income is recognized when products are shipped by the refinery; subsequently, they are adjusted in accordance with the volumes actually delivered. Income from transportation services is recognized when products are transported and delivered to the buyer in accordance with the sale terms. In other cases, income is recognized at the time it is earned and a true, probable and quantifiable right to demand its payment arises.

Late payment interest income on the collection of accounts receivable is recognized following prudence and realization principles.

Starting March 2007, subsidies for gasoline and diesel are granted by the Nation to refiners such as Ecopetrol, as provided in Law 1111 of 2006 (Budgets Law). Income from said subsidies corresponds to the difference between the regulated price and the international parity price and is recorded by the Company in 2008 in accordance with the Ministry of Mines and Energy Resolution No. 181496 of September 2008, which replaced resolution 180414 of March 2007. Under the new resolution, interest income relating to these subsidies was recorded for 2008. In addition, in 2008, both the value of and interest on the subsidies were calculated in US dollars, generating a net gain due to the difference in the Colombian peso/US dollar exchange rate. Furthermore, Resolution 182439 and Decree 4839 of December 2008 established the procedure for the recognition of the subsidies when it is negative (negative value existing between the parity price and the regulated price). In 2007, the income from said subsidies was recognized in Colombian pesos and interest was not recognized.

In 2009, the subsidy and related interest income will again be calculated in Colombian pesos, including the recognition of the interest relating to these subsidies.

Costs of Sale and Expenses

Costs are recognized at their historic value both for goods purchased for sale and goods produced for sales. Costs are disclosed according to the sales operation generating such cost.

Expenses correspond to amounts required for the development of the ordinary activity and include those caused by extraordinary events. Expenses are disclosed in accordance with their nature and the occurrence of extraordinary events.

Costs and expenses are recognized upon receipt of goods or services or when there is certainty of the occurrence of the economic fact. Fuel shortages and losses due to thefts and explosions are recorded as non-operating expenses.

Abandonment of Fields

The Company recognizes the liability for future environmental obligations and its corresponding entry is capitalized as a greater value of natural and environmental resources. The estimation includes plugging costs and abandonment of wells, dismantling of facilities and environmental recovery of areas and wells. Amortization is imputed to production costs, using the technical units-of-production method based on proved developed reserves. Changes resulting from new estimates of the liability for abandonment and environmental restoration are capitalized to the respective asset. The related liability is estimated in foreign currency and is adjusted for exchange difference at the end of each year, and a greater or lesser value of the asset.

Based on the extension of certain association contracts, the abandonment costs are assumed by the associates in the percentages of participation established in each contract. Ecopetrol has not allocated funds in order to cover these obligations, with the exception of association contracts Casanare, Cravo Norte, Guajira and Cravo Norte Pipeline; however, to the extent that activities are generated which are related to abandonment, these will be covered by the Company.

Accounting for Contingencies

As of the date the unconsolidated financial statements are issued, conditions that result in losses for the Company might exist, which will only be known if future specific circumstances arise. Management, the legal Vice Presidency and legal counsel evaluate these situations based on their nature, the likelihood that they will materialize, and the amounts involved, to decide on any changes to the amounts accrued and/or disclosed. This analysis includes current legal proceedings against the Company.

After the change to RCP in 2007, the Company began adjusting the methodology used to evaluate its legal proceedings and any contingent liability there under. Such methodology was completed in 2008 and is based on the credit system of the Nation, which is used by the Ministry of the Interior and of Justice. Up to October 31, 2008, Ecopetrol recognized its legal proceedings under the methodology it had used in the past, however, the new methodology was applied at December 31, 2008.

Risks and Uncertainties

The Company is subject to certain operational risks which are customary to the industry in Colombia, such as terrorism, product theft, crude oil international price changes, environmental damages, and variations in the estimations of hydrocarbon reserves.

Net Income per Share

Net income per share is calculated on the weighted average of outstanding shares of the Company during the year.

Memorandum Accounts

These accounts represent facts or circumstances from which rights or obligations could derive and affect the Company. However, these memorandum accounts are not included in the company’s balance sheet.

2. Assets and liabilities denominated in foreign currency

Transactions and balances in foreign currency are translated into Colombian pesos at the exchange rate certified by the Finance Superintendence of Colombia.

At March 31, 2009 and December 31, 2008, the unconsolidated financial statements of Ecopetrol included the following assets and liabilities denominated in foreign currency (which are translated into Colombian pesos at the closing exchange rates, $2,561.21 and $2,243.59 for US$1, respectively).

	March 2009		December 2008
	(Thousands of US$ dollars)	(Equivalent millions of Col pesos)	(Thousands of US$ dollars)	(Equivalent millions of Col pesos)
Assets:
Cash and cash equivalents	1,422,772	3,644,018	1,405,662	3,153,729
Investments	3,651,612	9,352,545	4,240,041	9,512,914
Accounts and notes receivables	1,994,380	5,108,026	1,900,015	4,262,856
Advances and deposits	146,034	374,024	96,855	217,303
	7,214,798	18,478,613	7,642,573	17,146,802
Liabilities:
Accounts payables and related parties	679,036	1,739,153	319,412	716,627
Estimated liabilities and provisions	858,939	2,199,923	907,591	2,036,262
Other liabilities	539,854	1,382,678	557,268	1,250,281
	2,077,829	5,321,754	1,784,271	4,003,170

3. Cash and cash equivalents

	March 2009	December 2008
Banks and saving entities	2,322,626	1,168,330
Special and revolving funds(1)	2,376,281	701,517
Sight investments(2)	206,016	—
Cash	276	399
	4,905,199	1,870,246

(1)	Corresponds to investments in special funds in the amount of $2,373,999 and investments in overnight operations in the amount of $2,282, which are to be used as working capital in order to cover short term obligations.
(2)	Corresponds to investments with maturities of 90 days or less.

Restrictions on banks and corporations:

On March 31, 2009, there was an embargo for $876 from the Civil Court of Neiva ($73 on December 31, 2008 from same Court), in order to back a presumed obligation derived from the breach of payment on a public deed lien. At present, the Company is preparing a response to the claim arguing that the project originally planned for the property will not be carried out.

4. Investment

	March 2009	December 2008
Current:
Fixed yield:
Bonds and securities of private or foreign entities	2,087,564	1,099,487
Investment Funds administered by third parties(1)	1,304,521	2,077,218
Trust Funds	333,835	326,941
Bonds issued by the Colombian Government	254,439	224,053
Time deposits	50,939	5,038
Treasury Securities – TES	10,369	6,970
Specific destination Fund	—	10,212
Hedge instruments	15,250	—
Total Current	4,056,917	3,749,919
Long Term:
Variable yield – Shares(2)	6,419,909	5,016,722
Fixed yield:
Bonds and securities of foreign entities	2,331,247	5,094,596
Bonds issued by the Colombian Government	852,119	754,054
Fund for legal contingences	186,353	378,461
Other investment	7,355	—
Treasury Securities – TES	6,959	56,529
Total Long term	9,803,942	11,300,362

(1)	It includes funds received from same of Ecopetrol’s subsidiaries to be given for delegated management. During the three month period ended March 31, 2009 an amount of US$422 million was collected from a deposit in an investment fund.
(2)	A summary of long-term investments of variable yield, valued under the cost method, is set forth below:

	Number of shares and/or quotas	Participation percentage	Valuation date	Historical Cost	Intrinsic Market Value	Revaluations (provisions)
NON STRATEGIC
Empresa de Energía de Bogotá	6,310,980	7.35	Feb-09	169,421	434,627	265,206
Interconexión Eléctrica S.A. E.S.P.	58,925,480	5.48	Mar-09	69,549	438,406	368,857
Total non-strategic				238,970	873,033	634,063

A summary of variable yield long-term investments, valued under the equity method, is set forth below:

STRATEGIC	Number of shares and/or quotas	Participation percentage	Valuation date	Historical Cost	Adjusted cost	Equity method effect
SIGNIFICANT INFLUENCE
Sociedad Refinería de Cartagena S.A.	979,999	49.00	Feb-09	239,271	1,311,698	1,072,427
Oleoducto Central S.A.	1,820,824	35.29	Feb-09	396,021	636,010	239,989
Ecodiesel Colombia S. A.(1)	7,750,000,000	50.00	Dec-08	7,750	7,753	3
Oleoducto de Colombia S. A.	15,925	43.85	Feb-09	181,569	51,768	(129,801)
Serviport S.A.	53,714,116	49.00	Feb-09	2,081	7,194	5,113
Invercolsa S.A.(12)	889,410,047	31.76	Jan-09	60,282	128,976	68,694
Total				886,974	2,143,399	1,256,425
SUBSIDIARIES
Black Gold Re Ltd.(2)	120,000	100	Mar-09	184,079	270,028	85,949
Ecopetrol Oleo é Gás do Brasil Ltda.(3)	20,370,700	99.99	Mar-09	22,499	19,759	(2,740)
Ecopetrol del Perú S. A.(4)	32,674,999	99.99	Mar-09	67,220	40,557	(26,663)
Ecopetrol America Inc.(5)	1	100	Dec-08	1,551,233	1,564,343	13,110
Polipropileno del Caribe S.A.(6)	206,910,325	49.90	Feb-09	259,699	261,343	1,644
Andean Chemicals Limited(6)(7)	29,494	100	Mar-09	346,854	421,140	74,286
ODL Finance S.A.(8)	65	65.00	Feb-09	404,548	490,569	86,021
Offshore International Group(9)	250	50.00	Jan-09	458,666	475,094	16,428
Ecopetrol Transportation Company(10)	1	100	Mar-09	461,809	494,693	32,884
Ecopetrol Global Energy(11)	4,000	100	Mar-09	12	14	2
Total				3,756,619	4,037,540	280,921

In accordance with the RPC, in 2008 Ecopetrol investments in associated companies in which it has significant influence were valued under the equity method. Significant influence is defined as the power that the entity has, regardless if the percentage of the ownership is less than or equal to 50%, to participate in the setting and overseeing of financial and operational policies of another entity for the purpose of obtaining profits from that entity. The effect of the application of the equity method was an increase in income of $48,844 (Net of the corresponding income tax) as of March 31, 2009. Until 2007, Ecopetrol’s investments in these associated companies were valued under the cost method.

(1)	Ecodiesel Colombia S.A. was incorporated on April 19, 2007 to construct and operate a plant in Barrancabermeja that will produce 100.000 tons of bio-diesel fuel per year, equivalent to 2,000 barrels per day.
(2)	Black Gold Re Ltd. is registered as a foreign reinsurance company with the Finance Superintendence in Colombia, which allows it to render direct reinsurance services through insurance companies in Colombia. It is primarily engaged in managing the insurance and reinsurance of Ecopetrol’s risks.
(3)	Ecopetrol Oleo é Gas do Brasil Ltda. was incorporated by Ecopetrol in December 2006. In 2008, it entered into association contracts with ANP relating to the following six exploration blocks: BM-C-44 located in the Campos riverbed (Ecopetrol 37.5%), BM-S-74 located in the Santos riverbed (Ecopetrol 30%) and BM-PAMAs 9, 10, 11 and 12 located in the Pará Maranhao riverbed (Ecopetrol 30%); Petrobras is the operator in all these blocks.
(4)	Ecopetrol del Perú S. A. and Talisman entered into a contract for the exploration of lot 134 on July 12, 2007.

In November 2007, the Peruvian government issued a decree in which it approved the assignment of Talisman and Repsol’s participatory interests in lots 101 y 90, respectively. Ecopetrol has a 30% interest in lot 101 and a 49.5% interest in lot 90.

In March 2009, Ecopetrol del Peru S.A. and Petrobras del Peru S.A. entered into two agreements for the exploration and production of blocks 110 and 117 located in Peru, which are currently in the exploratory phase.

(5)	In December 2007, the Company signed a participation agreement with Shell OffShore Inc. to explore the exploration blocks GBO777 and GBO778 (Clearwater prospect), located in deep waters of the Gulf of Mexico; in said blocks, Ecopetrol has a 25% participation. The company incorporated Ecopetrol América Inc. to develop said activities.

In September 2008, the Company bought a 9.2% participation in the K2 field in the Gulf of Mexico. Said field is currently in production.

In October 2008, Ecopetrol America Inc. and British Petroleum Company signed a participation agreement for the exploration of hydrocarbons in the Gulf of Mexico.

In September 2008, Ecopetrol and the Italian company Eni S.p.A entered into a participation agreement to drill at least five prospects in deep waters in the Gulf of Mexico (GoM) between 2008 and December 2012.

In December 2008, Ecopetrol America Inc, and StatoilHydro signed an agreement for exploration in the Gulf of Mexico that includes drilling three prospects between 2009 and 2010.

(6)	In April 2008, Ecopetrol bought the companies Andean Chemicals Limited and its subsidiary Polipropileno del Caribe S.A. (Propilco S. A.), the main producer of resins in the Andean, Central American and Caribbean region. The purchase price of the companies Andean Chemicals Limited and Polipropileno del Caribe S.A. was $635,022 and $632,261 respectively.

After the purchase, Polipropileno del Caribe S.A.’s equity composition is as follows: Andean Chemicals Limited, 50.10%, Ecopetrol, 49.90%, and Oleo é Gas Do Brasil Ltda., Ecopetrol del Perú S.A., Ecopetrol América Inc., one share each. Therefore, Ecopetrol, directly or indirectly, holds 100% of Propilco S. A.

(7)	In October 2008, Andean Chemicals Limited purchased 78% of Bioenergy S.A, which will be in charge of constructing a plant with a capacity equal to 330 thousand liters per day of fuel alcohol (ethanol). The investment is estimated at US$140 million.
(8)	In July 2008, Ecopetrol participated in the incorporation of ODL Finance, whose main offices are in Panama. Ecopetrol owns 65% of ODL Finance’s subscribed capital. ODL Finance is the parent company of Oleoducto de los Llanos Orientales S.A., whose main offices are also in Panama and who has a branch office in Colombia. The Colombian branch office of Oleoducto de los Llanos Orientales S.A. owns the Rubiales-Monterrey pipeline and is in charge of carrying crude oil from the areas included in the Rubiales and Pirirí association and risk participation contracts, which expire in 2010.

A reduction in capital of US$41.5 million was authorized by the Board of Directors on March 5, 2009. 65% that reduction will be reimbursed to Ecopetrol.

(9)	In February 2009, Ecopetrol, in partnership with Korea National Oil Corporation (KNOC), acquired a 100% stake (50% for each participating company) in Offshore International Group Inc. (OIG) for the purchase price of US992 million, which was divided equally between Ecopetrol and KNOC. The transaction also generated goodwill of $767,992. The purchase price is subject to the adjustments which may arise as described in section 2.2 of the purchase contract.

OIG is the U.S. parent of Petrotech Peruana S.A. Petro-Tech Peruana S.A. is a company whose economic activity is the exploration, production and processing of hydrocarbons in Perú.

(10)	In March 2009, Ecopetrol entered into an agreement with Enbridge Inc. pursuant to which Ecopetrol acquired 100% of its stake in OCENSA for the purchase price of US$417.8 million, thereby increasing the Company’s ownership of Ocensa from 35.3% to 60% This transaction generated a goodwill of $537,093 and led to Ecopetrol acquiring 100% of the following foreign companies:

(i) IPL Colombia, located in the Cayman Islands, whose participation in Ocensa was equal to 17.5%, and (ii) IPL Bermuda, located in Bermuda, whose participation in Ocensa was 7.21%, and who was wholly owned by IPL Colombia. Once these companies were purchased, their corporate names were changed to Ecopetrol Transportation Company (ETC) and Ecopetrol Pipeline International Ltd. (EPI), respectively.

(11)	In March 2009, the Company incorporated Ecopetrol Global Energy in Spain with a 4,000 Euros equity. The purpose of Ecopetrol Global Energy is to hold and manage Ecopetrol’s investments abroad.

Restrictions over variable income long-term investments:

In accordance with the judgment of February 8, 2007, issued by the 28th Bogota Civil Court, Mr. Fernando Londoño was required to return the shares of Inversiones de Gases de Colombia S.A. (Invercolsa), as well as the amount paid in 1997. This judgment was appealed and its second instance decision is pending. On June 8, 2007, the 28th Court ordered the seizure of the 145 million Invercolsa shares held by Mr. Fernando Londoño and deposited then into an escrow account. In addition, the collection of any dividends or distribution in connection therewith was assigned to a custodian.

In reviewing a constitutional action filed by two citizens, the Council of State ruled in favor of Ecopetrol granting it the control of the shares under litigation, a decision that was confirmed by a tutela action and which, in turn, was reviewed by the Constitutional Court in August 2007. The Company will only recognize dividends income once the final sentence in its favor is delivered and the recoverability of the resulting amounts can be assured.

A summary of the balances as of March 31, 2009 of Ecopetrol’s subsidiaries is set forth below:

Company	Assets	Liabilities	Equity	Results of the period
Black Gold Re Ltd	273,942	3,914	270,028	4,737
Ecopetrol Oleo é Gas do Brasil Ltda.	20,003	244	19,759	(244)
Ecopetrol America Inc.	1,598,667	34,325	1,564,342	—
Ecopetrol del Perú S.A.	43,921	3,364	40,557	(437)
Andean Chemicals Limited	421,140	—	421,140	2,838
Polipropileno del Caribe S.A.(2)	869,201	306,248	562,953	3,053
ODL Finance S.A.(1)	779,423	130,991	648,432	(144)
Offshore International Group(1)	1,090,362	205,896	884,466	—
Ecopetrol Transportation Company(2)	461,809	—	461,809	—
Ecopetrol Global Energy	14	—	14	—

(1)	Information as of January 2009
(2)	Information as of February 2009

A summary of the balances as of December 31, 2008 of Ecopetrol’s subsidiaries is set forth below:

Company	Assets	Liabilities	Equity	Results of the period
Black Gold Re Ltd	245,470	13,277	232,193	18,515
Ecopetrol Oleo é Gas do Brasil Ltda.	17,727	20	17,707	(1,907)
Ecopetrol America Inc.	1,294,425	30,068	1,264,357	(243,317)
Ecopetrol del Peru S. A.	25,588	6,103	19,485	(43,333)
Andean Chemicals Limited	392,795	15,816	376,979	8,255
Polipropileno del Caribe S. A.	970,284	410,340	559,944	53,346
ODL Finance S. A.	680,004	3,376	676,628	186

The economic activity and the net results of the three month period ended March 31, 2009 and of the year ended December 31, 2008, for entities in which Ecopetrol has investments is set forth below:

Company	Economic Activity	Net result March 2009	Net result December 2008
Interconexión Eléctrica S.A. E.S.P.	Operation, maintenance, transmission and sale of electrical power.	74,856	179,495
Empresa de Energía de Bogotá S. A. E.S.P	Electrical energy power transmission	137,913	230,756
Sociedad Refinería de Cartagena S. A.(2)	Construction and operation of refineries, refining of hydrocarbons, production, sale and distribution of crude oil, natural gas and by-products.	75,313	9,478
Oleoducto Central S.A. – Ocensa	Construction and operation of a pipeline system, which terminal is the Coveñas embarkation port, Municipality of Tolú, Colombia.	19,170	47,821
Invercolsa S. A.(1)	Investments in energy sector companies including activities inherent to the industry and commerce of hydrocarbons and mining.	2,196	111,773
Oleoducto de Colombia S. A.(2)	Construction and operation of a pipeline system, which terminal is the Coveñas embarkation port, Municipality of Tolú, Colombia.	6,482	(23,862)
Serviport S.A(2)	Rendering to the public in general of the necessary services for loading and unloading support of crude oil ships, supply of equipment for the same purpose, load inspections and measurements.	334	(500)
Ecodiesel Colombia S.A.(4)	Construction and operation of plants for the production of bio-fuels and oleo-chemicals and their mixes with hydrocarbon derivative fuels, in addition to the production and distribution of them.	3	76
Black Gold & Re Ltd.(3)	Manage all business associated with total or partial, direct or indirect insurance are insurance of Ecopetrol’s and its subsidiaries’ risks.	4,737	18,515
Polipropileno del Caribe S.A(2)	Production and sale of polypropylene resin.	3,053	53,346
Ecopetrol Oleo é Gas do Brasil Ltda.(3)	Exploration, production, transportation, storage, distribution and selling of hydrocarbons, by-products and products as well as research, development, and selling of energy sources.	(244)	(1,907)
Ecopetrol América Inc.(3)	Exploration, production, transportation, storage, distribution and selling of hydrocarbons, by-products and products as well as research, development, and selling of energy sources.	—	(243,317)
Ecopetrol del Perú S. A.(3)	Exploration, production, transportation, storage, distribution and selling of hydrocarbons, by-products and products as well as research, development, and selling of energy sources.	(437)	(43,333)

Company	Economic Activity	Net result March 2009	Net result December 2008
ODL Finance(2)	Design, construct, operate, sell, exploit and be the owner directly or indirectly of pipeline systems for hydrocarbon transportation of private use in Colombia.	(144)	186
Andean Chemicals Limited(3)	Investment Vehicle.	2,838	8,255
Offshore International Group	Exploration, production, transportation, storage, distribution and selling of hydrocarbons, by-products and products as well as research, development, and selling of energy sources.	—	—
Ecopetrol Transportation Company	Investment Vehicle.	—	—
Ecopetrol Global Energy	Investment Vehicle.	—	—

(1)	Information as of January 2009
(2)	Information as of February 2009
(3)	Calculated at the monthly average exchange rate.
(4)	Information as of December 2008

The classification of treasury investments depends on the use of the funds, their destination and maturity. Investments whose maturity or realization is shorter than one year are held for short terms.

A summary of long-term fixed yield investments at March 31, 2009 to be redeemed during the next five years is set forth below:

Maturity	1 – 3 Years	3 – 5 Years	5 Years	Total
Bonds and securities of private or foreign entities	2,110,255	145,796	75,196	2,331,247
Bonds issued by the Colombian Government	424,900	232,758	194,461	852,119
Treasury Securities – TES	4,322	2,638	—	6,960
Fund for legal contingences	19,116	51,202	116,035	186,353
Other investments	—	5,154	2,201	7,355
	2,558,593	437,548	387,893	3,384,033

A summary of long-term fixed yield investments at December 31, 2008 to be redeemed during the next five years is set forth below:

Maturity	1 – 3 Years	3 – 5 Years	5 Years	Total
Bonds and securities of private or foreign entities	4,145,510	757,805	191,281	5,094,596
Bonds issued by the Colombian Government	144,180	442,297	167,577	754,054
Treasury Securities – TES	31,317	13,863	11,349	56,529
Fund for legal contingences	131,250	159,726	87,485	378,461
	4,452,257	1,373,691	457,692	6,283,640

5. Accounts and notes receivables

	March 2009	December 2008
Current portion
Customers:
Local	396,736	414,422
Foreign	572,380	311,914
Subsidies to be received from the Ministry of Mines and Energy(1)	4,059,346	3,970,115
Related parties (See Note 14)	355,782	238,370
Reimbursements and investment yields(2)	213,746	111,977
Other debtors	132,168	274,294
Associations contracts – Joint operations	57,087	52,821
Doubtful accounts	35,907	32,854
Accounts receivable from employees	22,152	29,780
Notes receivables	10,768	22,680
Industrial service customers	3,812	17,046
Total	5,859,884	5,476,273
Less: allowance for doubtful accounts	(35,907)	(32,854)
Total current portion	5,823,977	5,443,419
Long-term portion
Loans to employees(3)	159,078	148,133
Credit portfolio(4)	41,016	41,010
Others	4,678	3,992
Total long-term portion	204,772	193,135

The aging determination and classification of customer’s accounts receivable at March 31, 2009, pursuant to maturity is set forth below:

	Maturity in Days
	0 – 180	181 – 360	More than 361*
Current accounts receivable	912,689	—	—
Past due accounts receivable	56,427	—	1,507
	969,116	—	1,507
Local Customers	396,736	—	1,507
Foreign Customers	572,380	—	—
	969,116	—	1,507

*	Customers receivables included in doubtful accounts.
(1)	As to March 31, 2009 corresponds to the accounts receivable from the Ministry of Mines and Energy regarding the recognition of the regular motor gasoline and diesel subsidies and the interest corresponding to the first eleven months of 2008 for $3,777,130 and $93,075 respectively. Additionally, it includes $99,767 corresponding to the subsidies of 2007 and the opportunity cost (4.48% annual yield) of 2009 for $89,374, according to the Resolution 180174 of February 6, 2009.
(2)	Made up of dividends receivable from: Polipropileno del Caribe S.A. Propilco for $19,514, Inversora de Gases de Colombia — Invercolsa for $38,118, Interconexión Eléctrica S. A. — ISA for $8,466, Empresa de Energía Eléctrica de Bogotá for $22,408, for investment reimbursement and profit from investment and $2,193 surcharge for tariff adjustments for the first semester of 2008 from Ecogas.
(3)	By means of Leg contracts 058-80 of 1980 and 4008928 of 2006, the administration, management and control of loans granted to employees by the Company were given to Cavipetrol. In its capacity as administrator, Cavipetrol acts as custodian in its database and financial system of the detail by employee of said loans and their respective conditions.

The future collections of accounts receivable to March 31 from Cavipetrol, are, as follows:

Year	Amount
2010	25,488
2011	27,782
2012	30,282
2013	33,008
2014 and following	42,518
159,078

There are no other important restrictions to accounts and notes receivables’ recovery.

(4)	A summary of the long-term recovery portfolio for each of the following five years is included hereinafter:

	Year 1	Year 2	Year 3	Long-term Year 4	Year 5
Applicable interest rate	Mar-10 to Feb-11	Mar-11 to Feb-12	Mar-12 to Feb-13	Mar-13 to Feb-14	Mar-14 to Feb-15	More than 5 years
DTF previous month	82	46	3	—	—	—
CPI + 6	17	19	19	14	—	—
CPI + 6	56	61	61	61	33	—
CPI	37	19	19	19	19	79
ECP opportunity rate – Bank Average	288	—	—	—	—	—
DTF + 6 points	9	—	—	—	—	—
Greater between 6% EA and CPI for the trimester starting July 2009	6,500	13,000	13,000	6,500	—	—
Total annual recovery	6,989	13,145	13,102	6,594	52	79
Total						39,961

DTF:	Average of interest rates for fixed term deposits, promulgated by the Superintendency of Finance.
CPI:	Consumer Price Index, as indicated by the Colombian Government
ECP:	Ecopetrol
EA:	Effective Annual Rate

Additionally, it includes $1,055 corresponding to the benefits granted through housing loans to the employees of the Asociación Guajira and Asociación Las Monas.

6. Inventories

	March 2009	December 2008
Finished Products:
Crude Oil	522,210	602,210
Fuels	382,846	465,388
Petrochemicals	25,867	27,631
Natural gas	63	41
Purchased Products:
Fuel	91,107	132,295
Crude oil	32,397	35,568
Petrochemicals	12,972	29,147
Natural gas	101	—
Raw Materials:
Crude oil	115,594	96,970
Natural Gas	—	—
In process Products:
Fuels	167,883	203,328
Petrochemicals	4,580	3,045
Materials for the production of assets	9,169	9,907
In transit materials	2,511	5,922
Total	1,367,300	1,611,452
Less: allowance for inventories	(34,860)	(127,464)
Total	1,332,440	1,483,988

The allowance for inventories movement is:

	March 2009	December 2008
Initial balance	127,464	80,971
(Decrease) increase to allowance	(92,604)	46,493
Ending balance	34,860	127,464

7. Advances and Deposits

	March 2009	December 2008
Short term:
Official Entities(1)	1,514,717	1,421,621
Partners in joint operations(2)	802,738	552,958
Advances to suppliers	5,289	2,786
Advances to contractors	17,781	17,950
Agreements(3)	6,221	16,880
Customs agents	24,967	14,484
Related parties (see Note 14)	1,677	2,528
Advances to workers	1,962	715
Total short term	2,375,352	2,029,922
Long-term:
Advances and deposits	216,691	214,527
Total	2,592,043	2,244,449

(1)	As of March 31, 2009 and December 31, 2008 includes transactions with the Tax and Customs National Administration — DIAN for advance income tax for 2008 in the amount of $922,950 million, self withholdings, and others for the amount of $591,767 million (2008 — $498,671 million).

(2)	Joint operations:

	March 2009	December 2008
Contracts in which Ecopetrol is not the operator:
BP Exploration Company Colombia	190,089	112,230
Meta Petroleum Ltd.	98,003	80,092
Mansarovar Energy Colombia Ltd.	100,282	48,579
Occidental Andina LLC	52,197	36,996
Petrobras Colombia Limited	8,702	31,438
Occidental de Colombia Inc.	53,101	16,997
BHP Billiton Petroleum Colombia	9,165	9,129
Hocol S.A.	29,114	7,370
Petrobras Internacional Braspetro B.V.	8,485	3,716
CEPSA Colombia S.A.	6,188	2,228
Perenco Colombia Limited	15,893	1,770
Kappa Resources Colombia Ltd.	—	1,199
Chevron Texaco Petroleum Company	83,226	—
Other operations	62,742	64,961
Contracts in which Ecopetrol is the operator:
Oleoducto Caño Limón	45,607	120,797
La Cira	18,964	8,303
Tibu	5,908	3,087
CRC 2004 – 01	8,895	730
JOA Caño Sur	69	200
JOA Platanillo	740	22
Shared risk Catleya	824	20
Other operations	4,544	3,094
Total	802,738	552,958
(3)	Represents the amounts delivered to personnel as advances under the personnel educational plan.

8. Prepaid expenses

	March 2009	December 2008
Insurance(1)	1,155	9,254
Others(2)	1,990	492
Total	3,145	9,746

(1)	The contracted insurance is effective until April 2009 and is made up of: i) operating for the amount of $1,154 and an amortization to March 31, 2009 of $623, and ii) administrative for the amount of $1,430 and an amortization to the same date of $806.
(2)	Corresponds to the amounts for the purchase and maintenance of the vehicles assigned to top officers of Ecopetrol through leasing, which is handled through contract No. 5201716 by Cavipetrol.

9. Property, Plant and Equipment, net

	March 2009	December 2008
Plant and equipment	10,617,979	10,527,694
Pipelines, networks and lines	3,944,440	4,021,402
Construction in progress	3,953,024	2,961,509
Buildings	1,183,197	1,183,741
Equipment on deposit and in transit	1,072,566	937,116

	March 2009	December 2008
Computer equipment	278,606	278,549
Transportation equipment and other fixed assets	288,993	280,681
Land	69,027	69,015
Total	21,407,832	20,259,707
Accumulated depreciation	(12,116,092)	(11,964,756)
Allowance for property, plant and equipment	(1,085,957)	(1,092,688)
Total property, plant and equipment	8,205,783	7,702,263

The most representative amounts correspond to infrastructure projects such as the Barrancabermeja fuel hydro treatment plant, Campo Castilla development project in Meta, heavy crude oil transportation pipeline Apiay – Porvenir, construction of the naphta pipeline between Tocancipá and Castilla and well drilling for the development of reserves in La Cira.

The residual value is only considered in the valuation process for property, plant and equipment and only in the eventuality in which the assets are totally depreciated or are no longer in operating conditions. A 5% general average of the cost is applied, according to oil industry practice. This criterion is not applicable to assets classified as pipelines and buildings, since it is considered that the recoverable costs are equivalent to the costs of removal and transportation for their retirement. The assets are depreciated at 100% of their historical cost adjusted by inflation.

Summary of property, plant and equipment at March 31, 2009:

Type of Asset	Adjusted cost	Accumulated depreciation	Revaluations	Allowances	Fair value
Plants and equipment	10,617,979	8,444,554	3,611,545	(628,757)	10,805,616
Pipelines, networks and lines	3,944,440	2,677,703	308,518	(158,006)	577,266
Construction in progress	3,953,024	—	—	—	—
Buildings	1,183,197	541,653	529,766	(270,227)	997,998
Equipment on deposit and in transit	1,072,566	—	—	—	—
Computer equipment	278,606	229,272	25,616	(20,771)	24,895
Transportation equipment and other fixed assets	288,993	222,910	73,907	(8,196)	81,849
Land	69,027	—	11,668	—	16,334
Total	21,407,832	12,116,092	4,561,020	(1,085,957)	12,503,958

Summary of property, plant and equipment at December 31, 2008:

Type of asset	Adjusted cost	Accumulated depreciation	Revaluations, net	Allowances	Fair value
Plants and equipment	10,527,694	8,344,408	3,613,491	(635,471)	10,715,331
Pipelines, networks and lines	4,021,402	2,644,483	308,518	(158,006)	654,228
Construction in progress	2,961,509	—	—	—	—
Buildings	1,183,741	528,191	529,766	(270,227)	998,542
Equipment on deposit and in transit	937,116	—	—	—	—
Computer equipment	278,549	227,161	25,617	(20,789)	24,837
Transportation equipment and other assets	280,681	220,513	73,950	(8,195)	73,538
Land	69,015	—	11,668	—	16,323
Total	20,259,707	11,964,756	4,563,010	(1,092,688)	12,482,799

10. Natural and Environmental Resources, net

	March 2009	December 2008
Amortizable crude oil investments	12,854,459	12,656,106
Less: Accumulated amortization	(7,342,049)	(7,006,554)
	5,512,410	5,649,552
Plugging and abandonment, dismantling of facilities and environmental recovery costs	2,209,462	1,937,386
Less: Accumulated amortization	(1,144,063)	(1,091,485)
	1,065,399	845,901
Reservoirs and appraisals(1)	701,590	701,590
Less: Accumulated depletion	(586,578)	(580,132)
	115,012	121,458
Exploration in progress	215,654	214,554
Total	6,908,475	6,831,465

(1)	These reserves were received from the reversions of concession contracts for $520,218 currently administered by Gerencia Sur and $181,372 by Magdalena Medio.

11. Pension Plan Assets

	March 2009(1)	December 2008
Consorcio Fidubogotá – Fiducolpatria	—	17,399
Consorcio Fidupopular – Fiduoccidente	—	14,980
Consorcio Fiduagraria – Fiducoldex – Helm Trust	—	9,610
Consorcio BBVA – Corficolombiana – Fidubogotá	—	9,677
Consorcio Fiducafé – Fiduprevisora – Fidupetrol	—	16,805
Consorcio Fiducolombia – Santander Investment	—	11,792
Total	—	80,263
Less: short term redeemable portion	—	80,263
	—	—

(1)	The amount reimbursed to Ecopetrol in March 2009 and corresponding to the balance, as a result of partial transfer (commutation) of monthly pension obligations, through the mechanism approved by the Ministry of Social Security in December 2008.

12. Deferred Charges

	March 2009	December 2008
Deferred income tax	1,285,167	1,285,167
Other deferred charges (net)	218,400	231,832
Charges of deferred monetary correction, net	63,682	65,869
	1,567,249	1,582,868

13. Other Assets

	March 2009	December 2008
Goodwill(1)	1,943,779	658,103
Deposits in administration	233,705	108,756
National Royalties Fund(2)	93,222	82,147
Intangibles: Trademarks, licenses, patents, software	87,895	45,965
Trust funds(3)	82,442	77,255
Other assets	311,772	8,559
	2,752,815	980,785

(1)	Goodwill is composed of (i) $646,623, corresponding to the net amount between goodwill and the monthly amortizations at March 2009 relating to the acquisition of Andean Chemicals Limited and Polipropileno del Caribe S. A., with the estimated term for amortization being 17 years and 8 months (which was determined based on the net present value of the investment) minus the estimated future cash flows, (ii) $763,257 corresponding to the purchase of Offshore International Group (which is subject to the adjustments that may arise to the purchase price), with the estimated term for amortization being 14 years and 8 months (which was determined based on the valuation of the reserves of block Z2B, the only block in production) and (iii) $533,897 generated as a result of the purchase of IPL Enterprises (now Ecopetrol Transportation Company), which purchase price is subject to the adjustments that may arise as described in section 2.2 of the purchase agreement and with the estimated term for amortization being 15 years (which was determined based on Ocensa’s outstanding contractual agreements as of the date of negotiation.
(2)	Corresponds to the FAEP deposits into the National Royalties Fund in favor of Ecopetrol. Its sole purpose is the payment of debts and financing for the development projects and programs in hydrocarbon producing and non-producing municipalities and departments. Ecopetrol disburses amounts after the Ministry of Finance issues the corresponding approvals.
(3)	Includes i) Contributions of $67,143 into the National Hydrocarbons Fund which was created to support future hydrocarbon investment, exploration and production contracts in minor fields (projects which are managed by the Hydrocarbons Private Equity Fund of Colombia), ii) Contributions of $5,860 into the Procuraduria Fund created for general benefit projects in municipalities near the Cicuco field under the Company’s direct operation: Cicuco, Mompox and Talaigua Nueva (the objective of the fund is to disburse the amounts according to each project’s development, which will be carried out by the municipalities through agreements with Incoder and the Ministry of Environment) and iii) Contribution of $9,439 into the Colpet, Condor and Sagoc Fund for the possible contingencies in the liquidation of these former subsidiaries.

14. Accounts payable and transactions with related parties

	March 2009	December 2008
Dividends payable(1)	8,906,104	2,158
Suppliers	1,655,644	286,825
Advances from Partners	693,872	532,833
Deposits received from third parties	445,658	393,730
Related parties	418,969	229,325
Other payables(2)	398,661	11,972
Purchase of hydrocarbons from the Agencia
Nacional de Hidrocarburos – ANH	319,130	210,056
Reimbursement of exploratory costs	131,557	120,627
Total	12,969,595	1,787,526

(1)	Corresponds to (i) dividends payable in the amount of $8,903,953 as determined by the Company’s Shareholders at their by the Shareholders’ Meeting and (ii) dividends payable to shareholders who bought the Company’s shares on an installment payment plan and are in arrears thereunder and whose economic and political rights have been suspended pursuant with article 397 of the Commercial Code and will be restored once the installment payments are brought up to date.
(2)	Includes $332,545 payable to the Fuel Price Stabilization Fund to cover the participation differential.

Balances and Transactions with related parties

A summary of the most representative balances with related parties where Ecopetrol holds direct investments or interests, and are included in debtors, suppliers and accounts payable is set forth below:

	Accounts receivable	Advances receivable	Accounts payable
Ocensa S.A.	11,847	1,677	154,960
Oleoducto de Colombia S.A.	6,217	—	6,407
Refinería de Cartagena S.A.	323,308	—	283
Ecodiesel Colombia S.A.	98	—	67
Serviport S.A.	—	—	782
Cavipetrol	10,056	—	12,172
Compounding and Masterbatching (COMAI)	4,256	—	—
Black Gold Re Ltd.(1)	—	—	244,298
Balance at March 2009	355,782	1,677	418,969
Balance at December 2008	238,370	2,528	229,325

(1)	Corresponds to amounts received in administration.

The principal transactions with related parties are set forth below:

	Sales and services	Leases	Others
Revenue:
Refinería de Cartagena S.A.	747,966	—	17,894
Ocensa S.A.	2,946	4,201	—
Ecodiesel Colombia S.A.	—	61	—
Oleoducto de Colombia S.A.	1,031	—	5,097
Compounding and Masterbatching (COMAI)	10,983	—	—
Total at March 2009	762,926	4,262	22,991
Total at December 2008	4,848,120	14,072	63,471

	Transportation Cost	Others
Expense:
Ocensa S.A.	150,026	2,628
Oleoducto de Colombia S.A.	2,384	—
Cavipetrol	—	4,606
Refinería de Cartagena S.A.	—	56
Total at March 2009	152,410	7,290
Total at December 2008	577,120	36,437

There are no special price conditions or non-arms’ length transactions with related companies. However, for Ocensa S.A. and Oleoducto de Colombia S.A. there is a maximum tariff determined by the Ministry of Mines and Energy that can be collected by both companies for the use of their pipeline systems. Their operation is based on the recovery of total operating and administrative expenses and in the determination of the transportation unit cost. The cost per barrel is transferred to each shareholder that uses the system based on the barrels transported.

15. Taxes Payable

	March 2009	December 2008
Income tax and other taxes	3,849,606	3,605,757
Equity tax	207,111	—
Special tax and surcharge on gasoline(1)	97,799	92,934
Income and VAT withholdings	70,309	126,307
Sales tax payable	39,011	37,172
Industry and commerce and other minor taxes	19,620	18,197
Total	4,283,456	3,880,367

(1)	This tax is levied on sales and/or consumption of regular and premium gasoline and diesel. The funds collected for this tax are paid to the National Treasury Office of the Ministry of Finance. The special tax is paid on the basis of the percentage participation of each beneficiary in the national monthly consumption of regular and premium gasoline.

Income tax returns may be reviewed by the tax authorities within two years of their filing date. At this date, the terms of filings for the years 2006, 2007 and 2008 are open for review.

Currently, differences exist with the National Tax and Customs Administration (DIAN) regarding the calculation and payment method of the first installment of the 2003 and 2004 income tax returns because in the opinion of the DIAN the surtax of such years should have been included in the base. The result of this proceeding will not affect the Company’s cash flow since the amounts under discussion have been directly compensated by the DIAN by positively adjusting the Company’s balances, which adjustments the Company had previously requested in unrelated cases.

Through its appellate decision dated March 13, 2009 (and published on April 13, 2009), the Council of State partially accepted the claims of the Company to modify the official liquidation of the DIAN, which seeks the additional payment of $27,033 corresponding to income tax return for fiscal year 1996 for the amount of $1,888 plus late interest. The judicial decision accepts the arguments on the exemption of the income tax on asphalt and the absence of a penalty for on exact information due to a difference in criteria and dismisses the arguments related to the deductibility of the loss on the portfolio sale. The Company has a provision in the financial statements for this proceeding for the amount of $4,909, which covers the amount of the tax and the late interest.

The income tax amount was calculated by applying the effective tax rate established at December 2008 to the accounting profit before taxes, which generated an effective tax rate of 27.33% for the twelve (12) month period ending on December 2008 and was recorded as a net income tax expense. As of the month of April 2009, the calculation of the deferred tax will be carried out.

	March 2009	March 2008
Current income tax	605,217	835,366

The deferred income tax arises mainly from: timing differences between the amounts recorded in the accounting records and the amounts accepted for tax purposes. The deferred tax liability results from the differences in the policy for the valuation of crude oil related investments and fixed yield investments, whereas the deferred tax asset is calculated based on greater accounting provisions and asset inflation adjustments.

16. Labor Obligations

	March 2009	December 2008
Current
Vacations	42,978	36,905
Bonuses and allowances	38,680	40,441
Severance(1)	16,492	31,855
Pension bonds issued and interest	942	848
Salaries and pensions payable(2)	904	12,491
Interest on severance	498	2,933
Others	681	2,566
Total current	101,175	128,039
Long term
Retirement pensions and other benefits ECP(3)	2,156,672	2,082,072
Retirement pensions joint operations	75,690	75,215
Pension bonds issued and interest	15,276	7,500
Total long-term	2,247,638	2,164,787
Total	2,348,813	2,292,826

(1)	The decrease is due to the contributions to the National Savings Fund in February 2009, corresponding to the severance obligations of those employees who do not have retroactive severance obligations.
(2)	In January 2009, the salaries of temporary employees at refineries and certain fixed term contracts were paid. Said obligations had been pending payment as of December 31, 2008.
(3)	Corresponds to the actuarial reserve amount for health and education, amount not commutated.

Below is a summary of personnel covered by the Company’s actuarial calculation as of December 2008:

Headcount
Bonds reserve – retired personnel	10,391
Bonds reserve – persons retiring after 2010	3,410
Health care and education reserve (active and pensioners)	17,375
Pension reserve (active and pensioners)	16,149

17. Estimated Liabilities and Provisions

	March 2009	December 2008
Current
Provision for pension funds(1)	4,000	4,000
Provision for legal proceedings (see Note 28)	552,063	551,224
Provisions for contingencies	95,127	87,255
Other provisions	10,581	26,316
Total current	661,771	668,795
Long-term
Provision for abandonment, dismantling of facilities and environmental recovery costs(2)	2,209,518	1,936,240
Provision for pension obligations(3)	178,594	178,594
Provision for royalties(4)	444,768	388,674
Total long term	2,832,880	2,503,508
Total	3,494,651	3,172,303

(1)	Corresponds to the estimated pending pension contributions of employees who joined Ecopetrol after January 29, 2003 (Law 797 of 2003) and until the first quarter of 2004, who were covered by the General Pension Regulations.
(2)	In December 2008 the Production Vice-Presidency carried out the biannual update of the abandonment, dismantling of facilities and environmental recovery costs of its infrastructure. As of March 31, 2009, this balance reflects the effect of the exchange rate and the use of the liability related to the abandonment of the wells Casabe 632 and 751 and other facilities in the Sardinata field.

The following are the provision movements for the abandonment, facility dismantling and environmental recovery costs for 2008 and March 2009:

	March 2009	December 2008
Initial Balance	1,936,240	1,528,374
Retirements and uses	(831)	(2,853)
Additions	—	234,033
Exchange rate effect	274,109	176,686
Final Balance	2,209,518	1,936,240

(3)	Corresponds to the difference between the calculated reserve for commutation and the pension bond.
(4)	Includes the provision to cover the claim from the Comuneros of Santiago de las Atalayas and Pueblo Viejo of Cusiana, originated in Royalties Contracts Nos. 15, 15[a] and 16 and 16[a] executed with Ecopetrol, but declared null and void by the Council of State. From said amount, $90,752 corresponds to the amount initially recognized by Ecopetrol, together with the valuation of the fund where the amounts are invested and $354,016 of interest. The ruling on the extraordinary appeal presented by the Comuneros is pending.

18. Other long term liabilities

	March 2009	December 2008
Advances received from Ecogas for BOMT obligations	1,382,678	1,250,281
Deferred income tax liability	918,588	918,588
Credit for deferred monetary correction	219,920	227,475
Other liabilities	2,357	2,747
Total	2,523,543	2,399,091

19. Equity

	March 2009	December 2008
Authorized capital	15,000,000	15,000,000
Capital to be subscribed	(4,881,872)	(4,881,872)
Subscribed Capital	10,118,128	10,118,128
Subscribed capital pending payment	(337)	(337)
Subscribed and paid-in capital	10,117,791	10,117,791
Additional paid-in capital	4,706,363	4,704,737
Additional paid-in capital receivable	(17,166)	(25,461)
Additional paid-in capital	4,689,197	4,679,276
Surplus from revaluations	5,195,083	5,179,961
Devaluation of assets	(1,010,414)	(1,012,229)
Responsibilities from pending rulings	(781)	(781)
Effects of RCP application	(1,011,195)	(1,013,010)
Net income	1,609,261	11,630,716
Legal reserve	3,591,396	2,428,325
Appropriation for investment programs	1,568,107	4,415
Prior year adjustments	17,804	17,804
Surplus from equity method	1,859,963	1,481,103
Incorporated institutional equity	94,375	94,375
Total equity	27,731,782	34,620,756

Subscribed and Paid-in-Capital

The authorized capital of Ecopetrol is $15,000,000 divided into 60,000,000,000 common shares, with $250 par value each, of which 40,472,512,588 shares have been subscribed, represented by 10.1% held by private shareholders and 89.9% held by the Colombian Nation.

Additional paid-in capital

Correspond to (i) the excess over par value in the sale of shares at the 2007 capitalization for $4,700,882 and (ii) $5,481, which results from foreclosing on shares purchased in installments that were not fully paid by past due debtors, pursuant to article 397 of the Commercial Code.

Effects of RCP application

Corresponds to the transfer of negative balances originated from the devaluation of property, plant and equipment required by the RCP in 2008.

This line-item also includes responsibilities from pending rulings related to inventory losses, as required by the RCP.

Legal Reserve

The legal reserve is set up with 10% of net income and it may be used to absorb losses or it is distributed at the liquidation of the Company.

The Company’s 2008 financial results were available at the General Shareholders’ Meeting which took place on March 26, 2009. The Company’s Shareholders decided to increase the legal reserve by $1,163,071 to $3,591,396.

The reserves also include $1,492,168 in occasional reserves for new explorations and $75,939 in reserves for profits not realized from Ecopetrol’s subsidiaries.

Incorporated Institutional Equity

Corresponds primarily to the commerciality of the Nare, Matambo, Garcero, Corcona, Estero, and Caracara association contracts relating to the Sardinas 6, Remache Norte 3, Abejas 3, Jaguar T5y T6, Orocué and Guarilaque 7 wells.

Summary of revaluations and surplus from revaluations

	March 2009	December 2008
Property, plant and equipment:
Plant and equipment	3,611,545	3,613,491
Buildings	529,766	529,766
Pipelines and networks	308,518	308,518
Land	11,668	11,668
Communication and computer equipment	25,616	25,616
Other assets	73,907	73,951
	4,561,020	4,563,010
Variable yield investments:
Interconexión Eléctrica S.A.	368,857	348,822
Empresa de Energía de Bogotá S.A. ESP.	265,206	268,129
	634,063	616,951
Total	5,195,083	5,179,961

20. Memorandum Accounts

	March 2009	December 2008
Rights:
Exploitation Rights – Decree 727 of 2007(1)	24,966,675	21,870,515
Pension Trust funds(2)	10,571,612	10,092,528
Costs and expenses (deductible and non deductible)	9,731,161	9,731,161
Other contingent rights and debtor accounts	5,383,296	5,328,830
Securities given in custody and guarantee	6,826,856	9,583,641
Execution of investment projects	775,942	761,276
Legal proceedings	609,022	602,436
	58,864,564	57,970,387
Obligations:
Contractual guarantees(3)	74,470,248	26,187,641
Pension trust funds	10,286,052	10,092,528
Non-tax liabilities	5,603,395	5,603,395
Non-taxable income	4,197,768	4,197,768
Mandate contracts(4)	1,523,676	1,576,785
Administration Funds – Dec 1939 of 2001 and 2652 of 2002	972,387	972,390
Legal proceedings	2,185,635	1,636,275
Goods received in custody(5)	9,217,400	9,214,520
Future BOMT payments	748,452	713,099
Guarantees granted to Oleoducto Central S.A.(6)	—	404,569
Other contingent obligations	229,134	80,583
	109,434,147	60,679,553
	168,298,711	118,649,940

(1)	As of December 31, 2008 the Company carried out and updated its hydrocarbon reserves audit using the international methodology for reserves calculations. As of March 31, 2009, said valuation was adjusted to the exchange rate.
(2)	Reflects the contingent right (debtor account) on the resources delivered to PAP, to pay the transferred pension liability in order to control the existence of liquid resources present in the trust fund. The commuted (transferred) amount as of December 31, 2008 was $10,092,528 million which solely corresponds to pension allowances; the amounts regarding health and education are included in the pension liabilities owed by Ecopetrol. The commuted (transferred amounts, as well as their yields), cannot change destination by the Company until the pension obligations have been covered.

A detail of the funds is set forth below:

March 2009
Consorcio Fidubogotá – Fiducolpatria	2,293,563
Consorcio Fidupopular – Fiduoccidente	1,970,023
Consorcio Fiduagraria – Fiducoldex – Helm Trust	1,264,328
Consorcio BBVA – Fidubogotá – Corficolombiana	1,274,902
Consorcio Fiducafé – Fiduprevisora – Fidupetrol	2,216,344
Consorcio Fiducolombia – Santander Investment	1,552,452
Total	10,571,612

(3)	Consists of contracts pending execution which are denominated in pesos, dollars, and Euros and have been translated based on the exchange rate at March 31, 2009 in the amount of $73,875,302, standby letters of credit, which guarantee contracts executed by Ecopetrol totaling $579,316 and documentary letters in the amount of $15,630. The variation in relation to December 2008 is due to the balances of contracts signed in 2008 and executed during 2009.
(4)	Includes the amount of assets received in custody by Refinería de Cartagena S.A. to comply with the obligations entered into under the operating agreement between the Company and said entity for the operation of the Cartagena Refinery.
(5)	The variation with regards to the previous year responds to the non-renewable natural resources reserves received by the Nation for $9,134,957; this information was issued on August 2008 by the Ministry of Mines and Energy in compliance with Decree 727 of 2007. Additionally, the balance is represented by the inventories of products pending delivery to clients, for $82,300, and inventories on consignment for self consumption in the different plants for $143.
(6)	In March 2009, Ecopetrol purchased Enbridge Inc.’s shares in Ocensa; therefore, the contingent obligations that Ocensa represented to the Company disappeared.

21. Revenue

	March 2009	March 2008
Local Sales
Medium distillates	1,268,408	1,280,088
Gasoline	875,280	852,621
Crude oil	732,572	1,173,883
Natural Gas	251,840	170,193
Services	235,888	214,254
Other products	200,949	206,640
L.P.G.	92,982	154,374
Asphalt	64,318	92,002
	3,722,237	4,144,055
Subsidy recognition(1)	(332,545)	617,130
	3,389,692	4,761,185
Foreign Sales
Crude oil	1,193,840	1,910,935
Combustoleo	322,683	471,713
Natural gas	118,930	27,636
Diesel	54,167	—
Gasoline(2)	22,290	42,474
Plastic and rubber(3)	10,983	—
Other products	168	8,491
	1,723,061	2,461,249
	5,112,753	7,222,434

(1)	As of March 2009, corresponds to the application of Decree 4839 of December 2008 which defined the procedure to determine the payment to the fuel price stabilization fund (negative difference between the import parity price and the regulated price), which is reflected in an account payable recorded under the Fuel Price Stabilization Fund. As of March 2008, corresponds to the calculation made under Resolution 180414 of March 2007.
(2)	Includes $14,801 bought and commercialized abroad.
(3)	Sales made in the tax-free zone of Cartagena.

22. Cost of Sales

	March 2009	March 2008
Variable Cost
Purchase of hydrocarbons from the ANH(1)	798,838	1,207,584
Purchase of crude oil in association and concession	601,135	706,084
Imported products	544,050	426,637
Amortization and depletion	394,519	254,729
Absorption of the cost in final inventory balances	240,005	(411,069)
Adjustment in volumes from other assignations and project charges	(153,752)	(62,531)
Purchase of natural gas and other products	95,272	66,052
Materials in process	38,935	12,939
Electrical power	26,551	16,377
Fixed Cost
Services contracted with associations	251,614	206,350
Labor costs	190,129	151,436
Transportation services for hydrocarbon	159,581	111,845
Depreciation	151,630	168,583
Ecopetrol contracted services	122,596	79,299
Maintenance	64,946	54,053
Materials and operations supplies	50,556	39,965
Project expenses	37,680	43,720
Amortization of deferred charges, intangibles and insurance	24,322	14,060
Taxes	23,684	18,936
Amortization of actuarial liability	11,476	36,752
General costs	2,404	1,582
	3,676,171	3,143,383

(1)	Corresponds to the crude oil and natural gas purchases of Ecopetrol from the Agencia Nacional de Hidrocarburos derived from national production, both under the Company’s direct operation and under the operation of third parties.

23. Operating Expenses

	March 2009	March 2008
Administration
Labor	51,556	40,841
Depreciation and amortization	26,171	9,975
General expenses	9,873	9,351
Rentals	2,665	2,690
Active personnel amortization of pension actuarial liability	2,285	7,084
Maintenance	1,405	3,229
Taxes	73	71
	94,028	73,241
Selling
Crude oil pipeline transportation tariff	118,748	105,732
Studies and projects	97,922	60,436
Taxes	47,463	37,832
Natural gas pipeline transportation	37,448	24,646
General expenses	12,257	6,971
Labor expenses	7,528	3,461
Active personnel amortization of pension actuarial liability	278	980
	321,644	240,058

24. Financial Income (Expenses), Net

	March 2009	March 2008
Income
Exchange difference gain	2,829,326	1,145,448
Interest and monetary correction(1)	159,401	137,484
Income from equity method	56,613	4,904
Income on valuation of investment portfolio	48,743	188,014
Dividends in cash	31,687	39,465
Income on valuation of derivatives(2)	21,655	—
	3,147,425	1,515,315
Expenses
Exchange difference loss	1,748,550	1,787,838
Loss on valuation of derivatives(2)	54,717	194
Interest	7,859	155
Loss on application of equity method	7,729	—
Others	2,396	774
Administration and securities issuance	1,137	3,456
	1,822,388	1,792,417
	1,325,037	(277,102)

(1)	As of March 31, 2009 it includes $89,374 in interest costs associated with calculating the accumulated balance of the compensation differential for 2008 pursuant to Resolution 180174 of February 6, 2009. As to March 31, 2008, there were no such interest costs.
(2)	Corresponds to hedging of crude and product prices.

25. Pension expenses

	March 2009	March 2008
Amortization of pension actuarial calculation(1)	60,737	252,063
Health care services	23,617	24,014
Education services	21,837	23,557
	106,191	299,634

(1)	In December 2008 the Company partially commutated (transferred) the amount corresponding to the pension provisions by transferring said obligations and funds supporting them to pension trust funds. In 2009, the Company only calculated the actuarial amortization of health and education, which as of March 31, 2008 was $30,050.

26. Inflation gain

The inflation gain corresponds to the net amortization of the deferred monetary correction in the amount of $5,368 million for the three month period ended March 31, 2009 and $10,237 for the period ended March 31, 2008.

27. Other Income (Expenses), Net

	March 2009	March 2008
Other Income
Recovery of provisions(1)	132,367	71,635
BOMT deferred income	43,753	35,286
Expense recovery	8,045	2,739
Prior year income	5,223	1,450
Indemnities received	5,062	304
Other minor income	2,205	5,555
Income for services	660	855
	197,315	117,824

	March 2009	March 2008
Other expenses
Taxes	66,255	15,502
Tariff and natural gas pipelines availability – BOMT(3)	64,942	56,254
Provisions(2)	63,880	95,009
Inspection quota	8,238	6,858
Contributions and donations	7,534	2,303
Fuel losses	7,530	3,968
Surveillance and security	4,795	5,853
Prior year expenses	4,724	200
Other minor expenses	11	2,289
Loss on sale and retirement of assets	52	130
	227,961	188,366
	(30,646)	(70,542)

(1)	A detail of recovery of provisions is as follows:

	March 2009	March 2008
Products and materials inventories	92,615	2,126
Legal Proceedings	34,925	69,499
Property, plant and equipment	4,827	—
Taxes	—	10
	132,367	71,635
(2)	A detail of provisions is as follows:

	March 2009	March 2008
Legal Proceedings	63,150	2,390
Products and materials inventories	467	92,533
Property, plant and equipment and other	263	86
	63,880	95,009
(3)	As to March 31, 2008 $56,254 was reclassified from availability BOMT that had been included in the sales and project costs.

28. Contingencies

Ecopetrol has recognized provisions corresponding to reasonable estimates intended to cover future situations deriving from loss contingencies or the occurrence of future events that could affect its equity.

The methodology used by the Legal Vice Presidency is based on the credit system of the Nation, which is used by the Ministry of Interior and Justice and includes an analysis of factors such as procedural risk, strength of the claim, proof of the claim, strength of the response, proof of the response, level of jurisprudence and results of first instance decision.

A summary of the most significant proceedings (with amounts of claims greater than $10 billion) on which provisions have been recognized, according to the evaluations of the internal and external attorneys of the Company, as of March 31, 2009, is set forth below:

Proceeding	Claim	Amount of the Provision
Foncoeco*	Profit participation fund of the employees and ex employees of Ecopetrol S.A.	140,583
Department of Tolima	Class Action for the recalculation of royalties with 20% specified in Law 141 of 1994.	82,287
Universidad de Cartagena y Junta Especial de la Estampilla	Constitutional Action in which the Universidad de Cartagena requests the compliance action for the payment of the stamp on operations carried out in Bolivar, especially in Cartagena de Indias port.	59,873
Municipality of Arauca	Class Action. Contributions to the solidarity and redistribution of income fund as a consequence of the generation of electricity, according to the Ley 142 of 1994.	45,414
Municipality of Melgar	Class Action requesting the recovery to the Department of Tolima of the amounts not collected regarding royalties corresponding to the Guandó well.	40,351
Javier Armando Rincón Gama and Héctor Alfredo Suárez Mejía	Class Action. Through an auction in the Bogota Stock Exchange shares were acquired of Inversiones de Gases, owned by Ecopetrol.	12,000
Benigno Sánchez Núñez and others	Class action due to cracking and landslides that destroyed the farms due to underground explosions within the program of San Luis 95.	10,000
Consorcio Protécnica Ltda (In Liquidation) – Constructora Kepler S. A. De C.V.	Time over run in construction said to be Ecopetrol’s fault that altered the economic and financial equilibrium of the contract against the contracting consortium	10,000

*	In the Foncoeco proceeding, an expert’s report in 2005 calculated damages owed by Ecopetrol at $542,000 and stated that Ecopetrol must pay principal and interest on the profit participation fund for the employees of the Company which was established by the Board of Directors. It is the opinion of the Company’s management and its legal advisors that there are sufficient arguments to demonstrate that this lawsuit will not proceed, particularly because the basis of the report includes amounts not authorized by the Board of Directors. As of March 31, 2009, a provision for this proceeding was recorded of $140.5 billion.

29. Commitments

Natural Gas Supply Contracts

The Company has entered into contracts with third parties, such as Corelca, Gas Natural S.A. E.S.P., Empresas Públicas de Medellín, Termoflores and Gases de Norte del Valle, for the supply of natural gas used in Ecopetrol’s natural gas sales, whereby they commit to deliver the minimum quantities established in each contract. During 2009, Ecopetrol sold 505.85 GBTUD for $370,700 (including exports).

Master Agreement TLU 1 and TLU 3

In March 1998, the Company signed the agreement TLU-1 — Joint operation of the assets of the Coveñas terminal to receive, store and load crude oil onto tanker ships, between the Asociación Cravo Norte and Oleoducto de Colombia S. A. in which it is the operator.

In September 1999, the Company signed the agreement TLU-3 — Joint operation for the use of the tanker ship loading unit TLU-3 in the Terminal of Coveñas between the Asociación Cravo Norte and Oleoducto de Colombia S.A. in which it is also the operator.

Cocorna Association Contract — Campo Teca

Ecopetrol on October 8, 2008, at the end of the Association Contract Cocorna, received from its associate Mansarovar Energy Colombia LTD., the Teca field which it operated, which is located near the municipalities of Puerto Nare (Antioquia), Puerto Triunfo (Antioquia) and Puerto Boyacá (Boyacá). It has 219 wells that produce an average of 2,292 daily barrels of heavy crude oil of 12.5 degrees API.

This contract was signed on September 10, 1980 between Ecopetrol and Texas Petroleum Company, company which operated the field until September 13, 1995. Then it assigned the totality of its interests, rights and obligations in the Association Contract Cocorna to the companies Omimex de Colombia Ltd. and Sabacol Inc. Later, on September 5, 1999 Sabacol Inc. assigned the totality of its interests, rights and obligations to Omimex de Colombia Ltd. On December 1, 2006, due to the sale of the parent company of Omimex de Colombia Ltd., it changed its name to Mansarovar Energy Colombia Ltd.

Notwithstanding that the Association Contract Cocorna ended and the Teca field was delivered to Ecopetrol, there is a difference in interpretation between the two companies regarding the date of termination of the Association Contract Cocorná, because Mansarovar Energy Colombia Ltd. considers that the date of termination of the contract should be June 18, 2011. The two companies agreed to present the differences in interpretation before Arbitration Court for it to decide on the date of termination of the Association Contract Cocorná.

While waiting for the arbitration tribunal to make a decision, Ecopetrol carried out an agreement with Mansarovar Energy Colombia Ltd. for this company to continue operating the Teca field. All income of Mansarovar (50% of production) as well as the total expenses of the Teca field operation will be administered through a Management and Payment Trust, until the Arbitration Tribunal makes a decision on the differences between the two companies. The remaining resources in the Trust will be assigned to the company favored by the decision.

The municipalities and the department of the said area will continue to receive the resources due to royalties of twenty percent (20%), corresponding to the percentage of royalties in the association contract. The additional royalties of twelve percent (12%) determined by Law as of the moment of termination of the Association Contract Cocorná will be deposited in the Trust royalties account, generating the corresponding interest. The trust will act as the tribunal may decide concerning the said remaining twelve percent (12%). The aforementioned means that, if the arbitration decision favors Ecopetrol, said twelve percent (12%) shall be delivered to the appropriate entity to deliver them to the beneficiary municipalities, but if arbitration decision favors Mansarovar Energy Colombia Ltd., the twelve percent (12%) shall be returned to the Joint Account.

Exploration

González Block

In July, 2008, Ecopetrol and Turkish Petroleum International Company Limited (TPIC) signed an assignment agreement for the hydrocarbons exploration and exploitation contract for the Gonzalez Block, located in the Department of Norte de Santander, approximately 50 kilometers north of Cucuta, with an area of 21,809 hectares, in which Ecopetrol assigns, in its exploration strategy, 50% of the participation in said block.

Within the exploratory activities in this block, 50 kilometers of seismic were acquired and for 2009 it is expected to drill an exploration well.

TPIC is a subsidiary of Turkish Petroleum Corporation (TPAO). This company is one of the top 100 in the ranking of the largest crude oil companies of the world as presented by Petroleum Intelligence Weekly (PIW).

TPAO produces close to 75% of the crude oil for Turkish consumption and concentrates its operations in the Caspian region, Northern Africa and Middle East.

Heavy Crude Oil Round

Ecopetrol presented, in association with other companies, the highest offers for three blocks that make up the heavy crude oil rounds carried out by the Agencia Nacional de Hidrocarburos (ANH).

The three blocks add up to an extension of more than 4.1 million hectares in the Eastern Plain lands of Colombia.

An association between Ecopetrol and Shell presented the strongest offer for the blocks CPE 2 and CPE 4. On the first, with an extension of about 760 thousand hectares, the operator shall be Shell; on the second one, of 964 thousand hectares, the operator shall be Ecopetrol. In both blocks the companies have equal participation (50%).

Another association made up by Ecopetrol and Talismán presented the highest offer for the block CPE 8, with an area of 2.39 million hectares. The two companies have the same participation (50%) and Talismán will be the operator.

Agreement between Ecopetrol and Pacific Rubiales to explore Alicante Block

Within the exploration strategy, Ecopetrol and Pacific Rubiales, through its subsidiary Meta Petroleum, signed on October 8, 2008, the assignment of the hydrocarbon exploration and exploitation agreement for the Alicante Block, through which Ecopetrol assigned 55% of its rights in said block.

Alicante is located approximately 20 kilometers east of Villavicencio, and is included in an agreement signed in 2006 between Ecopetrol and the Agencia Nacional de Hidrocarburos (ANH).

Within the development of the exploration activities for this block, the acquisition of seismic during the first semester of 2009 is planned.

The block, which is 38,684 hectares, is part of the projects carried out by the two companies for the development of heavy crude oils in Colombia.

Cooperation agreement for studies in Carimagua

Ecopetrol, the Instituto Colombiano de Desarrollo Rural, Incoder, and the Corporación Colombiana de Investigación Agrícola, Corpoica, signed a collaboration agreement in order to determine the technical and agronomic feasibility to develop a biofuel production project in Predio Carimagua, located in the municipality of Puerto Gaitán, in the Department of Meta.

This agreement includes technical and agronomic studies on 20 hectares of land, in order to establish the viability of development of sugarcane crops and sweet sorghum for the production of ethanol. This phase will have an approximate duration of 24 months.

Ecopetrol will contribute $871 million to carry out technical agronomical studies.

Blocks Fuerte Norte and Fuerte Sur

In January 2009, Ecopetrol signed an agreement with BHP Billiton Petroleum Corporation, through its branch office in Colombia, to increase its participation in offshore blocks Fuerte Norte and Fuerte Sur in Colombia and as a result, each company will have a 50% participation in the blocks. The assignment of the participation of BHP Billiton in favor of Ecopetrol requires the approval of the Agencia Nacional de Hidrocarburos. The blocks are about 954,050 hectares.

Purchase of 51% of Refinería de Cartagena S. A.

In February 2009 an agreement was reached with Glencore with general terms and conditions stating that a purchase agreement over all of the shares that Glencore holds in the Refinería de Cartagena S. A.

Among the agreed conditions the following are highlighted:

1.	Ecopetrol would purchase 51% of the share property that Glencore holds today in Refinería de Cartagena S. A.. Ecopetrol today holds the remaining 49%.
2.	The agreed term to sign the contract is of 60 days that may be extended to additional 30 days.
3.	The price of the negotiation is US$549 million that may be adjusted as a result of the due diligence that Ecopetrol will carry out in throughout the aforementioned period.

This purchase operation ensures the development of the enhancement and modernization Project of the Refinería de Cartagena S. A. and allows for continuity in the Refinery operation.

Purchase of Hocol Colombia

Ecopetrol S. A. signed an agreement with Maurel & Prom for the purchase of Hocol, company dedicated to the exploration and production of hydrocarbons in Colombia.

The purchase will be for US$580 million plus an amount of US$168 million corresponding to the labor capital and including an additional amount that will depend on the future trend of the WTI price and the results of the Huron well in the Niscota block.

Hocol produces nearly 22 thousand barrels of oil per day and its operations are located in Huila and los Llanos. The purchase also includes the high impact exploratory blocks and the participations in Oleoducto Alto Magdalena (36.12%) and in Oleoducto de Colombia (21.72%).

Crude Oil Transportation Contract (Ship or pay)

In March 2009, Ecopetrol S. A. signed a ship-or-pay crude oil transportation contract with Oleoducto de los Llanos Orientales S. A. which acquired a financial loan for the construction of the pipeline. The contract signed has a 5 year term beginning from the first disbursement date of the mentioned loan. The agreed upon tariff is a financial tariff and invoicing will start once the transporter is in capacity of rendering service.

Fuel Oil Hedging

As of December 31, 2008, the following option calls were carried out:

Counterpart	Effective date	Termination date	Volume	Exercise price
J. Aron & Company	January 02, 2009	December 31	540,000 Bls.	US$31.45
J. Aron & Company	January 02, 2009	December 31	600,000 Bls.	US$30.95
J. Aron & Company	January 06, 2009	December 31	480,000 Bls.	US$41.30
Morgan Stanley Capital Group	January 02, 2009	December 31	600,000 Bls.	US$31.60

The fuel oil hedging, which corresponds to options, generated income for the three month period ended March 31, 2009 of $19,006.

WTI Hedging

Counterpart	Effective date	Termination date	Volume	Exercise price
Morgan Stanley	March 1, 2009	March 31	300,000 Bls.	US$43.55
Goldman Sachs	March 1, 2009	March 31	300,000 Bls.	US$38.80
British Petroleum	March 1, 2009	March 31	300,000 Bls.	US$38.88
JP Morgan	March 1, 2009	March 31	100,000 Bls.	US$40.20

The WTI hedging, which correspond to swaps, generated an expense for the three month period ended March 31, 2009 of $18,884.

Commitments abroad

1.	In December 2008, Ecopetrol and StatoilHydro (Norwegian Company) signed an agreement to explore in the Gulf of Mexico; the agreement includes drilling 3 prospects between 2009 and 2010 and the option for Ecopetrol to participate in additional future drilling prospects. Ecopetrol will have participations between 20% and 30% in the prospects; the estimated initial investment is US$160 million.

Additionally, Ecopetrol and StatoilHydro allied to develop a plan for the development of several prospects during the next 7 years.

2.	In November 2008, Ecopetrol signed a participation agreement with the Italian company Eni to drill at least five prospects in deep waters in the Gulf of Mexico (GoM) between 2008 and December 2012. The investment estimate is US$220 million.

At that same time, Ecopetrol and Eni signed a memorandum of understanding to seek Joint exploration and production opportunities in South America and other parts of the world.

3.	In October 2008, Ecopetrol America Inc. and BP (through two subsidiaries) signed a participation agreement for hydrocarbon exploration in the Gulf of Mexico; this agreement’s intention is to explore for natural gas at depths greater than 20,000 feet and includes several phases. During the first year, a minimum of one exploratory well will be drilled and 3D seismic will be acquired. The conditions of the following phases will depend on the results of the first.

The estimated investment for this first phase is approximately US$120 million and will be done in two exploration areas of the shelf of the Gulf of Mexico, located south of Texas. Ecopetrol will participate with 15% in one of them and 30% in the second.

4.	In October 2008, Petrobras and Ecopetrol signed a memorandum of understanding to evaluate business opportunities in crude oil exploration and production in downstream activities. The agreement includes associations in Brazil, Colombia and other countries of mutual interest.

Pursuant to the memorandum, both companies will evaluate the possibilities for joint actions in:

—	Fields and exploration blocks currently operated by Petrobras and/or Ecopetrol in Colombia and in Brazil.
—	Participation in bidding processes for blocks in basins in Brazil, Colombia and other countries of interest.
—	Business opportunities in refining, transportation, distribution, petrochemical industry and biofuels.

With this agreement, Petrobras demonstrates its interest in continuing its investment in Colombia, where, from 2002 to 2007, it invested US$ 452.5 million and is planning to invest, during the 2008 – 2012 period, US$ 361 million.

5.	In March 2009, Ecopetrol (through Ecopetrol del Perú) and Petrobras Energía del Perú S.A. signed two exploration and production agreements in Peru, through which they aim to achieve participation in two exploration and production blocks.

In the first block (Lot 110), Ecopetrol will hold a 50% participation and in the second block (Lot 117), Ecopetrol will hold a 25% participation.

The aforementioned agreements are conditioned to the Peruvian authorities’ approvals.

The blocks are included in agreements signed in 2006 with Perupetro and are in the exploration phase.

30. Subsequent events

Exploration in Brazil

In April 2009, Ecopetrol S.A. through its subsidiary in Brazil, Ecopetrol Oleo E Gas do Brasil Ltda., received approval from the ANP (National Oil Agency of Brazil) for the assignment of 50% of its participation in the BM-C-29 Concession. Ecopetrol Oleo E Gas do Brasil had achieved this participation through a participation agreement with Anadarko’s Brazilian subsidiary, Anadarko Exploração e Produção de Petróleo e Gás Natural Ltda.

The BM-C-29 Concession is located in Cuenca Campos waters and was wholly awarded to Anadarko in the sixth round of Brazil and is in the exploration phase.

Exploration in Peru

In April 2009, Perupetro S. A. authorized Ecopetrol del Perú S. A. and Talisman (Perú) Ltd., Talisman’s Peruvian branch office, to enter into a License Contract for the exploration and exploitation of hydrocarbons in Lot 158, which is located in Cuenca de Marañon (Peru). Ecopetrol’s participation in the contract is 45% and Talisman is the operator.

31. Reclassifications

Some figures in the Company’s balance sheet and statement of financial, economical, social and environmental activities for 2008 have been reclassified for comparison with the 2009 figures.

Ecopetrol S.A.

PROSPECTUS

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Company has an insurance policy that covers damages caused to third parties, to the shareholders and to the Company resulting from the responsibility of the Company’s directors and officers that arises from unintentional harm caused while performing their duties. The insurance policy covers up to a maximum of US$70 million per event and in aggregate per year, including legal costs and defense expenses.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits
3.1	By-laws of Ecopetrol S.A. dated November 6, 2007 as recorded under Public Deed No. 5314 of November 14, 2007 (incorporated by reference to Exhibit 1.1 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
4.1	Form of New Notes.
4.2	Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee.
4.3	Registration Rights Agreement, dated July 23, 2009, between the Company and J.P. Morgan Securities Inc. and Barclays Capital Inc.
5.1	Opinion of Shearman & Sterling LLP, special New York counsel to Ecopetrol S.A.
5.2	Opinion of Duran & Osorio Abogados, special Colombian counsel to Ecopetrol S.A.
10.1	Transportation Agreement between Ecopetrol S.A. and Ocensa S.A., dated March 31, 1995 (incorporated by reference to Exhibit 4.1 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
10.2	Natural Gas Transportation Agreement between Ecopetrol S.A. and Empresa Colombiana de Gas- Ecogás, dated October 6, 2006 (incorporated by reference to Exhibit 4.2 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
12.1	Computation of Ratios of Earnings to Fixed Charges.
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 on Form 20-F/A filed with the U.S. Securities and Exchange Commission on June 30, 2009 (file No. 001-34175)).
23.1	Consent of Ernst & Young Audit Ltda.
23.2	Consent of Pricewaterhouse Coopers Ltda.
23.3	Consent of Ryder Scott.
23.4	Consent of Gaffney, Cline & Associates.
23.5	Consent of DeGolyer and MacNaughton.
23.6	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.7	Consent of Duran & Osorio Abogados (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page to this registration statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bogota, Colombia on July 31, 2009.

ECOPETROL S.A.
By: /s/ Javier G. Gutiérrez Name: Javier G. Gutiérrez Title: President and Chief Executive Officer
By: /s/ Adriana M. Echeverri Name: Adriana M. Echeverri Title: Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Ecopetrol S.A., hereby severally constitute and appoint Javier G. Gutiérrez with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to him and for him to sign for us, in our names and in the capacities indicated below, the registration statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of debt securities of Ecopetrol S.A., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and him full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Javier G. Gutiérrez Name: Javier G. Gutiérrez	President and Chief Executive Officer (Principal Executive Officer)	July 31, 2009
/s/ Adriana M. Echeverri Name: Adriana M. Echeverri	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2009
/s/ Hernan Martínez Name: Hernan Martínez	Director	July 31, 2009
/s/ Oscar I. Zuluaga Name: Oscar I. Zuluaga	Director	July 31, 2009
/s/ Esteban Piedrahíta Name: Esteban Piedrahíta	Director	July 31, 2009
/s/ Fabio Echeverri Name: Fabio Echeverri	Director	July 31, 2009

Signatures	Title	Date
/s/ Joaquín Moreno Name: Joaquín Moreno	Director	July 31, 2009
/s/ Ignacio Sanín Name: Ignacio Sanín	Director	July 31, 2009
/s/ Maria E. Velásquez Name: Maria E. Velásquez	Director	July 31, 2009
/s/ Germán Bernal Gutiérrez Name: Germán Bernal Gutiérrez	Director	July 31, 2009
/s/ Mauricio Cárdenas Name: Mauricio Cárdenas	Director	July 31, 2009
/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director	Authorized U.S. Representative	July 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-laws of Ecopetrol S.A. dated November 6, 2007 as recorded under Public Deed No. 5314 of November 14, 2007 (incorporated by reference to Exhibit 1.1 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
4.1	Form of New Notes.
4.2	Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee.
4.3	Registration Rights Agreement, dated July 23, 2009, between the Company and J.P. Morgan Securities Inc. and Barclays Capital Inc.
5.1	Opinion of Shearman & Sterling LLP, special New York counsel to Ecopetrol S.A.
5.2	Opinion of Duran & Osorio Abogados, special Colombian counsel to Ecopetrol S.A.
10.1	Transportation Agreement between Ecopetrol S.A. and Ocensa S.A., dated March 31, 1995 (incorporated by reference to Exhibit 4.1 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
10.2	Natural Gas Transportation Agreement between Ecopetrol S.A. and Empresa Colombiana de Gas-Ecogás, dated October 6, 2006 (incorporated by reference to Exhibit 4.2 on Form 20-F filed with the U.S. Securities and Exchange Commission on September 12, 2008 (File No. 001-34175)).
12.1	Computation of Ratios of Earnings to Fixed Charges.
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 on Form 20-F/A filed with the U.S. Securities and Exchange Commission on June 30, 2009 (file No. 001-34175)).
23.1	Consent of Ernst & Young Audit Ltda.
23.2	Consent of Pricewaterhouse Coopers Ltda.
23.3	Consent of Ryder Scott.
23.4	Consent of Gaffney, Cline & Associates.
23.5	Consent of DeGolyer and MacNaughton.
23.6	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.7	Consent of Duran & Osorio Abogados (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page to this registration statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.